EXHIBIT 4


                                                               EXECUTION VERSION

================================================================================

                       GE COMMERCIAL MORTGAGE CORPORATION,
                                    Depositor

                           GEMSA LOAN SERVICES, L.P.,
                                    Servicer

                             LENNAR PARTNERS, INC.,
                                Special Servicer


                                       and


                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT


                            Dated as of July 1, 2004


                                  $943,946,000


                       GE Commercial Mortgage Corporation
                  Commercial Mortgage Pass-Through Certificates


                                 Series 2004-C3

================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms...............................................
Section 1.02  Certain Calculations........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans................................
Section 2.02  Acceptance by Trustee.......................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Mortgage Loan Sellers' Repurchase or
               Substitution of Mortgage Loans for Document
               Defects in Mortgage Files and Breaches of
               Representations and Warranties.............................
Section 2.04  Execution of Certificates; Issuance of

               Uncertificated Lower-Tier Interests........................


                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to
               Act as Special Servicer; Administration of the
               Mortgage Loans.............................................
Section 3.02  Collection of Loan Payments.................................
Section 3.03  Collection of Taxes, Assessments and Similar
               Items; Servicing Accounts..................................
Section 3.04  The Certificate Account, the Lower-Tier and
               Upper-Tier Distribution Accounts; the Excess
               Liquidation Proceeds Reserve Account; the
               Interest Reserve Account; the Excess Interest
               Distribution Account; and the Serviced Whole

               Loan Custodial Account.....................................
Section 3.05  Permitted Withdrawals from the Certificate
               Account; the Distribution Account; and the

               Serviced Whole Loan Custodial Accounts.....................
Section 3.06  Investment of Funds in the Certificate Account,
               the Serviced Whole Loan Custodial Account, the
               Distribution Account, the Excess Liquidation
               Proceeds Account and the REO Account.......................
Section 3.07  Maintenance of Insurance Policies; Errors and
               Omissions and Fidelity Coverage............................
Section 3.08  Enforcement of Due-On-Sale and Due-on-Encumbrance
               Clauses; Assumption Agreements.............................
Section 3.09  Realization Upon Defaulted Mortgage Loans...................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files.............
Section 3.11  Servicing Compensation......................................
Section 3.12  Inspections; Collection of Financial Statements.............
Section 3.13  Annual Statement as to Compliance...........................
Section 3.14  Reports by Independent Public Accountants...................
Section 3.15  Access to Certain Information...............................
Section 3.16  Title to REO Property; REO Accounts.........................
Section 3.17  Management of REO Property..................................
Section 3.18  Sale of Defaulted Mortgage Loans and REO
               Properties.................................................
Section 3.19  Additional Obligations of the Servicer......................
Section 3.20  Modifications, Waivers, Amendments and Consents.............
Section 3.21  Transfer of Servicing Between Servicer and
               Special Servicer; Record Keeping; Asset Status
               Report.....................................................
Section 3.22  Sub-Servicing Agreements....................................
Section 3.23  Representations, Warranties and Covenants of the
               Servicer...................................................
Section 3.24  Representations, Warranties and Covenants of the
               Special Servicer...........................................
Section 3.25  Interest Reserve Account....................................
Section 3.26  Excess Interest Distribution Account........................
Section 3.27  Co-Lender Agreements........................................
Section 3.28  Certain Matters Relating to a Non-Serviced Whole
               Loan.......................................................
Section 3.29  Certain Matters Regarding the Purchase of the
               Mortgage Loans Included in the Serviced Whole
               Loans......................................................
Section 3.30  Certain Powers of the Class SHP Directing
               Certificateholder and Certain Strategic Hotel
               Portfolio Intercreditor Matters............................


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions...............................................
Section 4.02  Statements to Certificateholders; CMSA Investor
               Reporting Package (IRP)s...................................
Section 4.02A Statements to Certificateholders of Class SHP
               Certificates...............................................
Section 4.03  P&I Advances................................................
Section 4.04  Allocation of Collateral Support Deficit....................
Section 4.05  Appraisal Reductions........................................
Section 4.06  Certificate Deferred Interest...............................
Section 4.07  Grantor Trust Reporting.....................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates............................................
Section 5.02  Registration of Transfer and Exchange of
               Certificates...............................................
Section 5.03  Book-Entry Certificates.....................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.05  Persons Deemed Owners.......................................


                                   ARTICLE VI

                               THE DEPOSITOR, THE
       SERVICER, THE SPECIAL SERVICER AND THE DIRECTING CERTIFICATEHOLDER

Section 6.01  Liability of the Depositor, the Servicer and the
               Special Servicer...........................................
Section 6.02  Merger, Consolidation or Conversion of the

               Depositor, the Servicer or the Special Servicer............
Section 6.03  Limitation on Liability of the Depositor, the
               Servicer, the Special Servicer and Others..................
Section 6.04  Depositor, Servicer and Special Servicer Not to
               Resign.....................................................
Section 6.05  Rights of the Depositor in Respect of the
               Servicer and the Special Servicer..........................
Section 6.06  [Reserved]..................................................
Section 6.07  The Directing Certificateholder.............................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
               Termination................................................
Section 7.02  Trustee to Act; Appointment of Successor....................
Section 7.03  Notification to Certificateholders..........................
Section 7.04  Waiver of Events of Default.................................
Section 7.05  Trustee as Maker of Advances................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee...........................................
Section 8.02  Certain Matters Affecting the Trustee.......................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans.............................
Section 8.04  Trustee May Own Certificates................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of
               Trustee....................................................
Section 8.06  Eligibility Requirements for Trustee........................
Section 8.07  Resignation and Removal of the Trustee......................
Section 8.08  Successor Trustee...........................................
Section 8.09  Merger or Consolidation of Trustee..........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee...............
Section 8.11  Appointment of Custodians...................................
Section 8.12  Access to Certain Information...............................
Section 8.13  [Reserved]..................................................
Section 8.14  Representations and Warranties of the Trustee...............


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.............................................
Section 9.02  Additional Termination Requirements.........................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

Section 10.01 REMIC Administration........................................
Section 10.02 Depositor, Servicer and Special Servicer to
               Cooperate with Trustee.....................................
Section 10.03 Use of Agents...............................................


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment...................................................
Section 11.02 Recordation of Agreement; Counterparts......................
Section 11.03 Limitation on Rights of Certificateholders and
               the Holder of any Serviced Pari Passu Loan or
               Serviced B Note............................................
Section 11.04 Governing Law...............................................
Section 11.05 Notices.....................................................
Section 11.06 Severability of Provisions..................................
Section 11.07 Grant of a Security Interest................................
Section 11.08 Successors and Assigns; Beneficiaries.......................
Section 11.09 Article and Section Headings................................
Section 11.10 Notices to the Rating Agencies..............................

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3 Certificate
Exhibit A-4       Form of Class A-4 Certificate
Exhibit A-5       Form of Class A-1A Certificate
Exhibit A-6       Form of Class B Certificate
Exhibit A-7       Form of Class C Certificate
Exhibit A-8       Form of Class D Certificate
Exhibit A-9       Form of Class E Certificate
Exhibit A-10      Form of Class F Certificate
Exhibit A-11      Form of Class G Certificate
Exhibit A-12      Form of Class H Certificate
Exhibit A-13      Form of Class J Certificate
Exhibit A-14      Form of Class K Certificate
Exhibit A-15      Form of Class L Certificate
Exhibit A-16      Form of Class M Certificate
Exhibit A-17      Form of Class N Certificate
Exhibit A-18      Form of Class O Certificate
Exhibit A-19      Form of Class P Certificate
Exhibit A-20      Form of Class SHP-1 Certificate
Exhibit A-21      Form of Class SHP-2 Certificate
Exhibit A-22      Form of Class SHP-3 Certificate
Exhibit A-23      Form of Class SHP-4 Certificate
Exhibit A-24      Form of Class S Certificate
Exhibit A-25      Form of Class X-1 Certificate
Exhibit A-26      Form of Class X-2 Certificate
Exhibit A-27      Form of Class R Certificate
Exhibit A-28      Form of Class LR Certificate
Exhibit B         Mortgage Loan Schedule
Exhibit C         Form of Investment Representation Letter
Exhibit D-1       Form of Transfer Affidavit
Exhibit D-2       Form of Transferor Letter
Exhibit E         Form of Request for Release
Exhibit F         Form of ERISA Representation Letter
Exhibit G-1       Form of Statement to Certificateholders
Exhibit G-2       Form of Statement to Certificateholders of Class
                  SHP Certificates

Exhibit G-3       Form of Statement to Certificateholders Filed with
                  the SEC
Exhibit H         Form of Omnibus Assignment
Exhibit I-1       Form of Closing Date Certification
Exhibit I-2       Form of Initial Certification

Exhibit J         [Reserved]
Exhibit K         Form of Confidentiality Agreement
Exhibit L         Form of Investor Certification
Exhibit M-1       Form of Purchase Option Notice

Exhibit M-2       Form of Strategic Hotel Portfolio B Note Purchase
                  Option Notice

Exhibit N         Form of Transfer Certificate for Rule 144A Book-Entry
                  Certificate to Regulation S Book-Entry Certificate on or Prior to the Release Date

Exhibit O         Form of Transfer Certificate for Rule 144A
                  Book-Entry Certificate to Regulation S Book-Entry

                  Certificate After the Release Date
Exhibit P         Form of Transfer Certificate for Regulation S
                  Book-Entry Certificate to Rule 144A Book-Entry
                  Certificate on or Prior to Release Date

Exhibit Q         Form of Transfer Certificate for Transfers Within
                  Regulation S Book-Entry Certificate on or Prior to
                  the Release Date
Exhibit R-1       Form of Transfer Certificate for Definitive

                  Certificate to Regulation S Book-Entry Certificate

                  on or Prior to the Release Date
Exhibit R-2       Form of Transfer Certificate for Definitive
                  Certificate to Regulation S Book-Entry Certificate
                  After the Release Date

Exhibit S         Form of Transfer Certificate for Book-Entry
                  Certificate to Regulation S Definitive Certificate

Exhibit T         Whole Loan Report

Exhibit U         Form of Certification to be Provided with Form 10-K
Exhibit V-1       Form of Certification to be Provided to Depositor
                  by the Servicer

Exhibit V-2       Form of Certification to be Provided to Depositor
                  by the Special Servicer
Exhibit V-3       Form of Certification to be Provided to Depositor
                  by the Trustee
Exhibit W         Form of Master Servicer Remittance Recap
Exhibit X         Form of Notice and Certification Regarding

                  Defeasance of Mortgage Loan
Exhibit Y         CMSA Supplemental Advance Recovery Report
Exhibit Z         Form of Notice to be Delivered to the Parties to
                  the Non-Serviced Mortgage Loan Pooling and
                  Servicing Agreement

                                    SCHEDULES

Schedule 1        Computerized Database Information
Schedule 2        Mortgage Loans Containing Additional Debt
Schedule 3        Mortgage Loans which Initially Pay Interest Only
Schedule 4        Mortgage Loans with Environmental Insurance Policies
Schedule 5        Rates to be Used in Determining Class X-1 and X-2
                  Pass-Through Rate

            This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of July 1, 2004, among GE COMMERCIAL MORTGAGE CORPORATION, as Depositor, GEMSA LOAN SERVICES, L.P., as Servicer, LENNAR PARTNERS, INC., as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily and manufactured housing community mortgage loans.

            As provided herein, the Trustee shall elect or shall cause an election to be made to treat the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The portion of the Trust Fund consisting of the Excess Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class S Certificates will represent the sole interests in the Grantor Trust for federal income tax purposes.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                                            Original Certificate
         Class                 Pass-Through Rate                 Balance or               Original Rating
      Designation                 (per annum)                 Notional Amount               S&P/Moody's
      -----------                 -----------                 ---------------               -----------

Class A-1                           3.7520%                      $89,332,000                 AAA/Aaa
Class A-2                           4.4330%                     $240,728,000                 AAA/Aaa
Class A-3                       Fixed/WAC Cap(1)                $221,265,000                 AAA/Aaa
Class A-4                       Fixed/WAC Cap(1)                $301,331,000                 AAA/Aaa
Class A-1A                      Fixed/WAC Cap(1)                $332,393,000                 AAA/Aaa
Class B                         NWAC - 0.14%(2)                  $32,727,000                 AA/Aa2
Class C                         NWAC - 0.09%(2)                  $15,502,000                 AA-/Aa3
Class D                             NWAC(3)                      $27,559,000                  A/A2
Class E                             NWAC(3)                      $15,502,000                  A-/A3
Class F                             NWAC(3)                      $15,502,000                BBB+/Baa1
Class G                             NWAC(3)                      $12,057,000                BBB/Baa2
Class H                             NWAC(3)                      $18,947,000                BBB-/Baa3
Class J                         Fixed/WAC Cap(1)                  $6,890,000                 BB+/Ba1
Class K                         Fixed/WAC Cap(1)                  $6,890,000                 BB/Ba2
Class L                         Fixed/WAC Cap(1)                  $6,890,000                 BB-/Ba3
Class M                         Fixed/WAC Cap(1)                  $5,167,000                  B+/B1
Class N                         Fixed/WAC Cap(1)                  $5,168,000                  B/B2
Class O                         Fixed/WAC Cap(1)                  $5,167,000                  B-/NR
Class P                         Fixed/WAC Cap(1)                 $18,947,535                  NR/NR
Class SHP-1                        5.820%(4)                      $5,169,000                BBB-/Baa3
Class SHP-2                        6.477%(4)                     $10,831,000                BB+/Baa3
Class SHP-3                        7.152%(4)                      $3,509,000                 BB+/Ba1
Class SHP-4                        7.392%(4)                     $13,991,000                 BB/Ba1
Class X-1                  Variable Interest-Only(5)          $1,377,964,535(6)              AAA/Aaa
Class X-2                  Variable Interest-Only(5)          $1,329,839,000(6)              AAA/Aaa
Class R                              N/A(7)                      None(7)                      NR/NR

----------

(1) The Pass-Through Rate for any Distribution Date for each of the Class A-3, Class A-4, Class A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be the lesser of (i) 4.8650%, 5.1890%, 4.9910%, 4.8760%, 4.8760%, 4.8760%, 4.8760%, 4.8760%, 4.8760% and 4.8760%,
      per annum, respectively and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates for the Class A-3, Class A-4, Class A-1A, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for the first Distribution Date are 4.8650%, 5.1890%, 4.9910%, 4.8760%, 4.8760%, 4.8760%, 4.8760%, 4.8760%, 4.8760% and
      4.8760%, per annum, respectively.

(2) The Pass-Through Rates for any Distribution Date for the Class B and Class C Certificates are the Weighted Average Net Mortgage Rate for such Distribution Date less 0.14% and 0.09%, per annum, respectively. The Pass-Through Rates for the Class B and Class C Certificates for the first Distribution Date are 5.2759% and 5.3259%, per annum, respectively.

(3) The Pass-Through Rate for any Distribution Date for the Class D, Class E, Class F, Class G and Class H Certificates is equal to the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate for the Class D, Class E, Class F, Class G and Class H Certificates for the first Distribution Date is 5.4159%, per annum.

(4) The Pass-Through Rate for any Distribution Date for each of the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 Certificates will be the Net Mortgage Rate of the Strategic Hotel Portfolio B Note with a corresponding numerical designation. The Pass-Through Rate for the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 Certificates for the first Distribution Date are 5.820%, 6.477%, 7.152% and 7.392%, per annum, respectively.

(5) The Pass-Through Rate for any Distribution Date for the Class X-1 and Class X-2 Certificates will be the Pass-Through Rate with respect to the Class X-1 Certificates and the Pass-Through Rate with respect to the Class X-2 Certificates, respectively. The Pass-Through Rate for the Class X-1 and Class X-2 Certificates for the first Distribution Date is approximately 0.0541% and 0.5097%, per annum, respectively.

(6) The Class X-1 and Class X-2 Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on each Component of such Class at the related Component Pass-Through Rate on the related Notional Amount. The Notional Amount of each Component for any Distribution Date will be equal to the Lower-Tier Principal Amount of the respective Uncertificated Lower-Tier Interest for such Distribution Date, which will be equal to (i) in the case of the Class B, Class C, Class M, Class N, Class O and Class P Components, the Certificate Balance of the Related Certificates as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, and (ii) in the case of each other component, the respective amounts specified in the definitions thereof. The original Notional Amount of the Class X-1 and Class X-2 Certificates is $1,377,964,535 and $1,329,839,000, respectively.

(7) The Class R Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class X-1 and Class X-2 Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interest" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-3-5, Class LA-4-1, Class LA-4-2, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO, Class LP, Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The Class LR Certificates will represent the sole Class of "residual interest" in the Lower-Tier REMIC created hereunder.

            The following table sets forth the initial principal amount (the "Original Lower-Tier Principal Amounts"), per annum rates of interest and the Corresponding Components of Class X Certificates for the Uncertificated Lower-Tier Interests and the Class LR Certificates:

                                LOWER-TIER REMIC



           Class                                         Original Lower-Tier            Corresponding Components of
        Designation            Interest Rate              Principal Amount                 Class X Certificates
        -----------            -------------              ----------------                 --------------------
Class LA-1-1                         (1)                     $10,401,000               Class A-1-1 Component
Class LA-1-2                         (1)                     $23,245,000               Class A-1-2 Component
Class LA-1-3                         (1)                     $27,275,000               Class A-1-3 Component
Class LA-1-4                         (1)                     $28,411,000               Class A-1-4 Component
Class LA-2-1                         (1)                      $6,190,000               Class A-2-1 Component
Class LA-2-2                         (1)                     $33,378,000               Class A-2-2 Component
Class LA-2-3                         (1)                     $31,431,000               Class A-2-3 Component
Class LA-2-4                         (1)                     $29,649,000               Class A-2-4 Component
Class LA-2-5                         (1)                     $79,873,000               Class A-2-5 Component
Class LA-2-6                         (1)                     $60,207,000               Class A-2-6 Component
Class LA-3-1                         (1)                     $79,336,000               Class A-3-1 Component
Class LA-3-2                         (1)                     $26,497,000               Class A-3-2 Component
Class LA-3-3                         (1)                     $18,455,000               Class A-3-3 Component
Class LA-3-4                         (1)                     $25,512,000               Class A-3-4 Component
Class LA-3-5                         (1)                     $71,465,000               Class A-3-5 Component
Class LA-4-1                         (1)                     $51,119,000               Class A-4-1 Component
Class LA-4-2                         (1)                    $250,212,000               Class A-4-2 Component
Class LA-1A-1                        (1)                      $3,275,000               Class A-1A-1 Component
Class LA-1A-2                        (1)                      $7,296,000               Class A-1A-2 Component
Class LA-1A-3                        (1)                      $8,354,000               Class A-1A-3 Component
Class LA-1A-4                        (1)                      $9,199,000               Class A-1A-4 Component
Class LA-1A-5                        (1)                      $8,906,000               Class A-1A-5 Component
Class LA-1A-6                        (1)                      $8,577,000               Class A-1A-6 Component
Class LA-1A-7                        (1)                      $8,248,000               Class A-1A-7 Component
Class LA-1A-8                        (1)                      $7,936,000               Class A-1A-8 Component
Class LA-1A-9                        (1)                     $46,065,000               Class A-1A-9 Component
Class LA-1A-10                       (1)                      $9,079,000               Class A-1A-10 Component
Class LA-1A-11                       (1)                      $6,614,000               Class A-1A-11 Component
Class LA-1A-12                       (1)                      $6,274,000               Class A-1A-12 Component
Class LA-1A-13                       (1)                     $17,382,800               Class A-1A-13 Component
Class LA-1A-14                       (1)                    $185,188,000               Class A-1A-14 Component
Class LB                             (1)                     $32,727,000               Class B Component
Class LC                             (1)                     $15,502,000               Class C Component
Class LD-1                           (1)                      $2,462,000               Class D-1 Component
Class LD-2                           (1)                     $25,097,000               Class D-2 Component
Class LE-1                           (1)                      $4,900,000               Class E-1 Component
Class LE-2                           (1)                      $6,699,000               Class E-2 Component
Class LE-3                           (1)                      $3,903,000               Class E-3 Component
Class LF-1                           (1)                      $5,939,000               Class F-1 Component
Class LF-2                           (1)                      $7,459,000               Class F-2 Component
Class LF-3                           (1)                      $2,104,000               Class F-3 Component
Class LG-1                           (1)                      $8,138,000               Class G-1 Component
Class LG-2                           (1)                      $3,919,000               Class G-2 Component
Class LH-1                           (1)                      $5,425,000               Class H-1 Component
Class LH-2                           (1)                     $11,081,000               Class H-2 Component
Class LH-3                           (1)                      $2,441,000               Class H-3 Component
Class LJ-1                           (1)                        $703,000               Class J-1 Component
Class LJ-2                           (1)                      $6,187,000               Class J-2 Component
Class LK                             (1)                      $6,890,000               Class K Component
Class LL-1                           (1)                      $2,378,000               Class L-1 Component
Class LL-2                           (1)                      $4,512,000               Class L-2 Component
Class LM                             (1)                      $5,167,000               Class M Component
Class LN                             (1)                      $5,168,000               Class N Component
Class LO                             (1)                      $5,167,000               Class O Component
Class LP                             (1)                     $18,947,535               Class P Component
Class LSHP-1                      None(2)                     $5,169,000               None
Class LSHP-2                      None(2)                    $10,831,000               None
Class LSHP-3                      None(2)                     $3,509,000               None
Class LSHP-4                      None(2)                    $13,991,000               None
Class LR                          None(3)                            N/A               None

----------

(1) The interest rate for each such Class of Uncertificated Lower-Tier Interests shall be the Weighted Average Net Mortgage Rate.

(2) The interest rate for each such Class of Uncertificated Lower-Tier Interests shall be the Pass-Through Rate of the Class of Related Certificates.

(3) The Class LR Certificates do not have a Certificate Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

            As of close of business on the Cut-off Date, the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,377,964,536. As of close of business on the Cut-off Date, the Strategic Hotel Portfolio B Note had a principal balance, after applicable of all payments of principal due on or before such date, whether or not received, equal to $33,500,000.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

            "731 Lexington Avenue-Bloomberg Headquarters A/B Agreement Among Noteholders": That certain intercreditor agreement, dated as of February 13, 2004, among the holders of the 731 Lexington Avenue-Bloomberg Headquarters A Notes and the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, as from time to time amended, supplemented or modified.

            "731 Lexington Avenue-Bloomberg Headquarters A-1 Note": With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-1, which is not included in the Trust and which is senior in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters B Note and pari passu in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters A-3 Note, the 731 Lexington Avenue-Bloomberg Headquarters A-4 Note and the 731 Lexington Avenue-Bloomberg Headquarters IO Note, as provided in the related Co-Lender Agreement.

            "731 Lexington Avenue-Bloomberg Headquarters A-3 Note": With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-3, which is not included in the Trust and which is senior in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters B Note and pari passu in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters A-1 Note, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters A-4 Note and the 731 Lexington Avenue-Bloomberg Headquarters IO Note, as provided in the related Co-Lender Agreement.

            "731 Lexington Avenue-Bloomberg Headquarters A-4 Note": With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-4, which is not included in the Trust and which is senior in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters B Note and pari passu in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters A-1 Note, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters A-3 Note and the 731 Lexington Avenue-Bloomberg Headquarters IO Note, as provided in the related Co-Lender Agreement.

            "731 Lexington Avenue-Bloomberg Headquarters A Notes": Collectively, the 731 Lexington Avenue-Bloomberg Headquarters A-1 Note, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters A-3 Note, the 731 Lexington Avenue-Bloomberg Headquarters A-4 Note and the 731 Lexington Avenue-Bloomberg Headquarters IO Note.

            "731 Lexington Avenue-Bloomberg Headquarters A Notes Intercreditor Agreement": That certain intercreditor agreement, dated as of June 28, 2004, among the holders of the 731 Lexington Avenue-Bloomberg Headquarters A Notes, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof, as from time to time amended, supplemented or modified.

            "731 Lexington Avenue-Bloomberg Headquarters B Note": With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the related 731 Lexington Avenue-Bloomberg Headquarters A Notes, as provided in the related Co-Lender Agreement.

            "731 Lexington Avenue-Bloomberg Headquarters Companion Loans":
Collectively, the 731 Lexington Avenue-Bloomberg Headquarters A Notes (other than the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan) and the 731 Lexington Avenue-Bloomberg Headquarters B Note.

            "731 Lexington Avenue-Bloomberg Headquarters IO Note": With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-X, which is not included in the Trust and which is senior in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters B Note and pari passu in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters A-1 Note, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters A-3 Note and the 731 Lexington Avenue-Bloomberg Headquarters A-4 Note, as provided in the related Co-Lender Agreement.

            "731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan": With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the Mortgage Note included in the Trust (identified as Loan No. 2 on the Mortgage Loan Schedule), which is senior in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters B Note, and which is pari passu in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters A-1 Note, the 731 Lexington Avenue-Bloomberg Headquarters A-3 Note, the 731 Lexington Avenue-Bloomberg Headquarters A-4 Note and the 731 Lexington Avenue-Bloomberg Headquarters IO Note, as provided in the related Co-Lender Agreement.

            "731 Lexington Avenue-Bloomberg Headquarters Whole Loan":
Collectively, the 731 Lexington Avenue-Bloomberg Headquarters A Notes, including the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, and the 731 Lexington Avenue-Bloomberg Headquarters B Note.

            "Accrued Certificate Interest": With respect to each Distribution Date and each Class of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or with respect to the Class X Certificates, the Notional Amount of the Class X Certificates) outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X-1 or Class X-2 Certificates, as applicable, the amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate or Class X-2 Strip Rate applicable to such Component for such Distribution Date, accrued on the related Notional Amount of such Component, outstanding immediately prior to such Distribution Date; provided that, for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

            "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 2 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement).

            "Administrative Cost Rate": The sum of the Servicing Fee Rate (and, in the case of a Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(g).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent": As defined in Section 5.02(d)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Prepayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

            "Applicable State and Local Tax Law": For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York, (b) the tax laws of the State of Minnesota and (c) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

            "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

            "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer by the first Determination Date following the date the Special Servicer receives or performs the required Appraisal equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan as of the date of such determination over (b) the excess of
(i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property, subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as the Special Servicer deems appropriate, as determined (1) by one or more Appraisals (the costs of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund and in the case of a Serviced Whole Loan, an expense of the holder of any related Serviced Pari Passu Loan and Serviced B Note, to be apportioned in accordance with Section 3.05 hereof) with respect to any such Mortgage Loan or Serviced Whole Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan) as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 or (2) by an internal valuation performed by the Special Servicer (unless the Special Servicer elects to obtain an Appraisal with the consent of the Directing Certificateholder) with respect to any such Mortgage Loan or Serviced Whole Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole Loan) as applicable, with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or Serviced Whole Loan over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Whole Loan (together with any Mortgage Loan cross-collateralized with such Mortgage Loan or Serviced Whole
Loan) as applicable, at a per annum rate equal to its Mortgage Rate (or in the case of any Serviced Whole Loan, the weighted average of its Mortgage Rates),
(B) all unreimbursed Advances and any Advances that were not reimbursed out of collections on such Mortgage Loan and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan or Serviced Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of any amounts listed above) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer's obligation to order and obtain such Appraisal, if the Special Servicer has not obtained the Appraisal or internal valuation, as applicable, referred to above within 90 days of the Appraisal Reduction Event (or with respect to the reduction event set forth in clause (ii) of the definition of Appraisal Reduction Event, within such 120 days set forth therein), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan until such time as such Appraisal or internal valuation referred to above is received and the Appraisal Reduction is calculated. Promptly after the Appraisal Reduction Event, the Special Servicer shall order an Appraisal (the cost of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense) or an internal valuation; provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order such Appraisal or internal valuation within the 120 day period set forth in such clause (ii), which Appraisal or internal valuation shall be delivered by the Special Servicer to the Servicer, the Trustee, the Directing Certificateholder (and, if the Strategic Hotel Portfolio Whole Loan is involved, the Class SHP Directing Certificateholder) and the Trustee shall deliver such Appraisal or internal valuation to each other Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate who requests such Appraisal or internal valuation in writing within 15 days of receipt by the Trustee of such Appraisal or internal valuation from the Special Servicer. The Servicer shall cooperate, in accordance with the Servicing Standard, in furnishing necessary information to the Special Servicer in connection with the Special Servicer's calculation of any Appraisal Reduction. For any Distribution Date and for any Non-Serviced Mortgage Loan, the appraisal reduction shall be calculated in accordance with and pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling Agreement.

            With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the Special Servicer shall, (a) within 30 days of each annual anniversary of the related Appraisal Reduction Event, (b) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property that materially affects the value of such Mortgaged Property or (c) at such time as the Special Servicer has notice of a material defect in such Appraisal or internal valuation, as applicable, order an Appraisal or conduct an internal valuation, as applicable, (which may be an update of a prior Appraisal or internal valuation), the cost of which shall be paid by the Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a Trust Fund expense. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer (and, with respect to any Serviced Whole Loan, the holders of any Serviced Pari Passu Loan and Serviced B Note) the amount of the Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or internal valuation with respect to a Mortgage Loan or Serviced Whole Loan which is the subject of an Appraisal Reduction Event to the extent the Servicer or the Special Servicer has obtained an Appraisal or internal valuation, as applicable, with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or internal valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan or Serviced Whole Loan; provided, the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of such Appraisal or internal valuation, as applicable.

            Any Appraisal Reduction for a Serviced Whole Loan shall be allocated, first, to the related Serviced B Note and then, to the related Serviced Mortgage Loan and to the related Serviced Pari Passu Loans, if any, on a pro rata basis.

            Any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date,
(i) with respect to the Certificates, an amount equal to the product of (a) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated (or each such Pass-Through Rate if such Appraisal Reduction is allocated to more than one such Class), and (b) the sum of all Appraisal Reductions with respect to such Distribution Date (or, if such Appraisal Reduction is allocated to more than one Class of Certificates, the portion thereof allocated to each such Class), or (ii) with respect to each Mortgage Loan for such Distribution Date, an amount calculated by the Special Servicer (who shall inform the Servicer of the amount so calculated on the related Determination Date) equal to the product of (a) the weighted average of the applicable per annum Pass-Through Rates (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Classes of Certificates to which the Appraisal Reductions for all Mortgage Loans (and, in the case of a Non-Serviced Mortgage Loan, the appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling Agreement during the applicable period) are allocated, weighted on the basis of the amount of Appraisal Reductions allocated to each such Class and
(b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date.

            "Appraisal Reduction Event": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Mortgage Loan or Serviced Whole Loan becomes effective as a result of a modification of such Mortgage Loan or Serviced Whole Loan by the Servicer or the Special Servicer pursuant to the terms hereof, which extension does not decrease the amount of Monthly Payments on such Mortgage Loan or Serviced Whole Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan or Serviced Whole Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan or Serviced Whole Loan, or a change in any other material economic term of such Mortgage Loan or Serviced Whole Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or Serviced Whole Loan by the Special Servicer, (iv) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property, (v) immediately after the Servicer or the Special Servicer receives notice that a Mortgagor has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy), (vi) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor,
(vii) 30 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to a Mortgage Loan or Serviced Whole Loan unless the Mortgagor has delivered to the Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing Certificateholder) and (viii) immediately after such Mortgage Loan or Serviced Whole Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer, the Trustee and the Directing Certificateholder promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan or Serviced Whole Loan made by an Independent MAI appraiser selected by the Servicer or the Special Servicer, as applicable, or in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) of the definition of "Appraisal Reduction." With respect to a Non-Serviced Mortgaged Property, the portion of the appraisal value allocable thereto, as determined pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Asset Status Report":  As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the Due Date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment with respect to the related Mortgage Loan or REO Loan has not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan or REO Loan, as applicable, at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate and, if applicable, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate).

            "Authenticating Agent": The Trustee or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of the following amounts (other than any amounts received in respect of the Strategic Hotel Portfolio B Note) (without duplication):

            (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the related P&I Advance Date (including any amounts to be transferred from a Serviced Whole Loan Custodial Account on such day), exclusive of (without duplication):

            (i) all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period;

            (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

            (iii) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (x), (xii) through
      (xvi) and (xix) of Section 3.05(a);

            (iv) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) and (iii) of
      Section 3.05(b);

            (v) Excess Interest;

            (vi) all Yield Maintenance Charges;

            (vii) all amounts deposited in the Certificate Account and the Lower-Tier Distribution Account, in error; and

            (viii) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Interest Reserve Loan as of the Distribution Date occurring in the month preceding the month in which the related P&I Advance Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from an REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c) and the aggregate amount transferred from each Serviced Whole Loan Custodial Account to the Certificate Account pursuant to Section 3.04(b);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

            (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25(b);

            (e) all funds released from the Excess Liquidation Proceeds Reserve Account for distribution on such Distribution Date; and

            (f) with respect to the first Distribution Date, the related Interest Deposit Amount.

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "B Note": Any of the 731 Lexington Avenue-Bloomberg Headquarters B Note, the Parkwest II B Note, the Belvedere Plaza B Note or the Strategic Hotel Portfolio B Note, as applicable.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and
(y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Belvedere Plaza B Note": With respect to the Belvedere Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Belvedere Plaza" and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the Belvedere Plaza Mortgage Loan as provided in the Belvedere Plaza Co-Lender Agreement.

            "Belvedere Plaza Co-Lender Agreement": With respect to the Belvedere Plaza Whole Loan, the related intercreditor agreement by and between the Belvedere Plaza Noteholders relating to the relative rights of such holders of the respective Belvedere Plaza Mortgage Loan and the Belvedere Plaza B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Belvedere Plaza Mortgage Loan": With respect to the Belvedere Plaza Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as "Belvedere Plaza" and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Belvedere Plaza B Note as provided in the Belvedere Plaza Co-Lender Agreement.

            "Belvedere Plaza Noteholders": Collectively, the holder of the Mortgage Note for the Belvedere Plaza Mortgage Loan and the Belvedere Plaza B Note.

            "Belvedere Plaza Whole Loan": Collectively, the Belvedere Plaza Mortgage Loan and the Belvedere Plaza B Note. References herein to the Belvedere Plaza Whole Loan shall be construed to refer to the aggregate indebtedness under the Belvedere Plaza Mortgage Loan and the Belvedere Plaza B Note.

            "Book-Entry Certificate": Any Rule 144A Book-Entry Certificate or Regulation S Book-Entry Certificate.

            "Breach":  As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the office of the Certificate Registrar or the city and state in which the Corporate Trust Office of the Trustee or principal place of business of the Servicer or the Special Servicer is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C3, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall at all times be an Eligible Account.

            "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates, the Class S Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a) or Section 4.06(d).

            "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or the Depositor, as applicable, hereunder; provided, however, so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer and Special Servicer shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer's rights (or the Servicer's rights, if any) or any of their Affiliates as a member of the Controlling Class. Additionally, for purposes of determining if the requisite consents of Certificateholders under
Section 11.01(b) have been obtained, any Certificate beneficially owned by a Mortgage Loan Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent), and the consent rights to which such Certificateholder would otherwise be entitled shall not be taken into account in determining whether the requisite consents necessary to effect any amendment under Section 11.01(b) have been obtained with respect to amendments that are significantly modifying the permitted activities of the Trust. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification": As defined in Section 4.02(d).

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest.

            "Class A Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4 or Class A-1A Certificate.

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-1-1 Component": One of the 55 Components of the Class X-1 Certificates having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest.

            "Class A-1-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest.

            "Class A-1-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest.

            "Class A-1-4 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1-4 Uncertificated Interest.

            "Class A-1A Certificate": A Certificate designated as "Class A-1A" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class A-1A-1 Component": One of the 55 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-1 Uncertificated Interest.

            "Class A-1A-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-2 Uncertificated Interest.

            "Class A-1A-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-3 Uncertificated Interest.

            "Class A-1A-4 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-4 Uncertificated Interest.

            "Class A-1A-5 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-5 Uncertificated Interest.

            "Class A-1A-6 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-6 Uncertificated Interest.

            "Class A-1A-7 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-7 Uncertificated Interest.

            "Class A-1A-8 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-8 Uncertificated Interest.

            "Class A-1A-9 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-9 Uncertificated Interest.

            "Class A-1A-10 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-10 Uncertificated Interest.

            "Class A-1A-11 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-11 Uncertificated Interest.

            "Class A-1A-12 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-12 Uncertificated Interest.

            "Class A-1A-13 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-13 Uncertificated Interest.

            "Class A-1A-14 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-1A-14 Uncertificated Interest.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-2-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest.

            "Class A-2-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest.

            "Class A-2-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest.

            "Class A-2-4 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-4 Uncertificated Interest.

            "Class A-2-5 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-5 Uncertificated Interest.

            "Class A-2-6 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-2-6 Uncertificated Interest.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class A-3-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest.

            "Class A-3-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest.

            "Class A-3-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-3 Uncertificated Interest.

            "Class A-3-4 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-4 Uncertificated Interest.

            "Class A-3-5 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-3-5 Uncertificated Interest.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class A-4-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Interest.

            "Class A-4-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Interest.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class B Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-7 hereto.

            "Class C Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LC Uncertificated Interest.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class D-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LD-1 Uncertificated Interest.

            "Class D-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LD-2 Uncertificated Interest.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-9 hereto.

            "Class E-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-1 Uncertificated Interest.

            "Class E-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-2 Uncertificated Interest.

            "Class E-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LE-3 Uncertificated Interest.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-10 hereto.

            "Class F-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest.

            "Class F-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest.

            "Class F-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LF-3 Uncertificated Interest.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-11 hereto.

            "Class G-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-1 Uncertificated Interest.

            "Class G-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LG-2 Uncertificated Interest.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-12 hereto.

            "Class H-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-1 Uncertificated Interest.

            "Class H-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-2 Uncertificated Interest.

            "Class H-3 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LH-3 Uncertificated Interest.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-13 hereto.

            "Class J-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LJ-1 Uncertificated Interest.

            "Class J-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LJ-2 Uncertificated Interest.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-14 hereto.

            "Class K Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LK Uncertificated Interest.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-15 hereto.

            "Class L-1 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LL-1 Uncertificated Interest.

            "Class L-2 Component": One of the 55 Components of the Class X-1 Certificates and one of the 51 Components of the Class X-2 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LL-2 Uncertificated Interest.

            "Class LA-1-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-4 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-4 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-5 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-6 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-7 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-8 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-9 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-10 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-11 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-12 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-13 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1A-14 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-5 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-6 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-4 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-5 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LSHP-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LSHP-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LSHP-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LSHP-4 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-28 hereto, and evidencing the sole class of residual interests in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-16 hereto.

            "Class M Component": One of the 55 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LM Uncertificated Interest.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-17 hereto.

            "Class N Component": One of the 55 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LN Uncertificated Interest.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-18 hereto.

            "Class O Component": One of the 55 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LO Uncertificated Interest.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-19 hereto.

            "Class P Component": One of the 55 Components of the Class X-1 Certificates, having a Notional Amount equal to the Lower-Tier Principal Amount of the Class LP Uncertificated Interest.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-27 hereto, and evidencing the sole class of residual interests in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-24 hereto.

            "Class SHP Available Distribution Amount": With respect to any Distribution Date and any Class of Class SHP Certificates, an amount equal to the sum of all payments and other collections on or with respect to the Strategic Hotel Portfolio Individual B Note with an identical numerical designation and any related portion of the related REO Properties, including (without duplication):

            (a) the aggregate amount relating to the Trust Fund in respect of such Mortgage Loan on deposit in the related Serviced Whole Loan Custodial Account or the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

            (i) all Monthly Payments paid by the related Mortgagor that are due on a Due Date following the end of the related Due Period;

            (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for such Mortgage Loan during the related Due Period), Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

            (iii) all amounts payable or reimbursable to any Person from the Lower-Tier Distribution Account pursuant to clauses (ii) and (iii) of
      Section 3.05(b) in respect of such Mortgage Loan; and

            (iv) all amounts deposited in respect of such Mortgage Loan in the Lower-Tier Distribution Account, in error;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from an REO Account in respect of such Mortgage Loan to the Serviced Whole Loan Custodial Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made by the Servicer or the Trustee, as applicable, with respect to such Mortgage Loan for such Distribution Date pursuant to Section 4.03 or 7.05 of this Agreement (net of the related Trustee Fee with respect to such Mortgage Loan);

            (d) all funds released from the Excess Liquidation Proceeds Reserve Account in respect of such Mortgage Loan for distribution on such Distribution Date; and

            (e) with respect to the first Distribution Date, the related Interest Deposit Amount.

            Notwithstanding the investment of funds held in the Serviced Whole Loan Custodial Account pursuant to Section 3.06, for purposes of calculating the Class SHP Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            "Class SHP Certificate": Any Class SHP-1, Class SHP-2, Class SHP-3 or Class SHP-4.

            "Class SHP-1 Certificate": A Certificate designated as "Class SHP-1" on the face thereof, in the form of Exhibit A-20 hereto.

            "Class SHP-2 Certificate": A Certificate designated as "Class SHP-2" on the face thereof, in the form of Exhibit A-21 hereto.

            "Class SHP-3 Certificate": A Certificate designated as "Class SHP-3" on the face thereof, in the form of Exhibit A-22 hereto.

            "Class SHP-4 Certificate": A Certificate designated as "Class SHP-4" on the face thereof, in the form of Exhibit A-23 hereto.

            "Class SHP Collateral Support Deficit": As defined in Section
4.04(d).

            "Class SHP Controlling Class": As of any date of determination, the most subordinate Class of Class SHP Certificates then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Class SHP Controlling Class is the Class SHP-4 Certificates.

            "Class SHP Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Class SHP Controlling Class as certified to the Certificate Registrar from time to time by such Holder (or Certificate Owner).

            "Class SHP Directing Certificateholder": The Class SHP Controlling Class Certificateholder or its designee selected by more than 50% of the Class SHP Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Class SHP Directing Certificateholder is so selected or (iii) upon receipt by the Trustee of a notice from a majority of the Class SHP Controlling Class Certificateholders, by Certificate Balance, that a Class SHP Directing Certificateholder is no longer designated, the Class SHP Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Class SHP Controlling Class will be the Class SHP Directing Certificateholder; provided, however, that the Class SHP Directing Certificateholder may not be the related Mortgagor or a Strategic Hotel Portfolio Borrower Affiliate.

            "Class SHP Principal Distribution Amount": With respect to any Distribution Date and any Class of Class SHP Certificates, an amount equal to the sum of (a) the applicable Class SHP Principal Shortfall for such Distribution Date, (b) the applicable Class SHP Scheduled Principal Distribution Amount for such Distribution Date and (c) the applicable Class SHP Unscheduled Principal Distribution Amount for such Distribution Date.

            "Class SHP Principal Shortfall": For any Distribution Date after the initial Distribution Date and any Class of Class SHP Certificates, the amount, if any, by which (a) the related Class SHP Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on such Class of Class SHP Certificates for such preceding Distribution Date pursuant to Section 4.01(e) on such preceding Distribution Date. The Class SHP Principal Shortfall for the initial Distribution Date will be zero.

            "Class SHP Private Placement Memorandum": The Private Placement Memorandum, dated July 16, 2004, pursuant to which the Class SHP Certificates will be offered for sale.

            "Class SHP Privileged Person": Shall mean any of the following: a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the Class SHP Directing Certificateholder and any other Person who delivers to the Trustee in the form attached hereto as Exhibit L (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder of a Class SHP Certificate, a Certificate Owner of a Class SHP Certificate, a prospective purchaser of a Class SHP Certificate, Intex Solutions, Inc. or Trepp LLC.

            "Class SHP Scheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of and any Class of Class SHP Certificates, the aggregate of the principal portions of (a) any Monthly Payment (excluding a Balloon Payment) due in respect of the Strategic Hotel Portfolio Individual B Note with an identical numerical designation during or, if and to the extent not previously received or advanced pursuant to Section 4.03 of this Agreement in respect of a preceding Distribution Date, prior to, the related Due Period, and any Assumed Scheduled Payment for the related Due Period, in each case to the extent either (i) paid by the related Mortgagor as of the Business Day preceding the related P&I Advance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 of this Agreement in respect of such Distribution Date, and (b) any Balloon Payment in respect of the Strategic Hotel Portfolio Individual B Note to the extent received by the Servicer on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, and to the extent not included in clause (a) above.

            "Class SHP Unscheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of any Class of Class SHP Certificates, the aggregate of:

            (a) all Principal Prepayments received on the Strategic Hotel Portfolio Individual B Note with an identical numerical designation on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs; and

            (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Strategic Hotel Portfolio B Note and any REO Loans during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 of this Agreement in respect of a preceding Distribution Date.

            "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

            "Class X Certificate": Any Class X-1 or Class X-2 Certificate.

            "Class X-1 Certificate": A Certificate designated as "Class X-1" on the face thereof, in the form of Exhibit A-25 hereto.

            "Class X-1 Notional Amount": For any date of determination, the aggregate of the Lower-Tier Principal Amounts of the Uncertificated Lower-Tier Interests as of the preceding Distribution Date (after giving effect to the distributions of principal and allocation of Collateral Support Deficit on such Distribution Date), and in the case of the first Distribution Date, as of the Closing Date.

            "Class X-1 Strip Rate": With respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, the (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for such Component. With respect to each of the Class of Components that are also Class X-2 Components (A) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the sum of (x) the Pass-Through Rate for such Component and (y) the rate per annum corresponding to such Distribution Date as set forth in Schedule 5 attached hereto, and (B) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, the excess, if any, of (i) the Weighted Average Net Mortgage rate for such Distribution Date over the (ii) Pass-Through Rate for such Component. In no event will any Class X-1 Strip Rate be less than zero.

            "Class X-2 Certificate": A Certificate designated as "Class X-2" on the face thereof, in the form of Exhibit A-26 hereto.

            "Class X-2 Component": Each of the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1-4 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-2-3 Component, the Class A-2-4 Component, the Class A-2-5 Component, the Class A-2-6 Component, the Class A-3-1 Component, the Class A-3-2 Component, the Class A-3-3 Component, the Class A-3-4 Component, the Class A-3-5 Component, the Class A-4-1 Component, the Class A-4-2 Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-1A-8 Component, the Class A-1A-9 Component, the Class A-1A-10 Component, the Class A-1A-11 Component, the Class A-1A-12 Component, the Class A-1A-13 Component, the Class A-1A-14 Component, the Class B Component, the Class C Component, the Class D-1 Component, the Class D-2 Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class F-3 Component, the Class G-1 Component, the Class G-2 Component, the Class H-1 Component, the Class H-2 Component, the Class H-3 Component, the Class J-1 Component, the Class J-2 Component, the Class K Component, the Class L-1 Component and the Class L-2 Component.

            "Class X-2 Component Crossover Date": (i) With respect to the Class A-1-2 and Class A-1A-2 Components, the Distribution Date occurring in July 2005;
(ii) with respect to the Class A-1-3 and Class A-1A-3 Components, the Distribution Date occurring in January 2006; (iii) with respect to the Class A-1-4, Class A-2-1, Class A-1A-4 and Class L-1 Components, the Distribution Date occurring in July 2006; (iv) with respect to the Class A-2-2, Class A-1A-5, Class J-1, Class K and Class L-2 Components, the Distribution Date occurring in January 2007; (v) with respect to the Class A-2-3, Class A-1A-6, Class H-1 and Class J-2 Components, the Distribution Date occurring in July 2007; (vi) with respect to the Class A-1A-7, Class A-2-4, and Class H-2 Components, the Distribution Date occurring in January 2008; (vii) with respect to the Class A-2-5, Class A-1A-8, Class G-1 and Class H-3 Components, the Distribution Date occurring in July 2008; (viii) with respect to the Class A-2-6, Class A-3-1, Class A-1A-9, Class F-1 and Class G-2 Components, the Distribution Date occurring in January 2009; (ix) with respect to the Class A-3-2, Class A-1A-10 and Class F-2 Components, the Distribution Date occurring in July 2009; (x) with respect to the Class A-3-3, Class A-1A-11, Class E-1 and Class F-3 Components, the Distribution Date occurring in January 2010; (xi) with respect to the Class A-3-4, Class A-1A-12 and Class E-2 Components, the Distribution Date occurring in July 2010; (xii) with respect to the Class A-3-5, Class A-4-1, Class A-1A-13, Class D-1 and Class E-3 Components, the Distribution Date occurring in January 2011; and (xiii) with respect to the Class A-4-2, Class A-1A-14, Class B, Class C and Class D-2 Components, the Distribution Date occurring in July 2011.

            "Class X-2 Notional Amount": With respect to any Distribution Date, the aggregate of the Notional Amounts of the Class X-2 Components as of the close of business on the preceding Distribution Date, excluding those Class X-2 Components for which the Class X-2 Component Crossover Date has previously passed.

            "Class X-2 Strip Rate": With respect to each of the Class X-2 Components (A) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule 5 attached hereto and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Component, and
(B) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0%. In no event will any Class X-2 Strip rate be less than zero.

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": July 23, 2004.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
(ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) the following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA NOI Adjustment Worksheet, (ix) CMSA Loan Level Reserve/LOC Report and (x) CMSA Reconciliation of Funds Report.

            (c) such other reports as the CMSA may designate in the future, which are reasonably acceptable to the Servicer or Special Servicer, as applicable.

            In addition, the CMSA Investor Reporting Package shall include the CMSA Supplemental Advance Recovery Report, if such report is required for a particular month.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee, and further provided that each CMSA Loan Periodic Update File prepared by the Servicer shall be accompanied by a CMSA Supplemental Advance Recovery Report, if such report is required for a particular month, and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Servicer or Special Servicer, as applicable.

            "CMSA Special Servicer Loan File:" The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer.

            "CMSA Supplemental Advance Recovery Report": With respect to each Determination Date, a report prepared by the Servicer, substantially in the format attached hereto as Exhibit Y, as updated from time to time as adopted or recommended by the CMSA.

            The preparation of each CMSA Supplemental Advance Recovery Report shall constitute a responsibility of the Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by the Servicer shall be accompanied by a CMSA Supplemental Advance Recovery Report. Notwithstanding anything in this Agreement that suggests otherwise, the Servicer shall not be required to deliver a CMSA Supplemental Advance Recovery Report (and no CMSA Loan Periodic Update File need be accompanied by any such report) (i) with respect to any period ending on the related Determination Date for which all of the entries in the report would be "zero" or "not applicable" or (ii) with respect to any period ending on the related Determination Date for which the information that would otherwise be included in the CMSA Supplemental Advance Recovery Report is included in the CMSA Investor Reporting Package.

            "CMSA Supplemental Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve LOC Report and the CMSA Operating Statement Analysis Report.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

            "Co-Lender Agreement": (i) With respect to the DDR-Macquarie Portfolio Whole Loan, the DDR-Macquarie Portfolio A Notes Intercreditor Agreement, (ii) with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, collectively, the 731 Lexington Avenue-Bloomberg Headquarters A Notes Intercreditor Agreement and the 731 Lexington Avenue-Bloomberg Headquarters A/B Agreement Among Noteholders, (iii) with respect to the Parkwest II Whole Loan, the Parkwest II Co-Lender Agreement, (iv) with respect to the Belvedere Plaza Whole Loan, the Belvedere Plaza Co-Lender Agreement and (v) with respect to the Strategic Hotel Portfolio Whole Loan, the Strategic Hotel Portfolio Co-Lender Agreement.

            "Collateral Support Deficit": As defined in Section 4.04.

            "COMM 2004-LNB3 Pooling Agreement": The Pooling and Servicing Agreement, dated June 1, 2004, among Deutsche Mortgage & Assets Receiving Corporation, as depositor, Midland Loan Services, Inc, as master servicer, Lennar Partners, Inc, as special servicer, Wells Fargo Bank, N.A., as trustee and LaSalle Bank National Association, as bond administrator, relating to the issuance of COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates, as from time to time amended, supplemented or modified.

            "COMM 2004-LNB3 Servicer": Midland Loan Services, Inc. or its successor servicer appointed pursuant to the COMM 2004-LNB3 Pooling Agreement.

            "COMM 2004-LNB3 Special Servicer": Lennar Partners, Inc. or its successor special servicer for the DDR-Macquarie Portfolio Whole Loan and the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, as the case may be, appointed pursuant to the COMM 2004-LNB3 Pooling Agreement.

            "COMM 2004-LNB3 Trustee": Wells Fargo Bank, N.A. as trustee under the COMM 2004-LNB3 Pooling Agreement.

            "Commission": The Securities and Exchange Commission.

            "Compensating Interest Payment": As defined in Section 3.19.

            "Component": Any of the Class A-1-1 Component, the Class A-1-2 Component, the Class A-1-3 Component, the Class A-1-4 Component, the Class A-2-1 Component, the Class A-2-2 Component, the Class A-2-3 Component, the Class A-2-4 Component, the Class A-2-5 Component, the Class A-2-6 Component, the Class A-3-1 Component, the Class A-3-2 Component, the Class A-3-3 Component, the Class A-3-4 Component, the Class A-3-5 Component, the Class A-4-1 Component, the Class A-4-2 Component, the Class A-1A-1 Component, the Class A-1A-2 Component, the Class A-1A-3 Component, the Class A-1A-4 Component, the Class A-1A-5 Component, the Class A-1A-6 Component, the Class A-1A-7 Component, the Class A-1A-8 Component, the Class A-1A-9 Component, the Class A-1A-10 Component, the Class A-1A-11 Component, the Class A-1A-12 Component, the Class A-1A-13 Component, the Class A-1A-14 Component, the Class B Component, the Class C Component, the Class D-1 Component, the Class D-2 Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class F-3 Component, the Class G-1 Component, the Class G-2 Component, the Class H-1 Component, the Class H-2 Component, the Class H-3 Component, the Class J-1 Component, the Class J-2 Component, the Class K Component, the Class L-1 Component, the Class L-2 Component, the Class M Component, the Class N Component, the Class O Component and the Class P Component.

            "Condemnation Proceeds": All proceeds paid in connection with the full or partial condemnation of a Mortgaged Property, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standard (in the case of a Non-Serviced Whole Loan, to the extent of any portion of such amounts received by the Trustee on or in respect of the related Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement).

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates (other than the Class X and Class SHP Certificates) then outstanding that has a then aggregate Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) with respect to all matters other than certificate transfers, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust Services (CMBS) GECMC 2004-C3, telecopy number (410) 715-2380; and (ii) with respect to certificate transfers, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn:
Corporate Trust Services (CMBS) GECMC 2004-C3.

            "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage
Loan), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) the Special Servicer has returned servicing of such Mortgage Loan or Serviced Whole Loan, as the case may be, to the Servicer pursuant to Section 3.21(a).

            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Uncertificated Lower-Tier Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class X Certificates.

            "Credit File":  As defined in Section 2.01(d).

            "Cross-Collateralized  Mortgage  Loan":  Any Mortgage Loan
that  is   cross-collateralized   and  cross-defaulted   with  another
Mortgage Loan.

            "Cross-Collateralized Group": The Cross-Collateralized Mortgage Loans which are cross-collateralized and cross-defaulted with each other.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Trustee shall be the initial Custodian.

            "Cut-off Date": With respect to any Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, the later of July 1, 2004 and the date of the origination of such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, as the case may be.

            "Cut-off Date Principal Balance": With respect to any Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, the outstanding principal balance of such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date.

            "DBRS": Dominion Bond Rating Service Limited, or any successor thereto.

            "DDR-Macquarie Portfolio A Notes Intercreditor Agreement": That certain intercreditor agreement, dated as of June 28, 2004, among the holders of the DDR-Macquarie Portfolio A Notes, relating to the relative rights of such holders, as from time to time amended, supplemented or modified.

            "DDR-Macquarie Portfolio A Notes": Collectively, the DDR-Macquarie Portfolio A-1 Note, the DDR-Macquarie Portfolio Mortgage Loan, the DDR-Macquarie Portfolio A-3 Note and the DDR-Macquarie Portfolio A-4 Note.

            "DDR-Macquarie Portfolio A-1 Note": With respect to the DDR-Macquarie Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-1, which is not included in the Trust and which is pari passu in right of payment to the DDR-Macquarie Portfolio Mortgage Loan, the DDR-Macquarie Portfolio A-3 Note and the DDR-Macquarie Portfolio A-4 Note, as provided in the related Co-Lender Agreement.

            "DDR-Macquarie Portfolio A-3 Note": With respect to the DDR-Macquarie Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-3, which is not included in the Trust and which is pari passu in right of payment to the DDR-Macquarie Portfolio A-1 Note, the DDR-Macquarie Portfolio Mortgage Loan and the DDR-Macquarie Portfolio A-4 Note, as provided in the related Co-Lender Agreement.

            "DDR-Macquarie Portfolio A-4 Note": With respect to the DDR-Macquarie Portfolio Whole Loan, the related promissory note made by the related Mortgagor and secured by the related Mortgage and designated as Promissory Note A-4, which is not included in the Trust and which is pari passu in right of payment to the DDR-Macquarie Portfolio A-1 Note, the DDR-Macquarie Portfolio Mortgage Loan and the DDR-Macquarie Portfolio A-3 Note, as provided in the related Co-Lender Agreement.

            "DDR-Macquarie Portfolio Companion Loans": Collectively, the DDR-Macquarie Portfolio A-1 Note, the DDR-Macquarie Portfolio A-3 Note, and the DDR-Macquarie Portfolio A-4 Note.

            "DDR-Macquarie Portfolio Mortgage Loan": With respect to the DDR-Macquarie Portfolio Whole Loan, the Mortgage Note included in the Trust (identified as Loan No. 1 on the Mortgage Loan Schedule), which is pari passu in right of payment to the DDR-Macquarie Portfolio A-1 Note, the DDR-Macquarie Portfolio A-3 Note and the DDR-Macquarie Portfolio A-4 Note, as provided in the related Co-Lender Agreement.

            "DDR-Macquarie Portfolio Whole Loan": Collectively, the DDR-Macquarie Portfolio A Notes, including the DDR-Macquarie Portfolio Mortgage Loan.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided that, with respect to the Mortgage Loan indicated on Schedule 3, which pay interest only for a specified period of time set forth in the related loan documents and then pay principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule indicated on Schedule 3).

            "Default Interest": With respect to any Mortgage Loan or Serviced Whole Loan which is in default pursuant to the terms of the related loan documents for any related Due Period, all interest accrued in respect of such Mortgage Loan or Serviced Whole Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of Late Payment Charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan outstanding from time to time during such Due Period.

            "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

            "Defaulting Party":  As defined in Section 7.01(b).

            "Deficient Valuation": With respect to any Mortgage Loan or Serviced Whole Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan or Serviced Whole Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificate": As defined in Section 5.01(a).

            "Denomination": As defined in Section 5.01(a).

            "Depositor": GE Commercial Mortgage Corporation, a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules":  As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the 6th day of the month in which such Distribution Date occurs or, if such 6th day is not a Business Day, the immediately preceding Business Day and (ii) the 4th Business Day prior to the related Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Directing Certificateholder is so selected or (iii) upon receipt by the Trustee of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of the REO Property pursuant to Section 3.18), the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by (i) (other than in the case of the Class X Certificates) such Class's share of the Uncovered Prepayment Interest Shortfall for such Distribution Date and (ii) by any allocations to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date; provided, however, that the Accrued Certificate Interest with respect to any Class of Class SHP Certificates shall only be reduced by such Class' share of the Uncovered Prepayment Interest Shortfall in respect of the Strategic Hotel Portfolio B Note and by allocations to such Class of Certificates of Certificate Deferred Interest in respect of the Strategic Hotel Portfolio B Note.

            "Distribution Account": Collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Excess Interest Distribution Account. The Distribution Account shall at all times be an Eligible Account.

            "Distribution Date": The 10th day of any month or, if such 10th day is not a Business Day, the Business Day immediately following, commencing in August 2004.

            "Document Defect": As defined in Section 2.03(b).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date and any Mortgage Loan or Serviced Whole Loan, the period commencing on the day immediately succeeding the Due Date of a Mortgage Loan or a Serviced Whole Loan occurring in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of the Due Period (or applicable grace period) is not a Business Day, any payments received with respect to the Mortgage Loan or Serviced Whole Loan relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

            "EDGAR": The Commission's Electronic Data Gathering and Retrieval System.

            "Eligible Account": Either (a) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) (i) the long-term unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's, or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account 30 days or more and
(B) "AA-" by S&P (or A+ by S&P if such institution's short term rating is at least A-1), or (ii) the short term unsecured debt obligations of which have a short term rating of not less than (A) "P-1" from Moody's, or, if not rated by Moody's, at least "P-1") or its equivalent by another nationally recognized statistical rating agency if the deposits are to be held in such account for less than 30 days and (B) "A-1" from S&P, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates (and, in the case of an account that relates to a Serviced Whole Loan, to any class of related Serviced Pari Passu Loan Securities) that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof, (b) a segregated account or accounts maintained with Deutsche Bank (or any of its wholly-owned affiliates) so long as it is rated at least (i) "A1" by Moody's or, if not rated by Moody's, at least "Aa3" or its equivalent by another nationally recognized statistical rating agency and (ii) "A+" by S&P, (c) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity; provided that, any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b) or (d) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association's long term unsecured debt rating shall be at least "A1" from Moody's and "A" by S&P (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association's short term deposit or short term unsecured debt rating shall be at least "P-1" from Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) with respect to the Regular Certificates (other than the ERISA Restricted Certificates (without giving effect to clause (b)(ii) of such definition)), in case of ownership or transfer of an interest in any Regulation S Book-Entry Certificate, a Person acquiring such interest pursuant to Regulation S in accordance with all applicable procedures herein.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the Fannie Mae Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loans as to which the related Mortgaged Property is a multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loans as to which the related Mortgaged Property is a non-multifamily property, and including investigation of lead based paint, radon and asbestos.

            "Environmental Insurance Policy": With respect to any Mortgage Loan listed on Schedule 4, the insurance policy covering damage resulting from an environmental event that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Prohibited Holder": As defined in Section 5.02(d)(i)(A).

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class SHP-3 or Class SHP-4 Certificate; provided that, any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan (in the case of clause (ii), as evidenced by an Opinion of Counsel).

            "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System and its successors.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan after the Anticipated Prepayment Date allocable to the Excess Rate, including all interest accrued thereon. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account, accounts or subaccounts, which may be a subaccount of the Distribution Account, created and maintained by the Trustee pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Excess Interest Distribution Account," and which must be an Eligible Account or maintained as a subaccount of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

            "Excess Liquidation Proceeds": With respect to any Mortgage Loan or Serviced Whole Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or Serviced Whole Loan or related REO Property net of any related Liquidation Expenses, unpaid servicing compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such Mortgage Loan or Serviced Whole Loan on the Due Date immediately following the date on which such proceeds were received.

            "Excess Liquidation Proceeds Reserve Account": The account, accounts or subaccount, created and maintained by the Trustee, which may be a subaccount of the Distribution Account, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the benefit of Holders of GE Commercial Mortgage Corporation, Mortgage Pass-Through Certificates, Series 2004-C3, Excess Liquidation Proceeds Reserve Account." Any such account shall at all times be an Eligible Account or a subaccount of an Eligible Account. The Excess Liquidation Proceeds Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Certification": An Exchange Certification substantially in the form set forth in Exhibit P hereto executed by a holder of an interest in a Regulation S Book Entry Certificate or a Rule 144A Book Entry Certificate, as applicable.

            "Fannie Mae": Fannie Mae or any successor thereto.

            "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

            "Final Recovery Determination": A reasonable determination (made in accordance with the Servicing Standard) by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the related Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c), by the Class SHP Directing Certificateholder pursuant to Section 3.18(m) or by the Special Servicer or the Servicer pursuant to Section 9.01 or, in the case of a Serviced Whole Loan, a holder of any related Serviced B Note pursuant to the related Co-Lender Agreement) that there has been a recovery of all Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that will ultimately be recoverable.

            "Fitch": Fitch, Inc., and its successors in interest.

            "Freddie Mac": Freddie Mac or any successor thereto.

            "GACC": German American Capital Corporation.

            "GACC Mortgage Loans": The Mortgage Loans sold to the Depositor by GACC.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Excess Interest and related amounts held from time to time in the Excess Interest Distribution Account.

            "Ground Lease": In the case of any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Mortgage Loan (other than the Strategic Hotel Portfolio B Note) identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Mortgage Loan (other than the Strategic Hotel Portfolio B Note) identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Class SHP Directing Certificateholder, the holder of any Serviced Pari Passu Loan or Serviced B Note and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Class SHP Directing Certificateholder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof and (iii) is not connected with the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Class SHP Directing Certificateholder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Class SHP Directing Certificateholder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, the Class SHP Directing Certificateholder, the holder of any Serviced Pari Passu Loan or Serviced B Note or any Affiliate thereof, as the case may be; provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the Special Servicer, the holder of any Serviced Pari Passu Loan or Serviced B Note or the Trust, delivered to the Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Lower-Tier REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee (and, if any Serviced Whole Loan is affected, to the holders of any related Serviced Pari Passu Loan or Serviced B Note) to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee, the Special Servicer and the Servicer (and, if any Serviced Whole Loan is affected, by the holders of any related Serviced Pari Passu Loan or Serviced B Note) of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer, the Special Servicer, the Trust Fund or the holder of any Serviced Pari Passu Loan or Serviced B Note, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification Date": As defined in Section 2.02(b).

            "Initial Purchasers": Deutsche Bank Securities Inc. and Banc of America Securities LLC.

            "Initial Resolution Period": As defined in Section 2.03(b).

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Mortgage Loan or Serviced Whole Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

            "Insurance Proceeds": All proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in accordance with the Servicing Standard.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interest Deposit Amount": An aggregate amount of $152,734.83, consisting of $77,370.83, $24,200.39, $24,464.86, $18,047.17 and $8,651.58, with respect to the Mortgage Loans identified on the Mortgage Loan Schedule as Loan Nos. 32, 81, 93, 101 and 125, respectively, which in each case represents the aggregate amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance as of July 1, 2004 of such Mortgage Loan had such Mortgage Loan been originated on July 1, 2004, for the period from and including July 1, 2004 to but excluding the date of origination of such Mortgage Loan.

            "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates or the Uncertificated Lower-Tier Interests for such Distribution Date.

            "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.25 in the name of "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Interest Reserve Account" or maintained as a subaccount of the Distribution Account into which the amounts set forth in Section 3.25 shall be deposited directly and which must at all times be an Eligible Account or a subaccount of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Interest Reserve Loans": Each Mortgage Loan that is an Actual/360 Mortgage Loans, other than Strategic Hotel Portfolio B Note.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "Late Collections": With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon on or prior to the related Determination Date (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property on or prior to the related Determination Date (including any grace period applicable under the original Mortgage Loan), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

            "Late Payment Charges": With respect to any Mortgage Loan or Serviced Whole Loan, amounts due to the Servicer (which accrued on non-Specially Serviced Loans) or the Special Servicer (which accrued on Specially Serviced Loans), which represent charges for late payments paid by a Mortgagor pursuant to the loan documents.

            "Lennar": Lennar Partners, Inc., a Florida corporation, or its successors in interest.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan (or related REO Loan) is repurchased by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Directing Certificateholder or the Special Servicer (or any assignee thereof) pursuant to Section 3.18(c) (or the Strategic Hotel Portfolio B Note is purchased by the Class SHP Directing Certificateholder pursuant to Section 3.18(m)); (v) such Mortgage Loan is purchased by the Special Servicer or the Servicer pursuant to Section 9.01(b) or acquired by the Sole Certificateholder or the Holders of the SHP Certificates in exchange for their Certificates pursuant to Section 9.01(d); (vi) such Mortgage Loan is purchased by the related mezzanine lender pursuant to the related intercreditor agreement;
(vii) in the case of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the Parkwest II Mortgage Loan, the Belvedere Plaza Mortgage Loan or the Strategic Hotel Portfolio Mortgage Loan, such Mortgage Loan is purchased by the Class SHP Directing Certificateholder or the holder of the related B Note, as applicable, or its designee, pursuant to the related Co-Lender Agreement; or
(viii) in the case of the Strategic Hotel Portfolio B Note, such Mortgage Loan is purchased by the Class SHP Directing Certificateholder (or any assignee thereof) pursuant to Section 3.18(m). With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Servicer or the Special Servicer pursuant to
Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to
Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to (a) each Specially Serviced Loan or REO Property as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable) or any Condemnation Proceeds with respect thereto (provided, however, that a Liquidation Fee shall not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, shall have spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property), equal to the product of the applicable Liquidation Fee Rate and the proceeds of such full, partial or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) or Condemnation Proceeds attributable to principal related to such liquidated Specially Serviced Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any Liquidation Proceeds received with respect to clauses (iii), (iv) (except as set forth in clause (b) of this definition),
(v), (vi) (unless the related intercreditor agreement provides for the payment of a Liquidation Fee for the purchase of the related Mortgage Loan by the mezzanine lender) or (vii) (unless the related Co-Lender Agreement provides for the payment of a Liquidation Fee for the purchase of such Mortgage Loan by the holder of the related B Note or, in the case of the Strategic Hotel Portfolio Mortgage Loan, the Class SHP Directing Certificateholder) of the definition of Liquidation Proceeds and (b) each Mortgage Loan that the related Mortgage Loan Seller has repurchased after the expiration of the 90-day period provided for in the fourth sentence of Section 2.03(b), equal to the product of the applicable Liquidation Fee Rate and the Purchase Price (excluding, for purposes of this calculation, any amounts included under clause (iv) of the definition of "Purchase Price") of such Mortgage Loan.

            "Liquidation Fee Rate": With respect the Liquidation Fee referred to in clause (a) of the definition of Liquidation Fee, a rate equal to 1.0%. With respect to the Liquidation Fee referred to in clause (b) of the definition of Liquidation Fee, a rate equal to 0.25%.

            "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Revenues) received by or paid to the Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property, REO Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c) or the purchase of the Strategic Hotel Portfolio B Note by the Class SHP Directing Certificateholder pursuant to
Section 3.18(m); (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the applicable Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Special Servicer or the Servicer pursuant to Section 9.01; (vi) the purchase of a Mortgage Loan by the related mezzanine lender pursuant to the related intercreditor agreement; or (vii) in the case of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the Strategic Hotel Portfolio Mortgage Loan, the Parkwest II Mortgage Loan or the Belvedere Plaza Mortgage Loan, the purchase of such Mortgage Loan by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, the Class SHP Directing Certificateholder, the Parkwest II B Note or the Belvedere Plaza B Note, as the case may be. With respect to a Non-Serviced Mortgage Loan, Liquidation Proceeds shall also include any proceeds allocable to such Non-Serviced Mortgage Loan denoted as "Liquidation Proceeds" under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Loan Group": Either Loan Group 1 or Loan Group 2. Each of the Mortgage Loans (except for the Strategic Hotel Portfolio B Note) will belong to either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 1 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 1; provided, that the Loan Group 1 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 1 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Group 2 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 2 Principal Distribution Amount" had the Loan Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 2 Principal Distribution Amount (prior to giving effect to clauses (i),
(ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 1 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 1 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 1 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A Certificates (other than the Class A-1A Certificates), exceeds (b) the aggregate amount distributed in respect of principal on the Class A Certificates (other than the Class A-1A Certificates) on the preceding Distribution Date. The Loan Group 1 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Loan Group 2 Principal Shortfall for such Distribution Date, (b) that portion, if any, of the Scheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2 and (c) that portion, if any, of the Unscheduled Principal Distribution Amount for such Distribution Date attributable to Loan Group 2; provided, that the Loan Group 2 Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Group 2 Mortgage Loans in a period during which such principal collections would have otherwise been included in the Loan Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that would have been paid or reimbursed from principal collections on the Group 1 Mortgage Loans as provided for in clauses (i) and (ii) of the definition of "Loan Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Loan Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that, with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Group 2 Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Loan Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Loan Group 2 Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the lesser of
(i) the Loan Group 2 Principal Distribution Amount for the prior Distribution Date and (ii) the Certificate Balance of the Class A-1A Certificates, exceeds
(b) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. The Loan Group 2 Principal Shortfall for the initial Distribution Date will be zero.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan at the time of determination, and the denominator of which is the Original Value of the related Mortgaged Property.

            "Lower-Tier Distribution Account": The segregated account, accounts or subaccount created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Lower-Tier Distribution Account" or maintained as a subaccount of the Distribution Account. Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

            "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": The principal amount of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)); provided that each Class of Uncertificated Lower-Tier Interests shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Class of Uncertificated Lower-Tier Interests on such Distribution Date pursuant to
Section 4.01(b) (but shall not be less than zero).

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest), the Trust's interest in any REO Property (or beneficial interest in any "REO Property" acquired under any Non-Serviced Mortgage Loan Pooling Agreement) with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the Serviced Whole Loan, the Custodial Account, the REO Accounts (to the extent of the Trust Fund's interest therein), if any, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, if any, and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

            "MAI": Member of the Appraisal Institute.

            "Master Servicer Remittance Recap": The report to the Trustee substantially in the form of Exhibit W hereto.

            "Material Breach":  As defined in Section 2.03(b).

            "Material Document Defect": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Mortgage Loan or Serviced Whole Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Whole Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

            "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding or by reason of any modification or waiver pursuant to Section 3.20) and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without respect to any Excess Interest.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property and, with respect to certain Mortgage Loans and certain relevant terms which are not specified in the mortgage or deed of trust, the loan agreement for such Mortgage Loan.

            "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

            "Mortgage File": With respect to any Mortgage Loan or Serviced Whole Loan, the following documents collectively:

            (i) (A) the original Mortgage Note, or a lost note affidavit with a customary indemnification provision with a copy of the Mortgage Note bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller (or the most recent endorsee), and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, without recourse, representation or warranty, express or implied" and (B) in the case of each Serviced Pari Passu Loan or Serviced B Note (other than the Strategic Hotel Portfolio B
      Note), a copy of the executed Mortgage Note for such Serviced Pari Passu Loan or Serviced B Note;

            (ii) an original or copy of the Mortgage and originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller (or the most recent assignee of record), in each case with evidence of recording indicated thereon;

            (iii) subject to the provisos at the end of this paragraph, an original assignment of the Mortgage, in recordable form, executed by the Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3"; provided, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3"; provided, if the related assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of assignments of assignment of leases maintained by MERS;

            (vi) an original or copy of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon (if recording is necessary to protect the rights of the secured party);

            (vii) an original assignment of any related Security Agreement and/or loan agreement (if such item is a document separate from the Mortgage), in recordable form (if recording is necessary to protect the rights of the secured party), executed by the applicable Mortgage Loan Seller (or the most recent assignee of record) in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3"; provided, if the related Security Agreement has been recorded in the name of MERS or its designee, no assignment of Security Agreement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related assignment of Security Agreement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of security agreements maintained by MERS;

            (viii) originals (with respect to the Mortgage Note) or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof in connection with the Mortgage Loan or Serviced Whole Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a marked-up written commitment, interim binder or the pro forma title insurance policy marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

            (x) the original or, to the extent the Servicer has the original, a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan or Serviced Whole Loan and any intervening assignments;

            (xi) all UCC Financing Statements (other than UCC-3 assignments to the Trustee) and continuation statements or copies thereof, as filed, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing acceptable to the Trustee sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property, and to transfer such security interest to the Trustee, or alternatively, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC-11, or printouts from on-line confirmations;

            (xii) all UCC Financing Statements (including financing statements in lieu of continuation statements and UCC-3 financing statements) in favor of the Trustee in form that is complete and suitable for filing or recording, as appropriate, acceptable to the Trustee sufficient to assign the security interest held by the originator of the Mortgage Loan or Serviced Whole Loan or its assignee, or alternatively if the UCC Financing Statements in favor of the Trustee have been filed or recorded, a UCC acknowledgement form, UCC search from a reputable search firm, printout from UCC-11, or printouts from online confirmations; provided, if the related UCC Financing Statement has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as (and the Trustee shall take all necessary actions to confirm that it is shown as) the owner of the related UCC Financing Statement on the records of MERS for purposes of the system of recording transfers of beneficial ownership of UCC financing statements maintained by MERS;

            (xiii) the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

            (xiv) with respect to the Mortgage Loans with Additional Debt listed on Schedule 2 hereto, an original or copy of the subordination agreement (if any), pursuant to which such Additional Debt will be fully subordinated to such Mortgage Loan and copies of the Additional Debt documents in the possession of the applicable Mortgage Loan Seller;

            (xv) with respect to any Mortgage Loan or Serviced Whole Loan secured by a ground lease, an original or copy of the related ground lease;

            (xvi) an original or copy of any escrow agreement;

            (xvii) the appropriate assignment documentation related to any letter of credit securing such Mortgage Loan;

            (xviii) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

            (xix) a copy (the original is held by the Servicer pursuant to Section 2.01(b)) of any letter of credit for the benefit of the lender securing such Mortgage Loan or Serviced Whole Loan;

            (xx) the original of any cash management or similar agreement executed by the Mortgagor under the Mortgage Loan;

            (xxi) in the case of any Whole Loan, a copy of the related Co-Lender Agreement;

            (xxii) [Reserved];

            (xxiii) a copy of the related Mortgage Loan Checklist;

            (xxiv) with respect to a Non-Serviced Mortgage Loan, a copy of the related Non-Serviced Mortgage Loan Pooling Agreement; and

            (xxv) with respect to any Mortgage Loan secured by a ground lease, an original or a copy of the related ground lease estoppel;

provided, however, that whenever the term "Mortgage File" is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby; provided, further, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank or to "Wells Fargo Bank, N.A., as Trustee for the registered holders of GE Commercial Mortgage Corporation Commercial-Mortgage Pass-Through Certificates, Series 2004-C3" and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee (in which case, the proviso in clause (iii) shall apply).

            With respect to a Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Mortgage Note (and all intervening endorsements) evidencing such Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing such Non-Serviced Mortgage Loan. With respect to the Strategic Hotel Portfolio B Note, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of an original of the related Mortgage Notes.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. As used herein, the term "Mortgage Loan" shall include each Strategic Hotel Portfolio Individual B Note.

            "Mortgage Loan Checklist": The table of contents provided by each Mortgage Loan Seller with each closing binder delivered to the Trustee pursuant to Section 2.02.

            "Mortgage Loan Purchase Agreement": Each of the agreements between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

            (i) the loan i.d. number (as specified in Annex A to the Prospectus);

            (ii) the Sponsor's name (as specified in Annex A to the Prospectus);

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at origination;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) original term to stated maturity or Anticipated Prepayment Date, (b) remaining term to stated maturity or Anticipated Prepayment Date and (c) Maturity Date or Anticipated Prepayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the applicable Administrative Cost Rate;

            (xii) the applicable Servicing Fee Rate;

            (xiii) whether the Mortgage Loan is an Actual/360 Mortgage Loan;

            (xiv) whether such Mortgage Loan has an Anticipated Prepayment Date;

            (xv) the Revised Rate of such Mortgage Loan, if any;

            (xvi) whether such Mortgage Loan is secured by the related Mortgagor's interest in a ground lease;

            (xvii) identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

            (xviii) the originator of such Mortgage Loan;

            (xix) whether such Mortgage Loan has a guarantor;

            (xx) whether such Mortgage Loan's Principal Balance is secured by a letter of credit (excluding any letter of credit provided in lieu of cash reserves);

            (xxi) whether such Mortgage Loan secures a hospitality property; and

            (xxii) the applicable Loan Group to which such Mortgage Loan belongs.

            Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of: (1) General Electric Capital Corporation, a Delaware corporation or its respective successors in interest,
(2) German American Capital Corporation, a Maryland corporation, or its respective successors in interest and (3) Bank of America, N.A., a national banking association, or its respective successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Non-Serviced Companion Loans, Serviced Pari Passu Loans or Serviced B Notes or any REO Loan related to any of such Non-Serviced Companion Loans, Serviced Pari Passu Loans or Serviced B Notes.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note (or successor REO Loan) on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Excess Rate or any default rate; (ii) any Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note (or successor REO Loan) after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date; provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month and (B) preceding the Due Date in March will be determined inclusive of amounts withheld from the immediately preceding February and, if applicable, January.

            "Mortgaged Property": The real property subject to the lien of a Mortgage together with improvements thereon.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Investment Earnings": With respect to any of the Certificate Account, Serviced Whole Loan Custodial Account or any REO Account for any specified period of determination, the specified amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Certificate Account, Serviced Whole Loan Custodial Account or any REO Account for any specified period of determination, the specified amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan (or related REO Loan), as of any date of determination, a rate per annum equal to the related Mortgage Rate in effect from time to time, minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of "Net Operating Income" endorsed and put forth by the Mortgage Bankers Association and the CMSA.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Lower-Tier REMIC, including any lease renewed, modified or extended on behalf of the Trust and, in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Offered Certificates": The Certificates other than the Offered Certificates.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable (including amounts of principal and/or interest otherwise accrued on the Mortgage Loan but due to action of the Special Servicer in enforcing such Mortgage Loan, including modification of the Mortgage Loan in a bankruptcy or similar proceeding or by voluntary work-out, such amounts are deemed to be no longer due by the Borrower), together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Servicer, the Special Servicer or the Trustee, as applicable, that the Servicer or the Trustee has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder and the Depositor (and the Special Servicer in the case of the Servicer, and the Servicer in the case of the Special Servicer), in the case of the Servicer or the Special Servicer, and to the Depositor and the Directing Certificateholder, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's or the Special Servicer's determination that a P&I Advance is or would be nonrecoverable. The Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is or would be a Nonrecoverable Advance.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or REO Property which, in the reasonable judgment of the Servicer (determined in accordance with the Servicing Standard), the Trustee or the Special Servicer, as the case may be, will not be ultimately recoverable (including amounts of principal and/or interest otherwise accrued on the Mortgage Loan but due to action of the Special Servicer in enforcing such Mortgage Loan, including modification of the Mortgage Loan in a bankruptcy or similar proceeding or by voluntary work-out, such amounts are deemed to be no longer due by the Borrower), together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Property. The determination by the Servicer, the Trustee or the Special Servicer, as the case may be, that a Nonrecoverable Servicing Advance has been made or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Servicer (in the case of the Special Servicer), the Special Servicer (in the case of the Servicer), the Directing Certificateholder and the Depositor (and in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), in the case of the Servicer or the Special Servicer, and to the Depositor, the Directing Certificateholder, the Servicer and the Special Servicer (and in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or the Special Servicer, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's or the Special Servicer's determination that a Servicing Advance is or would be nonrecoverable. The Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is or would be a Nonrecoverable Advance.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class S, Class R or Class LR Certificate.

            "Non-Serviced A Notes": With respect to a Non-Serviced Whole Loan, the related Non-Serviced Pari Passu Loans and Non-Serviced Mortgage Loan.

            "Non-Serviced A-1 Note": With respect to a Non-Serviced Whole Loan, the related senior pari passu note that was first put into a securitization among the notes evidencing such Non-Serviced Whole Loan (which is (x) in the case of the DDR-Macquarie Portfolio Whole Loan, the DDR-Macquarie Portfolio A-1 Note, (y) in the case of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the 731 Lexington Avenue-Bloomberg Headquarters A-1 Note).

            "Non-Serviced B Note": With respect to a Non-Serviced Whole Loan, the related subordinate note, if any (which is the 731 Lexington
Avenue-Bloomberg Headquarters B Note in the case of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan). The DDR-Macquarie Portfolio Whole Loan does not have a related Non-Serviced B Note.

            "Non-Serviced Companion Loan": Each of the DDR-Macquarie Portfolio Companion Loans and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans.

            "Non-Serviced Mortgage Loan": Each of the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan.

            "Non-Serviced Mortgage Loan Pooling Agreement": With respect to the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the COMM 2004-LNB3 Pooling Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee": With respect to a Non-Serviced Mortgage Loan, the servicer fee applicable to such Non-Serviced Mortgaged Loan calculated at the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate and payable under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee Rate": With respect to a Non-Serviced Mortgage Loan, the servicer fee rate applicable to such Non-Serviced Mortgaged Loan as provided in the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Non-Serviced Mortgage Loan Servicer": With respect the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the COMM 2004-LNB3 Servicer.

            "Non-Serviced Mortgage Loan Special Servicer": With respect the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the COMM 2004-LNB3 Special Servicer.

            "Non-Serviced Mortgage Loan Trustee": With respect to the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the COMM 2004-LNB3 Trustee.

            "Non-Serviced Mortgaged Property": With respect to the DDR-Macquarie Portfolio Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the related Mortgaged Property or Mortgaged Properties, as the case may be.

            "Non-Serviced Pari Passu Loans": With respect to a Non-Serviced Whole Loan, the related Non-Serviced Companion Loans (other than any Non-Serviced B Note). The term "Non-Serviced Pari Passu Loans" shall not include the Non-Serviced Mortgage Loans.

            "Non-Serviced Whole Loan": Each of the DDR-Macquarie Portfolio Whole Loan and the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

            "Non-U.S. Person": Any Person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such Person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            "Notional Amount": As of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination, (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination and (v) with respect to any Component, as set forth in the definition of such Component.

            "Offered Certificates": The Class A (other than the Class A-1A Certificates), Class B, Class C, Class D and Class E Certificates.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC, Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to Section 6.04 or
(e) any opinion as to enforceability, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Option Price": As defined in Section 3.18(c).

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": With respect to the Class X-1 and Class X-2 Notional Amounts, the initial Notional Amounts thereof as of the Closing Date, as specified in the Preliminary Statement.

            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan or Serviced Whole Loan.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Servicer or the Trustee, pursuant to Section 4.03 or Section
7.05 of this Agreement.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

            "Parkwest II B Note": With respect to the Parkwest II Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as Parkwest II and designated as Promissory Note B, which is not included in the Trust, which is subordinated in right of payment to the Parkwest II Mortgage Loan as provided in the Parkwest II Co-Lender Agreement.

            "Parkwest II Co-Lender Agreement": With respect to the Parkwest II Whole Loan, the related intercreditor agreement by and between the Parkwest II Noteholders relating to the relative rights of such holders of the respective Parkwest II Mortgage Loan and the Parkwest II B Note, as the same may be amended from time to time in accordance with the terms thereof.

            "Parkwest II Mortgage Loan": With respect to the Parkwest II Whole Loan, the related promissory note made by the related Mortgagor and secured by the Mortgage on the Mortgaged Property identified as Parkwest II and designated as Promissory Note A, which is included in the Trust and which is senior in right of payment to the Parkwest II B Note as provided in the Parkwest II Co-Lender Agreement.

            "Parkwest II Noteholders": Collectively, the holder of the Mortgage Note for the Parkwest II Mortgage Loan and the Parkwest II B Note.

            "Parkwest II Whole Loan": Collectively, the Parkwest II Mortgage Loan and the Parkwest II B Note. References herein to the Parkwest II Whole Loan shall be construed to refer to the aggregate indebtedness under the Parkwest II Mortgage Loan and the Parkwest II B Note.

            "Pass-Through Rate" or "Pass-Through Rates": With respect to any Class of Uncertificated Lower-Tier Interests or Regular Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the Uncertificated Lower-Tier Regular Interests (other than the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests) shall equal the Weighted Average Net Mortgage Rate for such Distribution Date, (ii) the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Interests, the Pass-Through Rate of the Class of Related Certificates, (iii) the Class A-1 and Class A-2 Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv) the Class A-3 Certificates shall equal the lesser of 4.8650% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date, (v) the Class A-4 Certificates shall equal the lesser of 5.1890% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date, (vi) the Class B Certificates shall equal the Weighted Average Net Mortgage Rate for such Distribution Date less 0.14% per annum, (vii) the Class C Certificates shall equal the Weighted Average Net Mortgage Rate for such Distribution Date less 0.09% per annum, (viii) the Class D, Class E, Class F, Class G and Class H Certificates shall equal the Weighted Average Net Mortgage Rate for such Distribution Date, (ix) the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall equal the lesser of 4.8760% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date, (x) the Class X-1 Certificates shall equal the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-1 Notional Amount, (xi) the Class X-2 Certificates shall equal the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-2 Notional Amount and (xii) with respect to each Class of Class SHP Certificates, the Net Mortgage Rate of the Strategic Hotel Portfolio Individual B Note with a corresponding numerical designation. The Pass-Through Rate for each Component shall equal the Pass-Through Rate for the Related Certificates.

            "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent Late Payment Charges or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

            "Percentage Interest": As to any Certificate (other than the Class S or Residual Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class S or Residual Certificate, the percentage interest is set forth on the face thereof.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued or managed by the Depositor, the Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that have a remaining term to maturity of one year or less at the time of acquisition; provided that, any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (and, in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) as evidenced in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that have a remaining term to maturity of one year or less at the time of acquisition and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest rating categories of each of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (and, in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities), as evidenced in writing;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above that also has a long term unsecured debt rating of at least "A" by S&P;

            (iv) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a remaining term to maturity of one year or less at the time of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (and, in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one year or less after the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency (if not rated by Moody's, its equivalent by at least one nationally recognized rating agency);

            (vi) any money market funds including those managed or advised by the Trustee or its affiliates rated in the highest rating categories of each of Moody's and S&P; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates (and, in the case of an investment that relates to a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities) that are currently being rated by each Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case (a) the investment shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Transferee" Any Person who is a Qualified Institutional Buyer.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, REO Account." Any such account or accounts shall be an Eligible Account.

            "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes; provided that it is assumed that such Mortgage Loan with an Anticipated Prepayment Date prepays on such date.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans that were subject to Principal Prepayment in full or in part or as to which Insurance Proceeds and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Mortgage Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans on the amount of such Principal Prepayments or Insurance Proceeds and Condemnation Proceeds after the Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Rate (exclusive of Excess Interest) for such Mortgage Loan on the amount of such Principal Prepayment or Insurance Proceeds and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prime Rate": The "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time. The Trustee shall notify in writing both the Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

            "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero. Notwithstanding the foregoing, for purposes of determining the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, Principal Shortfall shall mean the Loan Group 1 Principal Shortfall or the Loan Group 2 Principal Shortfall, as applicable.

            "Private Placement Memorandum": Collectively, the Private Placement Memoranda, each dated July 16, 2004, pursuant to which the Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class S, Class R and Class LR Certificates will be offered for sale.

            "Privileged Person": Any of the following: a party to this Agreement, a Rating Agency, a designee of the Depositor (including any financial market publisher), the initial Directing Certificateholder, the Class SHP Privileged Person and any other person who delivers to the Trustee in the form attached hereto as Exhibit L (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Certificate Owner of a Certificate, a prospective purchaser of a Certificate, Intex Solutions, Inc. or Trepp LLC.

            "Prospectus": The Prospectus dated July 6, 2004, as supplemented by the Prospectus Supplement dated July 16, 2004, relating to the offering of the Offered Certificates.

            "Purchase Option":  As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan (or related REO
Loan) to be purchased by a Mortgage Loan Seller pursuant to Section 3 of the related Mortgage Loan Purchase Agreement, by the Directing Certificateholder or the Special Servicer pursuant to Section 3.18(c), by the Class SHP Directing Certificateholder pursuant to Section 3.18(m) or by the Servicer or the Special Servicer pursuant to Section 9.01(b) a price equal to:

            (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

            (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (or, if the Mortgage Loan has an interest accrual period that ends on or after such Due Date, through the end of such interest accrual period); plus

            (iii) all related Servicing Advances (including, in the case of a Non-Serviced Mortgage Loan, the pro rata portion (based on the related Stated Principal Balance) of a servicing advance made pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement that is allocable to such Non-Serviced Mortgage Loan) that are unreimbursed out of collections on the related Mortgage Loan and accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the related Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer); plus

            (iv) any Liquidation Fee due pursuant to Section 3.11 hereunder that is allocable to such Mortgage Loan; plus

            (v) if such Mortgage Loan (or related REO loan) is being purchased by a Mortgage Loan Seller pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (iii) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any amounts previously reimbursed from the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, in each case, with interest thereon at the Reimbursement Rate.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "Qualified    Institutional    Buyer":   As   defined   in

Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with (or whose obligations are guaranteed or backed (pursuant to legally binding arrangements) by an entity with) a minimum claims paying ability rating of at least "A3" by Moody's (or, if not rated by Moody's, "A" by S&P) and "A" by S&P and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has (or whose obligations are guaranteed or backed (pursuant to legally binding arrangements) by an entity that has) a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate and Serviced Pari Passu Loan Securities, but in no event lower than "A3" by Moody's (or, if not rated by Moody's, "A" by S&P) and "A" by S&P, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates or Serviced Pari Passu Loan Securities that are then currently being rated by such Rating Agency.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution, among other things: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment which is less than 12 months old that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel; and (xvi) with respect to a Group 2 Mortgage Loan, be of the same property type as such Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that, no individual mortgage rate shall be lower than the highest Pass-Through Rate (that is a fixed rate not subject to a cap equal to the Weighted Average Net Mortgage Rate) of any Class of Certificates (other than the Class SHP Certificates) having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in July 2039, the first Distribution Date following the 24th month following the end of the stated amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

            "Rating Agency": (i) With respect to each Class of Certificates, each of Moody's and S&P or their successors in interest and (ii) with respect to any provisions relating to any Serviced Pari Passu Loan that secures Serviced Pari Passu Loan Securities, each rating agency then rating any related class of such Serviced Pari Passu Loan Securities or their successors in interest. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" with respect to each of S&P, Fitch and DBRS and "Aaa" with respect to Moody's, and in the case of any other rating agency shall mean its highest rating category without regard to any plus or minus or numerical qualification. With respect to clause (i) above, if neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Special Servicer and the Servicer, and specific ratings of Moody's and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registrar Office":  As defined in Section 5.02(a).

            "Regular Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class SHP-1, Class SHP-2, Class SHP-3, Class SHP-4, Class X-1 and Class X-2 Certificates.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Book-Entry Certificates": With respect to any Class of Certificates (other than any ERISA Restricted Certificate, without giving effect to clause (b)(ii) of the definition thereof) offered and sold outside of the United States in reliance on Regulation S, a single Book-Entry Certificate, in definitive, fully registered form, without interest coupons.

            "Regulation S Investor": With respect to a transferee of a Regulation S Book Entry Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(e) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate and shall be compounded annually.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Component": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates and related Components set forth below; for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests and related Components set forth below; and for the following Components, the related Class of Certificates and related Class of Uncertificated Lower-Tier Interests set forth below:

                                                Related Uncertificated
       Related Certificate                        Lower-Tier Interest                    Related Component
       -------------------                        -------------------                    -----------------
Class A-1 Certificate              Class LA-1-1 Uncertificated Interest                Class A-1-1 Component
                                   Class LA-1-2 Uncertificated Interest                Class A-1-2 Component
                                   Class LA-1-3 Uncertificated Interest                Class A-1-3 Component
                                   Class LA-1-4 Uncertificated Interest                Class A-1-4 Component
Class A-2 Certificate              Class LA-2-1 Uncertificated Interest                Class A-2-1 Component
                                   Class LA-2-2 Uncertificated Interest                Class A-2-2 Component
                                   Class LA-2-3 Uncertificated Interest                Class A-2-3 Component
                                   Class LA-2-4 Uncertificated Interest                Class A-2-4 Component
                                   Class LA-2-5 Uncertificated Interest                Class A-2-5 Component
                                   Class LA-2-6 Uncertificated Interest                Class A-2-6 Component
Class A-3 Certificate              Class LA-3-1 Uncertificated Interest                Class A-3-1 Component
                                   Class LA-3-2 Uncertificated Interest                Class A-3-2 Component
                                   Class LA-3-3 Uncertificated Interest                Class A-3-3 Component
                                   Class LA-3-4 Uncertificated Interest                Class A-3-4 Component
                                   Class LA-3-5 Uncertificated Interest                Class A-3-5 Component
Class A-4 Certificate              Class LA-4-1 Uncertificated Interest                Class A-4-1 Component
                                   Class LA-4-2 Uncertificated Interest                Class A-4-2 Component
Class A-1A Certificate             Class LA-1A-1 Uncertificated Interest               Class A-1A-1 Component
                                   Class LA-1A-2 Uncertificated Interest               Class A-1A-2 Component
                                   Class LA-1A-3 Uncertificated Interest               Class A-1A-3 Component
                                   Class LA-1A-4 Uncertificated Interest               Class A-1A-4 Component
                                   Class LA-1A-5 Uncertificated Interest               Class A-1A-5 Component
                                   Class LA-1A-6 Uncertificated Interest               Class A-1A-6 Component
                                   Class LA-1A-7 Uncertificated Interest               Class A-1A-7 Component
                                   Class LA-1A-8 Uncertificated Interest               Class A-1A-8 Component
                                   Class LA-1A-9 Uncertificated Interest               Class A-1A-9 Component
                                   Class LA-1A-10 Uncertificated Interest              Class A-1A-10 Component
                                   Class LA-1A-11 Uncertificated Interest              Class A-1A-11 Component
                                   Class LA-1A-12 Uncertificated Interest              Class A-1A-12 Component
                                   Class LA-1A-13 Uncertificated Interest              Class A-1A-13 Component
                                   Class LA-1A-14 Uncertificated Interest              Class A-1A-14 Component
Class B Certificate                Class LB Uncertificated Interest                    Class B Component
Class C Certificate                Class LC Uncertificated Interest                    Class C Component
Class D Certificate                Class LD-1 Uncertificated Interest                  Class D-1 Component
                                   Class LD-2 Uncertificated Interest                  Class D-2 Component
Class E Certificate                Class LE-1 Uncertificated Interest                  Class E-1 Component
                                   Class LE-2 Uncertificated Interest                  Class E-2 Component
                                   Class LE-3 Uncertificated Interest                  Class E-3 Component
Class F Certificate                Class LF-1 Uncertificated Interest                  Class F-1 Component
                                   Class LF-2 Uncertificated Interest                  Class F-2 Component
                                   Class LF-3 Uncertificated Interest                  Class F-3 Component
Class G Certificate                Class LG-1 Uncertificated Interest                  Class G-1 Component
                                   Class LG-2 Uncertificated Interest                  Class G-2 Component
Class H Certificate                Class LH-1 Uncertificated Interest                  Class H-1 Component
                                   Class LH-2 Uncertificated Interest                  Class H-2 Component
                                   Class LH-3 Uncertificated Interest                  Class H-3 Component
Class J Certificate                Class LJ-1 Uncertificated Interest                  Class J-1 Component
                                   Class LJ-2 Uncertificated Interest                  Class J-2 Component
Class K Certificate                Class LK Uncertificated Interest                    Class K Component
Class L Certificate                Class LL-1 Uncertificated Interest                  Class L-1 Component
                                   Class LL-2 Uncertificated Interest                  Class L-2 Component
Class M Certificate                Class LM Uncertificated Interest                    Class M Component
Class N Certificate                Class LN Uncertificated Interest                    Class N Component
Class O Certificate                Class LO Uncertificated Interest                    Class O Component
Class P Certificate                Class LP Uncertificated Interest                    Class P Component
Class SHP-1 Certificate            Class LSHP-1 Uncertificated Interest                           N/A
Class SHP-2 Certificate            Class LSHP-2 Uncertificated Interest                           N/A
Class SHP-3 Certificate            Class LSHP-3 Uncertificated Interest                           N/A
Class SHP-4 Certificate            Class LSHP-4 Uncertificated Interest                           N/A

            "Release Date": The date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account and/or a Whole Loan REO Account, as applicable.

            "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(g).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (other than a Non-Serviced Mortgage
Loan) deemed for purposes hereof to be outstanding with respect to each REO Property (or in the case of a Mortgage Loan included in a Serviced Whole Loan, any of the Mortgage Loan, any Serviced Pari Passu Loan or any Serviced B Note comprising such Serviced Whole Loan). Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Lower-Tier REMIC, as applicable, and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Special Servicer or to the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(e) or
Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid or reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount" shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount," "Loan Group 1 Principal Distribution Amount" or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date related to the Determination Date, on or prior to which such collections were made (exclusive of any portion that constitutes Excess Interest); third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Servicer or Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges and Penalty Charges and (ii) Excess Interest and other amounts, in that order, provided, further, that if a Mortgage Loan that is a Non-Serviced Mortgage Loan (or a Serviced Whole Loan) becomes an REO Loan, the treatment of the foregoing amounts with respect to the Non-Serviced Mortgage Loan (or Serviced Whole Loan) shall be subject to the terms of the related Co-Lender Agreement and, in the case of a Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Pooling Agreement.

            "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

            "REO Property": A Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) acquired by the Special Servicer on behalf of, and in the name of, the Trustee, or a nominee of the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and, in the case of a related Mortgaged Property securing a Serviced Whole Loan, for the benefit of the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note, as their interests may appear) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Resolution Extension Period" shall mean:

            (a) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

            (b) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the Mortgage Loan Seller of written notice from the Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

            (c) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the Mortgage Loan Seller of written notice from the Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

            (d) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days; provided that, if the Mortgage Loan Seller did not receive written notice from the Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and clause (c) of this definition will be deemed to apply.

            The applicable Mortgage Loan Seller shall have an additional 90 days beyond any cure period specified above to cure such Material Document Defect or Material Beach; provided that, the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, Assistant Secretary, or trust officer in the corporate trust department of the Trustee, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the successor Trustee, or any other officer of the successor Trustee, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor Trustee, because of such officer's knowledge of and familiarity with the particular subject.

            "Revised Rate": With respect to those Mortgage Loans on the Mortgage Loan Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Prepayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Loan Documents.

            "Rule 144A Book-Entry Certificate": With respect to any Class of Certificates offered and sold in reliance on Rule 144A under the Securities Act, a single Book-Entry Certificate, in definitive, fully registered form without interest coupons.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors in interest.

            "Scheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan (other than the Strategic Hotel Portfolio B Note), the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments and Excess Interest) due on a Due Date in respect of such Mortgage Loan during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date, prior to, the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either
(i) paid by the Mortgagor as of the Business Day preceding the related P&I Advance Date (or, with respect to a Non-Serviced Mortgage Loan, to the extent remitted by the related Non-Serviced Mortgage Loan Master Servicer to the Servicer on or prior to the Business Day preceding the P&I Advance Date) (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments in respect of such Mortgage Loan to the extent received by the Servicer on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, and to the extent not included in clause (a) above.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Serviced B Note": Each of the Parkwest II B Note, the Belvedere Plaza B Note and the Strategic Hotel Portfolio B Note.

            "Serviced Mortgage Loan": Each of the Parkwest II Mortgage Loan, the Belvedere Plaza Mortgage Loan and the Strategic Hotel Portfolio Mortgage Loan.

            "Serviced Pari Passu Loan": Each of the Strategic Hotel Portfolio Pari Passu Loans.

            "Serviced Pari Passu Loan Securities": Any class of securities backed in whole or in part by any Serviced Pari Passu Loan.

            "Serviced Whole Loan": Each of the Parkwest II Whole Loan, the Belvedere Plaza Whole Loan and the Strategic Hotel Portfolio Whole Loan.

            "Serviced Whole Loan Custodial Account": With respect to each Serviced Whole Loan, the segregated account, accounts or sub-account, which may be a sub-account of the Certificate Account, created and maintained by the Servicer pursuant to Section 3.04(d) on behalf of the holders of any related Mortgage Loan or Serviced B Note, which shall be entitled "[NAME OF SERVICER], as Servicer, in trust for the Certificateholders and [NAMES OF THE HOLDERS OF ANY RELATED SERVICED B NOTE], as their interests may appear." Any such account(s) shall at all times be an Eligible Account(s) or sub-account(s) of Eligible Account(s).

            "Servicer": GEMSA Loan Services, L.P. and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) such Mortgage Loan or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) the related REO Property, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to the related Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any related REO Property, (vi) the maintenance of insurance (including under the Servicer's force-placed insurance policy) with respect to a Mortgaged Property and (vii) compliance by the Servicer or the Special Servicer, as applicable, with the Servicer's or Special Servicer's, as applicable, obligations set forth in Section 2.03(e). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan, Serviced Whole Loan or REO Property.

            "Servicing Fee": With respect to each Mortgage Loan, Serviced Pari Passu Loan and Serviced B Note and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": With respect to each Mortgage Loan and each Serviced Pari Passu Loan, a rate equal to the per annum rate set forth on the Mortgage Loan Schedule under the heading "Servicing Fee Rate," in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30 day months. With respect to the Belvedere Plaza B Note and the Parkwest II B Note, the servicing fee rate set forth in the related Co-Lender Agreement. With respect to the Strategic Hotel Portfolio B Note, 0.03% per annum (which includes a sub-servicing fee payable by the Servicer to the applicable Sub-Servicer).

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Released Bid": As defined in Section 7.01(f).

            "Servicing Retained Bid": As defined in Section 7.01(f).

            "Servicing Standard": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the occurrence of any of the following events:

            (i) either (x) with respect to any Mortgage Loan or Serviced Whole Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Whole Loan at its original maturity date or, if the original maturity date of such Mortgage Loan or Serviced Whole Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Serviced Whole Loan at its extended maturity date or
      (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, that if
      (1) the Mortgagor is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer (who shall, in turn, forward such notice to the Special Servicer and the Directing Certificateholder) within 30 days after such default), (2) such Mortgagor continues to make its Assumed Scheduled Payment, (3) no other Servicing Transfer Event has occurred with respect to the related Mortgage Loan or Serviced Whole Loan and (4) the Special Servicer and the Directing Certificateholder consents, a Servicing Transfer Event will not occur until 60 days beyond the related Maturity Date; provided, further, if the related Mortgagor has delivered to the Servicer (who shall, in turn, forward the same to the Special Servicer and the Directing Certificateholder), on or before the 60th day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer and the Directing Certificateholder, and the Mortgagor continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to such Mortgage Loan or Serviced Whole
      Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date and (2) the termination of the refinancing commitment; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the date upon which the Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that a payment default or any other default under the applicable loan documents that (with respect to such other default) would impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of any related Serviced Pari Passu Loan or Serviced B Note and would continue unremedied beyond the applicable grace period under the terms of the related loan documents (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related Mortgagor within 60 days or, except as provided in clause (i) above, in the case of a Balloon Payment, for at least 30 days; or

            (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; provided that, if such decree or order shall have been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan shall no longer be a Specially Serviced Loan and no Special Servicing Fees shall be payable with respect thereto; or

            (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) a default of which the Servicer or the Special Servicer has notice or actual knowledge (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to any Serviced Whole Loans, the holders of any related Serviced Pari Passu Loan or Serviced B Note) has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan or Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

            (viii) the Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

            With respect to the Strategic Hotel Portfolio Whole Loan, any consent right of the Directing Certificateholder specified above shall be exercised by the Class SHP Directing Certificateholder so long as no Strategic Hotel Portfolio Control Appraisal Event exists.

            A Servicing Transfer Event for a Mortgage Loan included in a Serviced Whole Loan will trigger a Servicing Transfer Event for any related Serviced Pari Passu Loan and/or Serviced B Note, and a Servicing Transfer Event for any Serviced Pari Passu Loan or Serviced B Note included in a Serviced Whole Loan will trigger a Servicing Transfer Event for the related Mortgage Loan.

            Notwithstanding the foregoing, with respect to the Strategic Hotel Portfolio Whole Loan, a Servicing Transfer Event that occurs as a result of the determination by the Servicer or the Special Servicer that a payment default is imminent, as described in clause (iii) above, will be delayed (unless an event described in clause (ii) or (vii) above has occurred that has not been or is not being cured by the related Mortgagor or unless an event described in clause (i),
(iv), (v), (vi) or (viii) above is also occurring) (a "Strategic Hotel Portfolio Special Servicing Delay") if, by the earlier to occur of the next Due Date on the Strategic Hotel Portfolio Whole Loan and the 5th Business Day following notice to the Class SHP Directing Certificateholder of such event (which notice shall be given no later than five Business Days prior to the next Due Date after the occurrence of such event), the Class SHP Directing Certificateholder shall have deposited with the Servicer an amount equal to the monthly debt service payment for the Strategic Hotel Portfolio Senior Loans due on the first Due Date following such deposit; provided, however, that such deposit shall be irrevocable at any time on or prior to such first Due Date. Such deposit shall be applied by the Servicer to debt service in the event that the related Mortgagor fails to make the monthly debt service payment on such Due Date (which deposit shall constitute a Strategic Hotel Portfolio Cure Event); provided, however,

                              (A) if the related Mortgagor makes the monthly
                        debt service payment on the first due date but the payment default described in clause (iii) above is still determined by the Servicer or the Special Servicer to be imminent, then the Servicer shall either (1) retain such deposit for application on the second Due Date following the date of such deposit, or (2) return such deposit to the Class SHP Directing Certificateholder on the Business Day following the written request for such return (so long as such request is made on or prior to the fifth Business Day following the Due Date following the date of deposit) (in which event there will no longer exist a Strategic Hotel Portfolio Special Servicing Delay and a Servicing Transfer Event may be determined to have occurred) and

                              (B) if the related Mortgagor makes the monthly
                        debt service payment on the first Due Date and the payment default described in clause (iii) above is no longer determined by the Servicer or the Special Servicer to be imminent, the Servicer shall return such deposit to the Class SHP Directing Certificateholder on the Business Day following the Due Date following the date of deposit.

            The right of the Class SHP Directing Certificateholder to effect a Strategic Hotel Portfolio Cure Event (as such term is defined in the Strategic Hotel Portfolio Co-Lender Agreement) or cause a Strategic Hotel Portfolio Special Servicing Delay is subject to the limitation that there be no more than three consecutive Strategic Hotel Portfolio Cure Events or Strategic Hotel Portfolio Special Servicing Delays, in any combination, and no more than an aggregate of three Strategic Hotel Portfolio Cure Events or Strategic Hotel Portfolio Special Servicing Delays in any twelve calendar month period. Any such deposit by the Class SHP Directing Certificateholder shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the Class SHP Directing Certificateholder shall be treated as the beneficial owner thereof or of any reimbursement from the Trust Fund, and shall be taxable on any reinvestment income thereon.

            Notwithstanding the foregoing, so long as the Class SHP Directing Certificateholder is exercising its right to cure a monetary event of default under the Strategic Hotel Portfolio Whole Loan pursuant to the Strategic Hotel Portfolio Co-Lender Agreement, neither the Servicer nor the Special Servicer may treat such event of default as such for purposes of (a) accelerating the Strategic Hotel Portfolio Whole Loan, (b) commencing foreclosure proceedings or
(c) making a determination that a Servicing Transfer Event has occurred with respect to the Strategic Hotel Portfolio Whole Loan.

            "Similar Law": As defined in Section 5.02(c).

            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class X, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

            "Special Servicer": Lennar Partners, Inc. and its successor in interest and assigns, or any Special Servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum computed on the basis of the actual principal balance of the related Mortgage Loan or Serviced Whole Loan and on the basis of a 360-day year with twelve 30-day months.

            "Specially Serviced Loan": As defined in Section 3.01(a).

            "Startup Day": The day designated as such in Section 10.01(b).

            "Stated Principal Balance": With respect to any Mortgage Loan (other than Non-Serviced Mortgage Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or prior to the immediately preceding Determination Date minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer;

            (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date;

            (iii) the principal portion of all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date; and

            (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or other modification of the Mortgage Loan that occurred prior to the Determination Date for the most recent Distribution Date.

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note as of the date of the related REO Acquisition, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan or Serviced Pari Passu Loan on or after the date of the related REO Acquisition; and

            (ii) the principal portion of all Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

            The Stated Principal Balance of a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the related Non-Serviced Mortgage Loan Pooling Agreement.

            With respect to any Serviced Pari Passu Loan or Serviced B Note, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Serviced Pari Passu Loan or Serviced B Note, plus (y) any Mortgage Deferred Interest added to the principal balance of such Serviced Pari Passu Loan or Serviced B Note on or prior to the immediately preceding Determination Date minus (z) the sum of:

            (i) the principal portion of each Monthly Payment due on and attributable to such Serviced Pari Passu Loan or Serviced B Note after the Cut-off Date, to the extent received from the Mortgagor;

            (ii) all Principal Prepayments received with respect to such Serviced Pari Passu Loan or Serviced B Note after the Cut-off Date;

            (iii) the principal portion of all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to and attributable to such Serviced Pari Passu Loan or Serviced B Note after the Cut-off Date; and

            (iv) any reduction in the outstanding principal balance of such Serviced Pari Passu Loan or Serviced B Note resulting from a Deficient Valuation or other modification of such Serviced Pari Passu Loan or Serviced B Note that occurred prior to the Determination Date for the most recent Distribution Date and in accordance with the terms of the related Co-Lender Agreement.

            With respect to any Serviced Whole Loan, as of any date of determination, the sum of (a) the amount calculated with respect to the Mortgage Loan related to such Serviced Whole Loan in accordance with the first paragraph of this definition and (b) the amount calculated with respect to any related Serviced Pari Passu Loan or Serviced B Note included in such Serviced Whole Loan in accordance with the second paragraph of this definition.

            A Mortgage Loan or any related REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Statement to Certificateholders of Class SHP Certificates": As defined in Section 4.02A(a).

            "Strategic Hotel Portfolio A/B Agreement Among Noteholders": That certain intercreditor agreement, dated as of July 23, 2004, by and among the holders of the Strategic Hotel Portfolio A Notes and the holder of the Strategic Hotel Portfolio B Note, as from time to time amended, supplemented or modified.

            "Strategic Hotel Portfolio A Notes": Collectively, the Strategic Hotel Portfolio Mortgage Loan, the Strategic Hotel Portfolio A-2 Note and the Strategic Hotel Portfolio A-3 Note.

            "Strategic Hotel Portfolio A Notes Intercreditor Agreement": That certain intercreditor agreement, dated as of July 23, 2004, by and among the holders of the Strategic Hotel Portfolio A Notes, in each case, relating to the relative rights of such holders, as the same may be further amended, modified or supplemented from time to time.

            "Strategic Hotel Portfolio A-2 Note": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory A-2 Note, which is not included in the Trust and which is senior in right of payment to the Strategic Hotel Portfolio B Note and pari passu in right of payment to the Strategic Hotel Portfolio Mortgage Loan and the Strategic Hotel Portfolio A-3 Note, as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio A-3 Note": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory A-3 Note, which is not included in the Trust and which is senior in right of payment to the Strategic Hotel Portfolio B Note and pari passu in right of payment to the Strategic Hotel Portfolio Mortgage Loan and the Strategic Hotel Portfolio A-2 Note, as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio B Note": Collectively, the Strategic Hotel Portfolio Note B-1, the Strategic Hotel Portfolio Note B-2, the Strategic Hotel Portfolio Note B-3 and the Strategic Hotel Portfolio Note B-4.

            "Strategic Hotel Portfolio Borrower Affiliate": Any affiliate of the related Mortgagor; provided that, for purposes of this definition, an "affiliate" shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a "Common Control Party"), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Strategic Hotel Portfolio Co-Lender Agreement": With respect to the Strategic Hotel Portfolio Mortgage Loan, the Strategic Hotel Portfolio Pari Passu Loans and the Strategic Hotel Portfolio B Note, collectively, (i) the Strategic Hotel Portfolio A/B Agreement Among Noteholders, and (ii) the Strategic Hotel Portfolio A Notes Intercreditor Agreement.

            "Strategic Hotel Portfolio Control Appraisal Event": A "Strategic Hotel Portfolio Control Appraisal Event" will exist with respect to the Strategic Hotel Portfolio Whole Loan, if and for so long as the Cut-off Date Principal Balance of the Strategic Hotel Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to the Strategic Hotel Portfolio B Note and any Appraisal Reduction Amounts and realized losses allocated to, and received on, the Strategic Hotel Portfolio B Note, is less than 25% of the Cut-off Date Principal Balance of the Strategic Hotel Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to, and received on, the Strategic Hotel Portfolio B Note.

            For purposes of determining whether a Strategic Hotel Portfolio Control Appraisal Event exists for a Strategic Hotel Portfolio Whole Loan, Appraisal Reduction Amounts for the Strategic Hotel Portfolio Whole Loan shall be allocated first to the related Strategic Hotel Portfolio B Note, and then to the Strategic Hotel Portfolio Mortgage Loan and the Strategic Hotel Portfolio Pari Passu Loans, on a pro rata basis (provided in each case any such Appraisal Reduction Amount shall not be allocated to the extent (but only to the extent) that the Strategic Hotel Portfolio B Note Principal Balance, net of such Appraisal Reduction Amounts, would be less than zero).

            "Strategic Hotel Portfolio Event of Default": An "Event of Default" as defined under the Strategic Hotel Portfolio Serviced Whole Loan documents.

            "Strategic Hotel Portfolio Individual B Note": Any of the Strategic Hotel Portfolio Note B-1, the Strategic Hotel Portfolio Note B-2, the Strategic Hotel Portfolio Note B-3 or the Strategic Hotel Portfolio Note B-4.

            "Strategic Hotel Portfolio Mortgage": The Mortgage securing the Strategic Hotel Portfolio Whole Loan.

            "Strategic Hotel Portfolio Mortgage Loan": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory A-1 Note, which is included in the Trust and which is senior in right of payment to the Strategic Hotel Portfolio B Note and pari passu in right of payment to the Strategic Hotel Portfolio A-2 Note and the Strategic Hotel Portfolio A-3 Note, as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio Mortgaged Property": The property or properties which secure the Strategic Hotel Portfolio Whole Loan.

            "Strategic Hotel Portfolio Note B-1": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory Note B-1, which is included in the Trust, and is subordinated in right of payment to the related Strategic Hotel Portfolio A Notes as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio Note B-2": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory Note B-2, which is included in the Trust, and is subordinated in right of payment to the related Strategic Hotel Portfolio A Notes and the Strategic Hotel Portfolio Note B-1 as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio Note B-3": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory Note B-3, which is included in the Trust, and is subordinated in right of payment to the related Strategic Hotel Portfolio A Notes, the Strategic Hotel Portfolio Note B-1 and the Strategic Hotel Portfolio Note B-2 as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio Note B-4": With respect to the Strategic Hotel Portfolio Whole Loan, the related promissory note made by the Strategic Hotel Portfolio Mortgagor and secured by the Mortgage on the Strategic Hotel Portfolio Mortgaged Property and designated as Promissory Note B-4, which is included in the Trust, and is subordinated in right of payment to the related Strategic Hotel Portfolio A Notes, the Strategic Hotel Portfolio Note B-1, the Strategic Hotel Portfolio Note B-2 and the Strategic Hotel Portfolio Note B-3 as provided in the Strategic Hotel Portfolio Co-Lender Agreement, as from time to time amended, supplemented, modified or replaced.

            "Strategic Hotel Portfolio Noteholders": Collectively, the holders of the Mortgage Note for the Strategic Hotel Portfolio Mortgage Loan, the Strategic Hotel Portfolio Pari Passu Loans and the Strategic Hotel Portfolio B Note.

            "Strategic Hotel Portfolio Notes": Collectively, the Strategic Hotel Portfolio Mortgage Loan, the Strategic Hotel Portfolio A-2 Note, the Strategic Hotel Portfolio A-3 Note and the Strategic Hotel Portfolio B Note.

            "Strategic Hotel Portfolio Pari Passu Loans": For so long as the Strategic Hotel Portfolio Mortgage Loan or a successor REO Mortgage Loan with respect to the Strategic Hotel Portfolio Mortgage Loan is part of the Mortgage Pool, the Strategic Hotel Portfolio A-2 Note and the Strategic Hotel Portfolio A-3 Note. The Strategic Hotel Portfolio Pari Passu Loans are not included in the Trust.

            "Strategic Hotel Portfolio Purchase Right": With respect to the Strategic Hotel Portfolio Whole Loan, the rights of the holder of the related B Note to purchase the Strategic Hotel Portfolio Mortgage Loan pursuant to the Strategic Hotels Portfolio Co-Lender Agreement.

            "Strategic Hotel Portfolio Whole Loan": The Strategic Hotel Portfolio Mortgage Loan, together with the Strategic Hotel Portfolio Pari Passu Loans and the Strategic Hotel Portfolio B Note. References herein to the Strategic Hotel Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Strategic Hotel Portfolio Mortgage Loan, the Strategic Hotel Portfolio Pari Passu Loans and the Strategic Hotel Portfolio B Note.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans or Serviced Whole Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loans as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, Part I of subchapter J of the Code together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

            "Third Party Appraiser": As defined in Section 3.18(e).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter": As defined in Section 5.02(d).

            "Trust": The trust created hereby and to be administered hereunder.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, any Serviced Whole Loan Custodial Account (to the extent such amounts are allocable to the related Mortgage Loan, pursuant to the related Co-Lender Agreement), the Distribution Account, any Servicing Accounts, the Interest Reserve Account, the Excess Interest Distribution Account and, if established, the REO Accounts (to the extent of the Trust Fund's interest therein); (iii) any REO Property (to the extent of the Trust Fund's interest therein) or beneficial interest in a Mortgaged Property acquired pursuant to the Non-Serviced Mortgage Loan Pooling Agreement; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans; (v) the Excess Liquidation Proceeds Reserve Account, (vi) the Uncertificated Lower-Tier Interests, and (vii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13 and 16 of each Mortgage Loan Purchase Agreement.

            "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor Trustee appointed as herein provided.

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid monthly on the Distribution Date to the Trustee as compensation for the Trustee's activities under this Agreement equal to the product of the Trustee Fee Rate and the Stated Principal Balance of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) as of the preceding Distribution Date.

            "Trustee Fee Rate": A rate equal to 0.00175% per annum.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Strategic Hotel Portfolio B Note Lower-Tier Interests": Any of the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-3-5, Class LA-4-1, Class LA-4-2, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LK, Class LL-1, Class LL-2, Class LM, Class LN, Class LO, Class LP, Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests.

            "Uncovered Prepayment Interest Shortfall": Any Prepayment Interest Shortfall in excess of the Compensating Interest Payment; provided, however, that with respect to any Class of Class SHP Certificates, the Uncovered Prepayment Interest Shortfall shall be calculated by offsetting the aggregate Compensating Interest Payment in respect of the Strategic Hotel Portfolio B Note against the aggregate Prepayment Interest Shortfall in respect of the Strategic Hotel Portfolio B Note.

            "Underwriters": Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.

            "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 3 where Monthly Payments pay interest only for a specified period of time set forth in the related loan documents and then pay principal and interest, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 3).

            "Underwritten Net Cash Flow": With respect to any Mortgaged Property, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

            "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

            (a) all Principal Prepayments received on the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (or, in the case of a Non-Serviced Mortgage Loan, the portion of such amounts payable to the related Non-Serviced A Notes pursuant to the related Co-Lender Agreement that is attributable to such Non-Serviced Mortgage Loan); and

            (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) and any REO Loans (other than an REO Loan in respect of the Strategic Hotel Portfolio B Note) on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (or, in the case of a Non-Serviced Mortgage Loan, the portion of such amounts payable to the related Non-Serviced A Notes pursuant to the related Co-Lender Agreement that is attributable to such Non-Serviced Mortgage Loan), but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

            "Upper-Tier Distribution Account": The segregated account, accounts or subaccount created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Upper-Tier Distribution Account," or maintained as a subaccount of the Distribution Account. Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Upper-Tier REMIC Distribution Account shall be an asset of the Upper-Tier REMIC.

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Dollars": Lawful money of the United States of America.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates (allocated to the Class X-1 and Class X-2 Certificates on a pro rata basis based on their respective outstanding Notional Amounts at the time of determination) and (ii) in the case of any other Class of Regular Certificates (other than the Class SHP Certificates) a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class SHP Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class SHP Certificates, Class S Certificates, Class R Certificates or the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note), weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

            "Whole Loan": Any Serviced Whole Loan and Non-Serviced Whole Loan, as applicable.

            "Whole Loan REO Account": As defined in Section 3.16(b).

            "Withheld Amounts": As defined in Section 3.25(a).

            "Workout-Delayed Reimbursement Amount": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advance, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Loan, (ii) the amount of such Advance (and interest thereon) becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents, and (iii) the Servicer has received notice thereof from the Special Servicer with information sufficient to enable the Servicer to calculate such amount. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan (other than a Non-Serviced Mortgage Loan), as set forth in
Section 3.11(b).

            "Workout Fee Rate": A fee of 1.0% of each collection (other than Excess Interest and Default Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including, but not limited to, (i) Monthly Payments, (ii) Balloon Payments, (iii) prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

            "Yield Maintenance Charge": With respect to any Mortgage Loan or REO Loan, the yield maintenance charge set forth in the related loan documents; provided that, no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the related Mortgage Loan.

            Section 1.02 Certain Calculations.

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest (other than as provided in the loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

            (iii) Any reference to the Certificate Balance of any Class of Regular Certificates (other than the Class X Certificates) on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a),
      (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b) and (d) any recoveries on the related Mortgage Loan of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, which recoveries are allocated to such Class and added to the Certificate Balance pursuant to Section 4.04(a). The calculation of Voting Rights hereunder shall not be affected by an Appraisal Reduction.

            (iv) For purposes of calculations required herein, Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related loan documents may provide otherwise.

                               [End of Article I]

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor hereby establishes the Trust as a common-law trust under the laws of the State of New York and designates the Trust as "GE Commercial Mortgage Corporation Trust, Series 2004-C3." Concurrently with the execution and delivery hereof, the Depositor does hereby assign, sell, transfer and convey to the Trustee, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), on behalf of the Trust, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date) and, in the case of a Mortgage Loan included in a Non-Serviced Whole Loan, is subject to the related Co-Lender Agreement. Such assignment of a Non-Serviced Mortgage Loan, and, the right to service such Mortgage Loan, are further subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement and the related Co-Lender Agreement. In connection with the transfer and assignment set forth in this Section 2.01, the Depositor shall make a cash deposit to the Certificate Account in an amount equal to the Interest Deposit Amount. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3, 9, 11, 13 and 16 of each of the Mortgage Loan Purchase Agreements, it is intended that the Trustee get the benefit of Sections 8, 10 and 12 thereof in connection with any exercise of rights under such assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 8, 10 and 12 in connection therewith.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note, a copy of the Mortgage, a copy of any related ground leases, the originals of any related letters of credit, the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) and with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, for each Mortgage Loan so assigned, with copies to the Servicer and, within 45 days following the Closing Date, the remaining documents in the Mortgage File for each such Mortgage Loan; provided, however, that if any Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related ground lease, the originals of any related letters of credit, the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) or with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the Mortgage Loan Seller delivers such document to the Trustee within 15 days following the Closing Date. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee. The Trustee shall provide a certification (in the form attached hereto as Exhibit I-1) on the Closing Date that all Mortgage Notes or an appropriate lost note affidavit and indemnification, a copy of the Mortgage, a copy of any related ground leases, the originals of any related letters of credit, the lenders title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) and, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter due on the Closing Date have been delivered (with any exceptions noted). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that, a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy; provided that, in no event shall such extension exceed 24 months after the Closing Date). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that, a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby within 45 days following the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by such Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b). If, within 45 days following the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (vii) or (xii) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) by delivering with respect to such Mortgage Loan within 45 days following the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that, all required original assignments with respect to such Mortgage Loan (except for any Mortgage which has been recorded in the name of MERS or its designee), in fully complete and recordable form, are delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit; provided that, in no event shall such extension exceed 24 months after the Closing Date). Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) of the definition of "Mortgage File," the Servicer shall hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering the original of such document to the Trustee, who will certify receipt of such document, and forward the original to the Servicer and retain a copy of the applicable document, and the Trustee shall appoint the Servicer as custodian and the Servicer shall accept such appointment with respect to such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Servicer to draw on such letter of credit. In the event that the documents specified in clause (xvii) of the definition of "Mortgage File" are missing because the related assignment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Servicer.

            (c) Except under the circumstances provided for in the last sentence of this subsection (c), each of the Trustee (with respect to each of the Mortgage Loans other than the GACC Mortgage Loans) and GACC (with respect to each of the GACC Mortgage Loans), at the related Mortgage Loan Seller's expense, shall promptly (and in any event (i) with respect to the Trustee, within 90 days of the later of the Closing Date and the Trustee's actual receipt of the related documents including all recording information necessary to complete the related documents and (ii) with respect to GACC, within 90 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and
(v) of the definition of "Mortgage File" and each financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such financing statement in lieu of a continuation statement and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. If any such document or instrument is determined to be incomplete or not to meet the filing requirements of the jurisdiction in which it is recorded or filed, or is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein on or about 180 days after the Closing Date, the Trustee shall prepare or cause to be prepared at the expense of the related Mortgage Loan Seller a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) and (v) of the definition of "Mortgage File," or to file any financing statement in lieu of a continuation statement and UCC-3 to the Trustee referred to in clause (xii) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (such opinion to be provided by the applicable Mortgage Loan Seller and which opinion shall not be an expense of the Trustee, the Trust Fund or the holder of any Serviced Pari Passu Loan or Serviced B Note) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor or against the rights of any third party including any government entity. If such an assignment is not recorded or filed pursuant to the preceding sentence, the Mortgage Loan Seller shall be responsible for any losses occurring as the result of the Trustee or Servicer's failure to receive notice of any action taken with respect to the Mortgaged Property by a third party.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Mortgage Loans and originals or copies of all financial statements, operating statements, appraisals, environmental/engineering reports, environmental insurance policies, the Mortgage Loan Seller's asset summary and original underwriting, closing documents, leases, rent rolls and legal opinions and any other documents in the possession of the Mortgage Loan Seller, and any other information provided by the respective Mortgagor from time to time, that are not required to be a part of a Mortgage File in accordance with the definition thereof (such documents, the "Credit File") together with copies of all documents in each Mortgage File, shall be delivered to the Servicer on or before the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests); provided, however, that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, internal notes, attorney-client privileged communications or credit analyses.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days of the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

            (g) The Trustee shall hold all such documents, records and funds on behalf of the Trust in trust for the benefit of the Certificateholders.

            Section 2.02 Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02 and to any exceptions noted on the Trustee Exception Report, of the applicable documents specified in clause (i), (ii), (ix), (xv), (xviii) and
(xix) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents (other than the documents referred to in clause (xix) of the definition of "Mortgage File," with respect to which the Trustee shall forward such documents to the Servicer pursuant to Section 2.01(b)) and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders (and as holder of the Uncertificated Lower-Tier Interests). To the extent that the Mortgage File for a Mortgage Loan included in a Serviced Whole Loan relates to a Serviced Pari Passu Loan or a Serviced B Note, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the holder of any related Serviced Pari Passu Loan or Serviced B Note.

            (b) Within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) (the "Initial Certification Date"), the Trustee or a Custodian on its behalf shall review each of the loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than 120 days after the Closing Date), the Trustee shall certify in writing (in the form attached hereto as Exhibit I-2) to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (and, in the case of the Strategic Hotel Portfolio Whole Loan, the Class SHP Directing Certificateholder) (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certificate), the Mortgage Loan Sellers, that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) and except as specifically identified in any exception report annexed thereto, (i) all documents specified in clauses (i) through (v), (ix),
(x), (xi), (xii), (xvi) and (xix) (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File as indicated by the Mortgage Loan Checklist delivered by each Mortgage Loan Seller with each closing document binder) (or, with respect to clause (xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct. With respect to each Mortgage Loan, the related Mortgage Loan Seller shall provide to the Trustee a Mortgage Loan Checklist, upon which the Trustee may rely in determining which documents should be part of the Mortgage File. With respect to each Mortgage Loan listed on an exception report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            (c) The Trustee or a Custodian on its behalf shall review each of the Loan documents received thereby subsequent to the Closing Date; and, every 90 days following the Initial Certification Date until the date that all exceptions are eliminated. The Trustee shall certify in writing and shall deliver such writing electronically to each of the Depositor, the Servicer, the Directing Certificateholder, the Special Servicer, the applicable Mortgage Loan Seller (in the case of the Strategic Hotel Portfolio Whole Loan, the Class SHP Directing Certificateholder) that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) or any Mortgage Loan specifically identified in any exception report annexed thereto (i) all documents specified in clauses (i) through (v), (ix) through (xii), (xvi) and (xix) (or, with respect to clause
(xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the penultimate sentence of Section 2.01(b) hereof), if any, of the definition of "Mortgage File," as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) beyond review of the Mortgage Loan Checklist and confirmation that the listed documents are present, to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x) and (xiv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or
(ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the documents described in clause (xii) of the definition of "Mortgage File," to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Seller. The UCC Financing Statements to be assigned to the Trust will be delivered on current national forms, in recordable form and will be filed by the Trustee in the state of incorporation of the related Mortgagor(s) as indicated on the documents provided.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian discovers a "Document Defect" the Trustee shall promptly so notify the Depositor, the Directing Certificateholder, the Servicer, the Special Servicer, the applicable Mortgage Loan Seller (in the case of the Strategic Hotel Portfolio Whole Loan, the Class SHP Directing Certificateholder), (and in no event later than 90 days after the Closing Date and every quarter thereafter, commencing with the quarter ending September,
2004) by providing to each a written report delivered electronically (the "Trustee Exception Report"), setting forth for each affected Mortgage Loan, with particularity, the nature of such Document Defect (in form reasonably acceptable to the Trustee and the Mortgage Loan Seller and specifically identifying items required to be in the Mortgage File but never delivered and items which were delivered by the Mortgage Loan Seller but are out for recording and have not been returned by the recorder's office).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note, and to the Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            (b) If any party hereto discovers that any document constituting a part of a Mortgage File (other than the document specified in clause (xxiii) of the definition of "Mortgage File") has not been delivered, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of any Mortgage Loan Seller made pursuant to Section 2(b) of the related Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the related Mortgage Loan Seller, the other parties hereto, the Directing Certificateholder, the holder of any Serviced Pari Passu Loan or any Serviced B Note. If any such Document Defect or Breach materially and adversely affects the value of any Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any Certificateholders, including any economic interest in any Mortgage Loan, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii),
(ix), (xv), (xviii) and (xix) of the definition of "Mortgage File" are not delivered as required in Section 2.01(b), it shall be deemed a Material Document Defect. Promptly upon receiving written notice of any such Material Document Defect or Material Breach with respect to a Mortgage Loan (including through a written notice given by any party hereto, as provided above), the Special Servicer shall and the Servicer or the Trustee may, request that the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach) (any such 90-day period, the "Initial Resolution Period"), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the applicable Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that, in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Servicer for deposit into the Certificate Account (or, with respect to a Serviced Whole Loan, the related Serviced Whole Loan Custodial Account) any Substitution Shortfall Amount in connection therewith; provided, however, that with respect to any Material Document Defect arising from a missing document as to which the Trustee certified its possession of such document on the Closing Date pursuant to the third sentence of Section 2.01(b), the related Mortgage Loan Seller shall have 30 days to cure such Material Document Defect; provided, further, that if
(i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan. The applicable Mortgage Loan Seller shall have an additional 90 days (without duplication of the additional 90-day period set forth in the last sentence of the definition of Resolution Extension Period) to cure such Material Document Defect or Material Beach; provided that, the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by the Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center (operated by the Mortgagor) property, then the failure to deliver to the Trustee copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Document Defect.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the applicable Mortgage Loan Seller as contemplated by this Section 2.03(b), then, prior to the subject repurchase, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that, no such termination shall be effected unless and until the Directing Certificateholder, if one is then acting, has consented in its sole discretion and the Trustee has received from the applicable Mortgage Loan Seller
(i) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur and (ii) written confirmation from each Rating Agency that the then current rating assigned to any of the Certificates or any class of Serviced Pari Passu Loan Securities that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason of such termination; provided, further, that the Mortgage Loan Seller, in the case of the related Mortgage Loans, may, at its option and within 30 days, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person acting on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of
(i) determining the materiality of any Breach or Defect, as the case may be, and
(ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or Cross-Collateralized Group, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or Cross-Collateralized Group if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan documents (and such Mortgaged Property is, in fact, released) and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur.

            The obligations of the Mortgage Loan Seller to repurchase any Mortgage Loan pursuant to this Section 2.03 or the Mortgage Loan Purchase Agreement, as applicable, extends to any REO Loan as to which a Material Document Defect or Material Breach existed as to the subject predecessor Mortgage Loan prior to the related Mortgaged Property becoming an REO Property and either (i) the party having the repurchase obligation had been notified of the Material Document Defect or Material Breach at least 90 days prior to such Mortgaged Property becoming an REO Property or (ii) such Material Breach (A) materially and adversely affects the value of such REO Property or any material additional collateral and (B) should not have been discovered by the Special Servicer using reasonable due diligence prior to the date that such Mortgaged Property became an REO Property.

            (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced
Loan) shall each tender to the applicable Mortgage Loan Seller, upon delivery
(i) to each of the Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Trustee by the Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned in the form of endorsement or assignment provided to the Trustee by the applicable Mortgage Loan Seller, as the case may be, to the applicable Mortgage Loan Seller in the same manner as provided in Section 3 of the related Mortgage Loan Purchase Agreement; provided, however, that the Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the Mortgage Loan Seller in connection with such Mortgage Loan Seller's preparation of such endorsement or assignment.

            (d) Section 3 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements.

            (e) The Special Servicer shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the applicable Mortgage Loan Seller under
Section 3 of the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage Loan Seller; second, pursuant to
Section 3.05(a)(vii) (with respect to the related Mortgage Loan (other than the Strategic Hotel Portfolio B Note)) or Section 3.05(e)(vii) (with respect to any Serviced Whole Loan), out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) (with respect to the related Mortgage Loan (other than the Strategic Hotel Portfolio B
Note)) or Section 3.05(e)(viii) (with respect to any Serviced Whole Loan), out of general collections on the Mortgage Loans on deposit in the Certificate Account and/or Serviced Whole Loan Custodial Account, as applicable, in each case with interest thereon at the Reimbursement Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed.

            Section 2.04 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) in exchange for the property comprising the Lower-Tier REMIC, acknowledges the issuance of the Uncertificated Lower-Tier Interests and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class S and Class LR Certificates) and acknowledges the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, receipt of which is hereby acknowledged, and
(ii) immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

            The Trustee hereby acknowledges the assignment to it of the Excess Interest and, concurrently with such assignment, acknowledges the issuance of the Class S Certificates, which are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion of the Trust Fund shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                               [End of Article II]

                                  ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01 Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the applicable Mortgage Loans, Serviced Pari Passu Loans and Serviced B Notes it is obligated to service pursuant to this Agreement (which Mortgage Loans specifically exclude the Non-Serviced Mortgage Loans) on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (and, in the case of the Serviced Whole Loans, the holders of the related Serviced Pari Passu Loans and Serviced B Notes, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan) and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (as determined by the Servicer or the Special Servicer, as the case may be, in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of each Serviced Whole Loan, the terms of the related Serviced Pari Passu Loan or Serviced B Note and the related Co-Lender Agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans (and, in the case of any Serviced Whole Loan, any Serviced Pari Passu Loans and Serviced B Notes, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan) or Specially Serviced Loans, as applicable, and the best interests of the Trust and the Certificateholders and, in the case of each Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loans and Serviced B Notes (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan), as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer, the Special Servicer or any Affiliate of the Servicer or the Special Servicer may have with any Mortgagor, any Mortgage Loan Seller, any other parties to this Agreement or any Affiliate of any thereof; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (vi) any obligation of the Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan; and (vii) any debt that the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable, has extended to any Mortgagor (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard"). Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) as to which a Servicing Transfer Event has occurred and is continuing and the Serviced Pari Passu Loan or Serviced B Note as to which a Servicing Transfer Event with respect to the related Mortgage Loan has occurred and is continuing or (if the Directing Certificateholder, in its sole discretion, so chooses) any Mortgage Loan that is in a Cross-Collateralized Group that contains another Mortgage Loan as to which a Servicing Transfer Event has occurred and continuing (or the Serviced Pari Passu Loan or Serviced B Note as to which the related Mortgage Loan is in such a Cross-Collateralized Group) (the "Specially Serviced Loans") and (ii) any REO Properties; provided that, the Servicer shall continue to receive payments, make all calculations, maintain all accounts (other than the Interest Reserve Account and the REO Account) and prepare, or cause to be prepared, all reports to the Trustee, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder; provided, further, however, that the Special Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Servicer to provide sufficient information to the Special Servicer to comply with such duties or failure by the Servicer to otherwise comply with its obligations hereunder. Each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans or Serviced B Notes which are not Specially Serviced Loans; provided that, the Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12. The Servicer will have no responsibility for the performance by the Special Servicer of its duties under this Agreement; provided that, nothing in the foregoing clause shall relieve the Servicer of its obligation hereunder to service the Mortgage Loans (other than the Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The Special Servicer will have no responsibility for the performance of the Servicer of its duties under this Agreement; provided that, nothing in the foregoing clause shall relieve the Special Servicer of its obligations hereunder to service the applicable Mortgage Loans in accordance with the Servicing Standard.

            (b) Subject only to the Servicing Standard, the terms of this Agreement, the terms of the respective Mortgage Loans (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Loans and Serviced B Notes, applicable law and, in the case of each Serviced Whole Loan, the related Co-Lender Agreement, the Servicer and the Special Servicer each shall have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements, financing statements in lieu of continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iv) any and all instruments that may be required to be executed on behalf of the Trustee in connection with the defeasance of a Mortgage Loan as contemplated in this Agreement. The Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and the Special Servicer any powers of attorney and other documents prepared by the Servicer and the Special Servicer and necessary or appropriate to enable the Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's or the Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Each of the Servicer and the Special Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer or the Special Servicer, as applicable.

            (c) To the extent the Servicer is permitted pursuant to the terms of the related loan documents (or by applicable law, if such documents are silent) to exercise its discretion with respect to any action which requires a confirmation of the Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates or any class of Serviced Pari Passu Loan Securities, the Servicer shall require the costs of such written confirmation to be borne by the related Mortgagor. To the extent the terms of the related loan documents require the Mortgagor to bear the costs of any confirmation of the Rating Agencies that an action will not result in the downgrade, withdrawal or qualification of the ratings of any Class of Certificates or any class of Serviced Pari Passu Loan Securities, the Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.

            (d) The relationship of each of the Servicer and the Special Servicer to the Trustee and each holder of a Serviced Pari Passu Loan or Serviced B Note, and, unless the same Person acts as both Servicer and Special Servicer, to each other, under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The Servicer shall, to the extent permitted by the related loan documents and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

            (f) The parties hereto acknowledge that each Non-Serviced Mortgage Loan and Serviced Whole Loan is subject to the terms and conditions of the related Co-Lender Agreement and that each Non-Serviced Mortgage Loan is further subject to the servicing under and all other terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement.

            Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Servicer's obligations and responsibilities hereunder and the Servicer's authority with respect to a Non-Serviced Whole Loan are limited by and subject to the terms of the related Co-Lender Agreement and the rights of the related Non-Serviced Mortgage Loan Servicer and Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling Agreement. The Servicer (or, with respect to any Specially Serviced Loan including a Serviced Whole Loan, the Special Servicer) shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the related Non-Serviced Mortgage Loan) and the holders of the Serviced Pari Passu Loans and the Serviced B Notes under the related Co-Lender Agreement and, in the case of the Non-Serviced Mortgage Loans, the related Non-Serviced Mortgage Loan Pooling Agreement. The Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of a Non-Serviced Whole Loan by the related Non-Serviced Mortgage Loan Servicer and Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the related Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the holder of a Non-Serviced Mortgage Loan under the related Co-Lender Agreement; provided that the Servicer, on behalf of the Trustee, will perform any servicing-related obligations set forth therein, and any other obligations will be performed by either the Trustee or the Servicer, as such parties may (in good faith and with reasonable efforts) mutually agree; provided, further, that if the Trustee and the Servicer cannot reach an agreement regarding whether the Trustee or the Servicer shall perform any such other obligation, then the Trustee shall perform such other obligation.

            Servicing and administration of each of the Strategic Hotel Portfolio Pari Passu Loans, the Strategic Hotel Portfolio B Note, the Belvedere Plaza B Note and the Parkwest II B Note shall continue hereunder for so long as the corresponding Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the holder of such Serviced Pari Passu Loan or Serviced B Note, as the case may be, to or for the benefit of the Trust or any party hereto in accordance with the related Co-Lender Agreement remain due and owing; provided, however, that if any of the Strategic Hotel Portfolio Pari Passu Loans, the Strategic Hotel Portfolio B Note, the Belvedere Plaza B Note and the Parkwest II B Note is included in a separate securitization trust, then the servicing obligations with respect to such Serviced Pari Passu Loan or Serviced B Note, as the case may be, hereunder will be limited to the extent provided in the related Co-Lender Agreement.

            Nothing herein shall be deemed to override the provisions of the related Co-Lender Agreement with respect to the rights of the holders of the related Serviced Pari Passu Loans and Serviced B Notes thereunder. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Co-Lender Agreement, the related Co-Lender Agreement shall control with respect to the Serviced Whole Loan relating to such a Serviced Pari Passu Loan and Serviced B Note; provided, in no event shall the Servicer or Special Servicer be required to violate the Servicing Standard or the REMIC Provisions as set forth in Section 3.20(l) hereof.

            Section 3.02 Collection of Loan Payments.

            (a) The Servicer (with respect to the Mortgage Loans other than the Specially Serviced Loans), and the Special Servicer (with respect to Specially Serviced Loans), shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Mortgage Loans; provided, further, that the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the loan documents; provided, further, that with respect to the Mortgage Loans, Serviced Pari Passu Loans and Serviced B Notes that have Anticipated Prepayment Dates, so long as the related Mortgagor is in compliance with each provision of the related loan documents, the Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the maturity date of such Mortgage Loan or Serviced Whole Loan or the outstanding principal balance of such Mortgage Loan or Serviced Whole Loan has been paid in full. Consistent with the foregoing, the Servicer or the Special Servicer each may in its discretion waive any Late Payment Charges (and also Default Interest, in the case of the Special Servicer only) in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder. No other consent shall be required by the Servicer or the Special Servicer in connection with taking or failing to take any such enforcement action.

            (b) All amounts collected on any Mortgage Loan or Serviced Whole Loan in the form of payments from Mortgagors, Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds with respect to any Mortgage Loan or Serviced Whole Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer, the Special Servicer and/or the Trustee, for any related Servicing Advances and interest thereon as provided herein): first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", "Loan Group 1 Principal Distribution Amount" and/or "Loan Group 2 Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such Mortgage Loan or Serviced Whole Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such Mortgage Loan or Serviced Whole Loan then due and owing; fourth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan or Serviced Whole Loan, including, without limitation, Penalty Charges and Yield Maintenance Charges; and fifth, as a recovery of principal of such Mortgage Loan or Serviced Whole Loan to the extent of its entire unpaid principal balance. Notwithstanding the preceding sentence, such provisions shall not be deemed to affect the priority of distribution of payments. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance Proceeds and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan in accordance with the second preceding sentence. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) To the extent consistent with the terms of the Mortgage Loans, Serviced Pari Passu Loans or Serviced B Notes and applicable law, the Servicer shall apply all Insurance Proceeds and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan or Serviced Whole Loan as if such Insurance Proceeds and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and Condemnation Proceeds were received.

            (d) Notwithstanding Section 3.02(b), all amounts received by the Trust with respect to a Serviced Whole Loan shall be applied to amounts due and owing under such Serviced Whole Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

            (e) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit Z) to the related Non-Serviced Mortgage Loan Servicer and Non-Serviced Mortgage Loan Trustee stating that, as of the Closing Date, the Trustee is the holder of a Non-Serviced Mortgage Loan and directing such Non-Serviced Mortgage Loan Servicer to remit to the Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Non-Serviced Mortgage Loan under the related Co-Lender Agreement and Non-Serviced Mortgage Loan Pooling Agreement. The Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Mortgaged Property or any related REO Property.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the loan documents. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related loan documents or in Permitted Investments. Servicing Accounts shall at all times be Eligible Accounts; provided, however, that in the event that the ratings of the financial institution holding such account are downgraded, the Servicer shall have two Business Days (or such longer time as confirmed by a written confirmation from the Rating Agencies) (and other rating agencies, if any, rating the Serviced Pari Passu Loan Securities, if applicable) (obtained at the expense of the Servicer) that such longer time shall not result in the downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates or to the Serviced Pari Passu Loan Securities, if applicable) to transfer such account to an Eligible Account. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Servicer, the Special Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Serviced Whole Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Serviced Whole Loan; provided, however, that in no event shall the Servicer be required to pay any amounts to the Mortgagors in excess of Net Investment Earnings, if any, attributed to the related Mortgage Loan or Serviced Whole Loan and the related Servicing Account.

            (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Loans and Serviced B Notes, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the Servicing Account and then from the applicable REO Account (in the case of REO Loans) or by the Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan. The Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan or Serviced Whole Loan and the Servicing Standard. To the extent that a Mortgage Loan or Serviced Whole Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Loans, and the Servicer, in the case of all other Mortgage Loans (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Loans and Serviced B Notes, shall use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Loans and Serviced B Notes, the Servicer shall advance with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or REO Revenues in the case of any REO Property) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. If the Servicer determines that such advance would constitute a Nonrecoverable Advance, then the Servicer shall deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Servicer) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Serviced Whole Loans, the holders of any Serviced Pari Passu Loans and/or Serviced B Notes, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan. If the Special Servicer shall determine that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders and, in the case of the Serviced Whole Loans, the holders of any Serviced Pari Passu Loans and/or Serviced B Notes, as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan, then the Special Servicer shall direct the Servicer in writing to make such payment and the Servicer shall make such payment from amounts in the Certificate Account (or if a Serviced Whole Loan is involved, first from amounts in the related Serviced Whole Loan Custodial Account and then from amounts in the Certificate Account). In addition, the Special Servicer may make a determination that the Servicing Advance that has been made is a Nonrecoverable Advance, which determination is binding on the Servicer and the Trustee and may be conclusively relied on by the Servicer and the Trustee; provided, however, that each of the Servicer and the Trustee may continue to make its own nonrecoverability determinations thereafter unless the Special Servicer has notified in writing the Servicer and the Trustee that it determined that any future or additional Servicing Advances will be Nonrecoverable Servicing Advances. With respect to the payment of taxes and assessments, the Servicer or the Trustee, as applicable, shall not be required to make such advance until the earlier of (i) with respect to the Servicer, five Business Days after the Servicer has received confirmation that such item has not been paid and, with respect to the Trustee, five Business Days after receipt of confirmation that the Servicer has failed, upon the expiration of any applicable grace period, to make such Advance or (ii) only with respect to those Mortgage Loans or Serviced Whole Loans for which the Servicer maintains a Servicing Account pursuant to Section 3.03(a) hereof for the purpose of receiving Escrow Payments in connection with or with respect to taxes and assessments and other items that are subject to the Servicing Advances, one Business Day prior to the date after which, (1) with respect to the Servicer, any penalty or interest would accrue in respect of such taxes or assessments, and (2) with respect to the Trustee, such party has received confirmation that the Servicer has failed to make such Advance and has actual knowledge that any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer and the Trustee no less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that the Special Servicer shall give the Servicer three Business Days' written (facsimile) notice before such date, if such Servicing Advance is required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. In addition, the Special Servicer may, but shall not be required to, make Servicing Advances on an emergency basis. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders and, in the case of the Serviced Whole Loans, the holders of any related Serviced Pari Passu Loans and/or Serviced B Notes, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans, Serviced Pari Passu Loans or Serviced B Notes so permit. The Servicer shall not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance.

            The parties acknowledge that, pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement, the related Non-Serviced Mortgage Loan Servicer is obligated to make servicing advances with respect to a Non-Serviced Mortgage Loan. The related Non-Serviced Mortgage Loan Servicer and Non-Serviced Mortgage Loan Special Servicer shall be entitled to reimbursement out of general collections on the Mortgage Loans and the REO Properties for the pro rata portion of any such Servicing Advances (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Pooling Agreement) determined to be nonrecoverable in the manner set forth in the related Non-Serviced Mortgage Loan Pooling Agreement, the related Co-Lender Agreement and Section 3.05(a) of this Agreement.

            With respect to a Serviced Whole Loan and following the securitization of any related Serviced Pari Passu Loan, the Servicer shall seek payment or reimbursement for the pro rata portion of the Servicing Advances in respect of such Serviced Whole Loan (with any accrued and unpaid interest thereon provided for under this Agreement) determined to be Nonrecoverable Servicing Advances hereunder, that is allocable to such Serviced Pari Passu Loan, out of general collections in the certificate account related to such securitization in accordance with Section 3.05(f) hereof.

            To the extent that the Servicer fails to make a Servicing Advance that it is required to make under this Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of this Agreement.

            (d) Except as set forth in Section 3.03(c) or Section 3.09(a), the Servicer shall not be required to make at the direction of the Special Servicer any Servicing Advance if the Servicer determines in its reasonable, good faith judgment that such Servicing Advance is a Nonrecoverable Servicing Advance. The Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether any requested Servicing Advance would be a Nonrecoverable Advance, and the Servicer shall not be required to make such Servicing Advance until such information has been provided.

            (e) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a) or the Serviced Whole Loan Custodial Account pursuant to Section 3.05(e), as applicable, each of the Servicer, the Special Servicer and the Trustee, as the case may be, shall be entitled to receive, first out of any Penalty Charges (as described in Section 3.11), and then out of any amounts then on deposit in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account in accordance with Section 3.05(a)(iv) or if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e)(iv). With respect to any Advances that remain outstanding due solely to the failure of the Special Servicer to timely remit any payments when due, the Servicer shall be entitled to receive interest on such Advances at the Reimbursement Rate, payable by the Special Servicer, from and including the day such remittance was required to be made through but excluding the date such remittance is made; provided that such remittance is made by 2:00 p.m. EST on such date and including such date if such remittance is made after 2:00 p.m. EST on such date.

            (f) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(f), the Servicer shall, in accordance with the Servicing Standard, determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan or Serviced Whole Loan and report any such failure to the Special Servicer within a reasonable time after the later of November 15, 2004 and the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Certificate Account, the Lower-Tier and Upper-Tier Distribution Accounts; the Excess Liquidation Proceeds Reserve Account; the Interest Reserve Account; the Excess Interest Distribution Account; and the Serviced Whole Loan Custodial Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Certificate Accounts in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it (and, with respect to a Non-Serviced Mortgage Loan, to the extent received pursuant to the related Co-Lender Agreement) on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans (net of the Servicing Fees and any Non-Serviced Mortgage Loan Primary Servicing
      Fees), including Yield Maintenance Charges and Penalty Charges (subject to
      Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer or the Special Servicer of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (iv) any amounts required to be transferred from the applicable REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy; and

            (vii) the Interest Deposit Amount received from the Depositor pursuant to Section 2.01(a);

provided that any amounts described above (other than clause (v) above) that relate to a Serviced Whole Loan or any REO Property related to a Serviced Whole Loan (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan to the holder of any related Serviced B Note or the Class SHP Directing Certificateholder pursuant to the related Co-Lender Agreement or pursuant to Section 9.01) shall be deposited in the related Serviced Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred to the Certificate Account as provided in Section 3.05(e).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees or similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to any Specially Serviced Loans (other than a Non-Serviced Mortgage Loan) which are not REO Loans, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to a Non-Serviced Whole Loan) shall be deposited by the Special Servicer into the applicable REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

            (b) The Trustee shall establish and maintain the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders. The Trustee is hereby authorized to make deposits in and withdrawals from the Distribution Account and the Excess Liquidation Proceeds Reserve Account, in accordance with the terms of this Agreement. The Servicer shall withdraw from each Serviced Whole Loan Custodial Account each month on the related P&I Advance Date any amounts in such Serviced Whole Loan Custodial Account that are allocable to the related Mortgage Loan or Mortgage Loans (including the Strategic Hotel Portfolio B Note) pursuant to the related Co-Lender Agreement and deposit such amounts in the Certificate Account. The Servicer shall deliver to the Trustee each month on the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated, in each case, without regard to clause (a)(viii), (c), (d) and (e) of the definition thereof) and that portion of the Class SHP Available Distribution Amount (calculated without regard to clauses (c) and (d) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

            The Servicer shall withdraw from each Serviced Whole Loan Custodial Account and remit to the holders of such Serviced Pari Passu Loans and Serviced B Notes (or their designees, if any): (i) the scheduled payments of interest and principal that are allocable to any related Serviced Pari Passu Loan or Serviced B Note pursuant to the terms of the related Co-Lender Agreement, on or prior to the second Business Day prior to the Distribution Date and (ii) Late Collections that are allocable to any related Serviced Pari Passu Loan or Serviced B Note pursuant to the terms of the related Co-Lender Agreement, on the Business Day succeeding receipt thereof.

            The Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account shall be maintained as segregated accounts separate from other accounts or as subaccounts of a single Distribution Account. Funds on deposit in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account may be invested for the Trustee's benefit pursuant to the provisions herein.

            In addition to the amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the second preceding paragraph, the Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

            (i) any P&I Advances required to be made by the Servicer in accordance with Section 4.03;

            (ii) any Liquidation Proceeds paid by the Servicer or the Special Servicer in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

            (iii) any Yield Maintenance Charges; and

            (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            If, as of 1:00 p.m., New York City time, on any P&I Advance Date or on such other date as any amount referred to in the first paragraph of this
Section 3.04(b) and the foregoing clauses (i) through (iv) are required to be delivered hereunder, the Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement, the Servicer shall pay the Trustee interest on such late payment at the Prime Rate from the time such payment was required to be made (without regard to any grace period) until such late payment is received by the Trustee.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

            Funds on deposit in the Excess Liquidation Proceeds Reserve Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account and the Serviced Whole Loan Custodial Account shall be located at Deutsche Bank, New York, New York. As of the Closing Date, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Interest Reserve Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Servicer and the Depositor of the new location of the Distribution Account prior to any change thereof.

            On or before the P&I Advance Date related to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received on or prior to the Determination Date.

            The Trustee shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. Upon receipt from the Servicer of the funds to be deposited in the Interest Reserve Account hereunder, the Trustee shall make deposits in and withdrawals from the Interest Reserve Account, in accordance with the terms of this Agreement. The Interest Reserve Account shall be maintained as a segregated account separate from other accounts. Funds on deposit in the Interest Reserve Account shall remain uninvested.

            (c) The Trustee, on behalf of the Class S Certificateholders shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Class S Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of the Distribution Account. Prior to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received on or prior to the related Determination Date for the benefit of the Class S Certificateholders.

            Following the distribution of Excess Interest to Class S Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (d) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Serviced Whole Loan Custodial Accounts, which may be a sub-account of the Certificate Account, in which the Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on each Serviced Whole Loan subsequent to the Cut-off Date (other than in respect of principal and interest on such Serviced Whole Loan due and payable on or before the Cut-off Date, which payments shall be held as provided in the related Co-Lender Agreement and other than any amounts received from the related Mortgagor which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such Serviced Whole Loan;

            (ii) all payments on account of interest on such Serviced Whole Loan (net of the related Servicing Fees), including Prepayment Premiums, Yield Maintenance Charges and Penalty Charges (subject to Section 3.11 herein);

            (iii) all Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds received in respect of such Serviced Whole Loan or related REO Property (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan (excluding the Strategic Hotel Portfolio B Note) to the holder of any related Serviced B Note or the Class SHP Directing Certificateholder pursuant to the related Co-Lender Agreement, as a Defaulted Mortgage Loan pursuant to Section 3.18 or pursuant Section 9.01);

            (iv) any amounts required to be transferred from the related REO Account pursuant to Section 3.16(c);

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Serviced Whole Loan Custodial Account; and

            (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Whole Loan resulting from a deductible clause in a blanket hazard or master single interest policy.

            The foregoing requirements for deposit in the Serviced Whole Loan Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification application fees, charges for defeasance fees, modification fees, consent fees, waiver fees, earnout fees, extension fees and similar fees, penalty charges (net of any amount required to offset interest on Advances and Trust Fund expenses) or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Serviced Whole Loan Custodial Account. If the Servicer shall deposit in the Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. Assumption, extension, consent, waiver and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof. The Serviced Whole Loan Custodial Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Servicer; provided, however, that the Serviced Whole Loan Custodial Account may be a sub-account of the Certificate Account but shall, for purposes of this Agreement, be treated as a separate account.

            Upon receipt of any of the foregoing amounts in clauses (i)-(iii) above with respect to each Serviced Whole Loan, when it is a Specially Serviced Loan and not a REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to a related REO Property shall initially be deposited by the Special Servicer into the related REO Account and remitted to the Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by overnight courier.

            Funds in the Serviced Whole Loan Custodial Account may only be invested in Permitted Investments in accordance with the provisions of Section
3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Serviced Whole Loan Custodial Account as of the Closing Date and of the new location of the Serviced Whole Loan Custodial Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals from the Certificate Account; the Distribution Account; and the Serviced Whole Loan Custodial Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be remitted pursuant to the first and last paragraphs of Section 3.04(b) and
      Section 3.04(c) or, for deposit in the Lower-Tier Distribution Account, that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to pay (A) itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and REO Loan (exclusive of each Mortgage Loan, Specially Serviced Loan or REO Loan included in a Serviced Whole Loan), as applicable, the Servicer's or the Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or REO Loan (exclusive of each Mortgage Loan, Specially Serviced Loan or REO Loan included in a Serviced Whole Loan), as applicable, being limited to amounts received (and deposited in the Certificate Account) on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), such Specially Serviced Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or REO Loan, as applicable, remaining unpaid, out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties but in the case of any Mortgage Loan included in a Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor and (C) each month to a Non-Serviced Mortgage Loan Special Servicer the pro rata portion of any unpaid special servicing fees, liquidation fees and workout fees in respect of the related Non-Serviced Whole Loan remaining unpaid, out of general collections on deposit in the Certificate Account in respect of the Mortgage Loans, Specially Serviced Loans and REO Properties;

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan), for unreimbursed P&I Advances (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan), the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received and deposited into the Certificate Account) which represent Late Collections for the applicable Mortgage Loan (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan) during the applicable period; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05(a));

            (iv) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order) with respect to any Mortgage Loan or REO Property (which, in either case, is not a part of a Serviced Whole
      Loan), for unreimbursed Servicing Advances (other than the Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below), the Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Serviced Whole Loan or any REO Property securing such Serviced Whole
      Loan) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues with respect to the applicable Mortgage Loan or REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Amount from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05(a));

            (v) (A) to reimburse itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property) (1) for Nonrecoverable Advances, out of the principal and non-principal portions of general collections on the Mortgage Loans and REO Properties (to the extent permitted pursuant to this Section 3.05(a) and to be allocated between the Loan Groups as set forth in the last paragraph to this Section 3.05(a)) (but, in the case of Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) and (2) for any Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and the REO Properties (to be allocated between the Loan Groups as set forth in the last paragraph of this Section 3.05(a)), net of such amounts being reimbursed from principal collections pursuant to sub-clause (1) above or (B) to pay itself or the Special Servicer out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith (but, in the case of a Serviced Whole Loan, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor) and (C) to reimburse a Non-Serviced Mortgage Loan Servicer, a Non-Serviced Mortgage Loan Special Servicer and a Non-Serviced Mortgage Loan Trustee, as applicable, out of the principal portion and the non-principal portion of general collections on the Mortgage Loans and REO Properties for the pro rata portion (based on such Mortgage Loan's Stated Principal Balance) of nonrecoverable servicing advances previously made with respect to the related Non-Serviced Whole Loan; provided that such reimbursement shall be made as if it were for a Nonrecoverable Servicing Advance made pursuant to this Agreement, and such reimbursement shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections;

            (vi) (A) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to any Mortgage Loan or REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (2) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or REO Property pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or REO Property and any Nonrecoverable Servicing Advances made with respect to a Mortgage Loan or REO Property pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon, but in the case of a Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor and (B) at such time as it reimburses a Non-Serviced Mortgage Loan Servicer, a Non-Serviced Mortgage Loan Special Servicer or a Non-Serviced Mortgage Loan Trustee, as applicable, for any nonrecoverable servicing advances made with respect to the related Non-Serviced Whole Loan or the related REO Property pursuant to clause (v) above, to pay such Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee, as the case may be, any interest accrued and payable thereon;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Document Defect giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan (exclusive of each Mortgage Loan included in a Serviced Whole Loan) being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (v) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause
      (vii) above or otherwise, but in the case of a Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor;

            (ix) to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of each Mortgage Loan or REO Loan included in a Whole
      Loan) not required to be used pursuant to Section 3.19;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) Penalty Charges on Mortgage Loans (other than Specially Serviced Loans) (exclusive of each Mortgage Loan or REO Loan included in a Whole
      Loan), (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11(b), Penalty Charges on Specially Serviced Loans (exclusive of each Mortgage Loan or REO Loan included in a Whole
      Loan) (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11);

            (xi) to recoup any amounts deposited in the Certificate Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) (solely with respect to amounts payable pursuant to Section 6.03(b), exclusive of amounts relating solely to a Serviced Pari Passu Loan or Serviced B Note or related REO Loan);

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(g) to the extent payable out of the Trust Fund, (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee, the Servicer or the Special Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

            (xiv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g), except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e) and then out of general collections on the Mortgage Loans;

            (xv) to reimburse the Trustee out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund (including pursuant to Section 10.01(d)), except to the extent such amounts relate solely to a Serviced Whole Loan, in which case, such amounts will be reimbursed first, from the related Serviced Whole Loan Custodial Account in accordance with Section 3.05(e) and then, to the extent not attributable solely to the Serviced Pari Passu Loan and Serviced B Note included in such Serviced Whole Loan, out of general collections on the Mortgage Loans;

            (xvi) to pay the Special Servicer or any other Person permitted to purchase a Mortgage Loan under Section 3.18 or the Mortgage Loan Sellers that purchased a Mortgage Loan under Section 2.03, as the case may be, with respect to each Mortgage Loan (exclusive of the Mortgage Loan included in a Serviced Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and

            (xix) (A) to pay to the Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause
      (xix) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made and
      (B) with respect to any Non-Serviced Mortgage Loan, to reimburse the related Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable for the pro rata portion of any Additional Trust Fund Expenses (as such term is defined in the related Non-Serviced Mortgage Loan Pooling Agreement) that relate exclusively to the servicing of such Non-Serviced Whole Loan out of general collections on the Mortgage Loans and the REO Properties;

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Servicer, the Special Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder. The Servicer, the Special Servicer or the Trustee, as applicable, shall give each Rating Agency 15 days' notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above, unless extraordinary circumstances make such notice impractical.

            If the Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            To the extent a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this
Section 3.05(a), such reimbursement shall be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and, if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group); provided, however, that this provision shall not result in any change in the interest distributions manner required under Section 4.01(a)(i) of this Agreement. Notwithstanding the foregoing, to the extent a P&I Advance in respect of the Strategic Hotel Portfolio B Note is determined to be a Nonrecoverable Advance or becomes a Workout-Delayed Reimbursement Amount and is required to be reimbursed from the principal portion or interest portion of general collections on the Mortgage Loans pursuant to clauses (iii), (iv) or (v) of this Section 3.05(a), such reimbursement shall be made first from the applicable collections in Loan Group 1 and, if the applicable collections in Loan Group 1 are not sufficient to make such reimbursement in full, then from the applicable collections in Loan Group 2 (after giving effect to any reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to Loan Group 2).

            (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority):

            (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to
      Section 4.01(b);

            (ii) to pay to itself accrued but unpaid Trustee Fees;

            (iii) to pay to itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.05(c);

            (iv) to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

            (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

            (i) to make distributions to Certificateholders (other than Holders of the Class S and Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

            (iii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee, second to the Special Servicer, and third to the Servicer.

            (e) The Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) (A) to transfer to the Certificate Account any amounts in the Serviced Whole Loan Custodial Account allocable to the related Mortgage Loan or Mortgage Loans pursuant to the terms of the related Co-Lender Agreement and (B) to remit to the holder of each Serviced Pari Passu Loan and Serviced B Note, any amounts in the Serviced Whole Loan Custodial Account allocable to such Serviced Pari Passu Loan or Serviced B Note pursuant to the terms of the related Co-Lender Agreement, in each case pursuant to the Section 3.04(b);

            (ii) to pay itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Serviced Whole Loan and related REO Loan, as applicable, the Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii) with respect to such Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received (and deposited into the Serviced Whole Loan Custodial Account) on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds);

            (iii) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to the related Mortgage Loan), for unreimbursed P&I Advances with respect to the related Mortgage Loan or Mortgage Loans (the Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of related Mortgage Loan or Mortgage Loans (as allocable thereto pursuant to the related Co-Lender Agreement) during the applicable period);

            (iv) to reimburse itself, the Trustee or the Special Servicer, as applicable (in reverse of such order with respect to such Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to such Serviced Whole Loan or related REO Property, the Servicer's, the Trustee's or the Special Servicer's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Revenues on deposit in the Serviced Whole Loan Custodial Account with respect to such Serviced Whole Loan;

            (v) [Reserved];

            (vi) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable (in reverse of such order with respect to such Serviced Whole Loan or related REO Property), for (A) any unreimbursed P&I Advance with respect to the related Mortgage Loan or Mortgage Loans pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c) (the Servicer's or Trustee's respective rights to payments pursuant to this subclause (A) with respect to interest on such advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that represents Penalty Charges collected on or in respect of such Mortgage Loan or Mortgage Loans in such Due Period) or (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(e) and 3.11(c) (the Servicer's, Special Servicer's, or Trustee's respective rights to payments pursuant to this subclause (B) with respect to interest on such advances being limited to amounts on deposit in the Serviced Whole Loan Custodial Account that represents Penalty Charges collected on or in respect of the applicable Serviced Whole Loan in such Due Period);

            (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Document Defect with respect to the Mortgage Loan or Mortgage Loans included in such Serviced Whole Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 3 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to such Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clause (v) of the definition of Purchase Price;

            (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of general collections on such Serviced Whole Loan and related REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
      Section 3 of the applicable Mortgage Loan Purchase Agreement with respect to the Mortgage Loan or Mortgage Loans included in such Serviced Whole Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

            (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.19;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (1) interest and investment income earned in respect of amounts relating to such Serviced Whole Loan held in such Serviced Whole Loan Custodial Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such Serviced Whole Loan Custodial Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) and (2) subject to the applicable Co-Lender Agreement, Penalty Charges on such Serviced Whole Loan (other than Specially Serviced Loans), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Serviced Whole Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11 or advances of principal and interest made with respect to a Serviced Pari Passu Loan by a party to a securitization that holds such Serviced Pari Passu Loan; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11 (in each case, subject to the applicable Co-Lender Agreement), Penalty Charges on such Serviced Whole Loan during the period it is a Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section
      3.11 or advances of principal and interest made with respect to a Serviced Pari Passu Loan by a party to a securitization that holds such Serviced Pari Passu Loan) (in each case, subject to the applicable Co-Lender Agreement);

            (xi) to recoup any amounts deposited in such Serviced Whole Loan Custodial Account in error;

            (xii) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b), to the extent that such amounts relate to such Serviced Whole Loan;

            (xiii) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.16(a) and 10.01(f) to the extent payable out of the Trust Fund as they relate to the Serviced Whole Loan, (B) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (C) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to such Serviced Whole Loan;

            (xiv) to pay out of general collections on such Mortgage Loan and related REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC and the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(g) and to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan that is included in either such REMIC;

            (xv) to reimburse the Trustee out of general collections on such Serviced Whole Loan and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund (including pursuant to Section 10.01(c));

            (xvi) to pay itself, the Special Servicer, or the Mortgage Loan Sellers, as the case may be, with respect to the Mortgage Loan or Mortgage Loans included in such Serviced Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

            (xvii)to remit to the Trustee for deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan or Mortgage Loans included in such Serviced Whole Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

            (xviii) to pay to the Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(e);

            (xix) to clear and terminate such Serviced Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01; and

            (xx) to the extent that it has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (iii) or (iv) above, and insofar as the Penalty Charges collected on or in respect of the related Serviced Whole Loan on or prior to the Determination Date and then on deposit in such Serviced Whole Loan Custodial Account are not sufficient to make such payment to pay the Servicer, the Special Servicer or the Trustee (in that order) out of general collections on such Serviced Whole Loan and related REO Property, any related interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Serviced Whole Loan Custodial Account. All withdrawals with respect to each Serviced Whole Loan shall be made first from the Serviced Whole Loan Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

            The Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in a Serviced Whole Loan and related REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Serviced Whole Loan Custodial Account.

            In the event that the Servicer fails, as of 1:00 p.m. (New York City time), on any P&I Advance Date, to remit to the Trustee any amounts required to be so remitted hereunder by such date, the Servicer shall pay to the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee.

            (f) Following the securitization of any Serviced Pari Passu Loan, in the event the Servicer, Special Servicer or Trustee has reimbursed itself out of general collections in the Certificate Account for any Servicing Advance made with respect to the related Serviced Whole Loan or additional trust fund expense that relates directly to the servicing of such Serviced Whole Loan (including unpaid Special Servicing Fees relating to such Serviced Whole Loan), the Servicer shall seek (on behalf of the Trust Fund, subject to the related Co-Lender Agreement) payment or reimbursement for the pro rata portion of such amounts allocable to such Serviced Pari Passu Loan out of general collections in the certificate account related to such securitization.

            Prior to the securitization of any Serviced Pari Passu Loan, in the event the Servicer, Special Servicer or Trustee has reimbursed itself out of general collections in the Certificate Account for any Servicing Advance made with respect to the related Serviced Whole Loan or additional trust fund expense that relates directly to the servicing of such Serviced Whole Loan (including unpaid Special Servicing Fees relating to such Serviced Whole Loan), the Servicer shall seek (on behalf of the Trust Fund, subject to the related Co-Lender Agreement) payment or reimbursement for the pro rata portion of such amounts allocable to such Serviced Pari Passu Loan from the holder of such Serviced Pari Passu Loan.

            Section 3.06 Investment of Funds in the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account, the Excess Liquidation Proceeds Account and the REO Account.

            (a) The Servicer may direct any depository institution maintaining the Certificate Account and any Serviced Whole Loan Custodial Account (for purposes of this Section 3.06, an "Investment Account") and the Special Servicer may direct any depository institution maintaining the applicable REO Account (also for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Serviced Whole Loan, for the benefit of the holders of any related Serviced Pari Passu Loans or Serviced B Notes, but, in each case, subject to the Servicer's interest as provided for in Section 3.06(b) below. The Servicer (in the case of the Certificate Account and the Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of each REO Account), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, any Serviced Whole Loan Custodial Account or any REO Account that is either (i) a "certificated security," as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. Funds on deposit in the Interest Reserve Account, if any, shall remain uninvested. In the case of any Permitted Investment held in the form of a "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC), the Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Certificate Account and any Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of the REO Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in the Certificate Account and any Serviced Whole Loan Custodial Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with
Section 3.05(a), 3.05(b), 3.05(c) or 3.05(e), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, any Serviced Whole Loan Custodial Account or any REO Account, the Servicer (in the case of the Certificate Account and any Serviced Whole Loan Custodial Account) and the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date; provided that, neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Funds in the Distribution Account and the Excess Liquidation Proceeds Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Trustee in Permitted Investments selected by the Trustee which shall mature, unless payable on demand, not later than the Distribution Date, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of "Wells Fargo Bank, N.A., as Trustee for the Holders of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3." None of the Depositor, the Mortgagors, the Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Trustee as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of such investments shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account or the Excess Liquidation Proceeds Reserve Account, as the case may be, out of its own funds immediately as realized. If the Trustee deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account or the Excess Liquidation Proceeds Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) In the case of each Mortgage Loan (but excluding a Non-Serviced Mortgage Loan, each Specially Serviced Loan (except as provided below) and any REO Loan) and Serviced Whole Loan, the Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain (including identifying the extent to which a Mortgagor is maintaining insurance coverage and, if such Mortgagor does not so maintain, the Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property (x) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of the Mortgaged Property or (ii) the Stated Principal Balance of the Mortgage Loan or Serviced Whole Loan (or such greater amount of coverage required by the loan documents (unless such amount is not available or the Directing Certificateholder has consented to the lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (y) all other insurance coverage (including but not limited to coverage for acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related loan documents; provided that, all of the following limitations shall apply:

            (i) the Servicer shall not be required to maintain or cause the Mortgagor to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Whole Loan, as the case may be, or was required by the related loan documents and is available at commercially reasonable rates (and if the Servicer does not cause the Mortgagor to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer shall have the right, but not the duty, to obtain, (in accordance with the Servicing Standard and with the consent of the Directing Certificateholder) at the Trust's expense (and in the case of a Serviced Whole Loan, at the expense of the Trust and the holders of the related Serviced Pari Passu Loan(s) or Serviced B Note), earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

            (ii) if and to the extent that any Mortgage Loan or Serviced Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Mortgagor is to obtain the requisite insurance coverage, the Servicer shall (to the extent consistent with the Servicing Standard taking into consideration the existing insurance in place by such Mortgagor at the loan origination) use reasonable efforts to require the related Mortgagor to obtain the requisite insurance coverage from Qualified Insurers;

            (iii) the Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained under the loan documents; provided, however, that this clause shall not limit the Servicer obligation to obtain and maintain a forced-place insurance policy, as provided herein;

            (iv) except as provided in clause (vii) below, in no event shall the Servicer be required to cause the Mortgagor to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing Standard, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination); provided that, any such determinations by the Servicer must be made not less frequently (but need not be made more frequently) than annually at the approximate date on which the Servicer receives notice of the renewal, replacement or cancellation of coverage;

            (v) the reasonable efforts of the Servicer to cause a Mortgagor to maintain insurance shall be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force-placed basis;

            (vi) to the extent the Servicer itself is required to maintain insurance that the Mortgagor does not maintain, the Servicer will not be required to maintain insurance other than what is available to such Servicer on a force-placed basis (and this will not be construed to modify the other limits set forth in clause (iv) above); and

            (vii) any explicit terrorism insurance requirements contained in the related loan documents shall be enforced by the Servicer in accordance with the Servicing Standard, unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the loan documents) in writing of that provision in accordance with the Servicing Standard;

provided, however, that any determination by the Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing Certificateholder, provided, further, that the Servicer shall not obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder.

            Notwithstanding the limitation set forth in clause (iv) above, the Servicer must, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of Section
3.20 and Section 3.21). The Servicer will be entitled to conclusively rely on the determination of the Special Servicer made in connection with such approval or disapproval. The Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Servicer of such Servicer's determination and analysis and all information reasonably requested by the Special Servicer and reasonably available to the Servicer in order to make an informed decision, such approval shall be deemed to have been granted.

            The Servicer shall notify the Special Servicer, the Trustee and the Directing Certificateholder (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) if the Servicer determines in accordance with the Servicing Standard that a Mortgagor has failed to maintain insurance required under the loan documents and such failure materially and adversely affects the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) or if the Mortgagor has notified the Servicer in writing that the Mortgagor does not intend to maintain such insurance and the Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note).

            Subject to Section 3.17(a), with respect to each Specially Serviced Loan and REO Property, the Special Servicer shall use reasonable efforts (other than with respect to a Non-Serviced Mortgage Loan), consistent with the Servicing Standard, to cause the related Mortgagor to maintain, or if such Mortgagor does not maintain, to (with respect to an REO Property but not a Specially Serviced Loan) maintain or force-place, subject to the right of the Special Servicer to (i) direct the Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain or force-place, in which case the Servicer shall make such Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described in this Agreement), and (ii) with respect to a Specially Serviced Loan but not an REO Property, direct the Servicer to cause such coverage to be maintained under the Servicer's force-place insurance policy, in which case the Servicer shall so cause such coverage to be maintained thereunder, to the extent that the identified coverage is available under the Servicer's existing force-placed policy, with Qualified Insurers, (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan (or such greater amount of coverage required by the loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (b) all other insurance coverage (including but not limited to coverage for acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related loan documents (subject to the limitations of Section 3.07(a)); provided, however, that the Special Servicer shall not be required in any event to maintain or obtain (or direct the Servicer to maintain or obtain) insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; and provided, further, that if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Mortgagor is to obtain the requisite insurance coverage, the Special Servicer shall (to the extent consistent with the Servicing Standard taking into consideration the existing insurance in place by such Mortgagor at the loan origination) use reasonable efforts to require the related Mortgagor to obtain the requisite insurance coverage from a Qualified Insurer.

            All such insurance policies maintained as described above (i) shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), or (ii) shall name the Trustee (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B
Note) as the insured, with loss payable to the Special Servicer on behalf of the Trustee (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) (in the case of insurance maintained in respect of an REO Property). Any amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account (or, in the case of a Serviced Whole Loan, in the Serviced Whole Loan Custodial Account) of the Servicer, subject to withdrawal pursuant to Section 3.05(a) (or Section 3.05(e), as applicable), in the case of amounts received in respect of a Mortgage Loan or Serviced Whole Loan, or in the applicable REO Account of the Special Servicer, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders (or, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note), be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan, as the case may be, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan, as the case may be, so permit; provided, however, that this sentence shall not limit the rights of the Servicer on behalf of the Trust (and, in the case of a Serviced Whole Loan, the holders of any Serviced Pari Passu Loan or Serviced B Note) to enforce any obligations of the related Mortgagor under such Mortgage Loan. Costs to the Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

            (b) If (x) the Servicer or Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans, Serviced Whole Loans or REO Properties, as applicable, as to which it is the Servicer or Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's and the Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, the Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements of
Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account (or in the case of any Serviced Whole Loan, the related Serviced Whole Loan Custodial Account) maintained by the Servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). Each of the Servicer and the Special Servicer shall prepare and present, on behalf of itself, the Trustee and Certificateholders (and, in the case of any Serviced Whole Loan, on behalf of the holder of any related Serviced Pari Passu Loan or Serviced B Note), claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

            (c) With respect to each Mortgage Loan or Serviced Whole Loan (other than any Specially Serviced Loan) that is subject to an Environmental Insurance Policy, if the Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Servicer shall notify the Special Servicer to such effect and the Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Loan and REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note) is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Servicer or Special Servicer) shall be paid by, and reimbursable to, the Servicer as a Servicing Advance.

            (d) Each of the Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties as to which it is the Special Servicer exist as part of the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard. The Servicer or Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer or Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Servicer or the Special Servicer, as applicable, (or its direct or indirect parent company) are rated not lower than "A2" by Moody's and "A" by S&P, the Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Each of the Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which (i) Specially Serviced Loans and/or REO Properties exist as part of the Trust Fund, or (ii) in the case of a Serviced Whole Loan, the related Specially Serviced Loans and/or REO Properties are serviced under this Agreement) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. The Servicer or Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note). So long as the long-term unsecured debt obligations of the Servicer or Special Servicer (or its direct or indirect parent company) are rated not lower than "A2" by Moody's and "A" by S&P, the Servicer or Special Servicer, as the case may be, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Section 3.08 Enforcement of Due-On-Sale and Due-on-Encumbrance Clauses; Assumption Agreements.

            (a) As to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) and Serviced Whole Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or a direct or indirect equity interest in the related Mortgagor; or

            (ii) provides that such Mortgage Loan or Serviced Whole Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer;

then the Servicer, or with respect to each Specially Serviced Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Whole Loan to accelerate the payments thereon or to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard.

            (b) As to each Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan or Serviced Whole Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related Mortgagor;

then, the Servicer, or with respect to each Specially Serviced Loan, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Whole Loan to accelerate the payments thereon or to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan or Serviced Mortgage Loan it is required to service hereunder, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            With respect to Sections 3.08(a) and 3.08(b), "waiver" includes the approval or acceptance of the satisfaction of conditions for a due-on-sale or due-on-encumbrance provision, if such approval or acceptance is subject to the lender's discretion under the terms of the applicable loan documents.

            (d) Except as otherwise permitted by Sections 3.20 and 3.08(f), neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan or Serviced Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity of the Mortgagor pursuant to an assumption agreement.

(e) Notwithstanding the foregoing, neither the Servicer nor the Special Servicer, as applicable, shall waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any of the Mortgage Loans unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates or any class of Serviced Pari Passu Loan Securities from
(i) Moody's, with respect to any Mortgage Loan (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) that represents one of the ten largest Mortgage Loans based on Stated Principal Balance and (ii) S&P, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) (A) with respect to any "due-on-sale" clause of any Mortgage Loan, if the applicable Mortgage Loan (1) represents 5% or more of the Stated Principal Balance of all of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) held by the Trust, (2) the Stated Principal Balance of such Mortgage Loan is over $35,000,000 or (3) is one of the ten largest Mortgage Loans in the Trust based on principal balance or (B) with respect to any "due-on-encumbrance" clause if the applicable Mortgage Loan (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans (other than the Strategic Hotel Portfolio B
Note) held by the Trust (or, 5% or more if such Stated Principal Balance is less than $100,000,000), (2) has a principal balance over $20,000,000, (3) is one of the ten largest Mortgage Loans based on Stated Principal Balance, (4) has a Loan-to-Value Ratio (which includes Additional Debt and proposed debt, if any) that is greater than or equal to 85%, or (5) has a Debt Service Coverage Ratio (which includes debt service on Additional Debt and proposed debt, if any) that is less than 1.2x.

            Notwithstanding the foregoing, the Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan or Serviced Whole Loan, unless (i) the Servicer shall have notified the Special Servicer of such waiver, (ii) the Servicer shall have submitted the Servicer's written recommendation and analysis to the Special Servicer, (iii) the Servicer shall have submitted to the Special Servicer the documents within the possession of the Servicer that are reasonably requested by the Special Servicer, (iv) the Special Servicer shall have approved such waiver, notified the Directing Certificateholder of the request for the waiver and of the Servicer's and its own approval and submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Servicer and (v) the Directing Certificateholder shall have informed the Special Servicer that it has approved such waiver; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly upon (but in no case to exceed ten Business Days following) its receipt of such notice, recommendations, analysis, and reasonably requested documents within the possession of the Servicer from the Servicer; provided, further, that if the Directing Certificateholder does not respond to such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved. Neither the Servicer nor the Special Servicer shall approve such waiver unless the Mortgagor shall agree to pay all fees and costs associated with such waiver (unless such condition shall have been waived by the Directing Certificateholder, in which case such fees and costs shall be payable directly from the Certificate Account). The Servicer shall provide copies of any such waiver to each Rating Agency with respect to each Mortgage Loan or Serviced Whole Loan and the Special Servicer shall provide copies of any such waiver to the Servicer and each Rating Agency with respect to each Specially Serviced Loan. With respect to any Mortgage Loan as to which the related loan documents permit the lender to require the Mortgagor to pay any fee charged by each Rating Agency in connection with rendering such written confirmation, such fee shall be paid by the Mortgagor. With respect to any other Mortgage Loan, such fee shall be paid by the related Mortgage Loan Seller; provided, however, that the Mortgage Loan Seller shall not be obligated to pay such fee unless (i) the related written confirmation is required pursuant to this Agreement, (ii) the Servicer or the Special Servicer, as applicable, has requested that the related Mortgagor pay such fee and (iii) such Mortgagor refuses to do so. The Servicer (or Special Servicer, if applicable) shall not permit a Mortgage Loan or Serviced Whole Loan to be assumed unless the Servicer (or the Special Servicer, if applicable) determines that such assumption is consistent with the Servicing Standard. For a Mortgaged Property located in California, in making such determination, the Servicer (or the Special Servicer, if applicable), shall, among other things, take into account, subject to the Servicing Standard and the loan documents, any increase in taxes assuming the transfer occurs (using taxes based on a fully assessed number calculated off the proposed purchase price). For a Mortgaged Property located in California, the Servicer (or the Special Servicer, if applicable) shall, compute a debt service coverage ratio for the Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's underwritten capital expenditure, tenant improvement and leasing commission items at origination and taxes based on a fully assessed number calculated off the proposed purchase price and shall provide copies of the results of such calculations to S&P and Moody's showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination. Notwithstanding anything in this Section to the contrary, if the Servicer or Special Servicer, as applicable, reasonably determines that the direction of or the withholding of consent by the Directing Certificateholder conflicts with the Servicing Standard, the terms of any loan documents or the terms of this Agreement, or violates applicable law, then neither the Servicer nor the Special Servicer, as applicable, shall be under any obligation to comply with such direction or obtain the consent of the Directing Certificateholder and neither the Servicer nor the Special Servicer shall be in default under this Agreement or bear any liability to any Certificateholder for failure to comply with such direction or obtain the consent of the Directing Certificateholder. In such event, the Servicer or the Special Servicer, as applicable, shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, the Servicer or the Special Servicer (as applicable) and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            (f) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, the Servicer and the Special Servicer may, without any Rating Agency confirmation as provided in clause (e) above, and the Servicer may, with respect to non-Specially Serviced Loans or REO Loans, without the Special Servicer's approval, (i) consent to subordination of the related Mortgage Loan to such easement or right-of-way for utilities, access, parking, public improvements or another purpose; provided, the Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property, (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements, (iii) grant releases of non-material parcels of a Mortgaged Property (provided that, releases as to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the loan documents) and (iv) approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan; provided that, any of the foregoing modifications, waivers or amendments (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to either REMIC, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            Section 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, Section 3.29 and Section 3.30 exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which efforts may include an REO Acquisition) the ownership of property securing such Mortgage Loans (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.18 of this Agreement, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property (other than Mortgaged Properties related to a Non-Serviced Mortgage Loan) shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) after reimbursement to the Servicer for such Servicing Advance, and the Servicer or the Special Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv) and Section 3.05(e)(iv) if a Serviced Whole Loan is involved. Any other costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the Servicer as a Servicing Advance pursuant to Section 3.03(c) to the Special Servicer; provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in
Section 3.18(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard.

            If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Servicer as a Servicing Advance.

            Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, unless (a) the Special Servicer shall have notified the Directing Certificateholder of the proposed foreclosure and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed foreclosure; provided, however, that if the Directing Certificateholder does not reject such recommendation within ten Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request), then the proposed foreclosure shall be deemed approved; provided, further that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer and the Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions, cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee (and, in the case of a Mortgaged Property securing a Serviced Whole Loan, also on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B
Note), initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property securing a Serviced Whole Loan, also on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices with respect to the related Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) on a net present value basis than not taking such actions.

            The cost of any such Environmental Assessment shall be paid by the Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund (and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note) and may be withdrawn by the Servicer from the Certificate Account (and, if a Serviced Whole Loan is involved, first from the applicable Serviced Whole Loan Custodial Account and then from the Certificate Account) at the direction of the Special Servicer); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. Subject to Section 3.07(c) the Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each Environmental Insurance Policy to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, in the case of a Mortgaged Property securing any Serviced Whole Loan, on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole).

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 2 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall, subject to Section 3.27, Section 3.29 and Section 3.30, take such action as it deems to be in the best economic interest of the Trust Fund and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole, taking into consideration that the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan) is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Directing Certificateholder and the Servicer in writing of its intention to so release such Mortgaged Property and the basis for such intention, (ii) the Trustee shall notify the Certificateholders in writing of the Special Servicer's intention to so release such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent) and (iv) the Special Servicer shall have received written confirmation from each Rating Agency that such release will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates and, if a Serviced Whole Loan is involved, any class of Serviced Pari Passu Loan Securities. To the extent any fee charged by each Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust or, if such information related to the ratings of any Serviced Pari Passu Loan Securities, holders of the related Serviced Pari Passu Loan.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Directing Certificateholder and the Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Servicer shall forward, or cause to be forwarded all such reports to the Trustee. The Trustee shall forward all such reports to each Rating Agency promptly following the receipt thereof and the Certificateholders upon request.

            (f) So long as the Special Servicer is Lennar, the Servicer, and at any other time the Special Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Servicer or Special Servicer, as the case may be, shall report, via Form 1099C, all forgiveness of indebtedness, and shall deliver a copy of any such report to the Trustee. The Special Servicer (if the Servicer is reporting as set forth in the preceding sentence) or the Servicer (if the Special Servicer is reporting as set forth in the preceding sentence) shall reasonably cooperate with the Servicer or the Special Servicer, as the case may be, in connection herewith.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Serviced Whole Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Directing Certificateholder and the Servicer no later than the next succeeding Determination Date.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan or Serviced Whole Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File and if a Serviced Whole Loan is involved, the original Mortgage Notes for the related Serviced Pari Passu Loan or Serviced B Note. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(e) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or the Special Servicer, as the case may be; provided, however, that in the case of the payment in full of the Strategic Hotel Portfolio Mortgage Loan or Strategic Hotel Portfolio B Note, the Mortgage Loan File with respect to the Strategic Hotel Portfolio Whole Loan shall not be released by the Trustee unless such Mortgage Loan is the sole remaining Strategic Hotel Portfolio Note in the Trust Fund. If an assignment of Mortgage, assignment of Assignment of Leases, assignment of Security Agreement or assignment of UCC Financing Statement has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of such assignment of Mortgage, assignment of Assignment of Leases, assignment of Security Agreement or assignment of UCC Financing Statement on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Trustee or chargeable to the Certificate Account or any Serviced Whole Loan Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File (other than the documents referred to in clause (xix) of the definition of "Mortgage File") or any document therein and if a Serviced Whole Loan is involved, the original Mortgage Notes for the related Serviced Pari Passu Loan or Serviced B Note to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan or Serviced Whole Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(d) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Trustee shall acknowledge receipt of such Mortgage File or such certificate, as the case may be.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If from time to time, pursuant to the terms of the related Co-Lender Agreement and Non-Serviced Mortgage Loan Pooling Agreement, and as appropriate for enforcing the terms of the related Non-Serviced Mortgage Loan, a Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer requests delivery to it of the original Mortgage Note for the related Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the Non-Serviced Mortgage Loan Servicer or its designee.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note and REO Loan. As to each such Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note or REO Loan and a 360-day year consisting of twelve 30-day months. The Servicing Fee with respect to any such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a) and 3.05(e). The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any such Mortgage Loan, Serviced Pari Passu Loan, Serviced B Note or REO Loan out of that portion of related payments, Insurance Proceeds and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by
Section 3.05(a) and 3.05(e). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

            The Servicer shall not be required (subject, with respect to any Serviced Whole Loan, to the terms of the related Co-Lender Agreement) to deposit in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(d), 100% of all assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, all assumption, modification and other application and processing fees, charges for beneficiary statements or demands, and charges collected for checks returned for insufficient funds received on or with respect to the Mortgage Loans that are not Specially Serviced Loans (other than a Non-Serviced Mortgage Loan and any successor REO Loan), to the extent that (i) such fees are paid by the Mortgagor on Mortgage Loans that are not Specially Serviced Loans and (ii) all amounts then due and payable with respect to the related Mortgage Loan have been paid. The Servicer shall remit 50% of all such fees and charges related to transactions for which the Servicer must obtain consent of the Special Servicer hereunder (other than the application fees, processing fees, charges for beneficiary statements or demands, and charges collected for checks returned for insufficient funds) to the Special Servicer as additional special servicing compensation; provided, however, that the Special Servicer shall be entitled to 50% of such assumption application and processing fees if the related assumption was not approved by the Special Servicer hereunder (or, if an approval is required hereunder, by the Directing Certificateholder or the Class SHP Directing Certificateholder, as the case may be), or the related Mortgagor withdraw its assumption application or the requested assumption does not otherwise occur. The Servicer shall be entitled to retain the remaining 50% of such fees and charges and 100% of all application and processing fees (except as otherwise set forth with respect to the assumption application and processing fees in the immediately preceding sentence), charges for beneficiary statements or demands, and charges collected for checks returned for insufficient funds as additional servicing compensation with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans. The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans and accrued during such time as such Mortgage Loan was not a Specially Serviced Loan, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to such Mortgage Loan (including interest on Advances) have been paid and are not needed to first reimburse the Trust Fund for additional expenses that have been incurred by the Trust Fund in connection with such Loan and interest on Advances previously paid to the Servicer or the Trustee, as applicable, accrued since the Closing Date with respect to the related Mortgage Loan; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account or any Serviced Whole Loan Custodial Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance
Date); and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or if applicable, the Serviced Whole Loan Custodial Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan (other than a Non-Serviced Mortgage Loan and any successor REO Loan). As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the actual principal balance of such Specially Serviced Loan or REO Loan and a 360-day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, from the sources described in Section 3.05(a) and Section 3.05(e). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of 100% of all assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, all assumption, modification and other application and processing fees, and charges for beneficiary statements or demands and charges collected for checks returned for insufficient funds received on or with respect to any Specially Serviced Loan or REO Loan and 50% of such fees and charges (other than the application fees, processing fees, charges for beneficiary statements or demands, and charges collected for checks returned for insufficient funds) with respect to Mortgage Loans that are not Specially Serviced Loans (other than a Non-Serviced Mortgage Loan and any successor REO Loan) as to which the Servicer must obtain consent of the Special Servicer hereunder; provided, however, that the Special Servicer shall be entitled to 50% of such assumption application and processing fees if the related assumption was not approved by the Special Servicer hereunder (or, if an approval is required hereunder, by the Directing Certificateholder or the Class SHP Directing Certificateholder, as the case may
be), or the related Mortgagor withdraw its assumption application or the requested assumption does not otherwise occur, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid, shall (subject, with respect to any Serviced Whole Loan, to the terms of the related Co-Lender Agreement) be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a) or the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(d). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan (other than a Non-Serviced Mortgage Loan or any successor REO Loan) at the Workout Fee Rate on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan shall cease to be payable if the related Mortgage Loan or Whole Loan again becomes a Specially Serviced Loan; provided that, a new Workout Fee shall become payable if and when such Mortgage Loan, Serviced Pari Passu Loan or Serviced B Note again becomes a Corrected Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans, Serviced Pari Passu Loans or Serviced B Notes that became Corrected Loans prior to the time of that termination or resignation. The successor special servicer will not be entitled to any portion of such Workout Fees. In the event that the Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially Serviced Loan would be a Corrected Loan but for the failure of the Mortgagor to have paid three consecutive payments, then the Special Servicer shall be paid the related Workout Fee in the event such Specially Serviced Loan does in fact become a Corrected Loan upon payment by the Mortgagor of three consecutive payments (and any successor Special Servicer shall not be entitled to any such Workout Fee).

            A Liquidation Fee will be payable with respect to each Specially Serviced Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Condemnation Proceeds, subject to the exceptions set forth in the definition of Liquidation Fee (including, without limitation, the exception that a Liquidation Fee shall not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, shall have spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property). A Liquidation Fee will also be payable with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that the related Mortgage Loan Seller has repurchased after the expiration of the 90-day period provided for in the fourth sentence of Section 2.03(b). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received with respect to clauses (iii), (iv) (except as set forth in clause (b) of the definition of Liquidation Fee), (v), (vi) (unless the related intercreditor agreement provides for the payment of a Liquidation Fee for the purchase of the related Mortgage Loan by the mezzanine lender) or (vii) (unless the related Co-Lender Agreement provides for the payment of a Liquidation Fee for the purchase of such Mortgage Loan by the holder of the related B Note or the Class SHP Directing Certificateholder) of the definition of Liquidation Proceeds. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Corrected Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to the same proceeds on any Corrected Loan.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Loans which accrued during such time as such Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan, but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Mortgage Loan (including interest on Advances for all periods subsequent to the Closing Date) have been paid and are not needed to reimburse any of the Trustee, the Servicer or the Trust Fund. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account (or if a Serviced Whole Loan is involved, first out of the applicable Serviced Whole Loan Custodial Account and then out of the Certificate Account) or the applicable REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Determination Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Determination Date shall be applied to reimburse (i) the Servicer, the Special Servicer or the Trustee for interest on Advances with respect to such related Mortgage Loan due on such Determination Date (or the Trust with respect to such interest previously paid by the Trust) and (ii) the Trust Fund for any additional Trust Fund expenses with respect to the related Mortgage Loan and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application. With respect to a Non-Serviced Mortgage Loan or any related REO Property, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation Fees.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance of (i) $2,000,000 or more, at least once every 12 months and (ii) less than $2,000,000, at least once every 24 months, in each case commencing in the calendar year 2005; provided, however, that if any Mortgage Loan becomes a Specially Serviced Loan the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan. The reasonable cost of each such inspection by the Special Servicer shall be paid by the Servicer as a Servicing Advance; provided, however, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust Fund (and if a Serviced Whole Loan is involved, an expense of the holders of any related Serviced Pari Passu Loan or Serviced B Note), which expense shall first be reimbursed to the Trust Fund (and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note) from Penalty Charges collected by the Special Servicer on such Specially Serviced Loan. In connection with the determination of whether or not the cost of an inspection was reasonable, the Servicer shall be entitled to rely on an Officer's Certificate of the Special Servicer. The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to (i) the other, and (ii) the Trustee within 30 days of the preparation of such report; except that the Servicer shall only deliver such report upon request. Upon request, the Trustee shall deliver a copy of each such report to each Rating Agency, to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate and, with respect to the Strategic Hotel Portfolio Mortgaged Property, the Class SHP Directing Certificateholder, upon request (which such request may state that such items be delivered until further notice).

            (b) [Reserved].

            (c) The Special Servicer, in the case of any Specially Serviced Loan, and the Servicer, in the case of any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) shall make reasonable efforts to collect promptly from each related Mortgagor (and, upon collection, review) quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage, and each of the Servicer and the Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to enforce all provisions of the loan documents relating to the submission of financial and property information. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect and review all such items promptly following their preparation. The Servicer and the Special Servicer shall each deliver copies of all the foregoing items so collected by it to the Trustee, the Depositor, the Directing Certificateholder, and, if the Trustee does not so deliver as stated below, upon request, the Class SHP Directing Certificateholder (as to its related Mortgaged Property) and each other, in each case within 45 days of its receipt thereof (but in the case of the Trustee, the Special Servicer and the Depositor, only upon request). The Trustee shall, upon request and to the extent received, deliver copies of the foregoing items to the Underwriters, the Rating Agencies, Controlling Class Certificateholders, Class SHP Controlling Class Certificateholders (as to its related Mortgaged Property), the Mortgage Loan Sellers or, to the extent the Certificate Registrar has confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such item prepared by the Servicer or the Special Servicer.

            Within 45 days after receipt by the Servicer or the Special Servicer, as applicable, of any annual operating statements or rent rolls with respect to any Mortgaged Property other than a Non-Serviced Mortgaged Property or an REO Property, in the case of the Servicer, or REO Property, in the case of the Special Servicer, the Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the CMSA NOI Adjustment Worksheet. All CMSA Operating Statements Analysis Reports shall be maintained by the Servicer with respect to each Mortgaged Property other than a Non-Serviced Mortgaged Property or REO Properties and by the Special Servicer with respect to any REO Property, and the Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee, the Servicer or the Special Servicer, as applicable, the Directing Certificateholder and the Class SHP Directing Certificateholder (as to its related Mortgaged Property), together with the related operating statements or rent rolls (but in the case of the Trustee and the Special Servicer, only upon request). The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Servicer or the Special Servicer, as applicable, deliver to the Underwriters, the Rating Agencies, the Mortgage Loan Sellers, any Certificateholder or, to the extent the Certificate Registrar has confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis Report (or update thereof) and the related operating statement or rent rolls.

            (d) At or before 1:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the CMSA Special Servicer Loan File (or such related data fields as are reasonably agreed to by the Servicer and the Special Servicer) with respect to the Specially Serviced Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Servicer as of such Determination Date.

            (e) Not later than 2:00 p.m. (New York City time) on the second Business Day after each Determination Date, the Servicer shall prepare and deliver or cause to be delivered to the Trustee the following reports and data files, to the extent the most recent CMSA Special Servicer Loan File has been received from the Special Servicer at the time required pursuant to Section 3.12(d): the most recent CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA REO Status Report, CMSA Property File, CMSA Loan Periodic Update File, CMSA Financial File, CMSA Comparative Financial Status Report and the CMSA Loan Level Reserve LOC Report and CMSA Servicer Watch List report. All of the foregoing reports shall contain information that is current as of such Determination Date; provided, however, that notwithstanding anything to the contrary in Sections 3.12(d) or 3.12(e), neither the Servicer nor the Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the third Determination Date following the Closing Date, and Trustee shall not be obligated to deliver any such report until provided by Servicer.

            (f) The Special Servicer shall deliver to the Servicer the items or reports set forth in Section 3.12(c) and Section 3.12(d), and the Servicer shall deliver to the Trustee the reports set forth in Section 3.12(c) and Section 3.12(e), in an electronic format (to the extent such report is prepared by the Servicer and not forwarded by the applicable Mortgagor) reasonably acceptable to the Special Servicer, the Trustee and the Servicer. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Servicer pursuant to
Section 3.12(c) and Section 3.12(e). In the case of information or reports to be furnished by the Servicer to the Trustee pursuant to Section 3.12(c) and Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(c) or Section 3.12(d) and to the extent that such information or reports are to be prepared and delivered by the Special Servicer pursuant to
Section 3.12(c) or Section 3.12(d) the Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the information or reports required by Section 3.12(c) or Section 3.12(e) caused by the Special Servicer's failure to timely provide any information or report required under
Section 3.12(c) or Section 3.12(d) of this Agreement, except that the Servicer shall be responsible for timely providing all reports and data other than the information or reports to be supplied solely by the Special Servicer.

            (g) Notwithstanding the foregoing, however, the failure of the Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (h) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's or the Special Servicer's internet website, unless this Agreement specifies a method of delivery.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor and the Underwriters and the holder of any Serviced Pari Passu Loan or Serviced B Note on or before May 1st of each year, beginning May 1, 2005, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans and Serviced Whole Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a "grantor trust" from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof. Notwithstanding anything contained in this Section 3.13 to the contrary, the Servicer or the Special Servicer shall be required to furnish or cause to be furnished to the Trustee and the Depositor the report described above by March 15th of any year that a report on Form 10-K is required to be filed with respect to the Certificates with the Commission in respect of the preceding calendar year.

            Section 3.14 Reports by Independent Public Accountants.

            Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Depositor, the Underwriters, the holder of any Serviced Pari Passu Loan or Serviced B Note and each Rating Agency, on or before May 1st of each year, commencing with May 1, 2005, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to its servicing of the mortgage loans serviced by it and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers. Notwithstanding anything contained in this Section 3.14 to the contrary, the Servicer or the Special Servicer shall be required to furnish or cause to be furnished to the Trustee and the Depositor the report described above by March 15th of any year that a report on Form 10-K is required to be filed with respect to the Certificates with the Commission in respect of the preceding calendar year.

            Section 3.15 Access to Certain Information.

            (a) Each of the Servicer and the Special Servicer upon request of the Trustee shall provide or cause to be provided through the Trustee to any Certificateholder or Certificate Owner or holder of any Serviced Pari Passu Note or Serviced B Note that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Mortgage Loan Seller, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or holder of any Serviced Pari Passu Note or Serviced B Note, and to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class SHP Certificate or holder of any Serviced Pari Passu Note or Serviced B Note access to any documentation regarding the Mortgage Loans or Serviced Whole Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but upon reasonable prior written request via e-mail or facsimile (where such form of transmission is reasonably practicable) and during normal business hours at the offices of the Trustee or the Servicer, designated by it; provided, however, that Certificateholders and Certificate Owners and holder of any Serviced Pari Passu Note or Serviced B Note shall be required to pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information substantially in the form of Exhibit
K. The failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans that is not confidential.

            (b) Once a month, each of the Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder and the Class SHP Directing Certificateholder during regular business hours at such time and for such duration as the Servicer or the Special Servicer, as applicable, and the Directing Certificateholder or the Class SHP Directing Certificateholder shall reasonably agree, regarding the performance and servicing of the Loans and/of REO Properties for which the Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Directing Certificateholder and the Class SHP Directing Certificateholder shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit K.

            Section 3.16 Title to REO Property; REO Accounts.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders and the Special Servicer, on behalf of the Trust Fund (and, in the case of any Serviced Whole Loan, also on behalf of the holders of any related Serviced Pari Passu Loan or Serviced B Note), shall sell any REO Property as soon as commercially reasonable subject to the Servicing Standard, but in any event prior to the close of the third calendar year following the year in which the Trust Fund (and if applicable, the holders of any related Serviced Pari Passu Loan or Serviced B Note) acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a) (or if a Serviced Whole Loan is involved first, out of the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.05(e) and second, out of the Certificate Account pursuant to Section 3.05(a)).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more Pool REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Whole Loan REO Account"), to be held for the benefit of the Certificateholders and the holder of any related Serviced Pari Passu Loan or Serviced B Note. Each REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, within one Business Day after receipt, all REO Revenues, Insurance Proceeds and Condemnation Proceeds and Liquidation Proceeds (net of all Liquidation Expenses) received in respect of an REO Property into the related REO Account. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the applicable REO Account when first established and of the new location of an REO Account prior to any change thereof. Notwithstanding the foregoing, any REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected with respect to any Mortgage Loan that would be a realization of a net gain with respect to such Mortgage Loan shall be deposited in the Excess Liquidation Proceeds Reserve Account to be used by the Special Servicer to pay costs and expenses incurred with respect to any other Specially Serviced Loan and to reimburse any unreimbursed Realized Losses; provided that, such reserve account shall be reduced "promptly and appropriately" as required by Treasury Regulation Section 1.860G-2(g)(3)(ii)(A) if the Special Servicer determines that the amount held in the Excess Liquidation Proceeds Reserve Account exceeds reasonably foreseeable costs and expenses or losses.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from each applicable REO Account and deposit into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable, the aggregate of all amounts received in respect of each REO Property on or prior to such Determination Date, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in such REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. For purposes of the foregoing, the Pool REO Account and a Whole Loan REO Account correspond to the Certificate Account and the related Serviced Whole Loan Custodial Account, respectively. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable, on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an applicable REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall cause such REO Property to be managed, conserved, protected, operated and leased for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and, in the case of any Serviced Whole Loan, also for the benefit of the holders of any Serviced Pari Passu Loan or Serviced B Note) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) and, if a Serviced Whole Loan is involved, also for the benefit of the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standard). Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than one Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses
(i)-(iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances in which case, the Servicer shall make such payment from amounts held in the Certificate Account (or if a Serviced Whole Loan is involved, first out of the applicable Serviced Whole Loan Custodial Account and then out of the Certificate Account) if directed to do so by the Special Servicer. The Special Servicer shall direct the Servicer to make such payment if it is necessary to preserve the related Mortgaged Property and the payment of such amount would be in the best interest of the Certificateholders and in the case of any Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole). The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) and available to the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only three Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Serviced Whole Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions shall, contract with any Independent Contractor for the operation and management of any REO Property within 30 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund unless a Serviced Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Sale of Defaulted Mortgage Loans and REO Properties.
(a) Each of the Directing Certificateholder and the Special Servicer (in that order) may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by
Section 2.03(b) and Section 9.01, or in an applicable Co-Lender Agreement or Non-Serviced Mortgage Loan Pooling Agreement.

            (b) Within 60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan as to which the Servicer has received and the Directing Certificateholder has approved a written refinancing commitment, within 150 days after such Balloon Loan becomes a Defaulted Mortgage Loan), the Special Servicer shall determine the fair value of such Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal. The Special Servicer shall recalculate, from time to time, but not less often than every 90 days, its determination of the fair value of such Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Servicer, each Rating Agency, the Directing Certificateholder and if a Serviced Whole Loan is involved, the holders of the related Serviced Pari Passu Loans and Serviced B Notes, promptly upon its fair value determination and any adjustment thereto. In determining the fair value of such Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that, the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Serviced Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this
Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.18(b). The Non-Serviced Mortgage Loan Pooling Agreement contains provisions requiring the Non-Serviced Mortgage Loan Special Servicer to determine the fair value of the related Non-Serviced Mortgage Loan under substantially similar, although not necessarily identical, circumstances. The parties hereto agree and acknowledge that the fair value of each related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Mortgage Loan Special Servicer pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling Agreement.

            (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan and other than the Strategic Hotel Portfolio B Note) becomes a Defaulted Mortgage Loan, each of the Directing Certificateholder and the Special Servicer (but only if the Directing Certificateholder or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (in that order) (subject, in the case of any Mortgage Loan included in a Whole Loan or is subject to mezzanine debt, to any rights to purchase such Mortgage set forth in the related Co-Lender Agreement or mezzanine intercreditor agreement) shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Special Servicer and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Notwithstanding the foregoing, the Directing Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Directing Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Directing Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of each such fifteen day period, the Directing Certificateholder shall again have the exclusive right to exercise the Purchase Option.

            If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause (b) above, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan.

            With respect to the Strategic Hotel Portfolio Mortgage Loan, the Belvedere Plaza Mortgage Loan and the Parkwest II Mortgage Loan, the party that exercises the foregoing Purchase Option shall only be entitled to purchase such Mortgage Loan and not any related Serviced Pari Passu Loan or Serviced B Note.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan (other than a Non-Serviced Mortgage Loan or the Strategic Hotel Portfolio B Note) has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Servicer, the Special Servicer and the Trustee at least five days prior written notice thereof (the "Purchase Option Notice"), in the form of Exhibit M, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 3.18(c). The exercise of any Purchase Option pursuant to this clause (d) shall be irrevocable.

            (e) If the Special Servicer or, if the Directing Certificateholder is an affiliate of the Special Servicer, the Directing Certificateholder or any of their respective Affiliates is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Servicer (other than with respect to a Non-Serviced Mortgage Loan) shall determine (or, if the Special Servicer has made such determination, shall confirm) the fair value and must retain an appraiser or other Independent third party (either of whom must be an MAI) (at the expense of the Trust) that the Servicer reasonably believes has the requisite experience to assist it to determine the fair value (such person, the "Third Party Appraiser") and obtain from such third party a determination as soon as reasonably practicable after the Servicer has received the written notice, of whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Servicer requests the Third Party Appraiser to perform a new Appraisal with respect to the related Mortgaged Property, then the Third Party Appraiser retained by the Servicer shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within forty-five (45) days) after the completion of such new Appraisal. Such fair value determination made by the Servicer shall be made in accordance with the Servicing Standard; provided that, absent manifest error, the Servicer may conclusively rely on the opinion of the Third Party Appraiser in making such determination; provided that, in choosing such Third Party Appraiser the Servicer shall use reasonable care in accordance with the Servicing Standard. In determining the fair value of any Defaulted Mortgage Loan, the Third Party Appraiser retained by the Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Third Party Appraiser retained by the Servicer shall refer to the Servicing Standard and all other relevant information delivered to it by the Servicer or otherwise contained in the Mortgage File; provided that, the Third Party Appraiser retained by the Servicer shall take account of any known change in circumstances regarding the related Mortgaged Property that has occurred subsequent to, and that would, in its reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Third Party Appraiser retained by the Servicer shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Third Party Appraiser retained by the Servicer may rely on the opinion and reports of other parties in making such determination and on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The costs of the Third Party Appraiser and all appraisals, inspection reports and broker opinions of value, reasonably incurred by such Third Party Appraiser or otherwise incurred pursuant to this subsection shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Trust Fund expenses from the Certificate Account pursuant to
Section 3.05(a) and if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(e)). The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (f) Unless and until (i) the Purchase Option with respect to a Defaulted Mortgage Loan is exercised or (ii) the Defaulted Mortgage Loan is purchased by the holder of any related B Note or the Class SHP Directing Certificateholder, subject to Section 3.29 and Section 3.30, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option. In connection with the foregoing, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account (or the Serviced Whole Loan Custodial Account) or the REO Accounts.

            (g) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees on behalf of the Certificateholders and, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note subject to Section 3.29 and
Section 3.30, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Directing Certificateholder, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Directing Certificateholder, the Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer or its affiliate or the Directing Certificateholder intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust (and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note) an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price. Notwithstanding the foregoing provisions, the Special Servicer shall not, on behalf of the Trustee (and if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loan or Serviced B Note), sell any REO Property, unless (a) the Special Servicer shall have notified the Directing Certificateholder of the proposed sale and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed sale; provided, however, that if the Directing Certificateholder does not reject such recommendation within ten Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed sale shall be deemed approved; provided, further that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer and the Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

            (h) Subject to the REMIC Provisions and Section 3.29 and Section 3.30, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Servicer, any Mortgage Loan Seller or the Trust. None of the Special Servicer, the Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan or REO Property is sold if the sale is consummated in accordance with the terms of this Agreement.

            (i) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Servicer within ten Business Days of exercising its Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Servicer within one Business Day of receipt in the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account.

            (j) Notwithstanding anything herein to the contrary, the Servicer and the Special Servicer shall not take or refrain from taking any action pursuant to instructions or consent or approval or the lack thereof from the Directing Certificateholder or, if a Serviced Whole Loan is involved, the holders of any related Serviced Pari Passu Loans and Serviced B Notes or the Class SHP Directing Certificateholder that, in the Servicer's or the Special Servicer's reasonable judgment would cause it to violate applicable law, any term of the related Loan documents or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard. In such event, the Servicer or the Special Servicer, as the case may be, shall disregard such instructions or consent or approval or the lack thereof and notify the Directing Certificateholder (or the Class SHP Directing Certificateholder, as applicable), the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            (k) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account. Upon receipt of an Officers' Certificate from the Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Servicer or Special Servicer the related Mortgage File; provided, however, that in the case of the repurchase of the Strategic Hotel Portfolio Mortgage Loan or the Strategic Hotel Portfolio B Note pursuant to this Section 3.18, the Mortgage Loan File with respect to the Strategic Hotel Portfolio shall not be released by the Custodian unless such Mortgage Loan is the sole remaining Strategic Hotel Portfolio Note in the Trust Fund. In connection with any such purchase, the Special Servicer shall deliver the related Mortgage File and the Credit File (to the extent such documents were delivered to such Special Servicer pursuant to this Agreement) to the purchaser of a Defaulted Mortgage Loan or related REO Property.

            (l) (i) Notwithstanding anything to the contrary herein, the holders of the 731 Lexington Avenue-Bloomberg Headquarters B Note, the Serviced B Notes and the Class SHP Directing Certificateholder shall be entitled to purchase the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan or the related Serviced Mortgage Loans, as the case may be, in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. The Servicer or the Special Servicer, as applicable (in the case of such Serviced Mortgage Loans) and the related Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, (in the case of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan), shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the holders of the 731 Lexington Avenue-Bloomberg Headquarters B Note and the Serviced B Notes and the Class SHP Directing Certificateholder, as the case may be, as are required by the related Co-Lender Agreement in connection with such holders' purchase rights.

            (ii) Notwithstanding anything to the contrary herein, with respect to each Non-Serviced Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the COMM 2004-LNB3 Pooling Agreement, the Directing Certificateholder shall have the right to purchase such Non-Serviced Mortgage Loan from the Trust at a price determined by the COMM 2004-LNB3 Special Servicer under the circumstances set forth therein. Upon its receipt of notice from the COMM 2004-LNB3 Trustee that such purchase option may be exercised, the Trustee shall promptly provide notice thereof to the Directing Certificateholder. Such purchase option shall otherwise be exercised on the same terms as the purchase option provided to the "directing certificateholder" under Section 3.18(c) of the COMM 2004-LNB3 Pooling Agreement.

            (m) Subject to the terms set forth in Section 2.03, in the event the Strategic Hotel Portfolio B Note becomes a Defaulted Loan, the Class SHP Directing Certificateholder shall have an assignable option (a "Strategic Hotel Portfolio B Note Purchase Option") to purchase the Strategic Hotel Portfolio B Note from the Trust Fund at a price (the "Strategic Hotel Portfolio B Note Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Strategic Hotel Portfolio B Note, or (ii) the fair value of the Strategic Hotel Portfolio B Note as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. The Class SHP Directing Certificateholder may sell, transfer, assign or otherwise convey its Strategic Hotel Portfolio B Note Purchase Option with respect to the Strategic Hotel Portfolio B Note to any party at any time after the Strategic Hotel Portfolio B Note becomes a Defaulted Loan (other than to the Strategic Hotel Portfolio Borrower Affiliate, unless the Class SHP Directing Certificateholder first obtains from the Rating Agencies a written confirmation that such transfer would not cause the downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates rated by such Rating Agencies). The Class SHP Directing Certificateholder shall notify the Trustee, the Special Servicer and the Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. If the Class SHP Directing Certificateholder sells, transfers or otherwise conveys the Strategic Hotel Portfolio B Note Purchase Option to an unaffiliated third party for no material consideration more than 90 days after the occurrence of a Servicing Transfer Event with respect to the Strategic Hotel Portfolio Whole Loan, then the transferee shall pay a Liquidation Fee in connection with the exercise of the Strategic Hotel Portfolio B Note Purchase Option.

            If not exercised earlier, the Strategic Hotel Portfolio B Note Purchase Option will automatically terminate (i) once the Strategic Hotel Portfolio B Note is no longer a Defaulted Loan; provided, however, that if the Strategic Hotel Portfolio B Note subsequently becomes a Defaulted Loan, the related Purchase Option shall again be exercisable after a new fair value calculation is made pursuant to clause (b) above, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Loan in connection with a workout or (iv) upon a repurchase of the Strategic Hotel Portfolio B Note by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to the Strategic Hotel Portfolio B Note.

            Upon receipt of notice from the Special Servicer indicating that the Strategic Hotel Portfolio B Note has become a Defaulted Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Strategic Hotel Portfolio B Note Purchase Option may exercise the Strategic Hotel Portfolio B Note Purchase Option by providing the Servicer, the Special Servicer and the Trustee at least five days prior written notice thereof (the "Strategic Hotel Portfolio B Note Purchase Option Notice"), in the form of Exhibit M-2, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the Strategic Hotel Portfolio B Note upon closing and shall specify a cash exercise price at least equal to the Strategic Hotel Portfolio B Note Option Price. The Strategic Hotel Portfolio B Note Purchase Option Notice shall be delivered in the manner specified in Section 3.18(c). The exercise of any Strategic Hotel Portfolio B Note Purchase Option pursuant to this paragraph shall be irrevocable.

            If the Class SHP Directing Certificateholder is an affiliate of the Special Servicer and the Class SHP Directing Certificateholder or any of its Affiliates is identified in the Strategic Hotel Portfolio B Note Purchase Option Notice as the Person expected to acquire the Strategic Hotel Portfolio B Note, the Servicer shall determine (or, if the Special Servicer has made such determination, shall confirm) the fair value and must retain a Third Party Appraiser and obtain from such third party a determination as soon as reasonably practicable after the Servicer has received the written notice, of whether the Strategic Hotel Portfolio B Note Option Price represents fair value for the Strategic Hotel Portfolio B Note; provided that, if the Servicer requests the Third Party Appraiser to perform a new Appraisal with respect to the related Mortgaged Property, then the Third Party Appraiser retained by the Servicer shall make its fair value determination with respect to the Strategic Hotel Portfolio B Note as soon as reasonably practicable (but in any event within forty-five (45) days) after the completion of such new Appraisal. Such fair value determination made by the Servicer shall be made in accordance with the Servicing Standard; provided that, absent manifest error, the Servicer may conclusively rely on the opinion of the Third Party Appraiser in making such determination; provided, further, that, in choosing such Third Party Appraiser the Servicer shall use reasonable care in accordance with the Servicing Standard. In determining the fair value of the Strategic Hotel Portfolio B Note, the Third Party Appraiser retained by the Servicer shall take into account, among other factors, the period and amount of the delinquency on the Strategic Hotel Portfolio B Note, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Third Party Appraiser retained by the Servicer shall refer to the Servicing Standard and all other relevant information delivered to it by the Servicer or otherwise contained in the Mortgage File; provided that, the Third Party Appraiser retained by the Servicer shall take account of any known change in circumstances regarding the related Mortgaged Property that has occurred subsequent to, and that would, in its reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Third Party Appraiser retained by the Servicer shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Third Party Appraiser retained by the Servicer may rely on the opinion and reports of other parties in making such determination and on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The costs of the Third Party Appraiser and all appraisals, inspection reports and broker opinions of value, reasonably incurred by such Third Party Appraiser or otherwise incurred pursuant to this subsection shall be advanced by the Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Trust Fund expenses pursuant to Section 3.05(a)(v)). The other parties to this Agreement shall cooperate with all reasonable requests for information.

            Unless and until the Strategic Hotel Portfolio B Note Purchase Option is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to the Strategic Hotel Portfolio B Note, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Strategic Hotel Portfolio B Note other than in connection with the exercise of the Strategic Hotel Portfolio B Note Purchase Option.

            Upon exercise of the Strategic Hotel Portfolio B Note Purchase Option, the Class SHP Directing Certificateholder (or its assignee) shall be required to pay the purchase price specified in its Strategic Hotel Portfolio B Note Purchase Option Notice to the Servicer within ten Business Days of exercising the Strategic Hotel Portfolio B Note Purchase Option. The proceeds of any sale of the Strategic Hotel Portfolio B Note, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Servicer within one Business Day of receipt in the Serviced Whole Loan Custodial Account.

            Upon receipt of an Officers' Certificate from the Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of the Strategic Hotel Portfolio B Note ownership of the Strategic Hotel Portfolio B Note. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Servicer or Special Servicer the related Mortgage Note. In connection with any such purchase, the Special Servicer shall deliver the related Mortgage Note (to the extent such document was delivered to the Special Servicer pursuant to this Agreement) to the Class SHP Directing Certificateholder.

            Section 3.19 Additional Obligations of the Servicer.

            (a) The Servicer shall deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") with respect to each prepaid or partially prepaid Mortgage Loan (other than a Non-Serviced Mortgage Loan) other than (i) a Specially Serviced Loan, (ii) as a result of the payment of Insurance Proceeds and Condemnation Proceeds, (iii) subsequent to a default under the related Mortgage Loan documents (provided that, the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) the acceptance of which is required by applicable law or a court order, or (v) at the request of or with the consent of the Directing Certificateholder, in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of such Mortgage Loans on or prior to the related Determination Date, but such payment shall be made in any case, only if a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments and (y) the aggregate of (A) that portion of its Servicing Fees with respect to the related Mortgage Loan for the period ending on the related Determination Date that is being paid in such period and (B) all Prepayment Interest Excess on the related Mortgage Loan; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (b) With respect to the Sun Communities Mortgage Loan identified in the Mortgage Loan Schedule as such, where the lender has, pursuant to the related loan documents, the option of requiring written confirmation from each Rating Agency that a proposed action will not cause the downgrade, withdrawal or qualification of any of the then-current ratings of any Class of Certificates, the Servicer, the Special Servicer or the Trustee shall not take such action unless it has received such prior written confirmation of each Rating Agency.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) Except as set forth in this Section 3.20(a) and Section 3.08 but subject to Section 3.29 and Section 3.30, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan or Serviced Whole Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f), and Section 3.20(d), no Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan may be modified, waived or amended. Notwithstanding the foregoing, (i) the Servicer may agree to extend the maturity date of a Mortgage Loan or Serviced Whole Loan that is neither (a) a Specially Serviced Loan nor (b) a Defaulted Mortgage Loan or a Mortgage Loan (or Serviced Whole Loan) as to which default is reasonably foreseeable and (ii) the Special Servicer may agree to extend the maturity date of any such Mortgage Loan or Serviced Whole Loan; provided, however, that,

            (i) the Servicer may not extend the maturity date of any Mortgage Loan or Serviced Whole Loan for a period of more than twelve months from the original maturity date unless the Servicer provides to the Special Servicer (A) a written recommendation and analysis received from the Servicer and (B) such documents as reasonably requested are delivered to the Special Servicer, and the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer period will result in a greater recovery on a net present value basis to the Trust Fund (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note, as a collective whole, taking into consideration the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan);

            (ii) the Servicer may not extend the maturity date of any Mortgage Loan or Serviced Whole Loan with a maturity date of five years or less from the date of origination for more than two periods of six months each;

            (iii) the Special Servicer may not extend the maturity date of any Mortgage Loan or Serviced Whole Loan for a period of more than twelve months from the original maturity date unless the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer period will result in a greater recovery on a net present value basis to the Trust Fund (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note, as a collective whole, taking into consideration the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan);

            (iv) neither the Servicer nor the Special Servicer may extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond the earlier of (A) two years prior to the Rated Final Distribution Date and (B) in the case of a Mortgage Loan or Serviced Whole Loan secured by a leasehold estate and not also the related fee interest, the date twenty years prior to the expiration of such leasehold estate (or the date ten years prior to the expiration of such leasehold estate, provided that the Directing Certificateholder has consented to such extension); and

            (v) in no event shall the aggregate of any extensions with respect to a Mortgage Loan or Serviced Whole Loan permitted by the Servicer or the Special Servicer exceed five years from the original maturity date.

            If such extension would extend the Maturity Date of a Mortgage Loan or Serviced Whole Loan for more than twelve months from and after the original maturity date of such Mortgage Loan or Serviced Whole Loan and the Mortgage Loan or Serviced Whole Loan is not in default or default with respect thereto is not reasonably foreseeable, the Servicer or the Special Servicer, as applicable, must provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Notwithstanding the foregoing, the Servicer shall not extend any Mortgage Loan or Serviced Whole Loan without first sending notice to the Directing Certificateholder (and, in the case of clause
(a)(i) of the immediately preceding paragraph, to the Special Servicer), together with its written recommendation, analysis and the details of the proposed extension and other information reasonably requested by the Directing Certificateholder (and, in the case of clause (a)(i) of the immediately preceding paragraph, by the Special Servicer) and the Directing Certificateholder (and, in the case of clause (a)(i) of the immediately preceding paragraph, the Special Servicer) shall have ten Business Days after it receives such information to object to such extension and if such objection is not made, the Directing Certificateholder shall be deemed to have consented to such extension. If the Directing Certificateholder objects to such extension, the Servicer shall not extend such maturity date and shall have no liability for any loss caused by the failure to extend such maturity date; provided, however, that the Servicer shall override the Directing Certificateholder's objection and extend such maturity date if such extension is required by applicable law or should be granted in accordance with the Servicing Standard as set forth in
Section 3.20(l). Notwithstanding the foregoing, to the extent that the related loan documents provide that the lender shall be entitled to approve any material modification (other than an extension), the Servicer shall not agree to any material modification unless (a) the Servicer shall have notified the Special Servicer of the request for the material modification and provided its written recommendation, analysis and any other related documents in the possession or control of the Servicer reasonably requested by the Special Servicer to the Special Servicer, (b) the Special Servicer shall have approved such material modification, notified the Directing Certificateholder of the request for such approval and of the Servicer's and its own approval of such material modification and shall have submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Servicer and (c) the Directing Certificateholder shall have also approved such material modification; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such material modification promptly upon (but in no case to exceed ten Business Days following) its receipt of such notice, recommendation, analysis and any reasonably requested documents from the Servicer; provided, further, that if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the material modification shall be deemed approved. Unless required by the related loan documents or the Servicing Standard, neither the Servicer nor the Special Servicer shall approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Directing Certificateholder).

            Notwithstanding the foregoing, the Servicer or the Special Servicer may modify or amend the terms of any Mortgage Loan or Serviced Whole Loan in order to (i) cure any ambiguity or mistake therein, (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, (iii) waive minor covenant defaults, (iv) release non-material parcels of a Mortgaged Property, (v) grant easements (and any appropriate subordinations related thereto) that do not materially affect the use or value of a Mortgaged Property or (vi) effect other non-material waivers, consents, modifications or amendments in the ordinary course of servicing a Mortgage Loan; provided that, if the Mortgage Loan or Serviced Whole Loan is not in default or default with respect thereto is not reasonably foreseeable, the Servicer or the Special Servicer has determined that such modification or amendment would not cause an Adverse REMIC Event or be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

            Neither the Servicer (in respect of a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan or REO Loan) nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan or Serviced Whole Loan is not in default pursuant to the terms of the related loan documents or default with respect thereto is not reasonably foreseeable unless (A) either (i) such substitution is at the unilateral option of the Mortgagor or otherwise occurs automatically pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, within the meaning of Treasury Regulations
Section 1.1001-3, or (ii) it has received an Opinion of Counsel to the effect that such substitution would not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) to the extent not inconsistent with the loan documents, it has received prior written confirmation from each Rating Agency that such substitution will not result in a withdrawal, downgrade or qualification of the ratings then assigned by such Rating Agency to any Class of Certificates or, in the case of a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities, then rated by such rating agency.

            Notwithstanding the foregoing, with respect to the following actions,

            (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

            (ii) the termination or change of the franchise for any Mortgaged Property operated as a hospitality property;

            (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related Mortgage Loan or Serviced Whole Loan, or which can be released upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; or

            (iv) the incurrence by a Mortgagor of any debt other than the Mortgage Loan or Serviced Whole Loan and trade debt incurred in the normal operation of the Mortgaged Property within any limits set forth in the related loan documents;

to the extent that the related loan documents provide that the lender shall be entitled to consent to such action, the Servicer (in respect of a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan or REO Loan) shall not consent to such action unless (a) the Servicer shall have notified the Special Servicer (or, solely with respect to clause (iii) above, the Servicer shall directly notify and interact with the Directing Certificateholder in accordance with the provisions below)), of such action and provide a written recommendation and its underlying analysis and any related documents within the possession of the Servicer reasonably requested by the Special Servicer, (b) the Special Servicer shall have approved such action, notified the Directing Certificateholder of the request for the waiver and of the Servicer's and its own approval and shall have submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Servicer and (c) the Directing Certificateholder shall have also informed the Special Servicer that it has approved such action; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed ten Business Days following) its receipt of such notice, recommendation, analysis and reasonably requested documents from the Servicer; provided, further, that if the Directing Certificateholder does not respond to or reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any documents or information that the Directing Certificateholder may reasonably request, then such action shall be deemed approved. The Special Servicer shall not approve such action unless the Mortgagor shall agree to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder). Notwithstanding anything in this Section to the contrary, if the Servicer or Special Servicer believes the direction of the Directing Certificateholder conflicts with the Servicing Standard, the Servicer or the Special Servicer, as applicable, shall be under no obligation to comply with any recommendation of the Directing Certificateholder.

            Notwithstanding anything to the contrary in this Agreement, the Servicer may not agree to any modification, waiver, extension or amendment or grant any consent or similar approval (including, without limitation, those described in this Section 3.20(a)) with respect to or of a Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan or REO Loan.

            (b) If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or Serviced Whole Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), is estimated to produce a greater recovery to Certificateholders on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or weighted average Mortgage Rates, if applicable) than liquidation of such Specially Serviced Loan pursuant to Section 3.18, then the Special Servicer will agree to such modification, waiver or amendment of such Specially Serviced Loan, subject to the provisions of this
Section 3.20(b), Section 3.20(c), Section 3.29 and Section 3.30.

                  The Special Servicer shall use its reasonable efforts to the extent possible to cause each applicable Specially Serviced Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if such modification, waiver or amendment would:

            (i) extend the maturity date of any such Specially Serviced Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years prior to the expiration of such leasehold estate (or ten years; provided that, the Directing Certificateholder has consented to such extension); or

            (ii) reduce the related Net Mortgage Rate on any such Specially Serviced Loan to less than the lesser of (a) the original Net Mortgage Rate and (b) the highest Pass-Through Rate on any Class of Regular Certificates (other than the Class X Certificates), unless such Specially Serviced Loan is subject to a bankruptcy proceeding and the Special Servicer deems such reduction to be in the best interest of the Trust Fund (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note, as a collective, whole taking into consideration the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan); or

            (iii) provide for the deferral of interest unless (a) (x) interest accrues thereon, generally, at the related Mortgage Rate and (y) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Loan or (b) such Specially Serviced Loan is subject to a bankruptcy proceeding and the Special Servicer deems such deferral to be in the best interest of the Trust Fund (and, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note, as a collective, whole taking into consideration the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan).

            (c) Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan or Serviced Whole Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent to any modification, waiver or amendment of a Mortgage Loan or Serviced Whole Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

            (d) To the extent consistent with this Agreement, the Servicer may agree to any waiver, modification or amendment of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan or Serviced Whole Loan within the meaning of Treasury Regulations
Section 1.860G-2(b) and (ii) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or
(y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may not waive the payment of any Yield Maintenance Charge without the consent of the Directing Certificateholder with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan and neither the Servicer nor the Special Servicer may waive the requirement that any prepayment of a Mortgage Loan or Serviced Whole Loan be made on a Due Date or, if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to such Mortgage Loan or Serviced Whole Loan without the consent of the Directing Certificateholder; provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of any Serviced Whole Loan shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the holder of any Serviced Pari Passu Loan or Serviced B Note shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related loan documents and the related Co-Lender Agreement, and (ii) subject to the foregoing clause (i) and to the extent consistent with the Servicing Standard (taking into account the extent to which any related Serviced B Note is junior to the related Mortgage Loan in such Serviced Whole Loan), (A) no waiver, reduction or deferral of any particular amounts due on the related Mortgage Loan in such Whole Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of any related Serviced B Note in such Whole Loan, and (B) no reduction of the Mortgage Rate of the Mortgage Loan in such Serviced Whole Loan shall be effected prior to the reduction of the Mortgage Rate of the related Serviced B Note in such Serviced Whole Loan, to the maximum extent possible.

            (e) In the event of a modification that creates Mortgage Deferred Interest, such Mortgage Deferred Interest on the Mortgage Loans will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class X Certificates) pursuant to
Section 4.06.

            (f) Subject to Section 3.20(c) and Section 3.20(m), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Whole Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request.

            (g) All modifications (including extensions), waivers and amendments of the Mortgage Loans or Serviced Whole Loans entered into pursuant to this
Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan or Serviced Whole Loan, if such guarantor's signature is required by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard).

            (h) Each of the Servicer and the Special Servicer, as applicable, shall notify the Rating Agencies, the Trustee, and each other in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. In addition, the Special Servicer (as to Specially Serviced Loans) shall promptly send a copy of such a modification, waiver or amendment to the Servicer and the Servicer (as to the other Mortgage Loans) shall promptly send to the Special Servicer a copy of such a modification, waiver or amendment with respect to which the Servicer has obtained the consent of the Special Servicer hereunder. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee or its receipt from the Special Servicer, as applicable, the Trustee shall forward a copy thereof to each Holder of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate and the holder of any related Serviced Pari Passu Loan or Serviced B Note.

            (i) Notwithstanding the foregoing, the Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and: (i) the Servicer has received a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity or, with respect to a Mortgage Loan with an Anticipated Prepayment Date, the Anticipated Prepayment Date, assuming that such Mortgage Loan prepays on the related Anticipated Prepayment Date) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related loan documents,
(ii) the Servicer has received one or more Opinions of Counsel to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that to the extent the related loan documents provide the lender with discretion, the Servicer shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance, (iii) to the extent required under the related loan documents, or to the extent the loan documents provide the lender with discretion, the Servicer shall require the Mortgagor to establish a single purpose entity to act as a successor Mortgagor,
(iv) to the extent permissible under the related loan documents and applicable law, the Servicer shall require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor and (v) to the extent permissible under the loan documents, the Servicer shall obtain, at the expense of the related Mortgagor, written confirmation from the Rating Agencies that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or, in the case of a Serviced Whole Loan, any class of related Serviced Pari Passu Loan Securities; provided, however, that the Servicer shall not require the related Mortgagor to obtain such written confirmation from (A) S&P with respect to any Mortgage Loan (x) that is one of the ten largest Mortgage Loans held by the Trust (on the basis of principal balance) and that has a Stated Principal Balance that is equal to or less than $20,000,000 or 5% of the aggregate Stated Principal Balance of all of the Mortgage Loans (whichever is less) or (y) if such Mortgage Loan is not then one of the ten largest Mortgage Loans by Stated Principal Balance, if the Mortgage Loan falls within either clause (x) or (y) in this clause (B) and the Servicer delivers to the Trustee and the Rating Agencies a letter or a certificate in the form of
Exhibit X or (B) Moody's to the extent that such Mortgagor has obtained the certificate required pursuant to clause (i) above, obtained the opinion required pursuant to clause (ii) above and established the single purpose entity pursuant to clause (iii) above unless such Mortgage Loan at the time of such defeasance is one of the ten largest Mortgage Loans by Stated Principal Balance; provided that, in the case of (A) or (B) above, such written confirmation shall not be required from Moody's and/or S&P, as applicable, in the event that (i) the Stated Principal Balance of such Mortgage Loan, (ii) the percentage such Mortgage Loan constitutes in relation to the aggregate Stated Principal Balance of all of the then outstanding Mortgage Loans or (iii) the relative size of such Mortgage Loan with respect to all of the then outstanding Mortgage Loans, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency.

            (j) Notwithstanding anything herein or in the related loan documents to the contrary, the Servicer may permit the substitution of direct, non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or Serviced Whole Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related loan documents; provided that, the Servicer reasonably determines that allowing their use would not cause a default or event of default under the related loan documents to become reasonably foreseeable and the Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the loan documents) to the effect that such use would not be and would not constitute a "significant modification" of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to the Upper-Tier REMIC or the Lower-Tier REMIC; provided, further, that the requirements set forth in
Section 3.20(i) are satisfied.

            (k) If required under the related loan documents or if otherwise consistent with the Servicing Standard, the Servicer shall establish and maintain one or more accounts (the "Defeasance Accounts"), into which all payments received by the Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the loan documents. Each Defeasance Account shall be at all times an Eligible Account. Notwithstanding the foregoing, in no event shall the Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Servicer in "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8). To the extent not required or permitted to be placed in a separate account, the Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Custodial Account, and treat any such payments as payments made on the Mortgage Loan or Serviced Whole Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of Available Distribution Amount, and not as a prepayment of the related Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Servicer permit such amounts to be maintained in the Certificate Account or if a Serviced Whole Loan is involved, the applicable Serviced Whole Loan Custodial Account, for a period in excess of 365 days.

            (l) In the event the Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of any loan documents or the terms of this Agreement, including without limitation, the Servicing Standard and the REMIC Provisions, the Servicer or the Special Servicer shall disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.

            (m) Notwithstanding any other provision of this Agreement, neither the Servicer nor the Special Servicer, as applicable, shall waive or reduce the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or Serviced Whole Loan required to be serviced hereunder, the Servicer shall promptly give notice thereof to the Controlling Class Certificateholders and the Special Servicer, and shall deliver a copy of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan or Serviced Whole Loan either in the Servicer's possession or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to service and administer such Mortgage Loan or Serviced Whole Loan until the Special Servicer has commenced the servicing of such Mortgage Loan or Serviced Whole Loan, which will commence upon receipt by the Special Servicer of the Mortgage File and the Credit File (to the extent such documents are in the possession of the Servicer). The Servicer shall deliver to the Trustee a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section. The Trustee shall deliver to each Controlling Class Certificateholder and with respect to a Serviced Whole Loan, the holders of any Serviced Pari Passu Loan or Serviced B Note, a copy of the notice of such Servicing Transfer Event provided by the Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage
Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall give notice thereof to the Servicer and the Directing Certificateholder, and shall return the related Mortgage File and Credit File to the Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan or Serviced Whole Loan shall re-commence.

            (b) In servicing any Specially Serviced Loans, the Special Servicer will provide to the Trustee originals of new documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any material additional related Mortgage Loan information including correspondence with the related Mortgagor.

            (c) Notwithstanding the provisions of Section 3.12(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement; provided that, the Servicer shall only be required to maintain such records to the extent the Special Servicer has provided such information to the Servicer.

            (d) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Special Servicer shall deliver to the Trustee, the Servicer, each Rating Agency and the Directing Certificateholder and, with respect to a Serviced Whole Loan, the holder of any Serviced Pari Passu Loan or Serviced B Note, a report (the "Asset Status Report") with respect to such Mortgage Loan or Serviced Whole Loan and the related Mortgaged Property; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) date of transfer of servicing of such Mortgage Loan or Serviced Whole Loan to the Special Servicer;

            (ii) summary of the status of such Specially Serviced Loan and any negotiations between the Special Servicer and the related Mortgagor;

            (iii) a discussion of the legal and environmental considerations known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iv) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (v) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Mortgage Loan or REO Property);

            (vi) a copy of the last obtained Appraisal of the Mortgaged Property; and

            (vii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard or the terms of the applicable loan documents. If the Directing Certificateholder disapproves such Asset Status Report within ten Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder (and if the Strategic Hotel Portfolio Whole Loan is involved, the Class SHP Directing Certificateholder), the Rating Agencies, the Servicer and, with respect to a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan or Serviced B Note, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. Notwithstanding the foregoing, in the event the Directing Certificateholder and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer, subject to the terms of Section 3.20 of this Agreement. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that, such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Certificateholder if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Mortgagor becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, if a Serviced Whole Loan is involved, the interests of the holders of any related Serviced Pari Passu Loan or Serviced B Note, as a collective, whole taking into consideration the Serviced B Note is subordinate to the related Mortgage Loan and Serviced Pari Passu Loan, and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole), pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to be and shall not be a substitute for any consent specifically required in this Agreement.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related loan documents.

            No direction, consent, approval or lack thereof of the Directing Certificateholder shall (and the Special Servicer shall not take or refrain from taking any such direction, consent, approval or lack thereof from the Directing Certificateholder that would) (a) require, permit or cause the Special Servicer to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.18, Section 3.20, Section 3.29 and Section 3.30 and the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Underwriters, the Initial Purchasers or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, the Trustee's or the Servicer's responsibilities under this Agreement.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Servicer and the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that, the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement;
(ii) provides that if the Servicer or the Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or the Servicer, as applicable, or such party's designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or the Special Servicer, as applicable, under such agreement (subject to Section 3.22(i) of this Agreement), or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein; (iii) provides that the Trustee or the Servicer, as applicable, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) (and if a Serviced Whole Loan is involved, for the benefit of the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note as a collective whole) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or the Servicer, as applicable, or such party's designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Servicer (as applicable), the Special Servicer (as applicable) or any Certificateholder or any holder of a Serviced Pari Passu Loan or Serviced B Note shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement (other than Sub-Servicing Agreements dated the date of this Agreement or pursuant to existing sub-servicing arrangements with a Mortgage Loan Seller as of the date hereof) with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; and (vi) with respect to the Special Servicer only, meets the approval of the Directing Certificateholder (including approval of the identity of the Sub-Servicer). Any successor Servicer or Special Servicer, as applicable, hereunder shall, upon becoming successor Servicer or Special Servicer, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable (subject to Section 3.22(i) of the Agreement). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan or Serviced Whole Loan serviced thereunder at the time such Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan; provided, however, that the Sub-Servicing Agreement may provide that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Loans and continue to collect its Servicing Fee as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Servicer or Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or the Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer or the Special Servicer, as applicable, hereunder to make Advances shall be deemed to have been advanced by the Servicer or the Special Servicer, as applicable, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer from the Servicer or the Special Servicer, as applicable, in the same manner and out of the same funds as if such Sub-Servicer were the Servicer or the Special Servicer, as applicable, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(e), such interest to be allocable between the Servicer or the Special Servicer, as applicable, and such Sub-Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer or the Special Servicer, as applicable, shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer or the Special Servicer, as applicable, shall notify the Servicer (as applicable), the Special Servicer (as applicable), the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer retained subsequent to the Closing Date.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of any related Mortgage Loan.

            (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders and, if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan or Serviced B Note, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund or the holders of any related Serviced Pari Passu Loan or Serviced B Note) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer or the Special Servicer, as applicable, would require were it the owner of the Mortgage Loans. The Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

            (d) In the event the Trustee or the Servicer, as applicable, or such party's designee (i) becomes successor Servicer or successor Special Servicer, as applicable, pursuant to Section 3.22(a) and (ii) assumes the rights and obligations of the Servicer or successor Special Servicer, as applicable, under any Sub-Servicing Agreement, then the Servicer or the Special Servicer, as applicable, at such party's expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and Serviced Whole Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, the Servicer or the Special Servicer, as applicable, represents and warrants that it shall remain obligated and liable to the Servicer, the Special Servicer, the Trustee and the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Serviced Whole Loans for which they are responsible, and the Servicer or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds. In no event shall the Trust Fund or any holder of a Serviced Pari Passu Loan or Serviced B Note bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Sub-Servicer any powers of attorney and other documents prepared by the Sub-Servicer and necessary or appropriate to enable the Sub-Servicer to carry out its servicing and administrative duties under the Sub-Servicing Agreement. Notwithstanding anything herein to the contrary, the Sub-Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Sub-Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The applicable Sub-Servicing Agreement shall provide that the Sub-Servicer shall indemnify the Trustee for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Sub-Servicer. To the extent the Sub-Servicing Agreement does not provide the indemnity contemplated by the foregoing sentence, the Servicer or the Special Servicer, as applicable, shall provide such indemnity.

            (g) Promptly (but in no event later than five Business Days) after the execution of any Sub-Servicing Agreement, the Servicer or the Special Servicer, as applicable, shall forward a copy of such Sub-Servicing Agreement to the Trustee and the Servicer or the Special Servicer, as applicable.

            (h) Any Sub-Servicing Agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer or the Special Servicer, as applicable, and none of the Servicer (as applicable) Special Servicer (as applicable), the Trustee, the Certificateholders, the holders of any Serviced Pari Passu Loan or Serviced B Note or the Depositor shall be deemed parties thereto and none of such Persons shall have claims or rights (except as specified below), obligations, duties or liabilities with respect to the Sub-Servicer; provided, that the Sub-Servicing Agreement shall provide that, the Servicer (as applicable), the Special Servicer (as applicable), the Trustee, the Certificateholders and the holders (as applicable) of any Serviced Pari Passu Loan or Serviced B Note may rely upon the representations and warranties of the Sub-Servicer contained therein and each of the Servicer (as applicable), the Special Servicer (as applicable), the Trustee and the Depositor shall be a third party beneficiary of the covenants and other provisions setting forth obligations of the Sub-Servicer therein.

            (i) Each Sub-Servicing Agreement (other than any sub-servicing agreement dated as of the date hereof or executed pursuant to a sub-servicing arrangement with a Mortgage Loan Seller as of the date hereof (each, a "Current Sub-Servicing Agreement")) shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing, the Trustee and any successor Servicer shall assume any Current Sub-Servicing Agreement unless the related Sub-Servicer under such Current Sub-Servicing Agreement has been terminated in accordance with the succeeding paragraph.

            In the event any related Sub-Servicer under a Current Sub-Servicing Agreement is not an acceptable or approved primary servicer to the Rating Agencies at the time the Trustee or a successor Servicer becomes successor Servicer, such Sub-Servicer shall have 30 days after notice from the Trustee or the successor Servicer to either (i) cure such failure or (ii) assign such Sub-Servicing Agreement to a Successful Sub-Servicing Bidder (as defined below). If such Sub-Servicer fails to either (i) cure such failure or (ii) assign such Sub-Servicing Agreement to a Successful Sub-Servicing Bidder, the Trustee or the successor Servicer may terminate such Sub-Servicing Agreement.

            A "Successful Sub-Servicing Bidder" will be any prospective subservicer candidate reasonably acceptable to the Depositor, the successor Servicer and acceptable to the Rating Agencies, as evidenced by written confirmation from the Rating Agencies that the assumption by such Successful Sub-Servicing Bidder of such Sub-Servicing Agreement, will not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, which candidate would be eligible to act as Sub-Servicer hereunder.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and the holders of any Serviced Pari Passu Loan and any Serviced B Note, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Servicer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's certificate of limited partnership or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

            (vi) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

            (vii) The Servicer has in place errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d). Neither the Servicer nor any of its officers, managers or employees that is involved in the servicing or administration of Mortgage Loans or Serviced Whole Loans has been refused such coverage or insurance;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

            (ix) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note, and to the Depositor and the Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) The Special Servicer has in place errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, managers or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans or Serviced Whole Loans has been refused such coverage or insurance; and

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

            (ix) The Special Servicer has reviewed all Sub-Servicing Agreements to which it is a party in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date. Any Sub-Servicing Agreement will comply with the provisions of Section 3.22(a) and (h).

            (b) The representations and warranties set forth in paragraphs (a) and (b) above shall survive the execution and delivery of the Agreement.

            Section 3.25 Interest Reserve Account.

            (a) On each P&I Advance Date relating to any Interest Accrual Period ending in any January and on any P&I Advance Date which occurs in a year which is not a leap year relating to any Interest Accrual Period ending in any December, the Servicer, in respect of the Interest Reserve Loans, shall remit to the Trustee for deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Mortgage Rate (without giving effect to the second proviso of the definition thereof) minus the Administrative Cost Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January, if applicable, and February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit or cause deemed deposited such amounts to the Lower-Tier Distribution Account.

            Section 3.26 Excess Interest Distribution Account.

            Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received on or prior to the related Determination Date.

            Section 3.27 Co-Lender Agreements.

            (a) Each of the Servicer and Special Servicer acknowledges and agrees that each Serviced Whole Loan is subject to the terms and provisions of the related Co-Lender Agreement and each agrees to service each Serviced Whole Loan in accordance with the related Co-Lender Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Co-Lender Agreement. Notwithstanding anything contrary in this Agreement, each of the Servicer and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan or the related Mortgaged Property without the prior consent of the related Serviced B Note to the extent that the related Co-Lender Agreement provides that the holder of such Serviced B Note is required to consent to such action. Each of the Servicer and Special Servicer acknowledges and agrees that the holder of each Serviced B Note may have the right to cure certain defaults with respect to the related Mortgage Loan and to purchase the related Mortgage Loan in each case pursuant to the terms and conditions of the related Co-Lender Agreement; provided, in no event shall the Servicer or Special Servicer be required to violate the Servicing Standard or the REMIC Provisions as set forth in Section 3.20(l) hereof.

            (b) The Servicer may rely on the Whole Loan Report attached hereto as Exhibit T, and shall update such list from time to time as it receives notices from the holders of the Non-Serviced Pari Passu Loans, the Non-Serviced B Notes, the Serviced Pari Passu Loans and the Serviced B Notes regarding the information listed on Exhibit T. Unless and until such holder informs in writing the Servicer of any transfer of the Non-Serviced Pari Passu Loan, the Non-Serviced B Note, the Serviced Pari Passu Loan or the Serviced B Note, as applicable, the Servicer may rely on the initial list set forth on Exhibit T hereto. The Servicer may, without further investigation, conclusively rely upon such information. The Servicer shall have no liability to any Person for any payments made or notices directed in accordance with the most recent information furnished by a holder of a Non-Serviced Pari Passu Loan, Non-Serviced B Note, Serviced Pari Passu Loan or Serviced B Note, as the case may be, prior to such payment or notice.

            Section 3.28 Certain Matters Relating to a Non-Serviced Whole Loan.

            (a) In the event that any of a Non-Serviced Mortgage Loan Trustee, a Non-Serviced Mortgage Loan Servicer or a Non-Serviced Mortgage Loan Special Servicer shall be replaced in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling Agreement, the Servicer and the Special Servicer shall acknowledge its successor as the successor to such Non-Serviced Mortgage Loan Trustee, Non-Serviced Mortgage Loan Servicer or Non-Serviced Mortgage Loan Special Servicer, as the case may be.

            (b) In the event the Trustee, as holder of a Non-Serviced Mortgage Loan, becomes entitled to exercise the rights of the holder of the related Non-Serviced Companion Loans, it shall do so in the best interest of the Certificateholders and the holders of such Non-Serviced Companion Loans (as a collective whole).

            (c) The Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt from a Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, any servicing reports concerning the related Non-Serviced Whole Loan.

            Section 3.29 Certain Matters Regarding the Purchase of the Mortgage Loans Included in the Serviced Whole Loans.

            If, pursuant to Section 2.03, Section 3.18 and Section 9.01, a Mortgage Loan included in a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the "A Note Holder" or "A1 Note Holder" (in the case of multiple A notes) under such Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "A Note Holder" or "A1 Note Holder," as the case may be (as a result of such purchase or repurchase), under such Co-Lender Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the designated holder or the custodian, if any, appointed thereby for the benefit of the "A Note Holder(s)" and related "B Note Holder," as their interests appear under the related Co-Lender Agreement. If required by the Co-Lender Agreement and if the related Credit File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Serviced Whole Loan.

            Section 3.30 Certain Powers of the Class SHP Directing Certificateholder and Certain Strategic Hotel Portfolio Intercreditor Matters.

            (a) With respect to the Strategic Hotel Portfolio Whole Loan, notwithstanding anything to the contrary contained herein (but subject to Section 3.30(b)), unless a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing, (i) the Special Servicer shall be required to consult with the Class SHP Directing Certificateholder upon the occurrence of any Strategic Hotel Portfolio Event of Default, to consider alternative actions recommended by the Class SHP Directing Certificateholder and to consult with the Class SHP Directing Certificateholder with respect to determinations made pursuant to Section 3.09 or Section 3.18 and (ii) at any time (whether or not a Strategic Hotel Portfolio Event of Default has occurred) the Servicer and the Special Servicer shall be required (A) to consult with the Class SHP Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Strategic Hotel Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class SHP Directing Certificateholder and (2) to the extent that the related Strategic Hotel Portfolio Whole Loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (B) prior to taking any of the following actions, to notify in writing the Class SHP Directing Certificateholder of any proposal to take any of such actions (and to provide such Class SHP Directing Certificateholder with such non-proprietary information reasonably requested by such Class SHP Directing Certificateholder as may be necessary in the reasonable determination of such Class SHP Directing Certificateholder in order make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the prior written approval of such Class SHP Directing Certificateholder (which approval may be withheld in its sole discretion) with respect to:

            (1) any modification or amendment of, or waiver of any term of the related loan documents that would result in the extension of the Maturity Date thereof, a reduction in the Mortgage Rate borne thereby or the Monthly Payment which relates to any exit fee or Prepayment Premium payable thereon or a deferral or forgiveness of interest on or principal of the Strategic Hotel Portfolio Whole Loan, a modification or waiver of any other monetary term of the related loan documents relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision of the related loan documents which restricts the related Mortgagor from incurring additional indebtedness or from transferring a Mortgaged Property or any transfer of direct or indirect equity interests in the related Mortgagor;

            (2) any modification or amendment of, or waiver with respect to, the related loan documents that would result in a discounted pay-off of the Strategic Hotel Portfolio Whole Loan;

            (3) any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the Mortgaged Property securing the Strategic Hotel Portfolio Whole Loan or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

            (4) any proposed or actual sale of a related Mortgaged Property or REO Property;

            (5) any proposed or actual sale of the Strategic Hotel Portfolio Whole Loan other than pursuant to Sections 2.03, 3.18 or 9.01 of this Agreement or under the purchase option set forth in Section 11 of the Strategic Hotel Portfolio A/B Agreement Among Noteholders;

            (6) any release of the related Mortgagor, any guarantor or other obligor from liability with respect to the Strategic Hotel Portfolio Whole Loan;

            (7) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Mortgagor) as provided in Section 3.08;

            (8) any action to bring a related Mortgaged Property or REO Property into compliance with environmental laws or otherwise address hazardous materials located at the related Mortgaged Property or REO Property;

            (9) any substitution or release of collateral or acceptance of additional collateral for the Strategic Hotel Portfolio Whole Loan including the release of additional collateral for such loan unless required by the related loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

            (10) any change in the property manager and any amendment or modification to any management or franchise agreement for which lender consent is required under the applicable loan documents or is requested by the Mortgagor;

            (11) adoption or approval of a plan in a bankruptcy of the related Mortgagor;

            (12) consenting to the execution, modification, termination or renewal of any "Major Lease" (as such term is defined in the related loan documents);

            (13) any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related loan documents) or any waiver, modification or amendment of any insurance requirements under the related loan documents; or

            (14) any determination that all criteria have been met with respect to any action, waiver or consent which requires a rating agency confirmation under the terms of the Strategic Hotel Portfolio Whole Loan loan documents;

provided, that the consent of the Class SHP Directing Certificateholder to any such proposed action requiring its consent shall be deemed given if the Class SHP Directing Certificateholder fails to notify the Special Servicer or the Servicer, as applicable, of its approval or disapproval of any such proposed action within ten Business Days of delivery to the Class SHP Directing Certificateholder by the Special Servicer or the Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the Class SHP Directing Certificateholder pursuant to
Section 3.30(c).

            (b) Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Servicer by the Class SHP Directing Certificateholder, in no event shall the Special Servicer or the Servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the related loan documents, be inconsistent with the Servicing Standard, violate the REMIC Provisions or violate any other provisions of this Agreement (it being understood and agreed that the taking of, or the refraining from taking, any action by the Special Servicer or the Servicer pursuant to a direction, approval or disapproval by the Class SHP Directing Certificateholder shall not constitute a violation of the provisions of this Agreement so long as such action or inaction is consistent with the Servicing Standard). The taking of, or refraining from taking, any action by the Special Servicer or Servicer contrary to the directions of, or in a manner disapproved by, the Class SHP Directing Certificateholder shall not constitute a breach of this Agreement so long as the Special Servicer's or the Servicer's taking, or refraining from taking, such action in accordance with the direction of, or with the approval of, the Class SHP Directing Certificateholder would have violated any law of any applicable jurisdiction, would have been inconsistent with the related loan documents or the Servicing Standard, would have violated the REMIC Provisions or would have violated any other provision of this Agreement.

            (c) (i) In connection with any action or determination or proposed action or determination by the Special Servicer referred to in Section 3.30(a), the Special Servicer shall prepare a summary of such proposed action or determination and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action or making such determination and shall provide to the Class SHP Directing Certificateholder such summary and such information as is in its possession or control and is reasonably requested by the Class SHP Directing Certificateholder as may be necessary in the reasonable judgment of the Class SHP Directing Certificateholder in order make a determination with respect to each of the matters contained in Section 3.30(a).

            (ii) The Servicer shall provide to the Class SHP Directing Certificateholder by hard copy or by electronic means concurrently with the delivery thereof to the related Mortgagor, copies of any notice of a Strategic Hotel Portfolio Event of Default and any other notices sent to such Mortgagor or with respect to foreclosure or other exercise of remedies or enforcement, modification or waiver with respect to the Strategic Hotel Portfolio Whole Loan or the related Mortgaged Property.

            (iii) The Servicer and the Special Servicer shall also provide to the Class SHP Directing Certificateholder by hard copy or by other means agreed to by the Class SHP Directing Certificateholder or the holder of the Strategic Hotel Portfolio B Note and the Servicer or the Special Servicer (A) within five Business Days of receipt thereof, copies of any financial statements, certificates, correspondence, notices, bills or reports with respect to the related Mortgagor or Mortgaged Property that were delivered pursuant to, or to which the mortgagee or lender would be entitled to under, the terms of the related loan documents, (B) within ten Business Days following the receipt thereof by the Servicer or the Special Servicer monthly operating statements and rent rolls for the related Mortgaged Property and (C) within ten Business Days following the receipt thereof by the Servicer or the Special Servicer annual operating statements and rent rolls for the related Mortgaged Property.

            (iv) The expense of providing information and summaries pursuant to this Section 3.30 shall be an expense of the Class SHP Directing Certificateholder and shall not be an expense of the Trust Fund.

            (d) The Class SHP Directing Certificateholder shall not owe any fiduciary duty to the Trustee, the Servicer, the Special Servicer or any Certificateholder (other than the holders of the Class SHP Controlling Class). The Class SHP Directing Certificateholder will not have any liability to the Certificateholders (other than the holders of the Class SHP Controlling Class) and shall have no liability to any holder of the Class SHP Controlling Class for any action taken, or for refraining from the taking of any action or the giving or withholding of any consent, pursuant to this Agreement, or for errors in judgment; provided, however, that with respect to the holders of the Class SHP Controlling Class, the Class SHP Directing Certificateholder shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Class SHP Directing Certificateholder may take or refrain from taking actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Class SHP Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Class SHP Directing Certificateholder may act solely in the interests of the Holders of the Class SHP Controlling Class, that the Class SHP Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Class SHP Controlling Class, that the Class SHP Directing Certificateholder may take actions or refrain from taking any actions in good faith that favor the interests of the Holders of the Class SHP Controlling Class over the interests of the Holders of one or more other classes of Certificates, and that the Class SHP Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Class SHP Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (e) Notwithstanding anything in this Agreement to the contrary, so long as no Strategic Hotel Portfolio Control Appraisal Event exists, the Class SHP Directing Certificateholder, in lieu of the Directing Certificateholder, shall be entitled to exercise all rights of the Directing Certificateholder under this Agreement with respect to the Strategic Hotel Portfolio Whole Loan, and any references to the Directing Certificateholder in this Agreement relating to actions permitted to be taken only with the consent of the Directing Certificateholder with respect to the Strategic Hotel Portfolio Whole Loan shall be deemed to be references to the Class SHP Directing Certificateholder; provided, however, that (i) the Directing Certificateholder shall also have the right to receive all reports and notices under this Agreement (which shall not be an expense of the Class SHP Directing Certificateholder), (ii) the Directing Certificateholder shall also have the right to consult with the Special Servicer regarding the Strategic Hotel Portfolio Whole Loan, (iii) the Directing Certificateholder (and not the Class SHP Directing Certificateholder) shall be entitled to exercise the Purchase Option set forth in Section 3.18(c) with respect to the Strategic Hotel Portfolio Mortgage Loan and (iv) the Class SHP Directing Certificateholder shall not be entitled to terminate the Special Servicer except as set forth in Section 7.01(c) hereof.

            In addition, if a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing, then the Class SHP Directing Certificateholder shall not be authorized to exercise any of its approval and consent rights and powers provided for in Section 3.30 or elsewhere in this Agreement with respect to the Strategic Hotel Portfolio Whole Loan and the Directing Certificateholder shall be entitled to exercise all such rights and powers, subject to the provisions of the Strategic Hotel Portfolio A Notes Intercreditor Agreement; provided, however, that the Class SHP Directing Certificateholder shall nevertheless retain the right to receive distributions, notices and reports under this Agreement.

            (f) Within five Business Days of receipt of written notice that a new Class SHP Directing Certificateholder has been selected, the Trustee shall deliver notice to the Servicer and the Special Servicer, of such Class SHP Directing Certificateholder's identity.

                              [End of Article III]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer the portion of the Lower-Tier Distribution Amount related to the Available Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests (other than the Uncertificated Strategic Hotel Portfolio B Note Lower-Tier Interests), and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, concurrently, (A) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata (based upon the Distributable Certificate Interest for each such Class for such Distribution Date), in respect of interest, from the Loan Group 1 Available Distribution Amount and up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date, (B) to the Holders of the Class A-1A Certificates, in respect of interest, from the Loan Group 2 Available Distribution Amount and up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date and (C) to the Holders of the Class X-1 and Class X-2 Certificates, pro rata, in respect of interest, up to an amount equal to the Interest Distribution Amount payable in respect of such Classes of Certificates for such Distribution Date; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Interest Distribution Amount provided above, payable in respect of any Class A or Class X Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

            (ii) second, to the Holders of the Class A-1 Certificates, the Class A-2, the Class A-3, the Class A-4 and the Class A-1A Certificates in reduction of the Certificate Balances thereof: (A)(1) first, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero, (2) second, to the holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the outstanding Certificate Balances of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; and (4) fourth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, and Class A-3 Certificates) and, after the outstanding Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Certificate Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) third, to the Holders of the Class A-1, the Class A-2, the Class A-3, the Class A-4 and the Class A-1A Certificates pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) fourth, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (v) fifth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

            (vi) sixth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) seventh, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (viii)eighth, after the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

            (ix) ninth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) tenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xi) eleventh, after the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

            (xii) twelfth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii)thirteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xiv) fourteenth, after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and Class D Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

            (xv) fifteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) sixteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xvii)seventeenth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

            (xviii) eighteenth, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) nineteenth, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xx) twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxi) twenty-first, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii)twenty-second, to the Holders of the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxiii) twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxiv)twenty-fourth, to the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) twenty-fifth, to the Holders of the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxvi)twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxvii) twenty-seventh, to the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) twenty-eighth, to the Holders of the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxix)twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxx) thirtieth, to the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi)thirty-first, to the Holders of the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxii) thirty-second, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to the Holders of the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxiii) thirty-third, to the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) thirty-fourth, to the Holders of the Class M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxv)thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to the Holders of the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class M Certificates has been reduced to zero;

            (xxxvi) thirty-sixth, to the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) thirty-seventh, to the Holders of the Class N Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xxxviii) thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to the Holders of the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on such Distribution
      Date), until the outstanding Certificate Balance of the Class N Certificates has been reduced to zero;

            (xxxix) thirty-ninth, to the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) fortieth, to the Holders of the Class O Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xli) forty-first, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to the Holders of the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlii)forty-second, to the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) forty-third, to the Holders of the Class P Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

            (xliv)forty-fourth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to the Holders of the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class P Certificates has been reduced to zero;

            (xlv) forty-fifth, to the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

            (xlvi)forty-sixth, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-3-5, Class LA-4-1, Class LA-4-2, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LL-1 and Class LL-2 Uncertificated Interests) shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, actually distributable to its respective Related Certificates as provided in Sections 4.01(a), (c) and (e). All distributions made in respect of any Class of Certificates on each Distribution Date pursuant to Sections 4.01(a), (c) and (e) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Related Uncertificated Lower-Tier Interest; provided that, interest shall be deemed to have been distributed pro rata among two or more Related Uncertificated Lower-Tier Interests that correspond to a Class of Certificates; provided, further, that distributions of the principal:

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-1-1 Uncertificated Interest; second, to Class LA-1-2 Uncertificated Interest; third, to Class LA-1-3 Uncertificated Interest; and fourth, to Class LA-1-4 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (ii) with respect to the Class A-2 Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-2-1 Uncertificated Interest; second, to Class LA-2-2 Uncertificated Interest; third, to Class LA-2-3 Uncertificated Interest; fourth, to Class LA-2-4 Uncertificated Interest; fifth, to Class LA-2-5 Uncertificated Interest; and sixth, to Class LA-2-6 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (iii) with respect to the Class A-3 Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-3-1 Uncertificated Interest; second, to Class LA-3-2 Uncertificated Interest; third, to Class LA-3-3 Uncertificated Interest; fourth, to Class LA-3-4 Uncertificated Interest; and fifth, to Class LA-3-5 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (iv) with respect to the Class A-1A Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LA-1A-1 Uncertificated Interest; second, to Class LA-1A-2 Uncertificated Interest; third, to Class LA-1A-3 Uncertificated Interest; fourth, to Class LA-1A-4 Uncertificated Interest; fifth, to Class LA-1A-5 Uncertificated Interest; sixth, to Class LA-1A-6 Uncertificated Interest; seventh, to Class LA-1A-7 Uncertificated Interest; eighth, to Class LA-1A-8 Uncertificated Interest; ninth, to Class LA-1A-9 Uncertificated Interest; tenth, to Class LA-1A-10 Uncertificated Interest; eleventh, to Class LA-1A-11 Uncertificated Interest; twelfth, to Class LA-1A-12 Uncertificated Interest; thirteenth, to Class LA-1A-13 Uncertificated Interest; and fourteenth, to Class LA-1A-14 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (v) with respect to the Class D Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LD-1 Uncertificated Interest; and second, to Class LD-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (vi) with respect to the Class E Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LE-1 Uncertificated Interest; second, to Class LE-2 Uncertificated Interest; and third, to Class LE-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (vii) with respect to the Class F Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LF-1 Uncertificated Interest; second, to Class LF-2 Uncertificated Interest; and third, to Class LF-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (viii)with respect to the Class G Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LG-1 Uncertificated Interest; and second, to Class LG-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (ix) with respect to the Class H Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LH-1 Uncertificated Interest; second, to Class LH-2 Uncertificated Interest; and third, to Class LH-3 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero;

            (x) with respect to the Class J Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LJ-1 Uncertificated Interest; and second, to Class LJ-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero; and

            (xi) with respect to the Class L Certificates, shall be deemed to have first, been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of Class LL-1 Uncertificated Interest; and second, to Class LL-2 Uncertificated Interest; in each case, until their respective Lower-Tier Principal Amounts are reduced to zero.

            On each Distribution Date, the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4 and Class LA-3-5 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-3 Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LA-4-1 and Class LA-4-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-4 Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1A Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LD-1 and Class LD-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class D Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class E Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests). On each Distribution Date, the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class F Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LG-1 and Class LG-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class G Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class H Certificates as provided in Sections 4.01(a) and
(c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LJ-1 and Class LJ-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class J Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed). On each Distribution Date, the Class LL-1 and Class LL-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class L Certificates as provided in Sections 4.01(a) and (c) on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests and not previously reimbursed).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and
(i) in the case of each Uncertificated Lower-Tier Interest, other than the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests, the Weighted Average Net Mortgage Rate and (ii) in the case of the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests, the Pass-Through Rate of the Class of Related Certificates. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (provided that, interest distributed in respect of the (A) Class A-1 Certificates shall be allocated pro rata among the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests, (B) Class A-2 Certificates shall be allocated pro rata between the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests, (C) Class A-3 Certificates shall be allocated pro rata between the Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4 and Class LA-3-5 Uncertificated Interests, (D) Class A-4 Certificates shall be allocated pro rata between the Class LA-4-1 and Class LA-4-2 Uncertificated Interests, (E) Class A-1A Certificates shall be allocated pro rata among the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests, (F) Class D Certificates shall be allocated pro rata among the Class LD-1 and Class LD-2 Uncertificated Interests, (G) Class E Certificates shall be allocated pro rata among the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests, (H) Class F Certificates shall be allocated pro rata between the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests, (I) Class G Certificates shall be allocated pro rata between the Class LG-1 and Class LG-2 Uncertificated Interests, (J) Class H Certificates shall be allocated pro rata between the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, (K) Class J Certificates shall be allocated pro rata among the Class LJ-1 and Class LJ-2 Uncertificated Interests and (L) Class L Certificates shall be allocated pro rata between the Class LL-1 and Class LL-2 Uncertificated Interests, in each case, based on interest accrued at the Pass-Through Rate of the Related Certificate) and its Related Components of the Class X-1 or Class X-2 Certificates, in each case to the extent actually distributable thereon as provided in Section 4.01(a). For this purpose, interest distributed on the Class X-1 and Class X-2 Certificates shall be treated as having been distributed to their respective Components pro rata based on interest accrued at the Class X-1 or Class X-2 Pass-Through Rate. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount deemed distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Class Unpaid Interest Shortfall allocated to such Uncertificated Lower-Tier Interest's Related Certificate (allocated (A) pro rata among the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests, (B) pro rata among the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests, (C) pro rata between the Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4 and Class LA-3-5 Uncertificated Interests, (D) pro rata between the Class LA-4-1 and Class LA-4-2 Uncertificated Interests, (E) pro rata among the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14, (F) pro rata between the Class LD-1 and Class LD-2 Uncertificated Interests, (G) pro rata between the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests,
(H) pro rata between the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests, (I) pro rata among the Class LG-1 and Class LG-2 Uncertificated Interests, (J) pro rata among the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, (K) pro rata among the Class LJ-1 and Class LJ-2 Uncertificated Interests, and (L) pro rata between the Class LL-1 and Class LL-2 Uncertificated Interests, in each case, based on interest accrued) and (ii) other than in the case of the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests, the Class Unpaid Interest Shortfall allocated to the Related Component or Components with respect to the Class X-1 and Class X-2 Certificates, pro rata, based on interest accrued at the Class X-1 or Class X-2 Strip Rates, as applicable. Amounts deemed distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reimbursement of Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account. The Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests shall be entitled only to the portion of the Lower-Tier Distribution Amount in respect of the applicable Class SHP Available Distribution Amount as set forth in Section 4.01(e).

            As of any date, payments of principal in respect of the Mortgage Loans and the Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, shall be allocated to the Uncertificated Lower-Tier Interests such that the sum of the Lower-Tier Principal Amount after application of any Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, with respect thereto and the cumulative amount of Collateral Support Deficit or Class SHP Collateral Support Deficit, as applicable, allocated to such Class of Related Certificates. Any Collateral Support Deficit allocated to the Class A-1 Certificates shall be allocated to the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-2 Certificates shall be allocated to the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-3 Certificates shall be allocated to the Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4 and Class LA-3-5 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-4 Certificates shall be allocated to the Class LA-4-1 and the Class LA-4-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class A-1A Certificates shall be allocated to the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class D Certificates shall be allocated to the Class LD-1 and the Class LD-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class E Certificates shall be allocated to the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class F Certificates shall be allocated to the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class G Certificates shall be allocated to the Class LG-1 and Class LG-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class H Certificates shall be allocated to the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class J Certificates shall be allocated to the Class LJ-1 and Class LJ-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. Any Collateral Support Deficit allocated to the Class L Certificates shall be allocated to the Class LL-1 and Class LL-2 Uncertificated Interests, in that order, until the Lower-Tier Principal Amount of each such Class is reduced to zero. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest, other than the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests, equals the Weighted Average Net Mortgage Rate and with respect to the Class LSHP-1, Class LSHP-2, Class LSHP-3 and Class LSHP-4 Uncertificated Interests, equals the Pass-Through Rate of the Class of Related Certificates.

            Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and the distribution of any Yield Maintenance Charges shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount or any Class SHP Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

            (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (through losses on the Mortgage Loans or deemed reduced to zero through Appraisal Reductions, and without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

            (d) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Yield Maintenance Charges actually collected on the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) or any REO Loans (other than an REO Loan in respect of the Strategic Hotel Portfolio B Note) on or prior to the related Determination Date and shall distribute such amount in respect of the Class LA-1-1 Uncertificated Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1-1 Uncertificated Interest has been paid in full).

            (e) On each Distribution Date, to the extent of the Class SHP Available Distribution Amount for any Class of Class SHP Certificates for such Distribution Date, the Trustee shall transfer the portion of the Lower-Tier Distribution Amount related to the Class SHP Available Distribution Amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Strategic Hotel Portfolio B Note Lower-Tier Interests and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) first, to the Holders of such Class of Class SHP Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date; and

            (ii) second, to the Holders of such Class of Class SHP Certificates, in reduction of the Certificate Balance thereof, an amount equal to the applicable Class SHP Principal Distribution Amount, until the outstanding Certificate Balance of such Class of Class SHP Certificates has been reduced to zero.

            (f) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Mortgage Loans (other than the Strategic Hotel Portfolio B Note) or REO Loans (other than an REO Loan in respect of the Strategic Hotel Portfolio B Note) on or prior to the related Determination Date and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows:

            (i) Yield Maintenance Charges received with respect to Group 1 Mortgage Loans shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal representing principal payments in respect of the Group 1 Mortgage Loans to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayments during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the Holders of the Class X Certificates; and

            (ii) Yield Maintenance Charges received with respect to the Group 2 Mortgage Loans shall be distributed to the Class A-1A Certificates in an amount equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal representing principal payments in respect of the Group 2 Mortgage Loans to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayments during the related Due Period. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the Holders of the Class X Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, the Trustee shall distribute to the Class X Certificates all Yield Maintenance Charges actually received on or prior to the related Determination Date with respect to the Mortgage Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d).

            (g) [Reserved].

            (h) [Reserved].

            (i) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Section 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (j) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j).

            (k) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates (other than the Class SHP Certificates) shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date and distributions in reimbursement of Collateral Support Deficit previously allocated to the Class SHP Certificates shall be made in the amounts and manner specified in Section 4.01(e) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that, all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(j) as if such Holder had failed to surrender its Certificates.

            (l) Shortfalls in interest distributable to the Certificates (other than the Class SHP Certificates) on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls shall be allocated to each Class of Regular Certificates (other than the Class SHP and Class X Certificates), pro rata, based on the Accrued Certificate Interest distributable to each such Class on such Distribution Date. Shortfalls in interest distributable to the Class SHP Certificates on any Distribution Date resulting from Uncovered Prepayment Interest Shortfalls with respect to the Strategic Hotel Portfolio B Note shall be allocated to each Class of the Class SHP Certificates), pro rata, based on the Accrued Certificate Interest distributable to each such Class on such Distribution Date.

            (m) On each Distribution Date, the Trustee shall distribute amounts on deposit in the Excess Liquidation Proceeds Reserve Account to the Certificateholders, in sequential order, as reimbursement for previously allocated Collateral Support Deficit, and shall be deemed to have distributed such amounts from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interests. Any amounts remaining in the Excess Liquidation Proceeds Reserve Account on the Final Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            (n) On each Distribution Date, the Trustee shall distribute any Excess Interest received with respect to the Mortgage Loans on or prior to the related Determination Date to the Holders of the Class S Certificates from the Excess Interest Distribution Account.

            Section 4.02 Statements to Certificateholders; CMSA Investor Reporting Package (IRP)s.

            (a) On each Distribution Date, the Trustee shall make available to any interested party a statement (substantially in the form set forth as Exhibit G-1 hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP), upon which information the Trustee may conclusively rely, in accordance with CMSA guidelines) as to the distributions made on such Distribution Date (each, a "Statement to Certificateholders") setting forth (with respect to each Class of Certificates (other than the Class SHP Certificates)):

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Advances made, with respect to the Mortgage Pool and with respect to each Loan Group, during the period from but not including the previous Distribution Date to and including such Distribution Date;

            (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer for the related Determination Date;

            (v) the aggregate Stated Principal Balance, with respect to the Mortgage Pool and with respect to each Loan Group, of the Mortgage Loans and any REO Loans (other than the Strategic Hotel Portfolio B Note) outstanding immediately before and immediately after such Distribution Date;

            (vi) the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than the Strategic Hotel Portfolio B
      Note), with respect to the Mortgage Pool and with respect to each Loan Group, as of the related Determination Date;

            (vii) the number and aggregate principal balance of Mortgage Loans (other than the Strategic Hotel Portfolio B Note) (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not REO Property;

            (viii)the value of any REO Property included in the Trust Fund as of the Determination Date for such Distribution Date, on a loan-by-loan basis, based on the most recent Appraisal or valuation;

            (ix) the Available Distribution Amount for such Distribution Date;

            (x) the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

            (xi) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to (A) Yield Maintenance Charges and (B) Excess Interest;

            (xii) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

            (xiii)the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the Mortgage Pool (other than the Strategic Hotel Portfolio B
      Note) and with respect to each Loan Group;

            (xiv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits to date;

            (xv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xvi) the amount of any Appraisal Reductions effected in connection with such Distribution Date (other than any Appraisal Reduction effected in respect of the Strategic Hotel Portfolio B Note) on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date (other than any Appraisal Reduction effected in respect of the Strategic Hotel Portfolio B Note) and the total Appraisal Reduction Amounts (other than any Appraisal Reduction Amounts calculated in respect of the Strategic Hotel Portfolio B Note) as of such Distribution Date;

            (xvii)the number and related Stated Principal Balance of any Mortgage Loans (other than the Strategic Hotel Portfolio B Note) extended or modified since the previous Determination Date, on a loan-by-loan basis;

            (xviii) the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

            (xix) a loan-by-loan listing of each Mortgage Loan (other than the Strategic Hotel Portfolio B Note) that was the subject of a Principal Prepayment since the previous Determination Date and the amount and the type of Principal Prepayment occurring;

            (xx) a loan-by-loan listing of each Mortgage Loan (other than the Strategic Hotel Portfolio B Note) that was defeased since the previous Determination Date;

            (xxi) the balance of the Interest Reserve Account on the P&I Advance Date;

            (xxii)in the case of the Residual Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a) and (b) and to the Class S Certificates pursuant to Section 4.01(m);

            (xxiii) the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

            (xxiv)the aggregate unpaid principal balance of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) outstanding as of the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxv) with respect to any Mortgage Loan (other than the Strategic Hotel Portfolio B Note) as to which a Liquidation Event occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with such Liquidation Event;

            (xxvi)with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made since the previous Determination Date, (A) the loan number of the related Mortgage Loan (other than the Strategic Hotel Portfolio B Note), (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xxvii) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the previous Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxviii) the aggregate amount of interest on Servicing Advances paid to the Servicer and the Trustee since the previous Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxix)the original and then current credit support levels for each Class of Certificates (other than the Class SHP Certificates);

            (xxx) the original and then current ratings for each Class of Regular Certificates (other than the Class SHP Certificates);

            (xxxi)the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date; and

            (xxxii) the amounts held in the Excess Liquidation Proceeds Reserve Account.

            In the case of information furnished pursuant to clauses (i), (ii),
(xi), (xvi) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (other than the Class SHP Certificates) a statement containing the information set forth in clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            The Trustee shall make available each month, to the general public (including the Underwriters and the Initial Purchasers) via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Statement to Certificateholders (in the form attached hereto as Exhibit G-1), (ii) to the extent received from the Servicer, the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File, and CMSA Collateral Summary File and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement and any other information requested by the Depositor.

            In addition, the Trustee will make available each month, to the extent received from the Servicer, to any Privileged Person, the Underwriters and the Initial Purchasers via its internet website, the CMSA Supplemental Servicer Reports, the CMSA Property File and the CMSA Financial File and any other information requested by the Depositor.

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            Upon request, the Trustee shall also deliver to the Underwriters, in the case of the Offered Certificates, and the Initial Purchasers, in the case of the Non-Offered Certificates, copies of all reports not available on the Trustee's internet website and required to be delivered to the holders of such Certificates, under the terms and conditions applicable to holders of such Certificates.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

            The Servicer may (and to the extent not made available by the Trustee as its obligations hereunder, shall), at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) the CMSA Investor Reporting Package and the Master Servicer Remittance Recap and may make any other reports the Servicer is required or permitted to provide so available to any party to this Agreement, the Rating Agencies, any Subservicer, any Certificateholder or prospective Certificateholder, any Mortgage Loan Seller, Intex Solutions, Inc. or Trepp LLC (or solely with respect to reports relating to the related Whole Loan, the holders of the Non-Serviced Companion Loans and the Serviced B Notes (or their designees). As of the Closing Date the Servicer does not intend and is not required to post any questions or answers on any website which it may maintain with respect to commercial mortgage loans or the related commercial mortgaged properties, but in the event that at any time thereafter the Servicer posts on its website which it may maintain questions and answers with respect to other commercial mortgage loans, the Servicer shall be required to post on its website questions and answers posed by the Rating Agencies, Certificateholders and prospective Certificateholders to the extent the Servicer determines in its sole discretion that any such question and answer merely clarifies the information set forth in the CMSA Investor Reporting Package, or constitutes an update to such information, in either case, to the extent the Servicer determines in its sole discretion that such update would not constitute "material information" within the meaning of the applicable securities laws. The availability of such information or reports on the internet or similar electronic media shall be deemed to satisfy any specific delivery requirements of the Servicer in this Agreement. In connection with providing access to the Servicer's Internet website for potential users thereof, the Servicer may take any reasonable action with respect to providing access thereto, including the requirements of registration, acceptance of a disclaimer and agreement to confidentiality. The Servicer shall not be liable for dissemination of this information in accordance with this Agreement; provided that, such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website any reports or other information the Servicer is required or permitted to provide to any Mortgagor with respect to such Mortgagor's Mortgage Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the Mortgage Loans or applicable law. The Special Servicer will have no responsibility for or involvement with the services or obligations under this paragraph.

            (b) Subject to Section 3.12(e), by 2:00 p.m. (New York City time) on the second Business Day after each Determination Date, the Servicer shall deliver to the Trustee the CMSA Investor Reporting Package (IRP) and the Master Servicer Remittance Recap reflecting information as of the close of business on the Determination Date, in a mutually agreeable electronic format. Such information may be delivered by the Servicer to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Servicer to prepare each report and any supplemental information the Servicer is required to provide hereunder to the Trustee. Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CMSA Investor Reporting Package (IRP). Unless the Trustee has actual knowledge that any CMSA Investor Reporting Package (IRP) contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

            Notwithstanding the foregoing, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Notwithstanding anything to the contrary in Sections 3.12(d) or 3.12(e), neither the Servicer nor the Special Servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first Business Day after the third Determination Date following the Closing Date, and Trustee shall not be obligated to deliver or make available any such reports until provided by Servicer or Special Servicer.

            (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another. In addition, the Trustee shall provide any designee of the Depositor certain current information with respect to the Mortgaged Properties as set forth on Schedule 1 hereto, to the extent such information is in the Trustee's possession or can reasonably be obtained by the Trustee.

            (d) (i) The Trustee, the Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via the Commission's EDGAR system) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (ii) of this Section 4.02(d). In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor pursuant to the above-referenced power of attorney, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            (ii) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Statement to Certificateholders (in the form attached hereto as Exhibit G-2) for such Distribution Date as an exhibit thereto. Unless the Depositor instructs the Trustee otherwise, each Form 8-K shall not contain any information other than the items required by the form attached hereto as Exhibit I-2. Prior to March 30th of each year that a Form 10-K is required to be filed (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file such Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under
      Section 3.14, (in each case to the extent they have been timely delivered to the Trustee) and no other information, unless the Depositor instructs the Trustee otherwise. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit U (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. The Trustee and the Servicer shall reasonably cooperate with the Depositor (including through their respective participation in due diligence conference calls) in connection with the preparation and execution of such Certification. Notwithstanding the foregoing, if it is determined by the Depositor, the Servicer, the Special Servicer and the Trustee that the Certification may be executed by multiple persons, (A) the Trustee shall sign the Certification in respect of certain portions of items 1 through 3 thereof and (B) the Depositor shall cause its senior officer to sign the Certification in respect of certain portions of items 1-3 and items 4 and 5 thereof. The Certification attached hereto as Exhibit U shall be delivered to the Trustee for filing by March 25th of each year (or if not a Business Day, the immediately preceding Business Day) that a Form 10-K is required to be filed.

            (iii) The Trustee shall sign a certification (in the applicable form attached hereto as Exhibit V) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Servicer and the Special Servicer shall each sign a certification (in the applicable form attached hereto as Exhibit V) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year in which a Form 10-K is filed pursuant to (i) and (ii) above (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.02(d) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer and the Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's or the Special Servicer's obligations, as the case may be, under this Section 4.02(d) or the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer, as the case may be, in connection therewith.

            (iv) In addition, in the event that any Serviced Pari Passu Loan is deposited into a commercial mortgage securitization, on or before March 20th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, the Servicer and the Special Servicer, shall, upon request, provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a certification (in the applicable form attached hereto as Exhibit V) which shall only address the matters contained in the form of Exhibit V, with respect to the related Serviced Pari Passu Loan, on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely.

            (v) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and its officers, directors and Affiliates, then (A) the Trustee, the Servicer and the Special Servicer agree that each such party shall contribute to the amount paid or payable by the Depositor and its officers, directors and Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and its officers, directors and Affiliates in such proportion as is appropriate to reflect the relative fault of such parties and (B) the Depositor shall be responsible for the portion of the amount paid or payable by the Depositor and its officers, directors and Affiliates as a result of the losses, claims, damages or liabilities of the Depositor and its officers, directors and Affiliates in such proportion as is appropriate to reflect its relative fault, in each case in connection with a breach of a party's obligations under this Section 4.02(d) or a party's negligence, bad faith or willful misconduct in connection therewith.

            (vi) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (vii) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            (e) At all times during the Trust's fiscal year 2004, the Trustee shall monitor for the occurrence or existence of any of the following matters:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the Statements to Certificateholders filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Statements to Certificateholders filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 4.02(e) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

            Further, each other party to this Agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this Section 4.02(e) of which a Servicing Officer (in the case of the Servicer or the Special Servicer) or a senior officer (in the case of the Depositor) thereof has actual knowledge. The Trustee shall notify the Depositor of the occurrence of any of the matters set forth in (i) through (vii) above promptly upon its receipt of notice or actual knowledge of the same.

            Section 4.02A Statements to Certificateholders of Class SHP Certificates.

            (a) On each Distribution Date, the Trustee shall make available to any Class SHP Privileged Person a statement (substantially in the form set forth as Exhibit G-2 hereto and based on the information supplied to the Trustee in the related CMSA Investor Reporting Package (IRP), upon which information the Trustee may conclusively rely, in accordance with CMSA guidelines) as to the distributions with respect to the Class SHP Certificates made on such Distribution Date (each, a "Statement to Certificateholders of Class SHP Certificates") setting forth (with respect to each Class of Class SHP Certificates):

            (i) the amount of the distribution on such Distribution Date to the Holders of such Class of Class SHP Certificates in reduction of the Certificate Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of such Class of Class SHP Certificates allocable to Distributable Certificate Interest;

            (iii) the aggregate amount of Servicing Advances made with respect to the Strategic Hotel Portfolio Whole Loan and P&I Advances with respect to the Strategic Hotel Portfolio B Note, during the period from but not including the previous Distribution Date to and including such Distribution Date;

            (iv) the aggregate Stated Principal Balance of the Strategic Hotel Portfolio B Note outstanding immediately before and immediately after such Distribution Date;

            (v) the Class SHP Available Distribution Amount for such Distribution Date;

            (vi) [Reserved];

            (vii) the Class SHP Scheduled Principal Distribution Amount and the Class SHP Unscheduled Principal Distribution Amount for such Distribution Date;

            (viii) the Certificate Balance of each Class of Class SHP Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Class SHP Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Class SHP Collateral Support Deficits to date;

            (ix) the Certificate Factor for each Class of Class SHP Certificates immediately following such Distribution Date; and

            (x) with respect to any REO Property related to the Strategic Hotel Portfolio B Note included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period, (A) Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Class SHP Certificates), and (B) the amount of any Class SHP Collateral Support Deficit in respect of the related REO Loan in connection with such Final Recovery Determination.

            In the case of information furnished pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Class SHP Certificates of each applicable Class.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class SHP Certificate a statement containing the information set forth in clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            The Trustee shall make available each month to the parties hereto, the Rating Agencies and the Class SHP Privileged Persons, on a restricted basis, access to be provided by the Trustee after its receipt from the Person(s) seeking access of a confirmation executed by such Person substantially in the form of Exhibit L hereto, via its internet website initially located at "www.ctslink.com/cmbs," the related Statement to Certificateholders of Class SHP Certificates (in the form attached hereto as Exhibit G-2).

            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            Section 4.03 P&I Advances.

            (a) No later than 1:00 p.m. (New York City time) on each P&I Advance Date, the Servicer shall in the case of all Mortgage Loans either (i) remit to the Trustee for deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account (or, in the case of the Strategic Hotel Portfolio B Note, the related Serviced Whole Loan Custodial Account) for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account (or, in the case of the Strategic Hotel Portfolio B Note, the related Serviced Whole Loan Custodial Account) for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account (or the related Serviced Whole Loan Custodial Account, as applicable), on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before two Business Days prior to such Distribution Date. If the Servicer fails to make a required P&I Advance on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to
Section 7.05 by noon, New York City time, on the related Distribution Date.

            (b) Subject to Sections 4.03(c) and 4.03(e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees and, if applicable, any Non-Serviced Mortgage Loan Primary Servicing Fee) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the P&I Advance Determination Date (or not advanced by the Servicer or any Sub-Servicer on behalf of the Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent (including any applicable grace period) as of the related Determination Date (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any applicable Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, (i) no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance and (ii) neither the Servicer nor the Trustee shall be required to make any P&I Advance hereunder with respect to any mortgage loan or portion thereof that is not a Mortgage Loan. The Servicer and the Trustee may make its determination that a Nonrecoverable P&I Advance has been made. The Trustee may conclusively rely on such determination made by the Servicer. In addition, the Special Servicer may make a determination that a P&I Advance that has been made is a Nonrecoverable Advance, which determination is binding on the Servicer and the Trustee and may be conclusively relied on by the Servicer and the Trustee; provided, however, that each of the Servicer and the Trustee may continue to make its own nonrecoverability determinations thereafter, unless the Special Servicer has notified in writing the Servicer and the Trustee that it determined that any future or additional P&I Advances on such Mortgage Loan will be Nonrecoverable P&I Advances.

            (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a) or the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(e), the Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property), out of any amounts then on deposit in the Certificate Account or the related Serviced Whole Loan Custodial Account (to the extent amounts therein relate to the Mortgage Loans, taking into account the related Co-Lender Agreement), as applicable, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement (or if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible from funds in the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable, in accordance with Section 3.05(a) and 3.05(e), as the case may be.

            Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges or Penalty Charges or with respect to any Serviced Pari Passu Loan, Non-Serviced Pari Passu Loan or B Note and (ii) the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date; provided that, the amount of any P&I Advance with respect to a Mortgage Loan, as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

            (e) With respect to a Non-Serviced Mortgage Loan, the Servicer shall make its determination that a P&I Advance has been made on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with subsection (a) independently of any determination made by the related Non-Serviced Mortgage Loan Servicer (or any master servicer with respect to a commercial mortgage securitization holding one of the related Non-Serviced Pari Passu Loans) under the Non-Serviced Mortgage Loan Pooling Agreement (or any pooling and servicing agreement with respect to a commercial mortgage securitization holding the such other Non-Serviced Pari Passu Loans) in respect of the related Non-Serviced Pari Passu Loan; provided, however, that the Special Servicer may also make such a nonrecoverability determination, which shall be binding on the Servicer and may be conclusively relied on by the Servicer (provided, however, that the Servicer may continue to make its own nonrecoverability determination thereafter unless the Special Servicer has notified in writing the Servicer and the Trustee that it determined that any future or additional P&I Advances on such Non-Serviced Mortgage Loan will be Nonrecoverable P&I Advances). If the Servicer determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or if the Servicer or the Special Servicer determines that any outstanding P&I Advance with respect to a Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Servicer shall provide the related Non-Serviced Mortgage Loan Servicer (and any master servicer with respect to a commercial mortgage securitization holding one of the related Non-Serviced Pari Passu Loans under the related pooling and servicing agreement) written notice of such determination within one Business Day of the date of such determination. If the Servicer receives written notice from the related Non-Serviced Mortgage Loan Servicer (or any master servicer with respect to a commercial mortgage securitization holding one of the related Non-Serviced Pari Passu Loans under the related pooling and servicing agreement) that it has determined, with respect to the related Non-Serviced Companion Loan, that any proposed advance of principal and interest with respect to the related Non-Serviced Pari Passu Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and interest, then such determination shall be binding on the Certificateholders and neither the Servicer nor the Trustee shall make any additional P&I Advances with respect to the related Non-Serviced Mortgage Loan unless the Servicer has consulted with the other master servicers and they agree that circumstances with respect to the related Non-Serviced Whole Loan have changed such that a proposed future P&I Advance in respect of the such Non-Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance; provided, however, that the determination of related Non-Serviced Mortgage Loan Servicer or the master servicer with respect to the commercial mortgage securitizations that hold a related Non-Serviced Pari Passu Loan shall not be binding on the Certificateholders, and none of the Servicer, the Special Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, the Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Servicer or the Servicer receives written notice of such determination by any of the other master servicers, neither the Servicer nor the Trustee shall make any additional P&I Advances with respect to a Non-Serviced Mortgage Loan until the Servicer has followed the process set forth in this paragraph.

            In the event that Servicer receives notice from Fitch, Moody's, DBRS or S&P that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the related Non-Serviced Mortgage Loan Servicer and the master servicer with respect to the commercial mortgage securitizations that hold a related Non-Serviced Pari Passu Loan.

            Section 4.04 Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (other than the Strategic Hotel Portfolio B Note) (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collection on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) and any REO Loans (other than an REO Loan related to the Strategic Hotel Portfolio B Note) expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates (other than the Class X and Class SHP Certificates) after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. To the extent any Nonrecoverable Advances (including interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Collateral Support Deficit of such Class shall be decreased by such amount.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates (other than the Class SHP Certificates) will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; and fifteenth, to the Class A-1 Certificates, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (and in the case of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-1-4, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5, Class LA-2-6, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-3-5, Class LA-4-1, Class LA-4-2, Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13, Class LA-1A-14, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LE-3, Class LF-1, Class LF-2, Class LF-3, Class LG-1, Class LG-2, Class LH-1, Class LH-2, Class LH-3, Class LJ-1, Class LJ-2, Class LK, Class LL-1 and Class LL-2 Uncertificated Interests, as set forth in Section 4.01(b)).

            (d) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Strategic Hotel Portfolio B Note and any related REO Loan expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Class SHP Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Class SHP Collateral Support Deficit"). Any allocation of Class SHP Collateral Support Deficit to a Class of Class SHP Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Class SHP Collateral Support Deficit allocated to a Class of Class SHP Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Class SHP Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Class SHP Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (e) On each Distribution Date, the Certificate Balances of the Class SHP Certificates will be reduced without distribution as a write-off to the extent of any Class SHP Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class SHP-4 Certificates; second, to the Class SHP-3 Certificates; third, to the Class SHP-2 Certificates; and fourth, to the Class SHP-1 Certificates until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero. (f) With respect to any Distribution Date, any Class SHP Collateral Support Deficit allocated to a Class of Class SHP Certificates pursuant to
Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

            Section 4.05 Appraisal Reductions.

            The aggregate Appraisal Reduction Amount (with respect to all of the Mortgage Loans other than the Strategic Hotel Portfolio B Note) will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan (which is not part of a Whole Loan), to the Certificate Balance of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. The aggregate Appraisal Reduction Amount with respect to the Strategic Hotel Portfolio B Note will be allocated by the Trustee on each Distribution Date, only for purposes of determining the amount of P&I Advances with respect to the Strategic Hotel Portfolio B Note, to the Certificate Balance of the Class SHP-4, Class SHP-3, Class SHP-2 and Class SHP-1 Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date. An Appraisal Reduction Amount shall have no other purpose and shall not impact the application of monies received or affect the Certificate Balance for the purpose of calculating Voting Rights or for the purpose of determining the identity of the Controlling Class or the Class SHP Controlling Class.

            Section 4.06 Certificate Deferred Interest.

            (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X and the Class SHP Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans (other than the Strategic Hotel Portfolio B Note) for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates; ninth, to the Class G Certificates, tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates; and fifteenth, pro rata (based upon Accrued Certificate Interest), to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto (pro rata to the Class LA-1-1, Class LA-1-2, Class LA-1-3 and Class LA-1-4 Uncertificated Interests in the case of the Class A-1 Certificates, to the Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-2-5 and Class LA-2-6 Uncertificated Interests in the case of the Class A-2 Certificates, to the Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4 and Class LA-3-5 Uncertificated Interests in the case of the Class A-3 Certificates, to the Class LA-4-1 and the Class LA-4-2 Uncertificated Interests in the case of the Class A-4 Certificates, to the Class LA-1A-1, Class LA-1A-2, Class LA-1A-3, Class LA-1A-4, Class LA-1A-5, Class LA-1A-6, Class LA-1A-7, Class LA-1A-8, Class LA-1A-9, Class LA-1A-10, Class LA-1A-11, Class LA-1A-12, Class LA-1A-13 and Class LA-1A-14 Uncertificated Interests in the case of the Class A-1A Certificates, to the Class LD-1 and the Class LD-2 Uncertificated Interests in the case of the Class D Certificates, to the Class LE-1, Class LE-2 and Class LE-3 Uncertificated Interests in the case of the Class E Certificates, to the Class LF-1, Class LF-2 and Class LF-3 Uncertificated Interests in the case of the Class F Certificates, to the Class LG-1 and Class LG-2 Uncertificated Interests in the case of the Class G Certificates, to the Class LH-1, Class LH-2 and Class LH-3 Uncertificated Interests in the case of the Class H Certificates, to the Class LJ-1 and Class LJ-2 Uncertificated Interests in the case of the Class J Certificates and to the Class LL-1 and Class LL-2 Uncertificated Interests in the case of the Class L Certificates, in each case without regard to the related Class X-1 Strip Rate or Class X-2 Strip Rate). On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            (d) On each Distribution Date, the amount of interest distributable to a Class of Class SHP Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the Strategic Hotel Portfolio B Note for the Due Date occurring in the related Due Period allocated to such Class of Class SHP Certificates, such Mortgage Deferred Interest to be allocated first, to the Class SHP-4 Certificates; second, to the Class SHP-3 Certificates; third, to the Class SHP-2 Certificates; and fourth, to the Class SHP-1 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            (e) On each Distribution Date, the Certificate Balances of the Class SHP-1, Class SHP-2, Class SHP-3 and Class SHP-4 Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(d) above.

            (f) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(d) to a Class of Class SHP Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(e), such Certificate Deferred Interest allocated to a Class of Class SHP Certificates will be added to the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07 Grantor Trust Reporting.

            The parties intend that the portion of the Trust Fund consisting of the Excess Interest and related amounts in the Excess Interest Distribution Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class S Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the Class S Certificates, their allocable share of income with respect to Excess Interest, as such amounts accrue or are received, as the case may be.

                               [End of Article IV]

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-28. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class SHP Certificates will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $1,000,000, and in integral multiples of $1.00 in excess thereof. The Class S, Class R and Class LR Certificates will be issuable in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 20%. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signor. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signors of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

            (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that, the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

            (i) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate on or Prior to the Release Date. If, on or prior to the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Depository Rules"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate only upon compliance with the provisions of this
      Section 5.02(b)(i). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit N hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar, as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer; provided that, no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            (ii) Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate After the Release Date. If, after the Release Date, a Certificate Owner of an interest in a Rule 144A Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Book-Entry Certificate, such holder may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(ii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certificate in the form of Exhibit O hereto given by the Certificate Owner that is transferring such interest, the Certificate Registrar as custodian of the Book-Entry Certificates shall reduce the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred and, concurrently with such reduction, increase the Denomination of the Regulation S Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Book-Entry Certificate was reduced upon such transfer; provided that, no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            (iii) Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Regulation S Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, such Certificate Owner may, in addition to complying with all Depository Rules, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iii). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest and (C) with respect to a transfer of a beneficial interest in the Regulation S Book-Entry Certificate for a beneficial interest in the related Rule 144A Book-Entry Certificate (i) on or prior to the Release Date, a certificate in the form of Exhibit P hereto given by the Certificate Owner, or (ii) after the Release Date, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall reduce the Denomination of the Regulation S Book-Entry Certificate by the Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be transferred, and, concurrently with such reduction, increase the Denomination of the Rule 144A Book-Entry Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Book-Entry Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Book-Entry Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Book-Entry Certificate was reduced upon such transfer.

            (iv) Transfers Within Regulation S Book-Entry Certificates on or Prior to the Release Date. If, on or prior to the Release Date, the Certificate Owner of an interest in a Regulation S Book-Entry Certificate wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Certificate, such Certificate Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate only upon compliance with the provisions of this Section 5.02(b)(iv) and all Depository Rules. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a certificate in the form of Exhibit Q hereto given by the transferee, the Certificate Registrar, as custodian of the Book-Entry Certificates, shall debit the account of the transferring Regulation S Certificateholder and credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Book-Entry Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

            (v) Transfers of Book-Entry Certificates to Definitive Certificates. Any and all transfers from a Book-Entry Certificate to a transferee wishing to take delivery in the form of a Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this
      Section 5.02(b)(v). No ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

                  (A) Transfers of a beneficial interest in a Book-Entry
            Certificate to an Institutional Accredited Investor will require delivery of such Certificate to the transferee in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Depositor or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, (2) a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred with the proposed transfer and (3) if required by the Certificate Registrar, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act.

                  (B) Transfers of a beneficial interest in a Book-Entry
            Certificate to a Regulation S Investor wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if the transferor has provided the Certificate Registrar with a certificate in the form of Exhibit S attached hereto; provided that, no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S. Transfers of a beneficial interest in a Book-Entry Certificate to a Qualified Institutional Buyer wishing to take delivery in the form of a Definitive Certificate will be registered by the Certificate Registrar only if such transferee furnishes to the Certificate Registrar an Investment Representation Letter in the form of Exhibit C attached hereto to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A under the Act.

                  (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Book-Entry Certificate to a Definitive Certificate pursuant to subparagraph (B) above shall be made on or prior to the Release Date. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (vi) Transfers of Definitive Certificates to the Book-Entry Certificates. If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Book-Entry Certificate or the related Rule 144A Book-Entry Certificate, such transfer may be effected only in accordance with the Depository Rules, and this Section 5.02(b)(vi). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (A) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(e), (B) written instructions given in accordance with the Depository Rules from a Depository Participant directing the Certificate Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Book-Entry Certificate or such Rule 144A Book-Entry Certificate, as the case may be, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (C) a written order given in accordance with the Depository Rules containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (D) either (1) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate on or prior to the Release Date, a certificate in the form of Exhibit R-1, or (y) if delivery is to be taken in the form of a beneficial interest in the Regulation S Book-Entry Certificate after the Release Date, a certificate in the form of Exhibit R-2, or (2) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Book-Entry Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar, as custodian of the Book-Entry Certificates, shall increase the Denomination of the Regulation S Book-Entry Certificate or the Rule 144A Book-Entry Certificate, as the case may be, by the Denomination of the Definitive Certificate to be so transferred, and credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Book-Entry Certificate on or prior to the Release Date, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding Denomination of the Rule 144A Book-Entry Certificate or the Regulation S Book-Entry Certificate, as the case may be; provided that, no ERISA Restricted Certificate (without giving effect to clause (b)(ii) of the definition thereof) may be transferred to a Person who wishes to take delivery under Regulation S.

            It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Book-Entry Certificate.

            (vii) Transfers of Definitive Certificates to Definitive Certificates. Any and all transfers from a Definitive Certificate to a transferee wishing to take delivery in the form of an Definitive Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Definitive Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Definitive Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with procedures substantially consistent with those set forth in Section 5.02(b)(v).

            (viii)An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in the Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Book-Entry Certificates, so long as the Book-Entry Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the Depository Rules.

            None of the Depositor, the Trustee, the Special Servicer, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purported or attempted transfer of a Non-Registered Certificate in violation of the provisions of this Section 5.02(b) shall be null and void ab initio and shall vest no rights in any purported transferee.

            Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
            144A) in A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501
            (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF THE DEFINITION THEREOF)) in AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

            THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            (c) With respect to the ERISA Restricted Certificates and the Class S Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than, except with respect to the Class S Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate, other than a Class S Certificate, which may not be transferred to a Person described in clause (i)(a) or (i)(b) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate or a Class S Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this
Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) (i) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulationsss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and (ii) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and in each case shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, (a) that such Transferee is a Permitted Transferee and is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, (b) that
            (i) the proposed Transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed Transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, and (iii) the proposed Transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (c) that it will not transfer such Ownership Interest such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person, outside the United States, and (d) that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above or is not a Permitted Transferee.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request made at such Registrar Office, execute and deliver at such Registrar Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class A-3, Class A-4, Class B or Class C Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer, and the Depositor of each transfer of a Certificate on its books and records and shall provide each such Person with an updated copy of the Certificate Register on or about January 1st and July 1st of each year, commencing January 1, 2005.

            (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            (j) Each Person who has or who acquires any Ownership Interest in any Class SHP Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to neither sell nor otherwise transfer the Ownership Interest to such Class SHP Certificate to any Strategic Hotel Portfolio Borrower Affiliate unless such Person first obtains from the Rating Agencies a written confirmation that such sale or transfer would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of the Certificates by such Rating Agencies.

            Section 5.03 Book-Entry Certificates.

            (a) The Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within five Business Days of such request if made at the Registrar Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) If the Trustee has instituted or if the Special Servicer or the Servicer, on the Trustee's behalf, has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Registrar shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                               [End of Article V]

                                   ARTICLE VI

                               THE DEPOSITOR, THE
                SERVICER, THE SPECIAL SERVICER AND THE DIRECTING
                                CERTIFICATEHOLDER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or other organization in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrade or qualification of the then-current ratings of the Classes of Certificates or any class of Serviced Pari Passu Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Servicer, the Special Servicer or any of the respective general partners, limited partners, members, managers, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders or any holder of any Serviced Pari Passu Loan or Serviced B Note for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer and the Special Servicer and any general partner, limited partner, director, officer, member, manager, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any general partner, limited partner, director, officer, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Certificate Account (or if such matter relates to a Serviced Whole Loan, first out of the related Serviced Whole Loan Custodial Account and then, if funds therein are insufficient, out of the Certificate Account) against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law, provided, however, that if such losses and liabilities relate solely to a Serviced Pari Passu Loan or a Serviced B Note, then such indemnification shall be payable solely from amounts in the related Serviced Whole Loan Custodial Account. For the avoidance of doubt, such losses or liabilities shall not be deemed to relate solely to a Serviced B Note for the sole reason that the related legal action was instituted by a Serviced B Note holder. With respect to indemnification related to a Non-Serviced Whole Loan, the Trustee or Servicer shall seek contribution from the trustee related to any Non-Serviced Companion Loan Securities for the pro rata share of any indemnification that is allocable to such Non-Serviced Companion Loan.

            (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (or if a Serviced Whole Loan is affected, the rights of the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note (as a collective whole)); provided, however, that, if a Serviced Whole Loan is involved, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial Account and shall also be payable out of the Certificate Account only if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor and so long as such expenses, costs and liabilities do not relate solely to a Serviced Pari Passu Loan or Serviced B Note. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a) (or, if and to the extent the matter relates solely to the Serviced Pari Passu Loans or Serviced B Notes, out of the related Serviced Whole Loan Custodial Account).

            (c) Each of the Servicer and the Special Servicer, severally and not jointly, agrees to indemnify the Depositor, the Trustee and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that, such indemnity shall not cover indirect or consequential damages. The Trustee or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby.

            (d) Each Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Non-Serviced Mortgage Loan Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Non-Serviced Whole Loan under the related Non-Serviced Mortgage Loan Pooling Agreement, this Agreement or any pooling and servicing agreement relating to a commercial mortgage securitization that holds a related Non-Serviced Pari Passu Loan, reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced Mortgage Loan Pooling Agreement.

            (e) The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee and the Special Servicer.

            Section 6.04 Depositor, Servicer and Special Servicer Not to Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then current ratings assigned by such Rating Agency or any other applicable rating agency to any Class of Certificates or any class of Serviced Pari Passu Loan Securities. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or the Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02. Upon any termination or resignation of the Servicer hereunder, the Servicer shall have the right and opportunity to appoint any successor Servicer with respect to this Section 6.04 provided that such successor Servicer otherwise meets the requirements set forth herein.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 [Reserved].

            Section 6.07 The Directing Certificateholder.

            (a) The Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than a Controlling Class Certificateholder and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Within five Business Days of receipt of written notice that a new Directing Certificateholder has been selected, the Trustee shall deliver notice to the Servicer and the Special Servicer, of such Directing Certificateholder's identity.

            (c) Upon request, the Directing Certificateholder shall be provided access to the website of the Servicer and Trustee, as applicable, and to all reports and notices posted thereon which are required to be submitted to the Rating Agencies by the terms hereof by any of the Trustee or the Servicer. The Special Servicer shall provide copies of any reports and notices it is required to send to the Directing Certificateholder directly to the Directing Certificateholder.

                               [End of Article VI]

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) (A) any failure by the Servicer to make any deposit required to be made by the Servicer to the Certificate Account or the Serviced Whole Loan Custodial Account on the day and by the time such remittance is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, any Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest as set forth in Section 3.04(b)) by 10:00 a.m. (New York City time) on the relevant Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit into, the Certificate Account or the Serviced Whole Loan Custodial Account, or to remit to the Trustee for deposit into the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, however, that the failure of the Special Servicer to remit such amount to the Servicer shall not be an Event of Default if such failure is remedied within one Business Day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicer; or

            (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of a failure to deliver the reports required by Section 3.13 and Section 3.14 of this Agreement in any year that a report on Form 10-K is required to be filed with the Commission, 45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by the Servicer, 15 days for any other insurance premium hereunder or 15 days in the case of a failure to pay any real estate taxes, assessments and other similar items required to be paid hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, with a copy to each other party to this Agreement by any affected holder of any Serviced Pari Passu Loan or Serviced B Note or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such failure (other than the failure to deliver the reports required by Section 3.13 or Section 3.14 of this Agreement in any year that a report Form 10-K is required to be filed with the Commission) is capable of being cured and the Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 15-, 30- or 45-day period will be extended an additional 30 days; or

            (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or any affected holder of any Serviced Pari Passu Loan or Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by any affected holder of any Serviced Pari Passu Loan or Serviced B Note or the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

            (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

            (viii) the Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of the Certificates or any Serviced Pari Passu Loan Securities, or (2) placed one or more Classes of the Certificates or any Serviced Pari Passu Loan Securities on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date when the Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

            (ix) the Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or Serviced Pari Passu Loan Securities are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier; or

            (x) the Trustee has received written notice from Fitch or DBRS that the continuation of the Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any class of securities backed in whole or in part by a Serviced Pari Passu Loan and, with respect to any such notice that the continuation of the Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Trustee or Depositor, as applicable, all of the rights (subject to Section 3.11(b) and other than rights to indemnification hereunder) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (except in its capacity as a Certificateholder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate or as the holder of a Serviced B
Note) or the applicable Mortgage Loans or Serviced Whole Loan or otherwise, shall, subject to Section 3.22(i) and Section 7.01(f), pass to and be vested in the Trustee with respect to a termination of the Servicer and to the Servicer with respect to a termination of the Special Servicer pursuant to and under this Section, and, without limitation, the Trustee or Servicer, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the applicable Mortgage Loans and related documents, or otherwise. The Servicer and the Special Servicer each agree that if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee or the Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or the Servicer, as applicable, in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee or the Servicer, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account, any Serviced Whole Loan Custodial Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to any REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b) (or, with respect to the Special Servicer, Section 7.01(c)), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise including Workout Fees as and to the extent provided in Section 3.11, and they and their respective directors, managers, officers, members, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            Prior to the occurrence of a Strategic Hotel Portfolio Control Appraisal Event, if an Event of Default occurs with respect to the Servicer that affects a holder of any class of Class SHP Certificates or a holder of any Strategic Hotel Portfolio Pari Passu Loan or any class of Serviced Pari Passu Loan Securities, and the Servicer is not otherwise terminated, then, at the request of the Class SHP Directing Certificateholder, such holder of a Strategic Hotel Portfolio Pari Passu Loan or the majority certificateholder of the controlling class of the Serviced Pari Passu Loan Securities, the Trustee shall require the Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Serviced Whole Loan is currently being Sub-Serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to such Serviced Whole Loan; provided, that if a majority of such holders (or their respective designees) fail to agree on such Sub-Servicer within 60 days, such appointment (or replacement) shall be at the direction of the Directing Certificateholder; provided that such Sub-Servicer shall meet the requirements set forth in Section
3.22 hereof. The Servicer shall enter into the Sub-Servicing Agreement with such Sub-Servicer; provided that the terms thereof are reasonably acceptable to the Servicer and meet the requirements set forth in Section 3.22.

            If an Event of Default occurs with respect to the Servicer that affects a holder of any Serviced Pari Passu Loan (other than a Strategic Hotel Portfolio Pari Passu Loans) or if a Strategic Hotel Portfolio Control Appraisal Event exists, a holder of any Strategic Hotel Portfolio Pari Passu Loans, or any class of Serviced Pari Passu Loan Securities and the Servicer is not otherwise terminated then, at the request of such affected holder of such Serviced Pari Passu Loan or the majority holder of the controlling class of such Serviced Pari Passu Loan Securities, the Trustee shall require the Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Serviced Whole Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then current Sub-Servicer with a new Sub-Servicer) with respect to such Serviced Whole Loan; provided, that in the case of a Strategic Hotel Portfolio Pari Passu Loans, the Trustee shall act at the direction of the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio A Notes or such holders' designees, and if a majority of such holders (or their respective designees) by principal balance fail to agree on such Sub-Servicer within 60 days, such appointment (or replacement) shall be at the direction of the Directing Certificateholder; provided that such Sub-Servicer shall meet the requirements set forth in Section 3.22 hereof. The Servicer shall enter into the Sub-Servicing Agreement with such Sub-Servicer; provided that the terms thereof are reasonably acceptable to the Servicer.

            (c) (i) The Directing Certificateholder or the Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon ten Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates or any class of then outstanding Serviced Pari Passu Loan Securities; provided, however, that any such decision to terminate the Special Servicer with respect to the Strategic Hotel Portfolio Whole Loan shall require the approval of the Class SHP Directing Certificateholder so long as no Strategic Hotel Portfolio Control Appraisal Event exists or, if a Strategic Hotel Portfolio Control Appraisal Event exists, the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans (or if such holder fails to agree on a successor Special Servicer within 30 days, the Directing Certificateholder). There will not be more than one Special Servicer appointed under this Agreement, except that a separate Special Servicer may be appointed for a Serviced Whole Loan as to which the holder of the related Serviced B Note (or in the case of the Strategic Hotel Portfolio Whole Loan, in certain circumstances specified in the related Co-Lender Agreement, a majority by principal balance of the holders of the Strategic Hotel Portfolio Senior Loans or their designees) has the right to remove and appoint at its expense the Special Servicer with respect to such Serviced Whole Loan pursuant to this Agreement or the related Co-Lender Agreement. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c)(i). The Directing Certificateholder shall cause the Special Servicer to be reimbursed for the payment of any outstanding reasonable out-of-pocket costs and expenses pursuant to the terms hereof, which costs and expenses shall not be an expense of the Trust Fund (or, in the case of a Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan and Serviced B Note).

            (ii) The Special Servicer shall be entitled to any Workout Fee payable with respect to a Corrected Loan and any Specially Serviced Loan that, at the time the Special Servicer was terminated, would be a Corrected Loan but for the failure of the Mortgagor to have paid three consecutive payments, as set forth in Section 3.11(b)).

            (d) The Directing Certificateholder shall be entitled to terminate the rights and obligations of the Servicer under this Agreement, upon an Event of Default after any notice and expiration of the applicable grace period (other than such Events of Default pursuant to clauses (viii) and (ix) of the definition thereof), upon ten Business Days notice to the Servicer, the Special Servicer and the Trustee, and, subject to 7.01(f), to require the Trustee to appoint a successor servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates or any class of Serviced Pari Passu Loan Securities that is rated. No penalty or fee shall be payable to the Servicer with respect to any termination pursuant to this Section 7.01(d).

            (e) The Servicer and Special Servicer shall, from time to time, take all such reasonable actions in accordance with the Servicing Standard as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, as pertains to this transaction, with each of the Rating Agencies.

            (f) If the Servicer is terminated hereunder, the terminated Servicer, upon five Business Days of notice to the Trustee, will be entitled to sell the rights to service the Mortgage Loans under this Agreement to a successor Servicer meeting the requirements of Section 6.04 hereof that agrees to (i) enter into this Agreement as successor Servicer and to agree to be bound by the terms hereof and (ii) enter into the Sub-Servicing Agreement as successor Servicer and to agree to be bound by its terms, within 45 days after the termination of the initial Servicer; provided, however, that the initial Servicer may request and obtain an additional 20 days for such sale and assumption to be completed so long as the Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the rights to master service the Mortgage Loans cannot be completed in the initial 45-day period and specifying the reasons, and shall have an additional thirty days to complete such sale and assumption provided a binding contract of sale has been executed. The Servicer shall solicit bids (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service each of the Mortgage Loans (each, a "Servicing Retained Bid") or (ii) on the basis of having no obligation to enter into a Sub-Servicing Agreement with the terminated Servicer (each, a "Servicing Released Bid"), in each case subject to the successor Servicer assuming each Sub-Servicing Agreement in place as of the Closing Date. The Servicer shall direct the successor Servicer to enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), no later than 45 days after the termination of the initial Servicer; provided, however, that the initial Servicer may request and obtain an additional 20 days for such sale and assumption to be completed so long as the initial Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the right to service the Mortgage Loans cannot be completed in the initial 45-day period and specifying the reasons.

            The Trustee shall cooperate with the terminated Servicer in effecting such sale, the proceeds of which will belong to the terminated Servicer, and whether or not such sale shall have been consummated, the terminated Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection therewith, within 30 days of request therefor, otherwise such expenses shall be payable from the Trust. If no such sale shall have been consummated within such 45 day period, as such period may be extended for an additional 20 days as described above, or if the terminated Servicer shall not have delivered a timely notice of its intention to sell such servicing rights, the Trustee shall have no further obligations under this
Section 7.01(f) and, subject to Section 7.01(d), may select a successor Servicer of its choice pursuant to the terms hereof.

            No resignation or termination of the Servicer shall be effective, and the Servicer shall continue to perform as such and to collect its Servicing Fee until the conclusion of the process described in this Section 7.01(f) and the acceptance of appointment by a successor Servicer.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of
Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer and the Servicer shall be the successor to the Special Servicer, as applicable, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or the Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The Trustee shall not appoint any successor without first obtaining the written consent of the Directing Certificateholder, which shall not be unreasonably withheld, and written confirmation from each of the Rating Agencies that such appointment will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect of any Class of then outstanding Certificates or any class of Serviced Pari Passu Loan Securities that is rated. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee or Servicer, as applicable, in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and the Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder (excluding the Workout Fees payable with respect to a Corrected Loan and any Specially Serviced Loan that, at the time the Special Servicer was terminated, would be a Corrected Loan but for the failure of the Mortgagor to have paid three consecutive payments as set forth in Section 3.11(b)). Should the Trustee or the Servicer, as applicable, succeed to the capacity of the Servicer or the Special Servicer, as the case may be, the Trustee or the Servicer, as applicable, shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Servicer, as applicable, hereunder. Notwithstanding the above, the Trustee or the Servicer, as applicable, may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee or Servicer, as applicable, is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution or other entity which meets the criteria set forth in
Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee or the Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Servicer, as applicable, shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or the Special Servicer as described herein, the Trustee or the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer and shall be paid within 30 days of request therefor, otherwise such costs and expenses shall be payable from the Trust.


            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the holder of any related Serviced Pari Passu Loan or Serviced B Note.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders, to the holder of any related Serviced Pari Passu Loan or Serviced B Note, notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee as Maker of Advances.

            In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Event of Default resulting from such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Trustee's notice of failure pursuant to Section 4.03(a) unless the Trustee has received notice that such failure has been cured by 10:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's (or such Sub-Servicer's) rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Servicer (or such Sub-Servicer) shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer (or such Sub-Servicer) for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Servicer (or such Sub-Servicer) hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall notify the party providing such instrument and requesting the correction thereof. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer or another Person (other than the Trustee), and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

            (iv) Subject to and as limited in the other provisions of this Agreement, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, including, without limitation, notice of any publication as contemplated under the proviso of
      Section 7.01(a)(viii) and (ix), the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii)Notwithstanding any provision in this Agreement to the contrary, the Trustee shall not be responsible for any act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be), Certificate Registrar or Authenticating Agent (unless the Trustee is acting as Certificate Registrar or Authenticating Agent) or of the Depositor or Directing Certificateholder.

            (b) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account, Serviced Whole Loan Custodial Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee its individual capacity, not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchasers and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of
Trustee.

            (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee, relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, or arising out of, or incurred in connection with, any act or omission of the Certificate Registrar or Authenticating Agent (to the extent different than the Trustee), relating to the exercise and performance of any of the powers and duties of the Certificate Registrar or Authenticating Agent hereunder; provided, however, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee and appointment of a successor thereto.

            (c) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its bad faith or willful misconduct or negligence in the performance of its duties or by negligent disregard of its obligations and duties hereunder; provided, however, that subject to Section 8.02(a)(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

            (d) The Trustee agrees to indemnify each of the Servicer and the Special Servicer and any director, officer, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that, such indemnity shall not cover indirect or consequential damages. The Servicer or Special Servicer, as applicable, shall immediately notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this Section 8.05(d), whereupon the Trustee shall assume the defense of such claim (with counsel reasonably satisfactory to the Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by S&P and "Aa3" by Moody's or has a fiscal agent appointed with such minimum ratings (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee's office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07,
(ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and all Certificateholders and holders of the Pari Passu Loans and B Notes. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor Trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee in the case of the removal of the Trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer, the Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the holders of any related Serviced Pari Passu Loan or Serviced B Note by the Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee shall be personally liable for any action or omission of any successor Trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at the Custodian's option, shall become the agent of the successor Trustee and other than the documents referred to in clause (xix) of the definition of "Mortgage File," which the Trustee shall forward to the Servicer pursuant to Section 2.01(b) hereof), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09 Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee, hereunder; provided that, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder. The Trustee shall not be liable for any action or inaction of a separate trustee or co-trustee.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12 Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee three copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or, with respect to item (j) below, at its office located at 751 Kasota Avenue, Minneapolis, Minnesota 55414) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Mortgage Loan Sellers, the Depositor, the Servicer, the Special Servicer, any Rating Agency, the holders of any Serviced Pari Passu Loan or Serviced B Note and their designees or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items (to the extent such items have been delivered to the Trustee, as applicable): (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, including all data files and reports that are part of the CMSA Investor Reporting Package, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, the Sub-Servicer or the Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, the Sub-Servicer or the Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(c), together with the accompanying written reports (including an Operating Statement Analysis Report and an NOI Adjustment Worksheet) to be delivered by the Servicer to the Trustee pursuant to Section 3.12(c), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Loan documents contained in the Mortgage File (other than the documents referred to in clause
(xix) of the definition of "Mortgage File," which the Trustee shall forward to the Servicer pursuant to Section 2.01(b) hereof), (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans, (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof, (n) Trustee Exception Reports and (o) an explanation of the calculation of any Prepayment Interest Shortfall. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder may upon request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee, to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that, the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 [Reserved].

            Section 8.14 Representations and Warranties of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders and the holders of any Serviced Pari Passu Loan or Serviced B Note, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized under the laws of the United States, duly organized, validly existing and in good standing under the laws thereof;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                              [End of Article VIII]

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Servicer or the Special Servicer, pursuant to the terms of subsection (b), of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) and (3) the reasonable out-of-pocket expenses of the Servicer with respect to such termination, unless the Servicer is the purchaser of such Mortgage Loans, minus (B) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(e) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), (ii) the exchange by the Sole Certificateholder and the Holders of the Class SHP Certificates pursuant to the terms of subsection (d) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The Servicer or the Special Servicer may, at their option, elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund (with the Special Servicer purchasing the applicable Mortgage Loan, to the extent such Mortgage Loans are still outstanding) as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer or the Special Servicer may so elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund in accordance with the preceding sentence, the Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to
Section 3.05(a), which portion shall be deposited in the Certificate Account) (provided, however, that if the REO Property secures a Serviced Whole Loan and is being purchased pursuant to the foregoing, the portion of the above described purchase price allocable to such REO Property shall initially be deposited into the related Serviced Whole Loan Custodial Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Servicer or the Special Servicer as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) remaining in the Trust Fund. If any Mortgage Loan purchased pursuant to this
Section 9.01 relates to a Whole Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Credit File shall be in the manner contemplated by Section 3.30 hereof.

            (c) For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(d), and then the Special Servicer, and then the Servicer, in each of the last two cases, pursuant to subsection (b).

            (d) Following the date on which the aggregate Certificate Balance of the Offered Certificates, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto and the Class SHP Directing Certificateholder no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class S and Residual Certificates) for all of the Mortgage Loans (other than the Strategic Hotel Portfolio B Note) and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing (other than amounts in respect of the Strategic Hotel Portfolio B Note) to the Depositor, the Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account or a Serviced Whole Loan Custodial Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Lower-Tier Distribution Account on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b) (provided, however, that if the REO Property secures a Serviced Whole Loan and is being purchased pursuant to the foregoing, the portion of the above described purchase price allocable to such REO Property shall initially be deposited into the related Serviced Whole Loan Custodial Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class S and Residual Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans (other than the Strategic Hotel Portfolio B Note) and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) remaining in the Trust Fund, and (upon completion of the exchange of the Class SHP Certificates for the Strategic Hotel Portfolio B Note set forth in the next paragraph) the Trust Fund shall be liquidated in accordance with Section 9.02. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02. If any Mortgage Loan purchased pursuant to this Section 9.01 is a Whole Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Credit File shall be in the manner contemplated by Section 3.30 hereof. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the remaining Mortgage Loans and REO Properties (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class S and Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates.

            Upon the election by the Sole Certificateholder to exchange its Certificates for the Mortgage Loans (other than the Strategic Hotel Portfolio B
Note) and the REO Properties remaining in the Trust, the holders of the outstanding Class SHP Certificates shall be required to exchange their Class SHP Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that all of the Class SHP Certificateholders shall otherwise consent to the exchange. In the event that the Class SHP Certificateholders are required to exchange the Class SHP Certificates for the Strategic Hotel Portfolio B Note and/or any related REO Property in accordance with the second preceding sentence, the Class SHP Directing Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the related Serviced Whole Loan Custodial Account an amount in immediately available funds equal to all amounts in respect of the Strategic Hotel Portfolio B Note due and owing to the Depositor, the Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the related Serviced Whole Loan Custodial Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(e) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the related Serviced Whole Loan Custodial Account. In addition, the Servicer shall transfer all amounts required to be transferred to the Certificate Account on such P&I Advance Date from the related Serviced Whole Loan Custodial Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Class SHP Certificates on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Servicer, release or cause to be released to the Class SHP Directing Certificateholder or any designee thereof, the Mortgage Note for the Strategic Hotel Portfolio B Note and shall execute all assignments, endorsements and other instruments furnished to it by the Class SHP Directing Certificateholder as shall be necessary to effectuate transfer of the Strategic Hotel Portfolio B Note and any related REO Property. Solely for federal income tax purposes, the Class SHP Certificateholders shall be deemed to have purchased the assets of the Lower-Tier REMIC related to the Strategic Hotel Portfolio B Note and any related REO Property for an amount equal to the remaining Certificate Balance of the Class SHP Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates.

            (e) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (i) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (ii) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (A) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            (f) After the deemed transfer of the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to
Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts deemed transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii) and (iii) of Section 3.05(c)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and 4.01(d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(j).

            On the final Distribution Date, any amount remaining in the Excess Interest Distribution Account representing Excess Interest shall be distributed to the Holders of the Class S Certificates, and any amount remaining in the Excess Liquidation Proceeds Reserve Account shall be distributed to the Holders of the Class LR Certificates.

            Section 9.02 Additional Termination Requirements.

            In the event that (i) the Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property (or beneficial interest in the REO Property under a Non-Serviced Mortgage Loan) or (ii) the Sole Certificateholder and the Holder of all of the Class SHP Certificates cause the distribution of all the property of the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) within 90 days of the final Distribution Date in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations
      Section 1.860F-1;

            (ii) during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Servicer or the Special Servicer, as applicable, for cash or distribute all of the assets of the Sole Certificateholder and the Holder of all of the Class SHP Certificates on the designated exchange date in exchange for their respective Certificates (other than the Class S and Residual Certificates);

            (iii) within such 90 day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

                               [End of Article IX]

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Trustee shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Regular Interests and the Certificates are issued (i.e., 2004). For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as a "regular interest" and the Class R Certificates shall be designated as the sole class of "residual interest" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as a "regular interest" and the Class LR Certificates shall represent the sole class of "residual interest" in the Lower-Tier REMIC. None of the Special Servicer, the Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

            (c) The Trustee, as agent of the "tax matters person" of each of the Upper-Tier REMIC and the Lower-Tier REMIC described below, shall act on behalf of each REMIC in relation to any tax matter or controversy involving any REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence. The Holder of the largest Percentage Interest in each of the (i) Class R and (ii) Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of (i) the Upper-Tier REMIC and
(ii) the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC (as to the Class R Certificate) and the Lower-Tier REMIC (as to the Class LR Certificate).

            (d) The Trustee shall prepare or cause to be prepared, sign and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder. The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent,
(ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) within 30 days after the Closing Date, to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions. Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, either the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action and the Trustee shall not take any such action or cause any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to take any such action as to which the it has advised an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that, with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(c) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate, and shall remit to the Trustee such reserved amounts. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account and remit to the Trustee sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by either the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall request the Servicer to remit to it and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to either the Lower-Tier REMIC or the Upper-Tier REMIC after the related Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts in the case of the Lower-Tier REMIC, to the Trustee as Holder of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (z) distribute such retained amounts, in the case of the Upper-Tier REMIC, to the Holders of Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom, and to the Class SHP Certificates in the manner specified in Section 4.01(e) to the extent they are fully reimbursed for any Strategic Hotel Portfolio B Note Collateral Support. None of the Trustee, the Servicer or the Special Servicer shall be responsible for any taxes imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach (which breach constitutes negligence or willful misconduct) of their respective obligations under this Agreement.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis sufficient to prepare the Tax Returns of the Lower-Tier REMIC and the Upper-Tier REMIC and to perform the tax information reporting or as otherwise may be required by the REMIC Provisions. In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall cause the Underwriters to provide the Trustee within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates and the projected cash flows of the Mortgage Loans. Thereafter, the Underwriters shall provide the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Underwriters in the preparation of all federal and state income or franchise tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC and to Certificateholders as required herein. The Trustee agrees that all such information or data so obtained by it is to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor and the Underwriters, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Section 10.01(i)) of any such information or data without the prior written consent of the Depositor and the Underwriters, unless such information or data is generally available to the public (other than as a result of a breach of this Section 10.01(i)); or is required by law or applicable regulations to be disclosed; provided, however, that such information or data may be disclosed to the Trustee's Independent auditors, accountants and counsel and the Trustee's parent company.

            (i) Following the related Startup Day, none of the Trustee, the Servicer or the Special Servicer shall accept any contributions of assets to the Lower-Tier REMIC or the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any related Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which any of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance or Notional Amount of each Class of Regular Certificates and the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests would be reduced to zero is the Rated Final Distribution Date.

            (l) None of the Trustee, the Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or any REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

            Section 10.02 Depositor, Servicer and Special Servicer to Cooperate with Trustee.

            (a) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (b) The Servicer shall furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby or shall furnish copies of such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder. The Special Servicer shall furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby by or shall deliver copies of such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 10.03 Use of Agents.

            The Trustee shall execute all of its obligations and duties under this Article X through its corporate trust department located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

                               [End of Article X]

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity;

            (ii) to cause the provisions herein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note;

            (iv) to change the timing and/or nature of deposits into the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or any Serviced Whole Loan Custodial Account is maintained; provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder or the holder of any Serviced Pari Passu Loan or Serviced B Note and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect;

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or any other change; provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan and Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Pari Passu Loan Securities; and

            (vii) to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend this Section 11.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not (A) result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust or (B) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder, each holder of a Serviced Pari Passu Loan or Serviced B Note and each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account (or, to the extent the Opinion of Counsel relates to the Mortgage Loan included in the Serviced Whole Loans, out of the related Serviced Whole Loan Custodial Account).

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            (c) The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee's place of business, the costs of which, if any, to be at the Trustee's expense.

            Section 11.03 Limitation on Rights of Certificateholders and the Holder of any Serviced Pari Passu Loan or Serviced B Note.

            (a) The death or incapacity of any Certificateholder or holder of a Pari Passu Loan and B Note shall not operate to terminate this Agreement or the Trust Fund, nor entitle legal representatives or heirs of such Certificateholder or holder of any Serviced Pari Passu Loan or Serviced B Note to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or holder of a Serviced Pari Passu Loan or Serviced B Note shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the holder of Serviced Pari Passu Loan or Serviced B Note from time to time as partners or members of an association; nor shall any Certificateholder or any holder of a Serviced Pari Passu Loan or Serviced B Note be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or holder of a Serviced Pari Passu Loan or Serviced B Note shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or holder of a Serviced Pari Passu Loan or Serviced B Note previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to:

            (a) in the case of the Depositor, GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: Capital Markets/Daniel Vinson;

            (b) in the case of the Servicer, GEMSA Loan Services, L.P., 1500 City West Boulevard, Suite 200, Houston, Texas 77042, Attention: General Counsel, Telecopy Number: (713) 458-7500;

            (c) in the case of the Special Servicer, Lennar Partners, Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Ronald Schrager, Vice President, facsimile number (305) 695-5539;

            (d) in the case of the Trustee, Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0123; Attention Corporate Trust Services (CMBS), GECMC 2004-C3;

            (e) in the case of the initial Certificate Registrar and the initial Authenticating Agent, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0123; Attention Corporate Trust Services (CMBS), GECMC 2004-C3, with a copy to the Trustee at the Corporation;

            (f) in the case of the Rating Agencies, (i) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
CMBS--Monitoring, telecopy number: (212) 553-1350 and (ii) Standard and Poor's, 55 Water Street, New York, New York, Attention: Commercial Mortgage Surveillance Director, telecopy number: (212) 438-2662;

            (g) in the case of the initial Directing Certificateholder, Cadim TACH, Inc., c/o CDP Capital Real Estate Advisors, CDP Capital Center, 1000 Jean-Paul-Rjopelle Place, Suite A-300, Montreal, Quebec H2Z 2B6, Canada,
Attention: Guy Charette, telecopy number (514) 875-3328, with a copy to CWCapital Investments, LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02492, Attention: Charles Spetka, telecopy number: (781) 707-9397; and

            (h) in the case of the Mortgage Loan Sellers, (i) General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017,
Attention: Mike Krull, Managing Director, telecopy number: (212) 716-8911, with a copy to David Martindale and David Turner, Esq., telecopy number: (972) 447-2647; (ii) German American Capital Corporation, 60 Wall Street, 11th Floor, New York, New York 10005, Attention: Jeffrey E. Paige, telecopy number (212) 797-4489; and (iii) Bank of America, N.A., 214 North Tryon Street NC1-027-21-02, Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number:
(704) 386-1904,

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first-class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Serviced Whole Loan Custodial Accounts (to the extent of the Trust Fund's interest therein), the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and, if established, the REO Accounts (to the extent of the Trust Fund's interest therein), and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each holder of a Serviced Pari Passu Loan or Serviced B Note and any designees thereof acting on behalf of or exercising the rights of such holder of a Serviced Pari Passu Loan or Serviced B Note shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. Except as provided in the preceding sentence, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Each of the Trustee and the Servicer acknowledge that each of the Non-Serviced Mortgage Loan Servicers, the Non-Serviced Mortgage Loan Special Servicers or the Non-Serviced Mortgage Loan Trustees is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any nonrecoverable servicing advances made with respect to the related Non-Serviced Mortgage Loan by such Person or Additional Trust Fund Expenses (as defined in the related Non-Serviced Mortgage Loan Pooling Agreement), (2) indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the related Non-Serviced Mortgage Loan Pooling Agreement and this Agreement that relate solely to its servicing of the related Non-Serviced Mortgage Loan and any related reimbursement provisions and (3) notice from the Trustee to such Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee of the deposit of the related Non-Serviced Mortgage Loan into the Trust as required under Section 3.02(b).

            Section 11.09 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to the Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer or the Special Servicer; and

            (iv) the repurchase or substitution of Mortgage Loans by a Mortgage Loan Seller pursuant to Section 3 of the Mortgage Loan Purchase Agreement.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee;

            (ii) any change in the location of the Certificate Account or any Serviced Whole Loan Custodial Account;

            (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

            (iv) any change in the lien priority of any Mortgage Loan;

            (v) any material damage to any Mortgaged Property;

            (vi) any assumption with respect to a Mortgage Loan, as required pursuant to Section 3.08 of this Agreement; and

            (vii) any material release or substitution of any Mortgaged
      Property.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) inspection reports and other items delivered to each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(c);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iv) each waiver and consent provided pursuant to Section 3.08.

            (d) The Trustee shall promptly furnish or make available to each Rating Agency a copy of the Statement to Certificateholders distributed pursuant to Section 4.02(a) and shall promptly furnish notice the Rating Agencies of (i) any change in the location of the Distribution Account and (ii) the final payment to any Class of Certificateholders.

            (e) The Trustee, the Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall request and which the Trustee, the Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without violating the terms of this Agreement or any Loan documents. The Trustee, the Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this
Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

                               [End of Article XI]

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       GE COMMERCIAL MORTGAGE
                                       CORPORATION,

                                       Depositor

                                       By: ___________________________________
                                           Name: Daniel Vinson
                                           Title: Authorized Signatory


                                       GEMSA LOAN SERVICES, L.P.,
                                       Servicer

                                       By: ___________________________________
                                           Name:
                                           Title:


                                       LENNAR PARTNERS, INC.,
                                       Special Servicer

                                       By: ___________________________________
                                           Name:
                                           Title:


                                       WELLS FARGO BANK, N.A.,
                                       Trustee

                                       By: ___________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the ___ day of [________] before me, a notary public in and for said State, personally appeared Daniel Vinson known to me to be an Authorized Signatory of GE Commercial Mortgage Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                   Notary Public

[Notarial Seal]

STATE OF [TEXAS]        )
                        )  ss.:
COUNTY OF [HARRIS]      )


            On the ___ day of [________], before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of GEMSA Loan Services, L.P., a Delaware limited partnership that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                   Notary Public

[Notarial Seal]

STATE OF FLORIDA           )
                           )  ss.:
COUNTY OF MIAMI-DADE       )


            On the ___ day of [________] before me, a notary public in and for said State, personally appeared ____________ known to me to be a ____________ of Lennar Partners, Inc., a Florida corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of such company, and acknowledged to me that such company executed the within instrument

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                   Notary Public

[Notarial Seal]

STATE OF [________]     )
                        )  ss.:
COUNTY OF [________]    )


            On the ___ day of [________] before me, a notary public in and for said State, personally appeared ___________________ known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ______________________________
                                                   Notary Public

[Notarial Seal]

                                 EXHIBIT A-1

                      GE COMMERCIAL MORTGAGE CORPORATION

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                          SERIES 2004-C3, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PASS-THROUGH RATE:  3.7520%              APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE
DENOMINATION:  $89,332,000               MORTGAGE LOANS AFTER DEDUCTING
                                         PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF
AGREEMENT:  AS OF JULY 1, 2004           DATE: $1,411,464,536

                                         SERVICER:  GEMSA LOAN SERVICES, L.P.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,      SPECIAL SERVICER: LENNAR PARTNERS, INC.
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                       TRUSTEE:  WELLS FARGO BANK, N.A.

CLOSING DATE:  JULY 23, 2004             CUSIP NO.:  [___________]

FIRST DISTRIBUTION DATE:                 CERTIFICATE NO.:  A-1-1
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1 CERTIFICATES
AS OF THE CLOSING DATE:  $89,332,000

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.





                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________

______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                              __________________________________
      Dated:                                  NOTICE: The signature to this
              ________________                assignment must correspond with
                                              the name as written upon the face
                                              of this Certificate in every
                                              particular without alteration or
                                              enlargement or any change
                                              whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-2

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C3, CLASS A-2

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PASS-THROUGH RATE:  4.4330%              APPROXIMATE AGGREGATE SCHEDULED
                                         PRINCIPAL BALANCE OF THE
DENOMINATION:  $240,728,000              MORTGAGE LOANS AFTER DEDUCTING
                                         PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING            RECEIVED ON OR BEFORE CUT-OFF
AGREEMENT:  AS OF JULY 1, 2004           DATE: $1,411,464,536

                                         SERVICER:  GEMSA LOAN SERVICES, L.P.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,      SPECIAL SERVICER: LENNAR PARTNERS, INC.
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                       TRUSTEE:  WELLS FARGO BANK, N.A.

CLOSING DATE:  JULY 23, 2004             CUSIP NO.:  [___________]

FIRST DISTRIBUTION DATE:                 CERTIFICATE NO.:  A-2-1
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-2 CERTIFICATES
AS OF THE CLOSING DATE:  $240,728,000

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated: July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                    _______________________________________
      Dated:  ________________      NOTICE: The signature to this assignment
                                    must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-3

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C3, CLASS A-3

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PASS-THROUGH RATE ON THE CLASS A-3   APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF (i)   PRINCIPAL BALANCE OF THE
4.8650% AND (ii) THE WEIGHTED AVERAGE    MORTGAGE LOANS AFTER DEDUCTING
NET MORTGAGE RATE FOR ANY DISTRIBUTION   PAYMENTS DUE AND PREPAYMENTS
DATE                                     RECEIVED ON OR BEFORE CUT-OFF
                                         DATE: $1,411,464,536

DENOMINATION:  $221,265,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER: LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                         TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,      CUSIP NO.:  [___________]
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                       CERTIFICATE NO.:  A-3-1

CLOSING DATE:  JULY 23, 2004

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-3 CERTIFICATES
AS OF THE CLOSING DATE:  $221,265,000

                            CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________

______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                       ________________________________________
      Dated:__________________         NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-4

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C3, CLASS A-4

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PASS-THROUGH RATE ON THE CLASS A-4   APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE THE LESSER OF (i)   PRINCIPAL BALANCE OF THE MORTGAGE LOANS
5.1890% AND (ii) THE WEIGHTED AVERAGE    AFTER DEDUCTING PAYMENTS DUE AND
NET MORTGAGE RATE FOR ANY DISTRIBUTION   PREPAYMENTS RECEIVED ON OR BEFORE
                                         CUT-OFF DATE:

DATE                                     $1,411,464,536

DENOMINATION:  $301,331,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER:LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                         TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,      CUSIP NO.:  [___________]
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                       CERTIFICATE NO.:  A-4-1

CLOSING DATE:  JULY 23, 2004

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-4 CERTIFICATES
AS OF THE CLOSING DATE:  $301,331,000

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated:_______________           NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-5

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C3, CLASS A-1A

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


THE PASS-THROUGH RATE ON THE CLASS A-1A  APPROXIMATE AGGREGATE SCHEDULED
PRINCIPAL CERTIFICATES WILL BE THE       BALANCE OF THE MORTGAGE LOANS AFTER
LESSER OF: (i) 4.9910% AND (ii) THE      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
WEIGHTED AVERAGE NET MORTGAGE RATE FOR   RECEIVED ON OR BEFORE CUT-OFF DATE:
ANY DISTRIBUTION DATE                    $1,411,464,536

DENOMINATION:  $[332,393,000]2 [0](1)    SERVICER: GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING            SPECIAL SERVICER: LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                         TRUSTEE: WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,      CUSIP NO.:  [_______] (2) [_______] (1)
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                       ISIN NO.:  [_______] (2) [_______](1)

CLOSING DATE:  JULY 23, 2004             CERTIFICATE NO.:  A-1A [-1]2[-2]1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS A-1A CERTIFICATES
AS OF THE CLOSING DATE:  $332,393,000

--------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                            CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

-----------   ---------------------------   --------------------   -------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                     ________________________________________
      Dated:_______________          NOTICE:    The    signature   to   this
                                     assignment  must  correspond  with  the
                                     name as  written  upon the face of this
                                     Certificate    in   every    particular
                                     without  alteration or  enlargement  or
                                     any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-6

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS B

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PASS THROUGH RATE ON THE CLASS B   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE FOR ANY           DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE RATE LESS 0.14%      RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $32,727,000

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH    TRUSTEE:  WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [___________]
SUCH MORTGAGE LOAN
                                       CERTIFICATE NO.:  B-1
CLOSING DATE:  JULY 23, 2004

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS B CERTIFICATES
AS OF THE CLOSING DATE:  $32,727,000

                             CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       ________________________________________
      Dated:_______________            NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-7

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS C

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PASS-THROUGH RATE ON THE CLASS C   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE RATE FOR ANY      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE LESS 0.09%           RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $15,502,000

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH    TRUSTEE:  WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [___________]
SUCH MORTGAGE LOAN
                                       CERTIFICATE NO.:  C-1
CLOSING DATE:  JULY 23, 2004

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS C CERTIFICATES
AS OF THE CLOSING DATE:  $15,502,000

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated:_________________         NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-8

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS D

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PASS-THROUGH RATE ON THE CLASS D   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE RATE FOR ANY      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE                      RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $27,559,000

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH    TRUSTEE:  WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [___________]
SUCH MORTGAGE LOAN
                                       CERTIFICATE NO.:  D-1
CLOSING DATE:  JULY 23, 2004

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE:  $27,559,000

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated: ________________         NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                   EXHIBIT A-9

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS E

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THE PASS THROUGH RATE ON THE CLASS E   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE RATE FOR ANY      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE                      RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $15,502,000

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE: WITH RESPECT TO EACH     TRUSTEE:  WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [___________]
SUCH MORTGAGE LOAN
                                       CERTIFICATE NO.:  E-1
CLOSING DATE:  JULY 23, 2004

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE:  $15,502,000

                             CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under the Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)


   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated: _____________            NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-10

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


THE PASS-THROUGH RATE ON THE CLASS F   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE RATE FOR ANY      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE                      RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $[15,502,000]2 [0]1

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH    TRUSTEE: WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [________] (2) [________] (1)
SUCH MORTGAGE LOAN
                                       ISIN NO.:  [________] (2) [________] (1)
CLOSING DATE:  JULY 23, 2004
                                       CERTIFICATE NO.:  F [-1] (2) [-2](1)
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS F CERTIFICATES
AS OF THE CLOSING DATE:  $15,502,000

--------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated: ___________              NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-11

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


THE PASS-THROUGH RATE ON THE CLASS G   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE RATE FOR ANY      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE                      RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $[$12,057,000](2) [0] (1)

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE: WITH RESPECT TO EACH     TRUSTEE: WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [_______] (2) [_______] (1)
SUCH MORTGAGE LOAN
                                       ISIN NO.:  [_______] (2) [_______] (1)

CLOSING DATE:  JULY 23, 2004
                                       CERTIFICATE NO.:  G [-1] (2) [-2](1)
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE:  $12,057,000


-------------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated:_______________           NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-12

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


THE PASS-THROUGH RATE ON THE CLASS H   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE WEIGHTED      BALANCE OF THE MORTGAGE LOANS AFTER
AVERAGE NET MORTGAGE RATE FOR ANY      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DISTRIBUTION DATE                      RECEIVED ON OR BEFORE CUT-OFF DATE:
                                       $1,411,464,536

DENOMINATION:  $[18,947,000](2) [0] (1)

                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004         SPECIAL SERVICER:  LENNAR PARTNERS, INC.

CUT-OFF DATE:  WITH RESPECT TO EACH    TRUSTEE: WELLS FARGO BANK, N.A.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    CUSIP NO.:  [________] (2) [________] (1)
SUCH MORTGAGE LOAN
                                       ISIN NO.:  [________] (2) [________] (1)

CLOSING DATE:  JULY 23, 2004
                                       CERTIFICATE NO.:  H [-1] (2) [-2](1)
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS H CERTIFICATES
AS OF THE CLOSING DATE:  $18,947,000

--------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, N.A.,
                                           not in its individual capacity
                                           but solely as Certificate
                                           Registrar under the Pooling
                                           and Servicing Agreement.




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, N.A.,
                                           Authenticating Agent




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                        ________________________________________
      Dated:_________________           NOTICE:    The    signature   to   this
                                        assignment  must  correspond  with  the
                                        name as  written  upon the face of this
                                        Certificate    in   every    particular
                                        without  alteration or  enlargement  or
                                        any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-13

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS J   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.8760% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $6,890,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    CUSIP NO.:  [___________]
                                                               -
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     ISIN NO.:  [___________]
                                                              -

CLOSING DATE:  JULY 23, 2004           CERTIFICATE NO.:  J-1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE:  $6,890,000

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated:_______________           NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-14

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS K   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.8760% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $6,890,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    CUSIP NO.:  [___________]
                                                               -
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     ISIN NO.:  [___________]
                                                              -

CLOSING DATE:  JULY 23, 2004           CERTIFICATE NO.:  K-1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS K CERTIFICATES
AS OF THE CLOSING DATE:  $6,890,000

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       ________________________________________
      Dated: _____________             NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-15

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS L   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.8760% AND (ii) THE WEIGHTED      DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $6,890,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    CUSIP NO.:  [___________]
                                                               -
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     ISIN NO.:  [___________]
                                                              -

CLOSING DATE:  JULY 23, 2004           CERTIFICATE NO.:  L-1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS L CERTIFICATES
AS OF THE CLOSING DATE:  $6,890,000

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class L Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      ________________________________________
      Dated:____________              NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-16

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS M

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS M   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.876% AND (ii) THE WEIGHTED       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $5,167,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    CUSIP NO.:  [___________]
                                                               -
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     ISIN NO.:  [___________]
                                                              -

CLOSING DATE:  JULY 23, 2004           CERTIFICATE NO.:  M-1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS M CERTIFICATES
AS OF THE CLOSING DATE:  $5,167,000

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class M Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                      _______________________________________
      Dated:__________                NOTICE:    The    signature   to   this
                                      assignment  must  correspond  with  the
                                      name as  written  upon the face of this
                                      Certificate    in   every    particular
                                      without  alteration or  enlargement  or
                                      any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-17

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS N

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS N   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.876% AND (ii) THE WEIGHTED       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $5,168,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    CUSIP NO.:  [___________]
                                                               -
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     ISIN NO.:  [___________]
                                                              -

CLOSING DATE:  JULY 23, 2004           CERTIFICATE NO.:  N-1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS N CERTIFICATES
AS OF THE CLOSING DATE:  $5,168,000

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class N Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-18

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS O

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS O   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.876% AND (ii) THE WEIGHTED       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $5,167,000              SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:
                                       CUSIP NO.:  [___________]
                                                               -
CLOSING DATE:  JULY 23, 2004
                                       ISIN NO.:  [___________]
                                                              -
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004                        CERTIFICATE NO.:  O-1

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS O CERTIFICATES
AS OF THE CLOSING DATE:  $5,167,000

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class O Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-19

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.


THE PASS-THROUGH RATE ON THE CLASS P   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATES WILL BE THE LESSER OF     BALANCE OF THE MORTGAGE LOANS AFTER
(i) 4.876% AND (ii) THE WEIGHTED       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
AVERAGE NET MORTGAGE RATE FOR ANY      RECEIVED ON OR BEFORE CUT-OFF DATE:
DISTRIBUTION DATE                      $1,411,464,536

DENOMINATION:  $18,947,535             SERVICER:  GEMSA LOAN SERVICES, L.P.

DATE OF POOLING AND SERVICING          SPECIAL SERVICER:  LENNAR PARTNERS, INC.
AGREEMENT:  AS OF JULY 1, 2004
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    CUSIP NO.:  [___________]
                                                               -
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     ISIN NO.:  [___________]
                                                              -

CLOSING DATE:  JULY 23, 2004           CERTIFICATE NO.:  P-1

FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS P CERTIFICATES
AS OF THE CLOSING DATE:  $18,947,535

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                      GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class P Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

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-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-20

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS S

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

PERCENTAGE INTEREST EVIDENCED BY THIS  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
CERTIFICATE:  100%                     BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF JULY 1, 2004         $1,411,464,536

CUT-OFF DATE:  WITH RESPECT TO EACH    SERVICER:  GEMSA LOAN SERVICES, L.P.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
SUCH MORTGAGE LOAN
                                       TRUSTEE: WELLS FARGO BANK, N.A.
CLOSING DATE:  JULY 23, 2004
                                       CERTIFICATE NO.:  S-1
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

CLASS S PERCENTAGE INTEREST: 100%


                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_________________________]

is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   This Certificate represents a beneficial ownership interest in a portion of the Trust Fund which is treated as a grantor trust for federal income tax purposes, and represents an undivided beneficial interest in the right to Excess Interest with respect to the Mortgage Loans and amounts as may be held from time to time in the Excess Interest Distribution Account.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times that any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, , cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, N.A.,
                                           not in its individual capacity
                                           but solely as Certificate
                                           Registrar under the Pooling
                                           and Servicing Agreement.




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, N.A.,
                                           Authenticating Agent




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-21

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C3, CLASS X-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


THE PASS-THROUGH RATE ON THE CLASS X-1    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE A VARIABLE RATE,     PRINCIPAL BALANCE OF THE MORTGAGE
WHICH WILL INITIALLY BE AS OF THE         LOANS AFTER DEDUCTING PAYMENTS DUE AND
CLOSING DATE 0.0541% AND THEREAFTER AS    PREPAYMENTS RECEIVED ON OR BEFORE
SET FORTH IN THE POOLING AND SERVICING    CUT-OFF DATE: $1,411,464,536
AGREEMENT

                                          SERVICER:  GEMSA LOAN SERVICES, L.P.
DENOMINATION:  $[[500,000,000]
[377,964,535]](2) [0](1)                  SPECIAL SERVICER:  LENNAR PARTNERS,
                                          INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004            TRUSTEE:  WELLS FARGO BANK, N.A.

CUT-OFF DATE:  WITH RESPECT TO EACH       CUSIP NO.: [_______] (2) [_______] (1)
MORTGAGE LOAN, THE LATER OF JULY 1, 2004

AND THE DATE OF ORIGINATION OF SUCH
MORTGAGE LOAN                             ISIN NO.: [_______] (2) [_______] (1)

CLOSING DATE:  JULY 23, 2004
                                          CERTIFICATE NO.:  X-1-1(2) -2(2) -3(2)
                                                           -4(1)
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF
THE CLASS X-1 CERTIFICATES AS OF THE
CLOSING DATE:  $1,377,964,535

-------------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, The Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-1 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, N.A.,
                                           not in its individual capacity
                                           but solely as Certificate
                                           Registrar under the Pooling
                                           and Servicing Agreement.




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, N.A.,
                                           Authenticating Agent




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-22

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C3, CLASS X-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


THE PASS-THROUGH RATE ON THE CLASS X-2    APPROXIMATE AGGREGATE SCHEDULED
CERTIFICATES WILL BE A VARIABLE RATE,     PRINCIPAL BALANCE OF THE MORTGAGE
WHICH WILL INITIALLY BE AS OF THE         LOANS AFTER DEDUCTING PAYMENTS DUE AND
CLOSING DATE 0.5097% AND THEREAFTER AS    PREPAYMENTS RECEIVED ON OR BEFORE
SET FORTH IN THE POOLING AND SERVICING    CUT-OFF DATE: $1,411,464,536
AGREEMENT

                                          SERVICER:  GEMSA LOAN SERVICES, L.P.
DENOMINATION:  $[[500,000,000]
[329,839,000]](2) [0] (1)                 SPECIAL SERVICER:  LENNAR PARTNERS,
                                          INC.

DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF JULY 1, 2004            TRUSTEE:  WELLS FARGO BANK, N.A.

CUT-OFF DATE:  WITH RESPECT TO EACH       CUSIP NO.: [_______] (2) [_______] (1)
MORTGAGE LOAN, THE LATER OF JULY 1, 2004
AND THE DATE OF ORIGINATION OF SUCH
MORTGAGE LOAN                             ISIN NO.: [_______] (2) [_______] (1)

CLOSING DATE:  JULY 23, 2004
                                          CERTIFICATE NO.:  X-2-1(2) -2(2) -3(2)
                                                            -4(1)
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF
THE CLASS X-2 CERTIFICATES AS OF THE
CLOSING DATE:  $1,329,839,000

--------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, The Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-2 Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to such Distribution Date, as specified above. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, N.A.,
                                           not in its individual capacity
                                           but solely as Certificate
                                           Registrar under the Pooling
                                           and Servicing Agreement.




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, N.A.,
                                           Authenticating Agent




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-23

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                             SERIES 2004-C3, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.


PERCENTAGE INTEREST EVIDENCED BY       APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
THIS CERTIFICATE:  100%                BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF JULY 1, 2004         $1,411,464,536

CUT-OFF DATE:  WITH RESPECT TO EACH    SERVICER:  GEMSA LOAN SERVICES, L.P.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
SUCH MORTGAGE LOAN
                                       TRUSTEE:  WELLS FARGO BANK, N.A.
CLOSING DATE:  JULY 23, 2004
                                       CERTIFICATE NO.:  R-1
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

CLASS R PERCENTAGE INTEREST: 100%

                                CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                         GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_________________________]

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, that it historically has paid its debts as they have come due and intends to do so in the future, that it understands that as the Holder of an Ownership Interest it may incur tax liabilities in excess of cash flows generated by the residual interest and that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholderor any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date,
(b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificatesor any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholderor any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificatesor any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificatesor any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, , cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                           WELLS FARGO BANK, N.A.,
                                           not in its individual capacity
                                           but solely as Certificate
                                           Registrar under the Pooling
                                           and Servicing Agreement.




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK, N.A.,

                                           Authenticating Agent




                                           By:__________________________________
                                              AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                        _______________________________________
      Dated:__________                  NOTICE:    The    signature   to   this
                                        assignment  must  correspond  with  the
                                        name as  written  upon the face of this
                                        Certificate    in   every    particular
                                        without  alteration or  enlargement  or
                                        any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent

                                  EXHIBIT A-24

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            SERIES 2004-C3, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE REPRESENTS A BENEFICIAL OWNERSHIP OF A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE (WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY) OF ITS OWN OR ANY OTHER U.S. PERSON, AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN REGULATIONS.


PERCENTAGE INTEREST EVIDENCED BY       APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
THIS CERTIFICATE:  100%                BALANCE OF THE MORTGAGE LOANS AFTER
                                       DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DATE OF POOLING AND SERVICING          RECEIVED ON OR BEFORE CUT-OFF DATE:
AGREEMENT:  AS OF JULY 1, 2004         $1,411,464,536

CUT-OFF DATE: WITH RESPECT TO EACH     SERVICER:  GEMSA LOAN SERVICES, L.P.
MORTGAGE LOAN, THE LATER OF JULY 1,
2004 AND THE DATE OF ORIGINATION OF    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
SUCH MORTGAGE LOAN
                                       TRUSTEE: WELLS FARGO BANK, N.A.
CLOSING DATE:  JULY 23, 2004
                                       CERTIFICATE NO.:  LR-1
FIRST DISTRIBUTION DATE:
AUGUST 10, 2004

CLASS LR PERCENTAGE INTEREST: 100%

                              CLASS LR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT [_________________________]

is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, The Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the percentage interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be the "tax matters person" for the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the "tax matters person."

   Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan, including any entity whose underlying assets include Plan Assets by reason of investment in the entity to such Plan and the application of Department of Labor Regulation ss. 2510.3-101 (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee and not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, that it historically has paid its debts as they have come due and intends to do so in the future, that it understands that as the Holder of an Ownership Interest it may incur tax liabilities in excess of cash flows generated by the residual interest and that it will not transfer such Ownership Interest such that income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Person and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person or is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of not less than $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholderor any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date,
(b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificatesor any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholderor any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificatesor any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificatesor any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, , cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee, and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                          CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:____________________________________
                                            AUTHORIZED REPRESENTATIVE

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-25

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C3, CLASS SHP-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS SHP-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


PASS-THROUGH RATE:  [____]%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  [________](2) [0] (1)   DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,411,464,536
AGREEMENT:  AS OF JULY 1, 2004
                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     TRUSTEE:  WELLS FARGO BANK, N.A.

CLOSING DATE:  JULY 23, 2004           CUSIP NO.:  [________] (2) [________] (1)
FIRST DISTRIBUTION DATE:               ISIN NO.:  [________] (2) [________] (1)

AUGUST 10, 2004

                                       CERTIFICATE NO.:  SHP-1 [-1](2) [-2](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS SHP-1 CERTIFICATES
AS OF THE CLOSING DATE:
$[_______________]


-------------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                             CLASS SHP-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SHP-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SHP-1 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SHP-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Strategic Hotel Portfolio B Note Collateral Support Deficit and Certificate Deferred Interest on the Strategic Hotel Portfolio B Note shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Strategic Hotel Portfolio B Note Collateral Support Deficit or Certificate Deferred Interest on the Strategic Hotel Portfolio B Note allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Strategic Hotel Portfolio B Note, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS SHP-1 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-26

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C3, CLASS SHP-2

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS SHP-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


PASS-THROUGH RATE:  [____]%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  [________](2) [0] (1)   DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,411,464,536
AGREEMENT:  AS OF JULY 1, 2004
                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     TRUSTEE:  WELLS FARGO BANK, N.A.

CLOSING DATE:  JULY 23, 2004           CUSIP NO.:  [________] (2) [________] (1)
FIRST DISTRIBUTION DATE:               ISIN NO.:  [________] (2) [________] (1)
AUGUST 10, 2004

                                       CERTIFICATE NO.:  SHP-2 [-1](2) [-2](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS SHP-2 CERTIFICATES
AS OF THE CLOSING DATE:
$[_______________]

-------------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                             CLASS SHP-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SHP-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SHP-2 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SHP-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Strategic Hotel Portfolio B Note Collateral Support Deficit and Certificate Deferred Interest on the Strategic Hotel Portfolio B Note shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Strategic Hotel Portfolio B Note Collateral Support Deficit or Certificate Deferred Interest on the Strategic Hotel Portfolio B Note allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Strategic Hotel Portfolio B Note, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS SHP-2 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

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

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-27

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C3, CLASS SHP-3

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS SHP-3 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


PASS-THROUGH RATE:  [____]%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  [_________](2) [0] (1)  DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,411,464,536
AGREEMENT:  AS OF JULY 1, 2004
                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
CUT-OFF DATE:  WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     TRUSTEE:  WELLS FARGO BANK, N.A.

CLOSING DATE:  JULY 23, 2004           CUSIP NO.:  [________] (2) [________] (1)

FIRST DISTRIBUTION DATE:               ISIN NO.:  [________] (2) [________] (1)
AUGUST 10, 2004

                                       CERTIFICATE NO.:  SHP-3 [-1] (2) [-2] (1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS SHP-3 CERTIFICATES
AS OF THE CLOSING DATE:
$[_______________]


-------------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                             CLASS SHP-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SHP-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SHP-3 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SHP-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Strategic Hotel Portfolio B Note Collateral Support Deficit and Certificate Deferred Interest on the Strategic Hotel Portfolio B Note shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Strategic Hotel Portfolio B Note Collateral Support Deficit or Certificate Deferred Interest on the Strategic Hotel Portfolio B Note allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Strategic Hotel Portfolio B Note, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS SHP-3 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
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-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                  EXHIBIT A-28

                       GE COMMERCIAL MORTGAGE CORPORATION

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                           SERIES 2004-C3, CLASS SHP-4

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (D) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE OR AN ERISA RESTRICTED CERTIFICATE (WITHOUT GIVING EFFECT TO CLAUSE (b)(ii) OF SUCH DEFINITION)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST TWO PAGES OF THIS CERTIFICATE.

THIS CLASS SHP-4 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A A PLAN SUBJECT TO GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH A PLAN OR PLANS AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASERS, THE PLACEMENT AGENTS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (i) OR CLAUSE (ii) ABOVE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)


PASS-THROUGH RATE:  [____]%            APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL
                                       BALANCE OF THE MORTGAGE LOANS AFTER
DENOMINATION:  [________](2) [0] (1)   DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                       RECEIVED ON OR BEFORE CUT-OFF DATE:
DATE OF POOLING AND SERVICING          $1,411,464,536
AGREEMENT:  AS OF JULY 1, 2004
                                       SERVICER:  GEMSA LOAN SERVICES, L.P.
CUT-OFF DATE: WITH RESPECT TO EACH
MORTGAGE LOAN, THE LATER OF JULY 1,    SPECIAL SERVICER:  LENNAR PARTNERS, INC.
2004 AND THE DATE OF ORIGINATION OF
SUCH MORTGAGE LOAN                     TRUSTEE:  WELLS FARGO BANK, N.A.

CLOSING DATE:  JULY 23, 2004           CUSIP NO.:  [________] (2) [________] (1)
FIRST DISTRIBUTION DATE:               ISIN NO.:  [________] (2) [________] (1)
AUGUST 10, 2004

                                       CERTIFICATE NO.:  SHP-4 [-1](2) [-2](1)
APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS SHP-4 CERTIFICATES
AS OF THE CLOSING DATE:
$[_______________]

-------------

(1) For Book-Entry Regulation S Certificates that are rated BBB- or higher by S&P or its equivalent by another nationally recognized statistical rating agency.

(2) For Book-Entry Rule 144A Certificates Only.

                             CLASS SHP-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial, multifamily and manufactured housing community fixed rate balloon and fully amortizing mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

                       GE COMMERCIAL MORTGAGE CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GE COMMERCIAL MORTGAGE CORPORATION, THE SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class SHP-4 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Servicer and the Special Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class SHP-4 Certificates. The Certificates are designated as the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and are issued in twenty-eight classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class SHP-4 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

   Any Strategic Hotel Portfolio B Note Collateral Support Deficit and Certificate Deferred Interest on the Strategic Hotel Portfolio B Note shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. Any Strategic Hotel Portfolio B Note Collateral Support Deficit or Certificate Deferred Interest on the Strategic Hotel Portfolio B Note allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Strategic Hotel Portfolio B Note, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Account will be held in the name of the Trustee, on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Account) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds (i) in the Certificate Account will be paid to the Servicer and (ii) in the Distribution Account will be paid to the Trustee as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and the Distribution Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it deems appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust under the Pooling and Servicing Agreement by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $1,000,000 initial Notional Amount and in integral multiples of $1 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X and Residual Certificates) will be issued in book-entry form through the facilities of DTC in Denominations of $250,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class SHP Certificates will be issued in book-entry form through the facilities of the DTC in Denominations of not less than $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class S, Class R and Class LR Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) thereof. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the Transferor or Transferee to the Certificate Registrar as provided in Section 5.02(b) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each Transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

   The Depositor, the Trustee, the Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar or any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders: to cure any ambiguity; to cause the provisions therein to conform or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement in the Private Placement Memorandum, the Class SHP Private Placement Memorandum or the Prospectus or to correct or supplement any provisions therein or in the Pooling and Servicing Agreement, that may be inconsistent with any other provisions therein or in the Pooling and Servicing Agreement, or to correct any error; to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency; to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of (A) the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (B) the Grantor Trust as a grantor trust (at all times any Certificate is outstanding) or to avoid or minimize the risk of the imposition of any tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC; provided that, the Trustee has received an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note; to change the timing and/or nature of deposits into the Certificate Account, the Serviced Whole Loan Custodial Account, the Distribution Account or REO Account or to change the name in which the Certificate Account or the Serviced Whole Loan Custodial Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to this Agreement (at the expense of the party requesting the amendment), adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each Rating Agency to such effect; to modify, eliminate or add to the provisions of Section 5.02(d) of the Pooling and Servicing Agreement or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that, such change shall not, as evidenced by an Opinion of Counsel addressed to the parties to the Pooling and Servicing Agreement, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person; to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement or any other change, provided that, such action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan or Serviced B Note not consenting thereto as evidenced by an Opinion of Counsel or by written confirmation from the Rating Agencies to the effect that the change would not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities; and to amend or supplement any provision in the Pooling and Servicing Agreement to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each applicable Rating Agency and any other applicable rating agency; provided that, such change shall not result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates or any Class of Serviced Pari Passu Loan Securities, as evidenced by a letter from each applicable Rating Agency and any other applicable rating agency to such effect.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding or the voting rights of the holder of any Serviced Pari Passu Loan or Serviced B Note without the consent of such holder of any Serviced Pari Passu Loan or Serviced B Note; or

            (iv) modify the definition of Servicing Standard without the consent of the Holders of all Certificates then outstanding and the consent of the holder of any related Serviced Pari Passu Loan or Serviced B Note; or

            (v) amend Section 11.01 of the Pooling and Servicing Agreement.

   No amendment shall be made to the Pooling and Servicing Agreement unless the Trustee shall have received an Opinion of Counsel that such amendment is permitted under the Pooling and Servicing Agreement and will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, the Grantor Trust to fail to qualify as a grantor trust, cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax on the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC.

   The Sole Certificateholder will have the option, upon 60 days' prior notice given to each of the parties to the Pooling and Servicing Agreement and the Class SHP Directing Certificateholder, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to exchange all of its Certificates (other than the Class S and the Residual Certificates) for all of the Mortgage Loans and each REO Property (other than an REO Property in respect of the Strategic Hotel Portfolio B Note) (or beneficial interest in the Mortgaged Property under a Non-Serviced Mortgage Loan) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates is reduced to zero. Upon such purchase of the Mortgage Loans, the holders of the Class SHP Certificates shall exchange such Certificates for the Strategic Hotel Portfolio B Note or any related Mortgaged Property. The foregoing right of the Sole Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition that all of the Class SHP Certificates shall be held by one Certificate Owner or that the holders of all outstanding Class SHP Certificates shall consent to such exchange.

   If the Sole Certificateholder chooses not to exercise such right, or if the aggregate Certificate Balance of the Offered Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates has not been reduced to zero, the Servicer or the Special Servicer (in that order) will have the option, upon 60 days' prior notice given to the Trustee and each of the parties to the Pooling and Servicing Agreement, which notice the Trustee is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

   Subject to Section 9.02 of the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to provide for and make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK, N.A.,
                                         not in its individual capacity
                                         but solely as Certificate
                                         Registrar under the Pooling
                                         and Servicing Agreement.




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

Dated:  July 23, 2004

                        CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE CLASS SHP-4 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK, N.A.,
                                         Authenticating Agent




                                         By:__________________________________
                                            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE A

                 Certificate Balance of
                Definitive Certificates
                exchanged or transferred
               for, or issued in exchange
              for or upon transfer of, an   Remaining Principal
                    interest in this        Amount of Book-Entry     Notation
    Date         Book-Entry Certificate         Certificate          Made By
-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

-----------   ---------------------------   ---------------------   ------------

                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common             UNIF GIFT MIN ACT __________ Custodian
TEN ENT - as tenants by the entireties                        (Cust)
JT TEN -  as joint tenants with rights    Under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common               Act __________________________
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                               FORM OF TRANSFER

   FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
     _________________________________________________________________________


______________________________________________________________________________
   (Please insert Social Security or other identifying number of Assignee)

______________________________________________________________________________
           (Please print or typewrite name and address of assignee)

______________________________________________________________________________

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within_named Trust, with full power of substitution in the premises.

                                       _______________________________________
      Dated:__________                 NOTICE:    The    signature   to   this
                                       assignment  must  correspond  with  the
                                       name as  written  upon the face of this
                                       Certificate    in   every    particular
                                       without  alteration or  enlargement  or
                                       any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                          DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of
__________________________________ account number _______________ or, if mailed by check, to _______________________________________. Statements should be mailed to _______________________________________________________________. This
information is provided by assignee named above, or ______________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE


GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C3

Mortgage Loan Schedule

    ID  Sponsor                                                                                      Address
--------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                               Various
   1.1                                                                                 Union Road & Walden Avenue
   1.2                                                                                 Transit Road
   1.3                                                                                 352-464 & 637 East Joyce Boulevard
                                                                                         and 3575 North Shiloh Drive
   1.4                                                                                 12785 Riverdale Boulevard
--------------------------------------------------------------------------------------------------------------------------------
   1.5                                                                                 299 Swannanoa River Road
   1.6                                                                                 State Route 18
   1.7                                                                                 7034 Charlotte Pike
   1.8                                                                                 Lewiston Road and West Main Street
   1.9                                                                                 1851 Old Fort Parkway (US 231)
--------------------------------------------------------------------------------------------------------------------------------
   1.10                                                                                Peach Street
    2   Alexander's Inc.                                                               731 Lexington Avenue
    3   American Financial Realty Trust                                                800 Market Street
    4   Strategic Hotel Funding, L.L.C.                                                Various
   4.1                                                                                 500 Poydras Plaza
--------------------------------------------------------------------------------------------------------------------------------
   4.2                                                                                 122 North Second Street
   4.3                                                                                 3777 La Jolla Village Drive
    5   Sun Communities Operating Limited
          Partnership and Sun Communities, Inc.                                        Various
   5.1                                                                                 3800 Fruit Ridge Avenue Northwest
   5.2                                                                                 34850 SW 187th Avenue
--------------------------------------------------------------------------------------------------------------------------------
   5.3                                                                                 3601 Hill Avenue
   5.4                                                                                 4441 Jena Lane
   5.5                                                                                 1701 North International Boulevard
   5.6                                                                                 1048 North Alamo Road
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                               Various
--------------------------------------------------------------------------------------------------------------------------------
   6.1                                                                                 8890 SW 72nd Street
   6.2                                                                                 8900 Northwest 12th Street
   6.3                                                                                 210 Fallon Street
   6.4                                                                                 3846 West Century Boulevard
   6.5                                                                                 1880 North State Road 7
--------------------------------------------------------------------------------------------------------------------------------
   6.6                                                                                 2048 South State Road 7
   6.7                                                                                 9702 Halls Ferry Road
   6.8                                                                                 1005 East Entry Drive
   6.9                                                                                 103 Southbridge Road (Route 20)
   6.10                                                                                4210 Forest Park Boulevard
--------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                      2401 South Hacienda Boulevard
    8   Mark D. Elgin, Robert C. McLean                                                Various
   8.1                                                                                 1000 Urban Center Drive
   8.2                                                                                 3760 River Run Drive
   8.3                                                                                 1500 Urban Center Drive
--------------------------------------------------------------------------------------------------------------------------------
   8.4                                                                                 1400 Urban Center Drive
    9   Henry S. Miller III, Robert Bagwell,
          Donald J. McNamara, Blake Pogue                                              3700 Cole Avenue
    10  C. Glenn Schor, David Karmi                                                    180 Livingston Street
    11  A. John Knapp, Andover Group Inc.,
          Plantation Group LP, RAS Land, Inc.                                          1101 Beaumont Centre Lane
    12  Robert S Davis, James L Bellinson                                              6151 Forest Hill Boulevard
--------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                                   5718 Flushing Avenue
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                                  Various
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                  2190 Coliseum Drive
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                  22 Hoover Avenue
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                    100 Willow Oak Drive
--------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                        801 West 15th Street
    17  AP-Adler Investment Fund 2, L.P.                                               6500 McDonough Drive
    18  Barry Ross, William Matz                                                       10101-10345 Pines Boulevard
    19  Peter Abrams, Fred Levin,
          Dennis McCarthy, Michael McCarthy                                            140-228 North West End Boulevard
    20  Jeffrey Weiss                                                                  1203-1219 Columbia Drive
                                                                                         and 3435-3553 Memorial Drive
--------------------------------------------------------------------------------------------------------------------------------
        None                                                                           Various
    21  None                                                                           3901 University Boulevard South
    22  None                                                                           3627 University Boulevard South
    23  None                                                                           4685 South Congress Avenue
    24  None                                                                           800 Rose Avenue
--------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                           800 West Oak Street
    26  Richard D. Cohen, Paula Zahn Cohen                                              1330-1354 Beacon Street
    27  Edwin Joseph, S&A Investments, LLC                                             4801 Marshall Avenue
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust                   6236 Old Highway 5
    29  Joel Wiener                                                                    Various
--------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                    815 Gravesend Neck Road
   29.2 Joel Wiener                                                                    115 East 21st Street
   29.3 Joel Wiener                                                                    35-19 147th Street
   29.4 Joel Wiener                                                                    314 Clinton Avenue
    30  Inland Western Retail Real Estate Trust, Inc.                                  10810 North Tatum Boulevard
--------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                              200 Ford Road
    32  Gerald L. Nudo, Laurence H. Weiner,
          Jerome H. Meyer, Anne Voshel                                                 30 North Michigan Avenue
    33  Joe Kazarnovsky, Ralph Reider                                                  100-140 Mill Street
    34  Grant C. Humphreys                                                             Various
   34.1                                                                                9809 Southeast 29th Street
--------------------------------------------------------------------------------------------------------------------------------
   34.2                                                                                6733 Northwest Expressway
   34.3                                                                                8311 South Western Avenue
   34.4                                                                                5110 Northwest 10th Street
   34.5                                                                                2420 South Meridian Avenue
   34.6                                                                                201 North Sooner Road
--------------------------------------------------------------------------------------------------------------------------------
   34.7                                                                                1708 South Air Depot Boulevard
   34.8                                                                                168 Southeast 33rd Street
    35  Stephen L. Clark, Orlin E. Ard, Jr.,
          Robert N. Baker, James, Harris, Jr.                                          Various
   35.1                                                                                2078 South Pontiac Way
   35.2                                                                                3760 Pikes Peak Avenue
--------------------------------------------------------------------------------------------------------------------------------
   35.3                                                                                13300 College Boulevard
   35.4                                                                                3030 Sycamore School Road
   35.5                                                                                3160 Austin Bluffs Parkway
   35.6                                                                                111 North Maize Road
   35.7                                                                                8631 West 21st
--------------------------------------------------------------------------------------------------------------------------------
   35.8                                                                                405 South Hillside Street
    36  Bryan S. Weingarten, Randall C. Stein                                          300 Barton Run Boulevard
    37  Anthony Thompson                                                               4700 42nd Avenue SW
    38  None                                                                           7400 & 7500 SW 87th Avenue
    39  William J. Warmerdam, Audrey C. Warmerdam                                      1728 East Barstow Avenue
--------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                                   500 Concord Place
    41  Edward E. Roach, Kile Morgan, Jr.                                              4996 Melrose Avenue
    42  Gordon D. Sondland, Joseph Angel,
          Warren Rosenfeld, Ellen Lippman                                              400 SW Broadway
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.                2401 Internet Boulevard
    44  None                                                                           3443 Dickerson Pike
--------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                              3426-3484 Lithia-Pinecrest Road
    46  Michael Pashaie                                                                579-583 North Ventu Park Road
    47  Henry A. Gotthelf                                                              1020 Prospect Street
    48  James R. Murphy, Lawrence S. Connor                                            1551 Causeway Drive
    49  David Lieberman, Allen Fuss                                                    132 Bowery, 116 Elizabeth Street
                                                                                         and 145-149 Bowery
--------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan,
          and Lance-Kashain & Company                                                  5, 7 and 9 River Park Place East
    51  Edwin Joseph                                                                   1501 Kindly Lane
    52  Bill Frye, Jane Frye                                                           771 Corporate Drive
    53  Joe Kazarnovsky                                                                126-A Kent Avenue
    54  Ray W. Washburne                                                               6305, 6309 & 6311 O'Connor Boulevard
--------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                    3795 Hagers Grove Road SE
    56  Steve Wu                                                                       12190-12240 Perris Boulevard
    57  John R. Saunders                                                               1600 Dove Street
    58  MHC Operating Limited Partnership                                              2802 West Oakland Park Boulevard
    59  Jim Yarmon; Stuart Bond                                                        1835 South Bragaw Street
--------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie             25 Crossroads Drive
    61  Daniel M. Guggenheim                                                           901 West Beaver Creek Road
    62  Stephen Lazovitz                                                               5000 & 7000 Atrium Way
    63  Robert Sena                                                                    8505 Freeport Parkway
    64  Scott D. Kepner, Robert K. Isackson                                            11712 NE Fourth Plain Road
--------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                      543-561 Par Drive, 425-441 Birdie Drive
    66  Thomas Morgan                                                                  3701 Fillmore Street
    67  Owen Wickstrand, R. Lee Huntington                                             506-710 West Broadway Road
    68  Bradley Schroth                                                                2601 Ocean Park Boulevard
    69  Paul Silverman, Adam Silverman, David Silverman                                Various
--------------------------------------------------------------------------------------------------------------------------------
   69.1                                                                                2201 Louisiana Boulevard Northeast
   69.2                                                                                6701 Uptown Boulevard Northeast
    70  Alan C. Fox                                                                    1180 & 1250 South Buckley Road
    71  Jack J. Antaramian, Kraft Enterprises Inc,
          Mexi-Gulf Developments Inc, as trustee                                       13350 Metro Parkway
    72  Jared Schenk                                                                   2036 North Walnut Street
--------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust              6003 Hudson Road
        None                                                                           Various
    74  None                                                                           Various
   74.1                                                                                961 Spring Creek Road
   74.2                                                                                935 Spring Creek Road
--------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                           2341 McCallie Avenue
    76  None                                                                           929 Spring Creek Road
    77  None                                                                           2339 McCallie Avenue
    78  David Taban and Joseph Daneshgar                                               6333 Wilshire Boulevard
    79  None                                                                           500 West Main Street
--------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                                 5170 Amber Valley Parkway
    81  Brian Fitterer, Joseph Sherman                                                 3330 East Main Street
    82  Norman Schulman                                                                12375 West Sample Road
    83  Harry Van Der Noord, Thomas Stantefort                                         Various
   83.1                                                                                2719 Klondike Road
--------------------------------------------------------------------------------------------------------------------------------
   83.2                                                                                State Road 38 East
    84  Norman E. McHolme, Paul R. Marotte                                             6501 Robinson Centre Drive
    85  Robert N. Graham                                                               8 Park Place
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                        2710 South Nelson Street
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust                                                   63485 North Highway 97
--------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                              350 South Willow Avenue
    89  David Printz, Randall Peyton, MD                                               21475 Ridgetop Circle
    90  Joseph W. Rich, J.W. Rich Investment Co.                                       1615-1635 West Camelback Road
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                        1833 Richfield Drive
    92  Fred J. Weinert, Jr.                                                           303 East Main Street
--------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                            1767 West Ogden Avenue
    94  MHC Operating Limited Partnership                                              3274 Northwest 37th Street
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                            500 Stevens Avenue
    96  McDougal Family Limited Partnership, Ltd.,
          McD Equipment Leasing, L.C., Michael C. McDougal                             2717 3rd Street
    97  Gerald L. McIntyre, Woodson Lee Philbin                                        2002 Huntington Drive
--------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland              7700 West Hefner Road
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,
          Stephen Gallagher, Nancy A. Bushell                                          2931 & 2941 Cochran Street
   100  Raul L. Nunez                                                                  9901 NW 58th Street
   101  Brian Fitterer, Joseph Sherman                                                 16225 North Cave Creek Road
   102  Rose Watkins                                                                   225 State Street
--------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                       1 Millpaint Lane
   104  Arthur Victor II, Bruce D. Manley                                              7400 West Colonial Drive
   105  MHC Operating Limited Partnership                                              1025 South Riverside Avenue
   106  Paul D. Kuperstein, Daniel J. Blatteis                                         233 South Beverly Drive
   107  Joseph I. Wolf                                                                 480 Southwest 8th Avenue
--------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                              1635 Darr Street
   109  Fletcher Bright Company                                                        2850 Maysville Pike
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                      6150 West El Dorado Parkway
   111  Arthur Victor II, Bruce D. Manley                                              1007 Willa Springs Drive
   112  Thomas L. Bradshaw                                                             3671 Joor Road
--------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                                1150 West Prince Road
   114  Continental Communities, L.L.C.                                                98 Monterrey Avenue
   115  Domenic Valsi                                                                  12050, 12100, & 12120 US Highway 1
   116  Eugene Cox                                                                     1650 East Lamar Road
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                    83 Mansfield Road
--------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                              9940 Belvedere Road
   119  Daniel M. Guggenheim, Theodore D. Fouts                                        62880 West LaSalle Road
   120  Sorin Caragea, Ionela Caragea                                                  810 Brooks Avenue
   121  Richard Delaney                                                                1925 South Arizona Boulevard
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                      1803-1808 Southeast Moberly Manor Drive
--------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                         800 Truse Parkway
   124  Eric Gordon, James Leach                                                       12056-12060 Cherry Hill Road
   125  Eric Sheppard, Philip Wolman                                                   1646 Seminole Trail
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews                  2702 Klondike Road
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                             1625 South Arizona Avenue
--------------------------------------------------------------------------------------------------------------------------------


    ID  Sponsor                                                                   City                     State          Zip Code
------------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                          Various                  Various          Various
   1.1                                                                            Cheektowaga              NY               14225
   1.2                                                                            Clarence-Amherst-
                                                                                    Lancaster              NY               1422
   1.3                                                                            Fayetteville             AR               72703
   1.4                                                                            Coon Rapids              MN               55448
------------------------------------------------------------------------------------------------------------------------------------
   1.5                                                                            Asheville                NC               28805
   1.6                                                                            Monaca                   PA               15061
   1.7                                                                            Nashville                TN               37209
   1.8                                                                            Batavia                  NY               14020
   1.9                                                                            Murfreesboro             TN               37129
------------------------------------------------------------------------------------------------------------------------------------
   1.10                                                                           Erie                     PA               16509
    2   Alexander's Inc.                                                          New York                 NY               10022
    3   American Financial Realty Trust                                           Saint Louis              MO               63101
    4   Strategic Hotel Funding, L.L.C.                                           Various                  Various          Various
   4.1                                                                            New Orleans              LA               70113
------------------------------------------------------------------------------------------------------------------------------------
   4.2                                                                            Phoenix                  AZ               85004
   4.3                                                                            La Jolla                 CA               92037
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.   Various                  Various          Various
   5.1                                                                            Grand Rapids             MI               49544
   5.2                                                                            Homestead                FL               33034
------------------------------------------------------------------------------------------------------------------------------------
   5.3                                                                            Toledo                   OH               43607
   5.4                                                                            Flint                    MI               48507
   5.5                                                                            Weslaco                  TX               78596
   5.6                                                                            Alamo                    TX               78516
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                          Various                  Various          Various
------------------------------------------------------------------------------------------------------------------------------------
   6.1                                                                            Miami                    FL               33173
   6.2                                                                            Doral                    FL               33172
   6.3                                                                            Oakland                  CA               94607
   6.4                                                                            Inglewood                CA               90303
   6.5                                                                            Margate                  FL               33063
------------------------------------------------------------------------------------------------------------------------------------
   6.6                                                                            North Lauderdale         FL               33068
   6.7                                                                            Jennings                 MO               63136
   6.8                                                                            Pittsburgh               PA               15216
   6.9                                                                            North Oxford             MA               01537
   6.10                                                                           St. Louis                MO               63108
------------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                 Hacienda Heights         CA               91745
    8   Mark D. Elgin, Robert C. McLean                                           Various                  AL               Various
   8.1                                                                            Vestavia Hills           AL               35242
   8.2                                                                            Birmingham               AL               35243
   8.3                                                                            Vestavia Hills           AL               35242
------------------------------------------------------------------------------------------------------------------------------------
   8.4                                                                            Vestavia Hills           AL               35242
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue      Dallas                   TX               75204
    10  C. Glenn Schor, David Karmi                                               Brooklyn                 NY               11201
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.    Lexington                KY               40513
    12  Robert S Davis, James L Bellinson                                         West Palm Beach          FL               33415
------------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                              Maspeth                  NY               11378
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                             Various                  Various          Various
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                             Hampton                  VA               23666
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                             Dubois                   PA               15801
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC               Columbia                 SC               29223
------------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                   Plano                    TX               75075
    17  AP-Adler Investment Fund 2, L.P.                                          Norcross                 GA               30093
    18  Barry Ross, William Matz                                                  Pembroke Pines           FL               33026
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy               Quakertown               PA               18951
    20  Jeffrey Weiss                                                             Decatur                  GA               30032
------------------------------------------------------------------------------------------------------------------------------------
        None                                                                      Various                  FL               Various
    21  None                                                                      Jacksonville             FL               32216
    22  None                                                                      Jacksonville             FL               32216
    23  None                                                                      Lake Worth               FL               33461
    24  None                                                                      Kissimmee                FL               34741
------------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                      Kissimmee                FL               34741
    26  Richard D. Cohen, Paula Zahn Cohen                                        Brookline                MA               02446
    27  Edwin Joseph, S&A Investments, LLC                                        Newport News             VA               23607
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust              Holly Springs            GA               30188
    29  Joel Wiener                                                               Various                  NY               Various
------------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                               Brooklyn                 NY               11223
   29.2 Joel Wiener                                                               Brooklyn                 NY               11226
   29.3 Joel Wiener                                                               Flushing                 NY               11354
   29.4 Joel Wiener                                                               Brooklyn                 NY               11205
    30  Inland Western Retail Real Estate Trust, Inc.                             Phoenix                  AZ               85028
------------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                         San Jose                 CA               95138
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel          Chicago                  IL               60602
    33  Joe Kazarnovsky, Ralph Reider                                             East Haven               CT               06512
    34  Grant C. Humphreys                                                        Various                  OK               Various
   34.1                                                                           Oklahoma City            OK               73130
------------------------------------------------------------------------------------------------------------------------------------
   34.2                                                                           Oklahoma City            OK               73132
   34.3                                                                           Oklahoma City            OK               73139
   34.4                                                                           Oklahoma City            OK               73127
   34.5                                                                           Oklahoma City            OK               73108
   34.6                                                                           Oklahoma City            OK               73117
------------------------------------------------------------------------------------------------------------------------------------
   34.7                                                                           Oklahoma City            OK               73110
   34.8                                                                           Edmond                   OK               73013
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.  Various                  Various          Various
   35.1                                                                           Denver                   CO               80224
   35.2                                                                           Colorado Springs         CO               80909
------------------------------------------------------------------------------------------------------------------------------------
   35.3                                                                           Lenexa                   KS               66210
   35.4                                                                           Fort Worth               TX               76133
   35.5                                                                           Colorado Springs         CO               80918
   35.6                                                                           Wichita                  KS               67212
   35.7                                                                           Wichita                  KS               67205
------------------------------------------------------------------------------------------------------------------------------------
   35.8                                                                           Wichita                  KS               67211
    36  Bryan S. Weingarten, Randall C. Stein                                     Marlton                  NJ               8053
    37  Anthony Thompson                                                          Seattle                  WA               98116
    38  None                                                                      Miami                    FL               33173
    39  William J. Warmerdam, Audrey C. Warmerdam                                 Fresno                   CA               93710
------------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                              Culpeper                 VA               22701
    41  Edward E. Roach, Kile Morgan, Jr.                                         Los Angeles              CA               90029
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman         Portland                 OR               97205
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.           Frisco                   TX               75034
    44  None                                                                      Nashville                TN               37207
------------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                         Valrico                  FL               33594
    46  Michael Pashaie                                                           Newbury Park             CA               91320
    47  Henry A. Gotthelf                                                         La Jolla                 CA               92037
    48  James R. Murphy, Lawrence S. Connor                                       Centerville              OH               45458
    49  David Lieberman, Allen Fuss                                               New York                 NY               10002
------------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company          Fresno                   CA               93720
    51  Edwin Joseph                                                              Virginia Beach           VA               23455
    52  Bill Frye, Jane Frye                                                      Lexington                KY               40503
    53  Joe Kazarnovsky                                                           Haddonfield              NJ               08033
    54  Ray W. Washburne                                                          Irving                   TX               75039
------------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                               Salem                    OR               97301
    56  Steve Wu                                                                  Moreno Valley            CA               92557
    57  John R. Saunders                                                          Newport Beach            CA               92660
    58  MHC Operating Limited Partnership                                         Oakland Park             FL               33311
    59  Jim Yarmon; Stuart Bond                                                   Anchorage                AK               99508
------------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie        Owings Mills             MD               21117
    61  Daniel M. Guggenheim                                                      Avon                     CO               81620
    62  Stephen Lazovitz                                                          Mount Laurel             NJ               8054
    63  Robert Sena                                                               Irving                   TX               75063
    64  Scott D. Kepner, Robert K. Isackson                                       Vancouver                WA               98682
------------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                 Marion                   AR               72364
    66  Thomas Morgan                                                             Riverside                CA               92505
    67  Owen Wickstrand, R. Lee Huntington                                        Mesa                     AZ               85210
    68  Bradley Schroth                                                           Santa Monica             CA               90405
    69  Paul Silverman, Adam Silverman, David Silverman                           Albuquerque              NM               87110
------------------------------------------------------------------------------------------------------------------------------------
   69.1                                                                           Albuquerque              NM               87110
   69.2                                                                           Albuquerque              NM               87110
    70  Alan C. Fox                                                               Aurora                   CO               80017
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                Fort Meyers              FL               33912
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                              Bloomington              IN               47404
------------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust         Woodbury                 MN               55125
        None                                                                      Various                  TN               Various
    74  None                                                                      East Ridge               TN               37412
   74.1                                                                           East Ridge               TN               37412
   74.2                                                                           East Ridge               TN               37412
------------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                      Chattanooga              TN               37404
    76  None                                                                      East Ridge               TN               37412
    77  None                                                                      Chattanooga              TN               37404
    78  David Taban and Joseph Daneshgar                                          Los Angeles              CA               90048
    79  None                                                                      Lewisville               TX               75057
------------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                            Fargo                    ND               58104
    81  Brian Fitterer, Joseph Sherman                                            Mesa                     AZ               85213
    82  Norman Schulman                                                           Coral Springs            FL               33065
    83  Harry Van Der Noord, Thomas Stantefort                                    Various                  IN               47906
   83.1                                                                           West Lafayette           IN               47906
------------------------------------------------------------------------------------------------------------------------------------
   83.2                                                                           Lafayette                IN               47906
    84  Norman E. McHolme, Paul R. Marotte                                        Pittsburgh               PA               15205
    85  Robert N. Graham                                                          Hattiesburg              MS               39402
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                   Arlington                VA               22206
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,               Bend                     OR               97701
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
------------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                         Rialto                   CA               92376
    89  David Printz, Randall Peyton, MD                                          Sterling                 VA               20166
    90  Joseph W. Rich, J.W. Rich Investment Co.                                  Phoenix                  AZ               85015
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                   Severn                   MD               21144
    92  Fred J. Weinert, Jr.                                                      Barrington               IL               60010
------------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                       Naperville               IL               60540
    94  MHC Operating Limited Partnership                                         Fort Lauderdale          FL               33309
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                       Solana Beach             CA               92075
    96  McDougal Family Limited Partnership, Ltd.,                                Lubbock                  TX               79415
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                   Chico                    CA               95928
------------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland         Oklahoma City            OK               73162
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                 Simi Valley              CA               93065
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                             Miami                    FL               33178
   101  Brian Fitterer, Joseph Sherman                                            Phoenix                  AZ               85023
   102  Rose Watkins                                                              Schenectady              NY               12508
------------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                  Owings Mills             MD               21117
   104  Arthur Victor II, Bruce D. Manley                                         Orlando                  FL               32818
   105  MHC Operating Limited Partnership                                         Rialto                   CA               92376
   106  Paul D. Kuperstein, Daniel J. Blatteis                                    Beverly Hills            CA               90212
   107  Joseph I. Wolf                                                            Hallandale Beach         FL               33009
------------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                         Irving                   TX               75061
   109  Fletcher Bright Company                                                   Zanesville               OH               43701
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                 McKinney                 TX               75070
   111  Arthur Victor II, Bruce D. Manley                                         Winter Springs           FL               32708
   112  Thomas L. Bradshaw                                                        Baton Rouge              LA               70814
------------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                           Tucson                   AZ               85705
   114  Continental Communities, L.L.C.                                           Washington               PA               15301
   115  Domenic Valsi                                                             North Palm Beach         FL               33408
   116  Eugene Cox                                                                Phoenix                  AZ               85016
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.               New London               CT               06320
------------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                         West Palm Beach          FL               33411
   119  Daniel M. Guggenheim, Theodore D. Fouts                                   Montrose                 CO               81401
   120  Sorin Caragea, Ionela Caragea                                             Rosenberg                TX               77471
   121  Richard Delaney                                                           Coolidge                 AZ               85228
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                 Bentonville              AR               72712
------------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                    Memphis                  TN               38117
   124  Eric Gordon, James Leach                                                  Silver Spring            MD               20904
   125  Eric Sheppard, Philip Wolman                                              Charlottesville          VA               22901
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews             West Lafayette           IN               47906
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                        Chandler                 AZ               85248
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    Net
                                                                                  Interest        Interest      Original
    ID  Sponsor                                                                     Rate            Rate        Balance
------------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                           4.1800%        4.14825%     66,000,000
   1.1                                                                                                         19,216,744
   1.2                                                                                                         12,217,674

   1.3                                                                                                          8,226,977
   1.4                                                                                                          7,121,860
------------------------------------------------------------------------------------------------------------------------------------
   1.5                                                                                                          4,297,674
   1.6                                                                                                          4,113,488
   1.7                                                                                                          3,346,047
   1.8                                                                                                          2,854,884
   1.9                                                                                                          2,732,093
------------------------------------------------------------------------------------------------------------------------------------
   1.10                                                                                                         1,872,558
    2   Alexander's Inc.                                                           5.3625%        5.33077%     65,000,000
    3   American Financial Realty Trust                                            4.5460%        4.51425%     63,000,000
    4   Strategic Hotel Funding, L.L.C.                                            5.1575%        5.12578%     50,000,000
   4.1                                                                                                         22,781,775
------------------------------------------------------------------------------------------------------------------------------------
   4.2                                                                                                         11,390,887
   4.3                                                                                                         15,827,338
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.    5.0510%        4.92925%     41,200,000
   5.1                                                                                                         13,080,000
   5.2                                                                                                         10,160,000
------------------------------------------------------------------------------------------------------------------------------------
   5.3                                                                                                          5,880,000
   5.4                                                                                                          5,440,000
   5.5                                                                                                          3,440,000
   5.6                                                                                                          3,200,000
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                           4.7000%        4.66825%     35,715,000
------------------------------------------------------------------------------------------------------------------------------------
   6.1                                                                                                          8,585,071
   6.2                                                                                                          4,687,066
   6.3                                                                                                          4,651,586
   6.4                                                                                                          4,608,963
   6.5                                                                                                          2,978,366
------------------------------------------------------------------------------------------------------------------------------------
   6.6                                                                                                          2,533,024
   6.7                                                                                                          2,485,596
   6.8                                                                                                          2,219,921
   6.9                                                                                                          1,706,878
   6.10                                                                                                         1,258,529
------------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                  4.6000%        4.56825%     34,500,000
    8   Mark D. Elgin, Robert C. McLean                                            5.6900%        5.65825%     33,100,000
   8.1                                                                                                         11,452,658
   8.2                                                                                                          8,344,395
   8.3                                                                                                          7,046,709
------------------------------------------------------------------------------------------------------------------------------------
   8.4                                                                                                          6,256,238
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue       6.2400%        6.20825%     27,765,000
    10  C. Glenn Schor, David Karmi                                                5.9000%        5.77825%     26,500,000
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.     4.8800%        4.84825%     26,000,000
    12  Robert S Davis, James L Bellinson                                          4.8900%        4.85825%     25,000,000
------------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                               5.3750%        5.34325%     24,500,000
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                              6.1300%        6.09825%     22,400,000
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                                          12,200,000
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                                          10,200,000
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                4.8200%        4.78825%     21,800,000
------------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                    5.3700%        5.33825%     21,000,000
    17  AP-Adler Investment Fund 2, L.P.                                           5.0350%        4.91325%     21,000,000
    18  Barry Ross, William Matz                                                   4.8700%        4.83825%     18,700,000
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                5.7100%        5.67825%     17,600,000
    20  Jeffrey Weiss                                                              5.7600%        5.72825%     17,600,000
------------------------------------------------------------------------------------------------------------------------------------
        None                                                                       5.1155%        4.99375%     17,077,848
    21  None                                                                       5.1155%        4.99375%      7,490,000
    22  None                                                                       5.1155%        4.99375%      5,706,270
    23  None                                                                       5.1155%        4.99375%      3,017,074
    24  None                                                                       5.1155%        4.99375%        521,732
------------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                       5.1155%        4.99375%        342,772
    26  Richard D. Cohen, Paula Zahn Cohen                                         5.1300%        5.09825%     16,700,000
    27  Edwin Joseph, S&A Investments, LLC                                         5.2700%        5.23825%     16,500,000
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust               5.2900%        5.25825%     15,784,000
    29  Joel Wiener                                                                4.4300%        4.39825%     15,725,000
------------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                                             8,594,967
   29.2 Joel Wiener                                                                                             3,349,886
   29.3 Joel Wiener                                                                                             3,175,733
   29.4 Joel Wiener                                                                                               604,414
    30  Inland Western Retail Real Estate Trust, Inc.                              4.5520%        4.43025%     15,680,500
------------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                          5.6700%        5.63825%     15,424,000
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel           5.9900%        5.95825%     15,000,000
    33  Joe Kazarnovsky, Ralph Reider                                              4.9400%        4.90825%     15,000,000
    34  Grant C. Humphreys                                                         5.4000%        5.36825%     14,400,000
   34.1                                                                                                         3,721,008
------------------------------------------------------------------------------------------------------------------------------------
   34.2                                                                                                         2,444,370
   34.3                                                                                                         1,990,588
   34.4                                                                                                         1,663,866
   34.5                                                                                                         1,337,143
   34.6                                                                                                         1,222,185
------------------------------------------------------------------------------------------------------------------------------------
   34.7                                                                                                         1,064,874
   34.8                                                                                                           955,966
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.   5.2200%        5.18825%     14,000,000
   35.1                                                                                                         2,376,658
   35.2                                                                                                         2,116,711
------------------------------------------------------------------------------------------------------------------------------------
   35.3                                                                                                         1,730,504
   35.4                                                                                                         1,708,223
   35.5                                                                                                         1,700,796
   35.6                                                                                                         1,641,379
   35.7                                                                                                         1,440,849
------------------------------------------------------------------------------------------------------------------------------------
   35.8                                                                                                         1,284,881
    36  Bryan S. Weingarten, Randall C. Stein                                      5.7500%        5.71825%     13,830,000
    37  Anthony Thompson                                                           4.9200%        4.88825%     13,070,000
    38  None                                                                       5.7980%        5.67625%     11,775,000
    39  William J. Warmerdam, Audrey C. Warmerdam                                  5.5100%        5.47825%     11,500,000
------------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                               5.3200%        5.20825%     10,750,000
    41  Edward E. Roach, Kile Morgan, Jr.                                          6.0300%        5.99825%     10,700,000
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman          6.6000%        6.56825%     10,500,000
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.            5.3900%        5.35825%     10,500,000
    44  None                                                                       5.7433%        5.62155%     10,507,944
------------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                          5.4400%        5.40825%     10,450,000
    46  Michael Pashaie                                                            5.8400%        5.80825%     10,410,000
    47  Henry A. Gotthelf                                                          5.5700%        5.53825%     10,400,000
    48  James R. Murphy, Lawrence S. Connor                                        4.9700%        4.84825%     10,240,000
    49  David Lieberman, Allen Fuss                                                5.5000%        5.46825%     10,050,000
------------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company           5.8600%        5.73825%     10,000,000
    51  Edwin Joseph                                                               5.1600%        5.12825%     10,000,000
    52  Bill Frye, Jane Frye                                                       5.7900%        5.75825%      9,800,000
    53  Joe Kazarnovsky                                                            4.7700%        4.73825%      9,100,000
    54  Ray W. Washburne                                                           5.4800%        5.44825%      9,000,000
------------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                5.5820%        5.46025%      9,000,000
    56  Steve Wu                                                                   6.2800%        6.18825%      9,000,000
    57  John R. Saunders                                                           5.4050%        5.28325%      8,600,000
    58  MHC Operating Limited Partnership                                          5.6700%        5.63825%      8,560,000
    59  Jim Yarmon; Stuart Bond                                                    5.8200%        5.78825%      8,400,000
------------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie         5.6400%        5.60825%      8,350,000
    61  Daniel M. Guggenheim                                                       4.9500%        4.91825%      8,000,000
    62  Stephen Lazovitz                                                           6.2100%        6.17825%      7,800,000
    63  Robert Sena                                                                5.0100%        4.88825%      7,800,000
    64  Scott D. Kepner, Robert K. Isackson                                        5.5020%        5.38025%      7,700,000
------------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                  5.6900%        5.65825%      7,600,000
    66  Thomas Morgan                                                              5.1400%        5.10825%      7,500,000
    67  Owen Wickstrand, R. Lee Huntington                                         6.0000%        5.96825%      7,200,000
    68  Bradley Schroth                                                            4.7500%        4.66825%      6,850,000
    69  Paul Silverman, Adam Silverman, David Silverman                            6.4300%        6.39825%      6,800,000
------------------------------------------------------------------------------------------------------------------------------------
   69.1                                                                                                         3,667,416
   69.2                                                                                                         3,132,584
    70  Alan C. Fox                                                                5.7000%        5.66825%      6,550,000
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                 5.5000%        5.39825%      6,500,000
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                               5.1020%        4.98025%      6,480,000
------------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust          6.0000%        5.90825%      6,400,000
        None                                                                       5.1155%        4.99375%      6,232,590
    74  None                                                                       5.1155%        4.99375%      3,016,876
   74.1                                                                                                         1,847,413
   74.2                                                                                                         1,169,463
------------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                       5.1155%        4.99375%      1,180,537
    76  None                                                                       5.1155%        4.99375%      1,067,500
    77  None                                                                       5.1155%        4.99375%        967,677
    78  David Taban and Joseph Daneshgar                                           6.0400%        6.00825%      6,000,000
    79  None                                                                       5.7433%        5.62155%      5,950,000
------------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                             5.5500%        5.51825%      5,850,000
    81  Brian Fitterer, Joseph Sherman                                             4.9900%        4.95825%      5,632,000
    82  Norman Schulman                                                            5.8800%        5.75825%      5,500,000
    83  Harry Van Der Noord, Thomas Stantefort                                     5.6400%        5.60825%      5,275,000
   83.1                                                                                                         3,006,183
------------------------------------------------------------------------------------------------------------------------------------
   83.2                                                                                                         2,268,817
    84  Norman E. McHolme, Paul R. Marotte                                         5.7500%        5.62825%      5,300,000
    85  Robert N. Graham                                                           5.7500%        5.71825%      5,224,000
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                    5.7200%        5.68825%      5,200,000
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                6.2350%        6.11325%      5,200,000
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
------------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                          5.6700%        5.63825%      5,136,000
    89  David Printz, Randall Peyton, MD                                           5.8900%        5.78825%      5,100,000
    90  Joseph W. Rich, J.W. Rich Investment Co.                                   5.0500%        4.92825%      5,100,000
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                    5.1500%        5.11825%      5,000,000
    92  Fred J. Weinert, Jr.                                                       6.1520%        6.03025%      4,900,000
------------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                        5.8700%        5.83825%      4,840,000
    94  MHC Operating Limited Partnership                                          5.6700%        5.63825%      4,800,000
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                        5.9680%        5.88625%      4,650,000
    96  McDougal Family Limited Partnership, Ltd.,                                 5.7400%        5.70825%      4,500,000
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                    5.4300%        5.39825%      4,509,000
------------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland          4.8600%        4.82825%      4,400,000
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                  5.1000%        4.97825%      4,400,000
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                              4.8950%        4.77325%      4,250,000
   101  Brian Fitterer, Joseph Sherman                                             4.9900%        4.95825%      4,200,000
   102  Rose Watkins                                                               4.8100%        4.77825%      4,000,000
------------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                   4.9000%        4.86825%      4,000,000
   104  Arthur Victor II, Bruce D. Manley                                          5.9200%        5.79825%      3,840,000
   105  MHC Operating Limited Partnership                                          5.6700%        5.63825%      3,830,000
   106  Paul D. Kuperstein, Daniel J. Blatteis                                     5.8200%        5.69825%      3,800,000
   107  Joseph I. Wolf                                                             5.1200%        5.08825%      3,750,000
------------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                          6.1200%        6.08825%      3,750,000
   109  Fletcher Bright Company                                                    5.9680%        5.84625%      3,750,000
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                  6.0900%        5.99825%      3,375,000
   111  Arthur Victor II, Bruce D. Manley                                          5.9200%        5.79825%      3,255,000
   112  Thomas L. Bradshaw                                                         5.7000%        5.66825%      3,200,000
------------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                            5.6600%        5.53825%      3,200,000
   114  Continental Communities, L.L.C.                                            5.6500%        5.52825%      3,120,000
   115  Domenic Valsi                                                              5.7900%        5.75825%      3,000,000
   116  Eugene Cox                                                                 5.1300%        5.09825%      3,000,000
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                5.5200%        5.48825%      2,900,000
------------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                          6.0800%        6.04825%      2,800,000
   119  Daniel M. Guggenheim, Theodore D. Fouts                                    5.4700%        5.43825%      2,650,000
   120  Sorin Caragea, Ionela Caragea                                              5.1900%        5.15825%      2,600,000
   121  Richard Delaney                                                            6.1400%        6.10825%      2,000,000
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                  5.4300%        5.39825%      1,800,000
------------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                     5.6000%        5.56825%      1,785,000
   124  Eric Gordon, James Leach                                                   5.6900%        5.65825%      1,740,000
   125  Eric Sheppard, Philip Wolman                                               5.9100%        5.87825%      1,700,000
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews              5.8200%        5.78825%      1,125,000
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                         5.9300%        5.89825%      1,000,000
------------------------------------------------------------------------------------------------------------------------------------


                                                                                     Cut-off          Original      Stated Remaining
                                                                                       Date      Term to Maturity   Term to Maturity
    ID  Sponsor                                                                      Balance        or APD (mos.)     or APD (mos.)
------------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                           66,000,000            60                59
   1.1                                                                             19,216,744
   1.2                                                                             12,217,674

   1.3                                                                              8,226,977
   1.4                                                                              7,121,860
------------------------------------------------------------------------------------------------------------------------------------
   1.5                                                                              4,297,674
   1.6                                                                              4,113,488
   1.7                                                                              3,346,047
   1.8                                                                              2,854,884
   1.9                                                                              2,732,093
------------------------------------------------------------------------------------------------------------------------------------
   1.10                                                                             1,872,558
    2   Alexander's Inc.                                                           65,000,000           120               116
    3   American Financial Realty Trust                                            63,000,000            60                60
    4   Strategic Hotel Funding, L.L.C.                                            50,000,000            84                84
   4.1                                                                             22,781,775
------------------------------------------------------------------------------------------------------------------------------------
   4.2                                                                             11,390,887
   4.3                                                                             15,827,338
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.    41,200,000           120               120
   5.1                                                                             13,080,000
   5.2                                                                             10,160,000
------------------------------------------------------------------------------------------------------------------------------------
   5.3                                                                              5,880,000
   5.4                                                                              5,440,000
   5.5                                                                              3,440,000
   5.6                                                                              3,200,000
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                           35,530,811            60                57
------------------------------------------------------------------------------------------------------------------------------------
   6.1                                                                              8,540,796
   6.2                                                                              4,662,894
   6.3                                                                              4,627,597
   6.4                                                                              4,585,194
   6.5                                                                              2,963,006
------------------------------------------------------------------------------------------------------------------------------------
   6.6                                                                              2,519,961
   6.7                                                                              2,472,777
   6.8                                                                              2,208,472
   6.9                                                                              1,698,075
   6.10                                                                             1,252,039
------------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                  34,370,069            84                81
    8   Mark D. Elgin, Robert C. McLean                                            33,100,000            84                84
   8.1                                                                             11,452,658
   8.2                                                                              8,344,395
   8.3                                                                              7,046,709
------------------------------------------------------------------------------------------------------------------------------------
   8.4                                                                              6,256,238
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue       27,765,000           120               120
    10  C. Glenn Schor, David Karmi                                                26,500,000           120               120
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.     26,000,000           120               120
    12  Robert S Davis, James L Bellinson                                          24,941,975           120               118
------------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                               24,420,941           120               117
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                              22,400,000           120               120
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                              12,200,000
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                              10,200,000
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                21,800,000            60                59
------------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                    21,000,000           132               130
    17  AP-Adler Investment Fund 2, L.P.                                           21,000,000            84                83
    18  Barry Ross, William Matz                                                   18,676,986           120               119
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                17,600,000           120               120
    20  Jeffrey Weiss                                                              17,600,000            84                84
------------------------------------------------------------------------------------------------------------------------------------
        None                                                                       16,978,976            60                55
    21  None                                                                        7,446,637            60                55
    22  None                                                                        5,673,234            60                55
    23  None                                                                        2,999,607            60                55
    24  None                                                                          518,711            60                55
------------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                          340,788            60                55
    26  Richard D. Cohen, Paula Zahn Cohen                                         16,680,412           120               119
    27  Edwin Joseph, S&A Investments, LLC                                         16,445,608           120               117
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust               15,784,000           120               119
    29  Joel Wiener                                                                15,704,028            60                59
------------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                 8,583,505
   29.2 Joel Wiener                                                                 3,345,418
   29.3 Joel Wiener                                                                 3,171,497
   29.4 Joel Wiener                                                                   603,608
    30  Inland Western Retail Real Estate Trust, Inc.                              15,680,500            60                60
------------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                          15,407,650           120               119
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel           15,000,000           121               121
    33  Joe Kazarnovsky, Ralph Reider                                              15,000,000           120               119
    34  Grant C. Humphreys                                                         14,333,546           120               117
   34.1                                                                             3,703,837
------------------------------------------------------------------------------------------------------------------------------------
   34.2                                                                             2,433,089
   34.3                                                                             1,981,402
   34.4                                                                             1,656,187
   34.5                                                                             1,330,972
   34.6                                                                             1,216,545
------------------------------------------------------------------------------------------------------------------------------------
   34.7                                                                             1,059,960
   34.8                                                                               951,555
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.   13,977,253           120               119
   35.1                                                                             2,372,796
   35.2                                                                             2,113,272
------------------------------------------------------------------------------------------------------------------------------------
   35.3                                                                             1,727,692
   35.4                                                                             1,705,447
   35.5                                                                             1,698,032
   35.6                                                                             1,638,712
   35.7                                                                             1,438,508
------------------------------------------------------------------------------------------------------------------------------------
   35.8                                                                             1,282,793
    36  Bryan S. Weingarten, Randall C. Stein                                      13,830,000           120               120
    37  Anthony Thompson                                                           13,023,781            60                57
    38  None                                                                       11,762,818           120               119
    39  William J. Warmerdam, Audrey C. Warmerdam                                  11,476,583           120               118
------------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                               10,750,000            84                83
    41  Edward E. Roach, Kile Morgan, Jr.                                          10,700,000           120               120
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman          10,500,000           120               120
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.            10,488,267           120               119
    44  None                                                                       10,454,160           120               115
------------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                          10,438,432            84                83
    46  Michael Pashaie                                                            10,410,000            84                84
    47  Henry A. Gotthelf                                                          10,400,000            60                58
    48  James R. Murphy, Lawrence S. Connor                                        10,216,624            60                58
    49  David Lieberman, Allen Fuss                                                10,039,000            84                83
------------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company           10,000,000           120               120
    51  Edwin Joseph                                                                9,966,294           120               117
    52  Bill Frye, Jane Frye                                                        9,789,846           120               119
    53  Joe Kazarnovsky                                                             9,100,000           120               119
    54  Ray W. Washburne                                                            9,000,000            60                60
------------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                 9,000,000            84                84
    56  Steve Wu                                                                    8,991,510           120               119
    57  John R. Saunders                                                            8,582,089           120               118
    58  MHC Operating Limited Partnership                                           8,550,926           120               119
    59  Jim Yarmon; Stuart Bond                                                     8,400,000            60                60
------------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie          8,316,781           120               116
    61  Daniel M. Guggenheim                                                        7,990,298           120               119
    62  Stephen Lazovitz                                                            7,800,000           120               120
    63  Robert Sena                                                                 7,782,341           118               116
    64  Scott D. Kepner, Robert K. Isackson                                         7,700,000           120               120
------------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                   7,600,000           180               180
    66  Thomas Morgan                                                               7,500,000            84                84
    67  Owen Wickstrand, R. Lee Huntington                                          7,192,832           120               119
    68  Bradley Schroth                                                             6,833,637            60                58
    69  Paul Silverman, Adam Silverman, David Silverman                             6,800,000           120               120
------------------------------------------------------------------------------------------------------------------------------------
   69.1                                                                             3,667,416
   69.2                                                                             3,132,584
    70  Alan C. Fox                                                                 6,550,000           120               116
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                  6,480,703           120               118
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                                6,480,000           120               118
------------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust           6,382,555           120               118
        None                                                                        6,196,506            60                55
    74  None                                                                        2,999,410            60                55
   74.1                                                                             1,836,717
   74.2                                                                             1,162,693
------------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                        1,173,702            60                55
    76  None                                                                        1,061,320            60                55
    77  None                                                                          962,075            60                55
    78  David Taban and Joseph Daneshgar                                            6,000,000           120               120
    79  None                                                                        5,919,546           120               115
------------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                              5,831,787           120               117
    81  Brian Fitterer, Joseph Sherman                                              5,632,000            61                61
    82  Norman Schulman                                                             5,452,248           120               111
    83  Harry Van Der Noord, Thomas Stantefort                                      5,275,000           120               120
   83.1                                                                             3,006,183
------------------------------------------------------------------------------------------------------------------------------------
   83.2                                                                             2,268,817
    84  Norman E. McHolme, Paul R. Marotte                                          5,265,235           120               117
    85  Robert N. Graham                                                            5,218,546           120               119
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                     5,200,000           120               120
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                 5,200,000           120               120
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
------------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                           5,130,556           120               119
    89  David Printz, Randall Peyton, MD                                            5,090,443           120               118
    90  Joseph W. Rich, J.W. Rich Investment Co.                                    5,088,550           120               118
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                     4,983,113           120               117
    92  Fred J. Weinert, Jr.                                                        4,900,000           120               120
------------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                         4,840,000           121               121
    94  MHC Operating Limited Partnership                                           4,800,000           120               120
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                         4,650,000            84                84
    96  McDougal Family Limited Partnership, Ltd.,                                  4,500,000           120               120
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                     4,490,232           120               116
------------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland           4,400,000           120               120
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                   4,390,224           108               106
          Stephen Gallagher, Nancy A. Bushell                                       4,240,146            60                58
   100  Raul L. Nunez                                                               4,200,000            61                61
   101  Brian Fitterer, Joseph Sherman
   102  Rose Watkins                                                                3,993,090           120               119
------------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                    3,985,799           120               117
   104  Arthur Victor II, Bruce D. Manley                                           3,832,852           120               118
   105  MHC Operating Limited Partnership                                           3,825,940           120               119
   106  Paul D. Kuperstein, Daniel J. Blatteis                                      3,792,768           120               118
   107  Joseph I. Wolf                                                              3,750,000           120               117
------------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                           3,750,000           120               120
   109  Fletcher Bright Company                                                     3,746,244           120               119
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                   3,365,616           120               117
   111  Arthur Victor II, Bruce D. Manley                                           3,248,941           120               118
   112  Thomas L. Bradshaw                                                          3,200,000           120               120
------------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                             3,200,000           120               119
   114  Continental Communities, L.L.C.                                             3,120,000           120               119
   115  Domenic Valsi                                                               3,000,000            60                59
   116  Eugene Cox                                                                  3,000,000           120               120
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                 2,900,000            60                60
------------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                           2,800,000           120               120
   119  Daniel M. Guggenheim, Theodore D. Fouts                                     2,647,083           120               119
   120  Sorin Caragea, Ionela Caragea                                               2,594,332           120               118
   121  Richard Delaney                                                             2,000,000           120               120
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                   1,800,000           180               180
------------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                      1,785,000           120               120
   124  Eric Gordon, James Leach                                                    1,734,738           120               117
   125  Eric Sheppard, Philip Wolman                                                1,700,000           121               121
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews               1,125,000           120               120
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                            995,768           120               117
------------------------------------------------------------------------------------------------------------------------------------


                                                                                    Maturity         Original        Remaining
                                                                                      Date         Amortization     Amortization
    ID  Sponsor                                                                      or APD         Term (mos.)      Term (mos.)
-----------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                            6/1/2009
   1.1
   1.2

   1.3
   1.4
-----------------------------------------------------------------------------------------------------------------------------------
   1.5
   1.6
   1.7
   1.8
   1.9
-----------------------------------------------------------------------------------------------------------------------------------
   1.10
    2   Alexander's Inc.                                                            3/1/2014           237              237
    3   American Financial Realty Trust                                             7/1/2009           240              240
    4   Strategic Hotel Funding, L.L.C.                                             7/1/2011           360              360
   4.1
-----------------------------------------------------------------------------------------------------------------------------------
   4.2
   4.3
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.     7/1/2014           360              360
   5.1
   5.2
-----------------------------------------------------------------------------------------------------------------------------------
   5.3
   5.4
   5.5
   5.6
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                            4/1/2009           300              297
-----------------------------------------------------------------------------------------------------------------------------------
   6.1
   6.2
   6.3
   6.4
   6.5
-----------------------------------------------------------------------------------------------------------------------------------
   6.6
   6.7
   6.8
   6.9
   6.10
-----------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                   4/1/2011           360              357
    8   Mark D. Elgin, Robert C. McLean                                             7/1/2011           360              360
   8.1
   8.2
   8.3
-----------------------------------------------------------------------------------------------------------------------------------
   8.4
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue        7/1/2014           336              336
    10  C. Glenn Schor, David Karmi                                                 7/1/2014           360              360
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.      7/1/2014           300              300
    12  Robert S Davis, James L Bellinson                                           5/1/2014           360              358
-----------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                                4/1/2014           360              357
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                               7/1/2014           360              360
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                 6/1/2009           360              360
-----------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                     5/1/2015           360              360
    17  AP-Adler Investment Fund 2, L.P.                                            6/1/2011           360              360
    18  Barry Ross, William Matz                                                    6/1/2014           360              359
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                 7/1/2014           360              360
    20  Jeffrey Weiss                                                               7/1/2011           360              360
-----------------------------------------------------------------------------------------------------------------------------------
        None                                                                        2/1/2009           360              355
    21  None                                                                        2/1/2009           360              355
    22  None                                                                        2/1/2009           360              355
    23  None                                                                        2/1/2009           360              355
    24  None                                                                        2/1/2009           360              355
-----------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                        2/1/2009           360              355
    26  Richard D. Cohen, Paula Zahn Cohen                                          6/1/2014           360              359
    27  Edwin Joseph, S&A Investments, LLC                                          4/1/2014           360              357
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust                6/1/2014
    29  Joel Wiener                                                                 6/1/2009           360              359
-----------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener
   29.2 Joel Wiener
   29.3 Joel Wiener
   29.4 Joel Wiener
    30  Inland Western Retail Real Estate Trust, Inc.                               7/1/2009
-----------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                           6/1/2014           360              359
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel            8/1/2014           300              300
    33  Joe Kazarnovsky, Ralph Reider                                               6/1/2014           360              360
    34  Grant C. Humphreys                                                          4/1/2014           300              297
   34.1
-----------------------------------------------------------------------------------------------------------------------------------
   34.2
   34.3
   34.4
   34.5
   34.6
-----------------------------------------------------------------------------------------------------------------------------------
   34.7
   34.8
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.    6/1/2014           300              299
   35.1
   35.2
-----------------------------------------------------------------------------------------------------------------------------------
   35.3
   35.4
   35.5
   35.6
   35.7
-----------------------------------------------------------------------------------------------------------------------------------
   35.8
    36  Bryan S. Weingarten, Randall C. Stein                                       7/1/2014           360              360
    37  Anthony Thompson                                                            4/1/2009           360              357
    38  None                                                                        6/1/2014           360              359
    39  William J. Warmerdam, Audrey C. Warmerdam                                   5/1/2014           360              358
-----------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                                6/1/2011           360              360
    41  Edward E. Roach, Kile Morgan, Jr.                                           7/1/2014           360              360
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman           7/1/2014           300              300
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.             6/1/2014           360              359
    44  None                                                                        2/1/2014           360              355
-----------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                           6/1/2011           360              359
    46  Michael Pashaie                                                             7/1/2011           360              360
    47  Henry A. Gotthelf                                                           5/1/2009           360              360
    48  James R. Murphy, Lawrence S. Connor                                         5/1/2009           360              358
    49  David Lieberman, Allen Fuss                                                 6/1/2011           360              359
-----------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company            7/1/2014           300              300
    51  Edwin Joseph                                                                4/1/2014           360              357
    52  Bill Frye, Jane Frye                                                        6/1/2014           360              359
    53  Joe Kazarnovsky                                                             6/1/2014           360              360
    54  Ray W. Washburne                                                            7/1/2009
-----------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                 7/1/2011           360              360
    56  Steve Wu                                                                    6/1/2014           360              359
    57  John R. Saunders                                                            5/1/2014           360              358
    58  MHC Operating Limited Partnership                                           6/1/2014           360              359
    59  Jim Yarmon; Stuart Bond                                                     7/1/2009           360              360
-----------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie          3/1/2014           360              356
    61  Daniel M. Guggenheim                                                        6/1/2014           360              359
    62  Stephen Lazovitz                                                            7/1/2014           360              360
    63  Robert Sena                                                                 3/1/2014           360              358
    64  Scott D. Kepner, Robert K. Isackson                                         7/1/2014           360              360
-----------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                   7/1/2019           204              204
    66  Thomas Morgan                                                               7/1/2011           360              360
    67  Owen Wickstrand, R. Lee Huntington                                          6/1/2014           360              359
    68  Bradley Schroth                                                             5/1/2009           360              358
    69  Paul Silverman, Adam Silverman, David Silverman                             7/1/2014           324              324
-----------------------------------------------------------------------------------------------------------------------------------
   69.1
   69.2
    70  Alan C. Fox                                                                 3/1/2014           360              360
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                  5/1/2014           300              298
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                                5/1/2014           360              360
-----------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust           5/1/2014           300              298
        None                                                                        2/1/2009           360              355
    74  None                                                                        2/1/2009           360              355
   74.1
   74.2
-----------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                        2/1/2009           360              355
    76  None                                                                        2/1/2009           360              355
    77  None                                                                        2/1/2009           360              355
    78  David Taban and Joseph Daneshgar                                            7/1/2014           360              360
    79  None                                                                        2/1/2014           360              355
-----------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                              4/1/2014           360              357
    81  Brian Fitterer, Joseph Sherman                                              8/1/2009           360              360
    82  Norman Schulman                                                             10/1/2013          360              351
    83  Harry Van Der Noord, Thomas Stantefort                                      7/1/2014           288              288
   83.1
-----------------------------------------------------------------------------------------------------------------------------------
   83.2
    84  Norman E. McHolme, Paul R. Marotte                                          4/1/2014           240              237
    85  Robert N. Graham                                                            6/1/2014           360              359
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                     7/1/2014           360              360
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                 7/1/2014           360              360
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
-----------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                           6/1/2014           360              359
    89  David Printz, Randall Peyton, MD                                            5/1/2014           360              358
    90  Joseph W. Rich, J.W. Rich Investment Co.                                    5/1/2014           360              358
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                     4/1/2014           360              357
    92  Fred J. Weinert, Jr.                                                        7/1/2014           360              360
-----------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                         8/1/2014           360              360
    94  MHC Operating Limited Partnership                                           7/1/2014           360              360
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                         7/1/2011           360              360
    96  McDougal Family Limited Partnership, Ltd.,                                  7/1/2014           360              360
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                     3/1/2014           360              356
-----------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland           7/1/2014           300              300
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                   5/1/2013           360              358
          Stephen Gallagher, Nancy A. Bushell                                       5/1/2009           360              358
   100  Raul L. Nunez                                                               8/1/2009           360              360
   101  Brian Fitterer, Joseph Sherman
   102  Rose Watkins                                                                6/1/2014           300              299
-----------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                    4/1/2014           360              357
   104  Arthur Victor II, Bruce D. Manley                                           5/1/2014           360              358
   105  MHC Operating Limited Partnership                                           6/1/2014           360              359
   106  Paul D. Kuperstein, Daniel J. Blatteis                                      5/1/2014           360              358
   107  Joseph I. Wolf                                                              4/1/2014           360              360
-----------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                           7/1/2014           360              360
   109  Fletcher Bright Company                                                     6/1/2014           360              359
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                   4/1/2014           360              357
   111  Arthur Victor II, Bruce D. Manley                                           5/1/2014           360              358
   112  Thomas L. Bradshaw                                                          7/1/2014           360              360
-----------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                             6/1/2014           360              360
   114  Continental Communities, L.L.C.                                             6/1/2014           360              360
   115  Domenic Valsi                                                               6/1/2009           360              360
   116  Eugene Cox                                                                  7/1/2014           360              360
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                 7/1/2009           360              360
-----------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                           7/1/2014           360              360
   119  Daniel M. Guggenheim, Theodore D. Fouts                                     6/1/2014           360              359
   120  Sorin Caragea, Ionela Caragea                                               5/1/2014           360              358
   121  Richard Delaney                                                             7/1/2014           300              300
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                   7/1/2019           180              180
-----------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                      7/1/2014           360              360
   124  Eric Gordon, James Leach                                                    4/1/2014           360              357
   125  Eric Sheppard, Philip Wolman                                                8/1/2014           360              360
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews               7/1/2014           288              288
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                          4/1/2014           300              297
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                     Monthly
                                                                                       Debt      Administrative     Servicing
    ID  Sponsor                                                                      Service        Fee Rate         Fee Rate
----------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                             229,900        0.03175%         0.00175%
   1.1
   1.2

   1.3
   1.4
----------------------------------------------------------------------------------------------------------------------------------
   1.5
   1.6
   1.7
   1.8
   1.9
----------------------------------------------------------------------------------------------------------------------------------
   1.10
    2   Alexander's Inc.                                                             449,089        0.03175%         0.00175%
    3   American Financial Realty Trust                                              400,135        0.03175%         0.00175%
    4   Strategic Hotel Funding, L.L.C.                                              270,300        0.03175%         0.00175%
   4.1
----------------------------------------------------------------------------------------------------------------------------------
   4.2
   4.3
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.      222,456        0.12175%         0.00175%
   5.1
   5.2
----------------------------------------------------------------------------------------------------------------------------------
   5.3
   5.4
   5.5
   5.6
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                             202,592        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   6.1
   6.2
   6.3
   6.4
   6.5
----------------------------------------------------------------------------------------------------------------------------------
   6.6
   6.7
   6.8
   6.9
   6.10
----------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                    176,862        0.03175%         0.00175%
    8   Mark D. Elgin, Robert C. McLean                                              191,903        0.03175%         0.00175%
   8.1
   8.2
   8.3
----------------------------------------------------------------------------------------------------------------------------------
   8.4
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue         175,015        0.03175%         0.00175%
    10  C. Glenn Schor, David Karmi                                                  157,181        0.12175%         0.00175%
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.       150,181        0.03175%         0.00175%
    12  Robert S Davis, James L Bellinson                                            132,530        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                                 137,193        0.03175%         0.00175%
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                                136,177        0.03175%         0.00175%
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                  114,641        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                      117,529        0.03175%         0.00175%
    17  AP-Adler Investment Fund 2, L.P.                                             113,182        0.12175%         0.00175%
    18  Barry Ross, William Matz                                                      98,905        0.03175%         0.00175%
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                  102,262        0.03175%         0.00175%
    20  Jeffrey Weiss                                                                102,821        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
        None                                                                          92,887        0.12175%         0.00175%
    21  None                                                                          40,738        0.12175%         0.00175%
    22  None                                                                          31,037        0.12175%         0.00175%
    23  None                                                                          16,410        0.12175%         0.00175%
    24  None                                                                           2,838        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                           1,864        0.12175%         0.00175%
    26  Richard D. Cohen, Paula Zahn Cohen                                            90,981        0.03175%         0.00175%
    27  Edwin Joseph, S&A Investments, LLC                                            91,318        0.03175%         0.00175%
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust                  70,548        0.03175%         0.00175%
    29  Joel Wiener                                                                   79,024        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener
   29.2 Joel Wiener
   29.3 Joel Wiener
   29.4 Joel Wiener
    30  Inland Western Retail Real Estate Trust, Inc.                                 59,481        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                             89,228        0.03175%         0.00175%
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel              96,554        0.03175%         0.00175%
    33  Joe Kazarnovsky, Ralph Reider                                                 79,974        0.03175%         0.00175%
    34  Grant C. Humphreys                                                            87,571        0.03175%         0.00175%
   34.1
----------------------------------------------------------------------------------------------------------------------------------
   34.2
   34.3
   34.4
   34.5
   34.6
----------------------------------------------------------------------------------------------------------------------------------
   34.7
   34.8
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.      83,647        0.03175%         0.00175%
   35.1
   35.2
----------------------------------------------------------------------------------------------------------------------------------
   35.3
   35.4
   35.5
   35.6
   35.7
----------------------------------------------------------------------------------------------------------------------------------
   35.8
    36  Bryan S. Weingarten, Randall C. Stein                                         80,708        0.03175%         0.00175%
    37  Anthony Thompson                                                              69,525        0.03175%         0.00175%
    38  None                                                                          69,075        0.12175%         0.00175%
    39  William J. Warmerdam, Audrey C. Warmerdam                                     65,368        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                                  59,829        0.11175%         0.00175%
    41  Edward E. Roach, Kile Morgan, Jr.                                             64,358        0.03175%         0.00175%
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman             71,554        0.03175%         0.00175%
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.               58,895        0.03175%         0.00175%
    44  None                                                                          61,277        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                             58,941        0.03175%         0.00175%
    46  Michael Pashaie                                                               61,346        0.03175%         0.00175%
    47  Henry A. Gotthelf                                                             59,508        0.03175%         0.00175%
    48  James R. Murphy, Lawrence S. Connor                                           54,783        0.12175%         0.00175%
    49  David Lieberman, Allen Fuss                                                   57,063        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company              63,577        0.12175%         0.00175%
    51  Edwin Joseph                                                                  54,664        0.03175%         0.00175%
    52  Bill Frye, Jane Frye                                                          57,439        0.03175%         0.00175%
    53  Joe Kazarnovsky                                                               47,580        0.03175%         0.00175%
    54  Ray W. Washburne                                                              41,671        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                   51,565        0.12175%         0.00175%
    56  Steve Wu                                                                      55,590        0.09175%         0.00175%
    57  John R. Saunders                                                              48,318        0.12175%         0.00175%
    58  MHC Operating Limited Partnership                                             49,520        0.03175%         0.00175%
    59  Jim Yarmon; Stuart Bond                                                       49,394        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie            48,146        0.03175%         0.00175%
    61  Daniel M. Guggenheim                                                          42,702        0.03175%         0.00175%
    62  Stephen Lazovitz                                                              47,823        0.03175%         0.00175%
    63  Robert Sena                                                                   41,920        0.12175%         0.00175%
    64  Scott D. Kepner, Robert K. Isackson                                           43,729        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                     58,215        0.03175%         0.00175%
    66  Thomas Morgan                                                                 40,906        0.03175%         0.00175%
    67  Owen Wickstrand, R. Lee Huntington                                            43,168        0.03175%         0.00175%
    68  Bradley Schroth                                                               35,733        0.08175%         0.00175%
    69  Paul Silverman, Adam Silverman, David Silverman                               44,274        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   69.1
   69.2
    70  Alan C. Fox                                                                   38,016        0.03175%         0.00175%
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                    39,916        0.10175%         0.00175%
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                                  35,191        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust             41,235        0.09175%         0.00175%
        None                                                                          33,899        0.12175%         0.00175%
    74  None                                                                          16,409        0.12175%         0.00175%
   74.1
   74.2
----------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                           6,421        0.12175%         0.00175%
    76  None                                                                           5,806        0.12175%         0.00175%
    77  None                                                                           5,263        0.12175%         0.00175%
    78  David Taban and Joseph Daneshgar                                              36,127        0.03175%         0.00175%
    79  None                                                                          34,697        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                                33,399        0.03175%         0.00175%
    81  Brian Fitterer, Joseph Sherman                                                30,199        0.03175%         0.00175%
    82  Norman Schulman                                                               32,552        0.12175%         0.00175%
    83  Harry Van Der Noord, Thomas Stantefort                                        33,464        0.03175%         0.00175%
   83.1
----------------------------------------------------------------------------------------------------------------------------------
   83.2
    84  Norman E. McHolme, Paul R. Marotte                                            37,210        0.12175%         0.00175%
    85  Robert N. Graham                                                              30,486        0.03175%         0.00175%
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                       30,247        0.03175%         0.00175%
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                   31,967        0.12175%         0.00175%
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
----------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                             29,712        0.03175%         0.00175%
    89  David Printz, Randall Peyton, MD                                              30,217        0.10175%         0.00175%
    90  Joseph W. Rich, J.W. Rich Investment Co.                                      27,534        0.12175%         0.00175%
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                       27,301        0.03175%         0.00175%
    92  Fred J. Weinert, Jr.                                                          29,859        0.12175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                           28,615        0.03175%         0.00175%
    94  MHC Operating Limited Partnership                                             27,768        0.03175%         0.00175%
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                           27,784        0.08175%         0.00175%
    96  McDougal Family Limited Partnership, Ltd.,                                    26,232        0.03175%         0.00175%
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                       25,404        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland             25,364        0.03175%         0.00175%
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                     23,890        0.12175%         0.00175%
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                                 22,543        0.12175%         0.00175%
   101  Brian Fitterer, Joseph Sherman                                                22,521        0.03175%         0.00175%
   102  Rose Watkins                                                                  22,943        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                      21,229        0.03175%         0.00175%
   104  Arthur Victor II, Bruce D. Manley                                             22,826        0.12175%         0.00175%
   105  MHC Operating Limited Partnership                                             22,157        0.03175%         0.00175%
   106  Paul D. Kuperstein, Daniel J. Blatteis                                        22,345        0.12175%         0.00175%
   107  Joseph I. Wolf                                                                20,407        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                             22,773        0.03175%         0.00175%
   109  Fletcher Bright Company                                                       22,406        0.12175%         0.00175%
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                     20,431        0.09175%         0.00175%
   111  Arthur Victor II, Bruce D. Manley                                             19,348        0.12175%         0.00175%
   112  Thomas L. Bradshaw                                                            18,573        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                               18,492        0.12175%         0.00175%
   114  Continental Communities, L.L.C.                                               18,010        0.12175%         0.00175%
   115  Domenic Valsi                                                                 17,583        0.03175%         0.00175%
   116  Eugene Cox                                                                    16,344        0.03175%         0.00175%
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                   16,502        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                             16,932        0.03175%         0.00175%
   119  Daniel M. Guggenheim, Theodore D. Fouts                                       14,997        0.03175%         0.00175%
   120  Sorin Caragea, Ionela Caragea                                                 14,261        0.03175%         0.00175%
   121  Richard Delaney                                                               13,058        0.03175%         0.00175%
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                     14,641        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                        10,247        0.03175%         0.00175%
   124  Eric Gordon, James Leach                                                      10,088        0.03175%         0.00175%
   125  Eric Sheppard, Philip Wolman                                                  10,094        0.03175%         0.00175%
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews                  7,258        0.03175%         0.00175%
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                             6,400        0.03175%         0.00175%
----------------------------------------------------------------------------------------------------------------------------------


                                                                                    Interest                       Revised
                                                                                     Accrual          APD          Interest
    ID  Sponsor                                                                      Method         (Yes/No)         Rate
-----------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                             30/360            No
   1.1
   1.2

   1.3
   1.4
-----------------------------------------------------------------------------------------------------------------------------
   1.5
   1.6
   1.7
   1.8
   1.9
-----------------------------------------------------------------------------------------------------------------------------
   1.10
    2   Alexander's Inc.                                                           Actual/360         Yes
    3   American Financial Realty Trust                                            Actual/360          No
    4   Strategic Hotel Funding, L.L.C.                                            Actual/360          No
   4.1
-----------------------------------------------------------------------------------------------------------------------------
   4.2
   4.3
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.    Actual/360          No
   5.1
   5.2
-----------------------------------------------------------------------------------------------------------------------------
   5.3
   5.4
   5.5
   5.6
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                           Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   6.1
   6.2
   6.3
   6.4
   6.5
-----------------------------------------------------------------------------------------------------------------------------
   6.6
   6.7
   6.8
   6.9
   6.10
-----------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                  Actual/360         Yes
    8   Mark D. Elgin, Robert C. McLean                                            Actual/360          No
   8.1
   8.2
   8.3
-----------------------------------------------------------------------------------------------------------------------------
   8.4
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue       Actual/360          No
    10  C. Glenn Schor, David Karmi                                                Actual/360          No
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.     Actual/360          No
    12  Robert S Davis, James L Bellinson                                          Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                               Actual/360          No
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                              Actual/360          No
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                              Actual/360
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                              Actual/360
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                    Actual/360          No
    17  AP-Adler Investment Fund 2, L.P.                                           Actual/360          No
    18  Barry Ross, William Matz                                                   Actual/360          No
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                Actual/360          No
    20  Jeffrey Weiss                                                              Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
        None                                                                       Actual/360          No
    21  None                                                                       Actual/360          No
    22  None                                                                       Actual/360          No
    23  None                                                                       Actual/360          No
    24  None                                                                       Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    25  None                                                                       Actual/360          No
    26  Richard D. Cohen, Paula Zahn Cohen                                         Actual/360          No
    27  Edwin Joseph, S&A Investments, LLC                                         Actual/360          No
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust               Actual/360          No
    29  Joel Wiener                                                                Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                Actual/360
   29.2 Joel Wiener                                                                Actual/360
   29.3 Joel Wiener                                                                Actual/360
   29.4 Joel Wiener                                                                Actual/360
    30  Inland Western Retail Real Estate Trust, Inc.                                30/360            No
-----------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                          Actual/360          No
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel           Actual/360          No
    33  Joe Kazarnovsky, Ralph Reider                                              Actual/360          No
    34  Grant C. Humphreys                                                         Actual/360          No
   34.1
-----------------------------------------------------------------------------------------------------------------------------
   34.2
   34.3
   34.4
   34.5
   34.6
-----------------------------------------------------------------------------------------------------------------------------
   34.7
   34.8
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.   Actual/360          No
   35.1
   35.2
-----------------------------------------------------------------------------------------------------------------------------
   35.3
   35.4
   35.5
   35.6
   35.7
-----------------------------------------------------------------------------------------------------------------------------
   35.8
    36  Bryan S. Weingarten, Randall C. Stein                                      Actual/360          No
    37  Anthony Thompson                                                           Actual/360          No
    38  None                                                                       Actual/360          No
    39  William J. Warmerdam, Audrey C. Warmerdam                                  Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                               Actual/360          No
    41  Edward E. Roach, Kile Morgan, Jr.                                          Actual/360          No
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman          Actual/360          No
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.            Actual/360          No
    44  None                                                                       Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                          Actual/360          No
    46  Michael Pashaie                                                            Actual/360          No
    47  Henry A. Gotthelf                                                          Actual/360          No
    48  James R. Murphy, Lawrence S. Connor                                        Actual/360          No
    49  David Lieberman, Allen Fuss                                                Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company           Actual/360          No
    51  Edwin Joseph                                                               Actual/360          No
    52  Bill Frye, Jane Frye                                                       Actual/360          No
    53  Joe Kazarnovsky                                                            Actual/360          No
    54  Ray W. Washburne                                                           Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                Actual/360         Yes
    56  Steve Wu                                                                   Actual/360          No
    57  John R. Saunders                                                           Actual/360          No
    58  MHC Operating Limited Partnership                                          Actual/360          No
    59  Jim Yarmon; Stuart Bond                                                    Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie         Actual/360          No
    61  Daniel M. Guggenheim                                                       Actual/360          No
    62  Stephen Lazovitz                                                           Actual/360          No
    63  Robert Sena                                                                Actual/360          No
    64  Scott D. Kepner, Robert K. Isackson                                        Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                  Actual/360          No
    66  Thomas Morgan                                                              Actual/360          No
    67  Owen Wickstrand, R. Lee Huntington                                         Actual/360          No
    68  Bradley Schroth                                                            Actual/360          No
    69  Paul Silverman, Adam Silverman, David Silverman                            Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   69.1
   69.2
    70  Alan C. Fox                                                                Actual/360          No
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                 Actual/360          No
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                               Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust          Actual/360          No
        None                                                                       Actual/360          No
    74  None                                                                       Actual/360          No
   74.1
   74.2
-----------------------------------------------------------------------------------------------------------------------------
    75  None                                                                       Actual/360          No
    76  None                                                                       Actual/360          No
    77  None                                                                       Actual/360          No
    78  David Taban and Joseph Daneshgar                                           Actual/360          No
    79  None                                                                       Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                             Actual/360          No
    81  Brian Fitterer, Joseph Sherman                                             Actual/360          No
    82  Norman Schulman                                                            Actual/360          No
    83  Harry Van Der Noord, Thomas Stantefort                                     Actual/360          No
   83.1
-----------------------------------------------------------------------------------------------------------------------------
   83.2
    84  Norman E. McHolme, Paul R. Marotte                                         Actual/360          No
    85  Robert N. Graham                                                           Actual/360          No
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                    Actual/360          No
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                Actual/360          No
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
-----------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                          Actual/360          No
    89  David Printz, Randall Peyton, MD                                           Actual/360          No
    90  Joseph W. Rich, J.W. Rich Investment Co.                                   Actual/360          No
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                    Actual/360          No
    92  Fred J. Weinert, Jr.                                                       Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                        Actual/360          No
    94  MHC Operating Limited Partnership                                          Actual/360          No
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                        Actual/360          No
    96  McDougal Family Limited Partnership, Ltd.,                                 Actual/360          No
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                    Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland          Actual/360          No
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                  Actual/360          No
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                              Actual/360          No
   101  Brian Fitterer, Joseph Sherman                                             Actual/360          No
   102  Rose Watkins                                                               Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                   Actual/360          No
   104  Arthur Victor II, Bruce D. Manley                                          Actual/360          No
   105  MHC Operating Limited Partnership                                          Actual/360          No
   106  Paul D. Kuperstein, Daniel J. Blatteis                                     Actual/360          No
   107  Joseph I. Wolf                                                             Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                          Actual/360          No
   109  Fletcher Bright Company                                                    Actual/360          No
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                  Actual/360          No
   111  Arthur Victor II, Bruce D. Manley                                          Actual/360          No
   112  Thomas L. Bradshaw                                                         Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                            Actual/360          No
   114  Continental Communities, L.L.C.                                            Actual/360          No
   115  Domenic Valsi                                                              Actual/360          No
   116  Eugene Cox                                                                 Actual/360          No
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                          Actual/360          No
   119  Daniel M. Guggenheim, Theodore D. Fouts                                    Actual/360          No
   120  Sorin Caragea, Ionela Caragea                                              Actual/360          No
   121  Richard Delaney                                                            Actual/360          No
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                  Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                     Actual/360          No
   124  Eric Gordon, James Leach                                                   Actual/360          No
   125  Eric Sheppard, Philip Wolman                                               Actual/360          No
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews              Actual/360          No
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                         Actual/360          No
-----------------------------------------------------------------------------------------------------------------------------


                                                                                                         Crossed            Mortgage
                                                                                      Fee /               With                Loan
    ID  Sponsor                                                                     Leasehold          Other Loans           Seller
------------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                               Fee                 No                 GACC
   1.1                                                                                 Fee                                    GACC
   1.2                                                                                 Fee                                    GACC

   1.3                                                                                 Fee                                    GACC
   1.4                                                                                 Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
   1.5                                                                                 Fee                                    GACC
   1.6                                                                                 Fee                                    GACC
   1.7                                                                                 Fee                                    GACC
   1.8                                                                                 Fee                                    GACC
   1.9                                                                                 Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
   1.10                                                                                Fee                                    GACC
    2   Alexander's Inc.                                                               Fee                 No                 GACC
    3   American Financial Realty Trust                                                Fee                 No                 GACC
    4   Strategic Hotel Funding, L.L.C.                                                Fee                 No                 GACC
   4.1                                                                                 Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
   4.2                                                                                 Fee                                    GACC
   4.3                                                                                 Fee                                    GACC
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.     Fee Simple             No                 BOFA
   5.1                                                                              Fee Simple                                BOFA
   5.2                                                                              Fee Simple                                BOFA
------------------------------------------------------------------------------------------------------------------------------------
   5.3                                                                              Fee Simple                                BOFA
   5.4                                                                              Fee Simple                                BOFA
   5.5                                                                              Fee Simple                                BOFA
   5.6                                                                              Fee Simple                                BOFA
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                          Fee/Leasehold            No                 GECC
------------------------------------------------------------------------------------------------------------------------------------
   6.1                                                                                 Fee                                    GECC
   6.2                                                                                 Fee                                    GECC
   6.3                                                                              Leasehold                                 GECC
   6.4                                                                                 Fee                                    GECC
   6.5                                                                                 Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   6.6                                                                                 Fee                                    GECC
   6.7                                                                                 Fee                                    GECC
   6.8                                                                                 Fee                                    GECC
   6.9                                                                                 Fee                                    GECC
   6.10                                                                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                      Fee                 No                 GACC
    8   Mark D. Elgin, Robert C. McLean                                                Fee                 No                 GACC
   8.1                                                                                 Fee                                    GACC
   8.2                                                                                 Fee                                    GACC
   8.3                                                                                 Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
   8.4                                                                                 Fee                                    GACC
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue           Fee                 No                 GECC
    10  C. Glenn Schor, David Karmi                                                 Fee Simple             No                 BOFA
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.         Fee                 No                 GECC
    12  Robert S Davis, James L Bellinson                                              Fee                 No                 GECC
------------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                                   Fee                 No                 GACC
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                                  Fee                 No                 GACC
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                  Fee                                    GACC
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                  Fee                                    GACC
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                    Fee                 No                 GECC
------------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                        Fee                 No                 GECC
    17  AP-Adler Investment Fund 2, L.P.                                            Fee Simple             No                 BOFA
    18  Barry Ross, William Matz                                                       Fee                 No                 GECC
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy               Fee/Leasehold            No                 GECC
    20  Jeffrey Weiss                                                                  Fee                 No                 GACC
------------------------------------------------------------------------------------------------------------------------------------
        None                                                                         Various       Yes (GECMC 04-3-A)         BOFA
    21  None                                                                        Fee Simple     Yes (GECMC 04-3-A)         BOFA
    22  None                                                                      Fee/Leasehold    Yes (GECMC 04-3-A)         BOFA
    23  None                                                                      Fee/Leasehold    Yes (GECMC 04-3-A)         BOFA
    24  None                                                                        Fee Simple     Yes (GECMC 04-3-A)         BOFA
------------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                        Fee Simple     Yes (GECMC 04-3-A)         BOFA
    26  Richard D. Cohen, Paula Zahn Cohen                                             Fee                                    GECC
    27  Edwin Joseph, S&A Investments, LLC                                             Fee                                    GECC
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust                   Fee                                    GECC
    29  Joel Wiener                                                                    Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                    Fee                                    GACC
   29.2 Joel Wiener                                                                    Fee                                    GACC
   29.3 Joel Wiener                                                                    Fee                                    GACC
   29.4 Joel Wiener                                                                    Fee                                    GACC
    30  Inland Western Retail Real Estate Trust, Inc.                               Fee Simple                                BOFA
------------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                              Fee                                    GECC
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel               Fee                                    GECC
    33  Joe Kazarnovsky, Ralph Reider                                                  Fee                                    GECC
    34  Grant C. Humphreys                                                             Fee                                    GECC
   34.1                                                                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   34.2                                                                                Fee                                    GECC
   34.3                                                                                Fee                                    GECC
   34.4                                                                                Fee                                    GECC
   34.5                                                                                Fee                                    GECC
   34.6                                                                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   34.7                                                                                Fee                                    GECC
   34.8                                                                                Fee                                    GECC
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.       Fee                                    GECC
   35.1                                                                                Fee                                    GECC
   35.2                                                                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   35.3                                                                                Fee                                    GECC
   35.4                                                                                Fee                                    GECC
   35.5                                                                                Fee                                    GECC
   35.6                                                                                Fee                                    GECC
   35.7                                                                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   35.8                                                                                Fee                                    GECC
    36  Bryan S. Weingarten, Randall C. Stein                                          Fee                                    GACC
    37  Anthony Thompson                                                            Leasehold                                 GECC
    38  None                                                                        Fee Simple                                BOFA
    39  William J. Warmerdam, Audrey C. Warmerdam                                      Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                                   Fee                                    GACC
    41  Edward E. Roach, Kile Morgan, Jr.                                              Fee                                    GECC
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman              Fee                                    GACC
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.                Fee                                    GECC
    44  None                                                                        Leasehold                                 BOFA
------------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                              Fee                                    GECC
    46  Michael Pashaie                                                                Fee                                    GACC
    47  Henry A. Gotthelf                                                              Fee                                    GECC
    48  James R. Murphy, Lawrence S. Connor                                         Fee Simple                                BOFA
    49  David Lieberman, Allen Fuss                                                    Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company            Fee Simple                                BOFA
    51  Edwin Joseph                                                                   Fee                                    GECC
    52  Bill Frye, Jane Frye                                                           Fee                                    GECC
    53  Joe Kazarnovsky                                                                Fee                                    GECC
    54  Ray W. Washburne                                                               Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                 Fee Simple                                BOFA
    56  Steve Wu                                                                       Fee                                    GECC
    57  John R. Saunders                                                            Fee Simple                                BOFA
    58  MHC Operating Limited Partnership                                              Fee                                    GECC
    59  Jim Yarmon; Stuart Bond                                                        Fee                                    GACC
------------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie             Fee                                    GECC
    61  Daniel M. Guggenheim                                                           Fee                                    GECC
    62  Stephen Lazovitz                                                               Fee                                    GACC
    63  Robert Sena                                                                 Fee Simple                                BOFA
    64  Scott D. Kepner, Robert K. Isackson                                         Fee Simple                                BOFA
------------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                      Fee                                    GECC
    66  Thomas Morgan                                                                  Fee                                    GECC
    67  Owen Wickstrand, R. Lee Huntington                                             Fee                                    GACC
    68  Bradley Schroth                                                                Fee                                    GACC
    69  Paul Silverman, Adam Silverman, David Silverman                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   69.1                                                                                Fee                                    GECC
   69.2                                                                                Fee                                    GECC
    70  Alan C. Fox                                                                    Fee                                    GECC
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                     Fee                                    GECC
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                                Fee Simple                                BOFA
------------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust              Fee                                    GECC
        None                                                                         Various       Yes (GECMC 04-3-B)         BOFA
    74  None                                                                        Fee Simple     Yes (GECMC 04-3-B)         BOFA
   74.1                                                                             Fee Simple                                BOFA
   74.2                                                                             Fee Simple                                BOFA
------------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                      Fee/Leasehold    Yes (GECMC 04-3-B)         BOFA
    76  None                                                                        Fee Simple     Yes (GECMC 04-3-B)         BOFA
    77  None                                                                      Fee/Leasehold    Yes (GECMC 04-3-B)         BOFA
    78  David Taban and Joseph Daneshgar                                               Fee                                    GACC
    79  None                                                                      Fee/Leasehold                               BOFA
------------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                                 Fee                                    GECC
    81  Brian Fitterer, Joseph Sherman                                                 Fee                                    GECC
    82  Norman Schulman                                                             Fee Simple                                BOFA
    83  Harry Van Der Noord, Thomas Stantefort                                         Fee                                    GECC
   83.1                                                                                Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   83.2                                                                                Fee                                    GECC
    84  Norman E. McHolme, Paul R. Marotte                                          Fee Simple                                BOFA
    85  Robert N. Graham                                                               Fee                                    GECC
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                        Fee                                    GECC
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                 Fee Simple                                BOFA
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
------------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                              Fee                                    GECC
    89  David Printz, Randall Peyton, MD                                               Fee                                    GECC
    90  Joseph W. Rich, J.W. Rich Investment Co.                                    Fee Simple                                BOFA
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                        Fee                                    GECC
    92  Fred J. Weinert, Jr.                                                        Fee Simple                                BOFA
------------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                            Fee                                    GECC
    94  MHC Operating Limited Partnership                                              Fee                                    GECC
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                         Fee Simple                                BOFA
    96  McDougal Family Limited Partnership, Ltd.,                                     Fee                                    GECC
          McD Equipment Leasing, L.C., Michael C. McDougal                             Fee                                    GECC
    97  Gerald L. McIntyre, Woodson Lee Philbin
------------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland              Fee                                    GECC
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                   Fee Simple                                BOFA
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                               Fee Simple                                BOFA
   101  Brian Fitterer, Joseph Sherman                                                 Fee                                    GECC
   102  Rose Watkins                                                                   Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                       Fee                                    GECC
   104  Arthur Victor II, Bruce D. Manley                                           Fee Simple                                BOFA
   105  MHC Operating Limited Partnership                                              Fee                                    GECC
   106  Paul D. Kuperstein, Daniel J. Blatteis                                      Fee Simple                                BOFA
   107  Joseph I. Wolf                                                                 Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                              Fee                                    GACC
   109  Fletcher Bright Company                                                     Fee Simple                                BOFA
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                      Fee                                    GECC
   111  Arthur Victor II, Bruce D. Manley                                           Fee Simple                                BOFA
   112  Thomas L. Bradshaw                                                             Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                             Fee Simple                                BOFA
   114  Continental Communities, L.L.C.                                             Fee Simple                                BOFA
   115  Domenic Valsi                                                                  Fee                                    GECC
   116  Eugene Cox                                                                     Fee                                    GECC
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                    Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                              Fee                                    GECC
   119  Daniel M. Guggenheim, Theodore D. Fouts                                        Fee                                    GECC
   120  Sorin Caragea, Ionela Caragea                                                  Fee                                    GECC
   121  Richard Delaney                                                                Fee                                    GECC
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                      Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                         Fee                                    GECC
   124  Eric Gordon, James Leach                                                       Fee                                    GECC
   125  Eric Sheppard, Philip Wolman                                                   Fee                                    GECC
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews                  Fee                                    GECC
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                             Fee                                    GECC
------------------------------------------------------------------------------------------------------------------------------------


                                                                                   Mortgage        Letter
                                                                                     Loan         of Credit    Hospitality
    ID  Sponsor                                                                    Guarantor      (Yes/No)       Property
----------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                                             No
   1.1                                                                                               No
   1.2                                                                                               No

   1.3                                                                                               No
   1.4                                                                                               No
----------------------------------------------------------------------------------------------------------------------------
   1.5                                                                                               No
   1.6                                                                                               No
   1.7                                                                                               No
   1.8                                                                                               No
   1.9                                                                                               No
----------------------------------------------------------------------------------------------------------------------------
   1.10                                                                                              No
    2   Alexander's Inc.                                                                             No
    3   American Financial Realty Trust                                                              No
    4   Strategic Hotel Funding, L.L.C.                                                              No
   4.1                                                                                               No
----------------------------------------------------------------------------------------------------------------------------
   4.2                                                                                               No
   4.3                                                                                               No
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.                      No
   5.1                                                                                               No
   5.2                                                                                               No
----------------------------------------------------------------------------------------------------------------------------
   5.3                                                                                               No
   5.4                                                                                               No
   5.5                                                                                               No
   5.6                                                                                               No
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                                             No
----------------------------------------------------------------------------------------------------------------------------
   6.1                                                                                               No
   6.2                                                                                               No
   6.3                                                                                               No
   6.4                                                                                               No
   6.5                                                                                               No
----------------------------------------------------------------------------------------------------------------------------
   6.6                                                                                               No
   6.7                                                                                               No
   6.8                                                                                               No
   6.9                                                                                               No
   6.10                                                                                              No
----------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                                    No
    8   Mark D. Elgin, Robert C. McLean                                                              Yes
   8.1                                                                                               Yes
   8.2                                                                                               Yes
   8.3                                                                                               Yes
----------------------------------------------------------------------------------------------------------------------------
   8.4                                                                                               Yes
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue                         No
    10  C. Glenn Schor, David Karmi                                                                  No
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.                       No
    12  Robert S Davis, James L Bellinson                                                            No
----------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                                                 No
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                                                No
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                                No
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                                                No
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                                  No
----------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                                      No
    17  AP-Adler Investment Fund 2, L.P.                                                             No
    18  Barry Ross, William Matz                                                                     No
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                                  No
    20  Jeffrey Weiss                                                                                No
----------------------------------------------------------------------------------------------------------------------------
        None                                                                                         No          Medical
    21  None                                                                                         No          Medical
    22  None                                                                                         No          Medical
    23  None                                                                                         No          Medical
    24  None                                                                                         No          Medical
----------------------------------------------------------------------------------------------------------------------------
    25  None                                                                                         No          Medical
    26  Richard D. Cohen, Paula Zahn Cohen                                                           No
    27  Edwin Joseph, S&A Investments, LLC                                                           No
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust                                 No
    29  Joel Wiener                                                                                  No
----------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                                  No
   29.2 Joel Wiener                                                                                  No
   29.3 Joel Wiener                                                                                  No
   29.4 Joel Wiener                                                                                  No
    30  Inland Western Retail Real Estate Trust, Inc.                                                No
----------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                                            No
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel                             No
    33  Joe Kazarnovsky, Ralph Reider                                                                No
    34  Grant C. Humphreys                                                                           No
   34.1                                                                                              No
----------------------------------------------------------------------------------------------------------------------------
   34.2                                                                                              No
   34.3                                                                                              No
   34.4                                                                                              No
   34.5                                                                                              No
   34.6                                                                                              No
----------------------------------------------------------------------------------------------------------------------------
   34.7                                                                                              No
   34.8                                                                                              No
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.                     No
   35.1                                                                                              No
   35.2                                                                                              No
----------------------------------------------------------------------------------------------------------------------------
   35.3                                                                                              No
   35.4                                                                                              No
   35.5                                                                                              No
   35.6                                                                                              No
   35.7                                                                                              No
----------------------------------------------------------------------------------------------------------------------------
   35.8                                                                                              No
    36  Bryan S. Weingarten, Randall C. Stein                                                        No
    37  Anthony Thompson                                                                             No
    38  None                                                                                         No          Medical
    39  William J. Warmerdam, Audrey C. Warmerdam                                                    No
----------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                                                 No
    41  Edward E. Roach, Kile Morgan, Jr.                                                            Yes
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman                            No
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.                              No
    44  None                                                                                         Yes         Medical
----------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                                            No
    46  Michael Pashaie                                                                              No
    47  Henry A. Gotthelf                                                                            No
    48  James R. Murphy, Lawrence S. Connor                                                          No
    49  David Lieberman, Allen Fuss                                                                  No
----------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company                             No
    51  Edwin Joseph                                                                                 No
    52  Bill Frye, Jane Frye                                                                         Yes
    53  Joe Kazarnovsky                                                                              No
    54  Ray W. Washburne                                                                             No
----------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                                  No
    56  Steve Wu                                                                                     No
    57  John R. Saunders                                                                             No
    58  MHC Operating Limited Partnership                                                            No
    59  Jim Yarmon; Stuart Bond                                                                      No
----------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie                           No
    61  Daniel M. Guggenheim                                                                         No
    62  Stephen Lazovitz                                                                             No
    63  Robert Sena                                                                                  No
    64  Scott D. Kepner, Robert K. Isackson                                                          Yes
----------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                                    No
    66  Thomas Morgan                                                                                No
    67  Owen Wickstrand, R. Lee Huntington                                                           No
    68  Bradley Schroth                                                                              No
    69  Paul Silverman, Adam Silverman, David Silverman                                              No
----------------------------------------------------------------------------------------------------------------------------
   69.1                                                                                              No
   69.2                                                                                              No
    70  Alan C. Fox                                                                                  No
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                                   No
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                                                 No
----------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust                            No
        None                                                                                       Various       Medical
    74  None                                                                                         No          Medical
   74.1                                                                                              No          Medical
   74.2                                                                                              No          Medical
----------------------------------------------------------------------------------------------------------------------------
    75  None                                                                                         Yes         Medical
    76  None                                                                                         No          Medical
    77  None                                                                                         Yes         Medical
    78  David Taban and Joseph Daneshgar                                                             No          Medical
    79  None                                                                                         Yes         Medical
----------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                                               No
    81  Brian Fitterer, Joseph Sherman                                                               No
    82  Norman Schulman                                                                              No
    83  Harry Van Der Noord, Thomas Stantefort                                                       No
   83.1                                                                                              No
----------------------------------------------------------------------------------------------------------------------------
   83.2                                                                                              No
    84  Norman E. McHolme, Paul R. Marotte                                                           No
    85  Robert N. Graham                                                                             No
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                                      No
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                                  No
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
----------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                                            No
    89  David Printz, Randall Peyton, MD                                                             No          Medical
    90  Joseph W. Rich, J.W. Rich Investment Co.                                                     No
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                                      No
    92  Fred J. Weinert, Jr.                                                                         No
----------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                                          No
    94  MHC Operating Limited Partnership                                                            No
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                                          Yes
    96  McDougal Family Limited Partnership, Ltd.,                                                   No
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                                      No
----------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland                            No
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                                    No
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                                                No
   101  Brian Fitterer, Joseph Sherman                                                               No
   102  Rose Watkins                                                                                 No
----------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                                     No
   104  Arthur Victor II, Bruce D. Manley                                                            No
   105  MHC Operating Limited Partnership                                                            No
   106  Paul D. Kuperstein, Daniel J. Blatteis                                                       No
   107  Joseph I. Wolf                                                                               No
----------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                                            No
   109  Fletcher Bright Company                                                                      No
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                                    No
   111  Arthur Victor II, Bruce D. Manley                                                            No
   112  Thomas L. Bradshaw                                                                           No
----------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                                              No
   114  Continental Communities, L.L.C.                                                              No
   115  Domenic Valsi                                                                                No
   116  Eugene Cox                                                                                   No
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                                  No
----------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                                            No
   119  Daniel M. Guggenheim, Theodore D. Fouts                                                      No
   120  Sorin Caragea, Ionela Caragea                                                                No
   121  Richard Delaney                                                                              No
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                                    No
----------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                                       No
   124  Eric Gordon, James Leach                                                                     No
   125  Eric Sheppard, Philip Wolman                                                                 No
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews                                No
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                                           No
----------------------------------------------------------------------------------------------------------------------------


                                                                                     Net             Units
                                                                                  Rentable            of           Loan Group
    ID  Sponsor                                                                 Area SF/Units       Measure       (One or Two)
------------------------------------------------------------------------------------------------------------------------------
    1   DDR Macquarie Bison Holdings LLC                                          3,255,827         Sq. Ft.             1
   1.1                                                                             906,721          Sq. Ft.
   1.2                                                                             684,442          Sq. Ft.

   1.3                                                                             399,830          Sq. Ft.
   1.4                                                                             249,366          Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   1.5                                                                             190,970          Sq. Ft.
   1.6                                                                             253,110          Sq. Ft.
   1.7                                                                             167,795          Sq. Ft.
   1.8                                                                             182,417          Sq. Ft.
   1.9                                                                             108,188          Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   1.10                                                                            112,988          Sq. Ft.
    2   Alexander's Inc.                                                           694,634          Sq. Ft.             1
    3   American Financial Realty Trust                                            750,000          Sq. Ft.             1
    4   Strategic Hotel Funding, L.L.C.                                             2,315            Rooms              1
   4.1                                                                              1,184            Rooms
------------------------------------------------------------------------------------------------------------------------------
   4.2                                                                               712             Rooms
   4.3                                                                               419             Rooms
    5   Sun Communities Operating Limited Partnership and Sun Communities, Inc.     2,249            Pads               2
   5.1                                                                               403             Pads
   5.2                                                                               547             Pads
------------------------------------------------------------------------------------------------------------------------------
   5.3                                                                               236             Pads
   5.4                                                                               162             Pads
   5.5                                                                               493             Pads
   5.6                                                                               408             Pads
    6   Kenneth M. Woolley, Spencer Kirk, Richard Tanner                           597,909          Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
   6.1                                                                             84,997           Sq. Ft.
   6.2                                                                             74,739           Sq. Ft.
   6.3                                                                             55,410           Sq. Ft.
   6.4                                                                             53,730           Sq. Ft.
   6.5                                                                             51,451           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   6.6                                                                             74,765           Sq. Ft.
   6.7                                                                             56,400           Sq. Ft.
   6.8                                                                             60,650           Sq. Ft.
   6.9                                                                             45,250           Sq. Ft.
   6.10                                                                            40,517           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
    7   John Schafer, Thomas Rakow, Joseph Cahill                                    350             Units              1
    8   Mark D. Elgin, Robert C. McLean                                            478,408          Sq. Ft.             1
   8.1                                                                             165,530          Sq. Ft.
   8.2                                                                             120,605          Sq. Ft.
   8.3                                                                             101,849          Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   8.4                                                                             90,424           Sq. Ft.
    9   Henry S. Miller III, Robert Bagwell, Donald J. McNamara, Blake Pogue       123,290          Sq. Ft.             1
    10  C. Glenn Schor, David Karmi                                                165,200          Sq. Ft.             1
    11  A. John Knapp, Andover Group Inc., Plantation Group LP, RAS Land, Inc.       508             Units              2
    12  Robert S Davis, James L Bellinson                                            657             Pads               2
------------------------------------------------------------------------------------------------------------------------------
    13  Meyer Chetrit, Jacob Chetrit                                               672,545          Sq. Ft.             1
    14  Robert V. Gothier, Sr., Robert V. Gothier Jr.                              172,989          Sq. Ft.             1
   14.1 Robert V. Gothier, Sr., Robert V. Gothier Jr.                              104,789          Sq. Ft.
   14.2 Robert V. Gothier, Sr., Robert V. Gothier Jr.                              68,200           Sq. Ft.
    15  Jordan Slone, Herbert Bangel, Sol Neuhoff, HGGP Capital LLC                  526             Units              2
------------------------------------------------------------------------------------------------------------------------------
    16  Syd Hurley, David Watson, Roger H. Elton, Monty Baldwin                    181,116          Sq. Ft.             1
    17  AP-Adler Investment Fund 2, L.P.                                           513,707          Sq. Ft.             1
    18  Barry Ross, William Matz                                                   161,962          Sq. Ft.             1
    19  Peter Abrams, Fred Levin, Dennis McCarthy, Michael McCarthy                169,754          Sq. Ft.             1
    20  Jeffrey Weiss                                                              371,441          Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
        None                                                                       247,630          Sq. Ft.
    21  None                                                                       83,008           Sq. Ft.             1
    22  None                                                                       117,509          Sq. Ft.             1
    23  None                                                                       27,490           Sq. Ft.             1
    24  None                                                                        9,541           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    25  None                                                                       10,082           Sq. Ft.             1
    26  Richard D. Cohen, Paula Zahn Cohen                                         72,567           Sq. Ft.             1
    27  Edwin Joseph, S&A Investments, LLC                                           650             Units              2
    28  JP Morgan US Real Estate Income, New Plan Excel Realty Trust               128,667          Sq. Ft.             1
    29  Joel Wiener                                                                  207             Units              2
------------------------------------------------------------------------------------------------------------------------------
   29.1 Joel Wiener                                                                  100             Units
   29.2 Joel Wiener                                                                  59              Units
   29.3 Joel Wiener                                                                  38              Units
   29.4 Joel Wiener                                                                  10              Units
    30  Inland Western Retail Real Estate Trust, Inc.                              92,167           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    31  MHC Operating Limited Partnership                                            271             Pads               2
    32  Gerald L. Nudo, Laurence H. Weiner, Jerome H. Meyer, Anne Voshel           218,039          Sq. Ft.             1
    33  Joe Kazarnovsky, Ralph Reider                                                165             Units              2
    34  Grant C. Humphreys                                                         536,078          Sq. Ft.             1
   34.1                                                                            61,190           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   34.2                                                                            90,975           Sq. Ft.
   34.3                                                                            74,170           Sq. Ft.
   34.4                                                                            77,325           Sq. Ft.
   34.5                                                                            82,300           Sq. Ft.
   34.6                                                                            59,800           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   34.7                                                                            53,650           Sq. Ft.
   34.8                                                                            36,668           Sq. Ft.
    35  Stephen L. Clark, Orlin E. Ard, Jr., Robert N. Baker, James, Harris, Jr.   389,505          Sq. Ft.             1
   35.1                                                                            56,440           Sq. Ft.
   35.2                                                                            48,920           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   35.3                                                                            57,800           Sq. Ft.
   35.4                                                                            50,665           Sq. Ft.
   35.5                                                                            39,080           Sq. Ft.
   35.6                                                                            51,970           Sq. Ft.
   35.7                                                                            47,780           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
   35.8                                                                            36,850           Sq. Ft.
    36  Bryan S. Weingarten, Randall C. Stein                                        184             Units              2
    37  Anthony Thompson                                                           146,836          Sq. Ft.             1
    38  None                                                                       72,677           Sq. Ft.             1
    39  William J. Warmerdam, Audrey C. Warmerdam                                    250             Units              2
------------------------------------------------------------------------------------------------------------------------------
    40  Allan Hudson                                                                 210             Units              2
    41  Edward E. Roach, Kile Morgan, Jr.                                          97,798           Sq. Ft.             1
    42  Gordon D. Sondland, Joseph Angel, Warren Rosenfeld, Ellen Lippman            127             Rooms              1
    43  Hall G1 GP Inc., Phoenix/Inwood Corp, Hall Financial Group Ltd.            115,814          Sq. Ft.             1
    44  None                                                                       175,794          Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    45  Gordon Comer, Dr. Chandresh Saraiya, Peter Holden                          86,927           Sq. Ft.             1
    46  Michael Pashaie                                                            67,132           Sq. Ft.             1
    47  Henry A. Gotthelf                                                          42,302           Sq. Ft.             1
    48  James R. Murphy, Lawrence S. Connor                                          256             Units              2
    49  David Lieberman, Allen Fuss                                                43,750           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    50  Edward M. Kashain, Lee Jay Kolligan, and Lance-Kashain & Company           176,359          Sq. Ft.             1
    51  Edwin Joseph                                                                 240             Units              2
    52  Bill Frye, Jane Frye                                                       119,948          Sq. Ft.             1
    53  Joe Kazarnovsky                                                              324             Units              1
    54  Ray W. Washburne                                                           343,537          Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    55  Jack Baskin                                                                112,099          Sq. Ft.             1
    56  Steve Wu                                                                   112,334          Sq. Ft.             1
    57  John R. Saunders                                                           59,991           Sq. Ft.             1
    58  MHC Operating Limited Partnership                                            399             Pads               2
    59  Jim Yarmon; Stuart Bond                                                    72,151           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    60  MacKenzie Properties, Richman Limited Partnership, Clark MacKenzie         83,109           Sq. Ft.             1
    61  Daniel M. Guggenheim                                                         159             Pads               1
    62  Stephen Lazovitz                                                           99,777           Sq. Ft.             1
    63  Robert Sena                                                                122,732          Sq. Ft.             1
    64  Scott D. Kepner, Robert K. Isackson                                        110,746          Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    65  James E. Lindsey, J.E. Lindsey Family Limited Partnership                    216             Units              2
    66  Thomas Morgan                                                                194             Pads               2
    67  Owen Wickstrand, R. Lee Huntington                                         157,851          Sq. Ft.             1
    68  Bradley Schroth                                                            43,751           Sq. Ft.             1
    69  Paul Silverman, Adam Silverman, David Silverman                            39,764           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
   69.1                                                                            15,621           Sq. Ft.
   69.2                                                                            24,143           Sq. Ft.
    70  Alan C. Fox                                                                33,352           Sq. Ft.             1
    71  Jack J. Antaramian, Kraft Enterprises Inc,                                 44,250           Sq. Ft.             1
          Mexi-Gulf Developments Inc, as trustee
    72  Jared Schenk                                                                 146             Units              2
------------------------------------------------------------------------------------------------------------------------------
    73  J.J.S. Inc., CMS Investors, Inc., Gary S. Holmes Intervivos Trust            158             Rooms              1
        None                                                                       189,664          Sq. Ft.
    74  None                                                                       64,461           Sq. Ft.             1
   74.1                                                                            36,937           Sq. Ft.
   74.2                                                                            27,524           Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
    75  None                                                                       57,295           Sq. Ft.             1
    76  None                                                                       24,683           Sq. Ft.             1
    77  None                                                                       43,225           Sq. Ft.             1
    78  David Taban and Joseph Daneshgar                                           37,859           Sq. Ft.             1
    79  None                                                                       53,242           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    80  Kevin Christianson, Mark Payne                                               117             Units              2
    81  Brian Fitterer, Joseph Sherman                                               160             Pads               2
    82  Norman Schulman                                                            74,975           Sq. Ft.             1
    83  Harry Van Der Noord, Thomas Stantefort                                       392             Pads               1
   83.1                                                                              248             Pads
------------------------------------------------------------------------------------------------------------------------------
   83.2                                                                              144             Pads
    84  Norman E. McHolme, Paul R. Marotte                                         26,126           Sq. Ft.             1
    85  Robert N. Graham                                                             68              Units              1
    86  Hugh B. Calkin, H. Bradshaw Calkin, Jr.                                    50,415           Sq. Ft.             1
    87  Steven Lee, Gilbert Thomas, Gary Nathanson, Richard Handel,                48,373           Sq. Ft.             1
        The Handel 1995 Trust, and The Gary R. Nathanson and
        Linda Nathanson Family Trust
------------------------------------------------------------------------------------------------------------------------------
    88  MHC Operating Limited Partnership                                            166             Pads               2
    89  David Printz, Randall Peyton, MD                                           41,077           Sq. Ft.             1
    90  Joseph W. Rich, J.W. Rich Investment Co.                                   76,326           Sq. Ft.             1
    91  Carl Julio, Edward Julio, Lawrence Julio, Anthony Julio                      200             Units              2
    92  Fred J. Weinert, Jr.                                                       27,862           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
    93  Larry P. Kanar, Marshall N. Dickler                                        21,600           Sq. Ft.             1
    94  MHC Operating Limited Partnership                                            164             Pads               2
    95  Ronald D. McMahon, Martin Fenton, and Michael Grust                        18,064           Sq. Ft.             1
    96  McDougal Family Limited Partnership, Ltd.,                                   194             Units              2
          McD Equipment Leasing, L.C., Michael C. McDougal
    97  Gerald L. McIntyre, Woodson Lee Philbin                                      72              Units              1
------------------------------------------------------------------------------------------------------------------------------
    98  E. Leon "Skip" McCasland, Kim Davis, Carla Wallace, Kim McCasland            99              Units              1
    99  Susan W. Goldberg, David A. Goldberg, Michael J. Bushell,                  22,812           Sq. Ft.             1
          Stephen Gallagher, Nancy A. Bushell
   100  Raul L. Nunez                                                              65,615           Sq. Ft.             1
   101  Brian Fitterer, Joseph Sherman                                               144             Pads               2
   102  Rose Watkins                                                                 108             Units              2
------------------------------------------------------------------------------------------------------------------------------
   103  Carl Julio, Edward Julio                                                     260             Units              2
   104  Arthur Victor II, Bruce D. Manley                                          78,955           Sq. Ft.             1
   105  MHC Operating Limited Partnership                                            136             Pads               2
   106  Paul D. Kuperstein, Daniel J. Blatteis                                     12,299           Sq. Ft.             1
   107  Joseph I. Wolf                                                               137             Pads               2
------------------------------------------------------------------------------------------------------------------------------
   108  Joseph G. Mansour                                                            128             Units              2
   109  Fletcher Bright Company                                                    40,000           Sq. Ft.             1
   110  G. Randall Andrews, Robert G. Muzyka, Jr.                                  23,552           Sq. Ft.             1
   111  Arthur Victor II, Bruce D. Manley                                          62,000           Sq. Ft.             1
   112  Thomas L. Bradshaw                                                         14,560           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------
   113  Continental Communities, L.L.C.                                              139             Pads               2
   114  Continental Communities, L.L.C.                                              149             Pads               1
   115  Domenic Valsi                                                              27,900           Sq. Ft.             1
   116  Eugene Cox                                                                 53,140           Sq. Ft.             1
   117  Ansonia Acquisitions IV LLC, Tarragon Realty Investors Inc.                  65              Units              2
------------------------------------------------------------------------------------------------------------------------------
   118  Robert V. Stunkel                                                          12,488           Sq. Ft.             1
   119  Daniel M. Guggenheim, Theodore D. Fouts                                      195             Pads               2
   120  Sorin Caragea, Ionela Caragea                                                104             Units              2
   121  Richard Delaney                                                              202             Pads               2
   122  James E. Lindsey, J.E. Lindsey Family Limited Partnership                    72              Units              2
------------------------------------------------------------------------------------------------------------------------------
   123  Allen C. McDonald, David Baker, Carl Storey, Tom Trent                      8,600           Sq. Ft.             1
   124  Eric Gordon, James Leach                                                    5,000           Sq. Ft.             1
   125  Eric Sheppard, Philip Wolman                                                9,114           Sq. Ft.             1
   126  Harry Van Der Noord, Thomas Stantefort, Wayne & Ellen Andrews                107             Pads               1
   127  William D. Schmicker, Dwight W. Davis, Dasch, Inc.                         75,936           Sq. Ft.             1
------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, GEMSA Loan Services, L.P., as Servicer, Lennar Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee, on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1. Check one of the following:*

            [_] The Purchaser is not purchasing a Class R or Class LR Certificate and the Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

--------

* Purchaser must include one of the following two certifications.

2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) (other than with respect to the Residual Certificates) institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof,
      (x) the receipt by the Certificate Registrar of an Opinion of Counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3. The Purchaser has reviewed each Private Placement Memorandum relating to the Certificates (collectively, the "Private Placement Memoranda") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memoranda.

4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.    Check one of the following:*

            [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) a duly executed IRS Form W-8IMY (with appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8IMY or]** IRS Forms W-8ECI[, as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

--------

* Each Purchaser must include one of the two alternative certifications.

** Omit for Class R and Class LR.


For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8.    Please make all payments due on the Certificates:***

            [_] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                  Bank:_________________________________________________
                  ABA#:_________________________________________________
                  Account #:____________________________________________
                  Attention:____________________________________________

            [_]   (b) by mailing a check or draft to the following address:

                                       Very truly yours,

                                       ______________________________________
                                                  [The Purchaser]




                                          By:________________________________
                                          Name:
                                          Title:

Dated:

--------

*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b).

                                   EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                AFFIDAVIT      PURSUANT     TO
                                                SECTION 860E(e)(4)    OF   THE
                                                INTERNAL   REVENUE   CODE   OF
                                                1986, AS AMENDED

STATE OF                )
                        )  ss:
COUNTY OF               )



            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

            2. That the Transferee's Taxpayer Identification Number is [ ].

            3. That the Transferee of a GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent") or an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan, including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulations ss. 2510.3-101. For these purposes, "Non-U.S. Person" means any person (a) other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes, or (b) who is a U.S. Person if income of such person with respect to such Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

            4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

            5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

            6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that after conducting a reasonable investigation of the financial condition of the Person or entity, it has no reason to believe that such Person or entity does not satisfy the requirements set forth in paragraphs 3 and 4 hereof.

            7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, dated as of July 1, 2004 among GE Commercial Mortgage Corporation, as Depositor, GEMSA Loan Services, L.P., as Servicer, Lennar Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

            8. That, if a "tax matters person" is required to be designated with respect to [the Upper-Tier REMIC] [the Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" if it will own the largest Percentage Interest in the Class [R][LR] Certificate and to perform the functions of "tax matters person" of [the Upper-Tier REMIC] [the Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and, in such event, agrees to the irrevocable designation of the Trustee as the Transferee's agent in performing the function of "tax matters person."

            9. That the Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

            10. That the Transferee agrees not to transfer the Class [R][LR] Certificate such that the income therefrom would be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Transferee or any other U.S. Person.

            11.*__Check one of the following, if applicable:

            [_] That the present value of the anticipated tax liabilities associated with holding the Class [R][LR] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class [R][LR] Certificate;

            (ii) the present value of the expected future distributions on such Class [R][LR] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Class [R][LR] Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Class [R][LR] Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class [R][LR] Certificate will only be taxed in the United States;

            (ii) at the time of transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class [R][LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class [R][LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_]   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 20__.


                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]


--------

* Insert appropriate paragraph, if applicable.

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ___ day of __________, 20__.

______________________________
NOTARY PUBLIC

COUNTY OF
          ____________________

STATE OF
         _____________________

My commission expires the ___ day of __________, 20__.

                                   EXHIBIT D-2

                            FORM OF TRANSFEROR LETTER

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113

Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
                  --------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to believe that the requirements set forth in paragraphs 3 and 10 thereof are not satisfied or, after conducting a reasonable investigation of the financial condition of [Transferee], that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,

                                       [Transferor]

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

                                                                          [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113

Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3,
                  REQUEST FOR RELEASE
                  --------------------------------------------------------------

Dear _______________________,

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor, [the undersigned, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer")] [GEMSA Loan Services, L.P., as Servicer (the "Servicer"), the undersigned, as special servicer (the "Special Servicer")] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

            ______1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

            ______2.    The Mortgage Loan is being foreclosed.

            ______3.    Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [SERVICER][SPECIAL SERVICER]



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113

Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut 06297
Attention:  Legal Department (Real Estate)

            Re: Transfer of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3
                  --------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Class ___ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as Servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you either of the following:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other (except with respect to the Class S, Class R or Class LR Certificates) than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60; or

            2. Except with respect to the Class S, Class R or Class LR Certificates (which may not be transferred to a Person who is described in paragraph 1(a) or (b) above), the Purchaser understands that if the Purchaser is a Person referred to in paragraph 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the [Initial Purchasers] [Underwriters] or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee, the [Initial Purchasers] [Underwriters], the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.


                                       Very truly yours,

                                       _______________________________________
                                                [The Purchaser]




                                          By:__________________________________
                                          Name:
                                          Title:

                                   EXHIBIT G-1

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004


                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

--------------------------------------------------------------------------------
STATEMENT SECTIONS                                                     PAGE(s)
------------------                                                     -------

Certificate Distribution Detail                                           2
Certificate Factor Detail                                                 3
Reconciliation Detail                                                     4
Other Required Information                                                5
Cash Reconciliation Detail                                                6
Ratings Detail                                                            7
Mortgage Loan Detail                                                      8
Principal Prepayment Detail                                               9
Historical Detail                                                         10
Delinquency Loan Detail                                                   11
Specially Serviced Loan Detail                                         12 - 13
Modified Loan Detail                                                      14
Liquidated Loan Detail                                                    15

--------------------------------------------------------------------------------


                 Depositor
--------------------------------------------
GE Capital Commercial Mortgage Corp.
292 Long Ridge Road
Stamford, CT 06927



Contact:        General Information Number
Phone Number:   (203) 357-4000
--------------------------------------------



                  Servicer
--------------------------------------------
GEMSA Loan Services, L.P.
1500 City West Blvd.
Suite 200
Houston, TX 77042
Contact:             Shelly Shrimpton
Phone Number:        (713) 458-7380
--------------------------------------------




              Special Servicer
--------------------------------------------
Lennar Partners, Inc.
760 N.W. 107th Avenue
Miami, FL 33172

Contact:                 Steve Bruha
Phone Number:            (305) 229-6614
--------------------------------------------


This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright , Wells Fargo Bank, N.A.                                  Page 1 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004


                         Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------
                                                                                                        Realized Loss/
                  Pass-Through    Original    Beginning     Principal       Interest      Prepayment   Additional Trust
Class    CUSIP        Rate        Balance      Balance    Distribution    Distribution     Premium       Fund Expenses
-----------------------------------------------------------------------------------------------------------------------
A-1                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-2                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-3                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-4                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-1-A              0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
B                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
C                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
D                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
E                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
F                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
G                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
H                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
J                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
K                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
L                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
M                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
N                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
O                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
P                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
S                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
R                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
LR                 0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
-----------------------------------------------------------------------------------------------------------------------
Totals                              0.00         0.00         0.00            0.00           0.00            0.00
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
                                         Current
                Total        Ending   Subordination
Class        Distribution    Balance    Level (1)
----------------------------------------------------
A-1              0.00          0.00        0.00
A-2              0.00          0.00        0.00
A-3              0.00          0.00        0.00
A-4              0.00          0.00        0.00
A-1-A            0.00          0.00        0.00
B                0.00          0.00        0.00
C                0.00          0.00        0.00
D                0.00          0.00        0.00
E                0.00          0.00        0.00
F                0.00          0.00        0.00
G                0.00          0.00        0.00
H                0.00          0.00        0.00
J                0.00          0.00        0.00
K                0.00          0.00        0.00
L                0.00          0.00        0.00
M                0.00          0.00        0.00
N                0.00          0.00        0.00
O                0.00          0.00        0.00
P                0.00          0.00        0.00
S                0.00          0.00        0.00
R                0.00          0.00        0.00
LR               0.00          0.00        0.00
----------------------------------------------------
Totals           0.00          0.00        0.00
----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                      Original     Beginning                                                   Ending
                     Pass-Through     Notional     Notional      Interest      Prepayment       Total         Notional
Class     CUSIP          Rate          Amount       Amount     Distribution     Premium      Distribution      Amount
----------------------------------------------------------------------------------------------------------------------
X-1                    0.000000         0.00         0.00          0.00          0.00            0.00           0.00
X-2                    0.000000         0.00         0.00          0.00          0.00            0.00           0.00
----------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright , Wells Fargo Bank, N.A.                                  Page 2 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                            Certificate Factor Detail

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Realized Loss/
                      Beginning         Principal           Interest         Prepayment      Additional Trust           Ending
Class      CUSIP       Balance         Distribution       Distribution        Premium          Fund Expenses            Balance
------------------------------------------------------------------------------------------------------------------------------------
A-1                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-2                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-3                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-4                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-1-A                 0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
B                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
C                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
D                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
E                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
F                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
G                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
H                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
J                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
K                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
L                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
M                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
N                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
O                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
P                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
S                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
R                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
LR                    0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                     Beginning                                              Ending
Class     CUSIP       Notional         Interest          Prepayment        Notional
                       Amount        Distribution         Premium           Amount
--------------------------------------------------------------------------------------
X-1                  0.00000000       0.00000000         0.00000000       0.00000000
X-2                  0.00000000       0.00000000         0.00000000       0.00000000
--------------------------------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 3 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                              Reconciliation Detail

       Advance Summary                                                        Servicing Fee Summary

P & I Advances Outstanding                    0.00         Current Period Accrued Servicing Fees                       0.00

Servicing Advances Outstanding                0.00         Less Servicing Fees on Delinquent Payments                  0.00

Reimbursements for Interest on P & I          0.00         Less Reductions to Servicing Fees                           0.00
Advances paid from general collections                     Plus Servicing Fees on Delinquent Payments Received         0.00
Reimbursements for Interest on Servicing      0.00         Plus Adjustments for Prior Servicing Calculation            0.00
Advances paid from general collections                     Total Servicing Fees Collected                              0.00


Certificate Interest Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
             Accrued             Uncovered                                 Certificate             Unpaid        Optimal Interest
           Certificate          Prepayment          Indemnification     Deferred Interest         Interest         Distribution
Class        Interest        Interest Shortfall        Expenses              Amount           Shortfall Amount        Amount
------------------------------------------------------------------------------------------------------------------------------------
A-1            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-2            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-3            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-4            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-1-A          0.00                0.00                 0.00                 0.00                   0.00               0.00
B              0.00                0.00                 0.00                 0.00                   0.00               0.00
C              0.00                0.00                 0.00                 0.00                   0.00               0.00
D              0.00                0.00                 0.00                 0.00                   0.00               0.00
E              0.00                0.00                 0.00                 0.00                   0.00               0.00
F              0.00                0.00                 0.00                 0.00                   0.00               0.00
G              0.00                0.00                 0.00                 0.00                   0.00               0.00
H              0.00                0.00                 0.00                 0.00                   0.00               0.00
J              0.00                0.00                 0.00                 0.00                   0.00               0.00
K              0.00                0.00                 0.00                 0.00                   0.00               0.00
L              0.00                0.00                 0.00                 0.00                   0.00               0.00
M              0.00                0.00                 0.00                 0.00                   0.00               0.00
N              0.00                0.00                 0.00                 0.00                   0.00               0.00
O              0.00                0.00                 0.00                 0.00                   0.00               0.00
P              0.00                0.00                 0.00                 0.00                   0.00               0.00
X-1            0.00                0.00                 0.00                 0.00                   0.00               0.00
X-2            0.00                0.00                 0.00                 0.00                   0.00               0.00
------------------------------------------------------------------------------------------------------------------------------------
Total          0.00                0.00                 0.00                 0.00                   0.00               0.00
------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------
             Interest
            Shortfall      Interest
Class         Amount     Distribution
-------------------------------------
A-1            0.00          0.00
A-2            0.00          0.00
A-3            0.00          0.00
A-4            0.00          0.00
A-1-A          0.00          0.00
B              0.00          0.00
C              0.00          0.00
D              0.00          0.00
E              0.00          0.00
F              0.00          0.00
G              0.00          0.00
H              0.00          0.00
J              0.00          0.00
K              0.00          0.00
L              0.00          0.00
M              0.00          0.00
N              0.00          0.00
O              0.00          0.00
P              0.00          0.00
X-1            0.00          0.00
X-2            0.00          0.00
-------------------------------------
Total          0.00          0.00
-------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 4 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                           Other Required Information

Available Distribution Amount                                                   0.00



Principal Distribution Amount
                                                                                0.00
          (a) Principal portion of Monthly Payments
              and any Assumed Monthly Payments                          0.00

          (b) Principal Prepayments                                     0.00

          (c) Collection of Principal on a Balloon                      0.00
              Loan after its stated Maturity Date

          Plus the excess of the prior Principal Distribution           0.00
          Amount over the principal paid to the Sequential
          Pay Certificates


Aggregate Number of Outstanding Loans                                              0

Aggregate Unpaid Principal Balance of Loans                                     0.00

Aggregate Stated Principal Balance of Loans                                     0.00


Aggregate Amount of Servicing Fee                                               0.00

Aggregate Amount of Special Servicing Fee                                       0.00

Aggregate Amount of Trustee Fee                                                 0.00

Aggregate Trust Fund Expenses                                                   0.00


Interest Reserve Deposit                                                        0.00

Interest Reserve Withdrawl                                                      0.00


Excess Liquidation Proceeds Account Balance                                     0.00


Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                                                   0
     Aggregate Unpaid Principal Balance                                         0.00



Appraisal Reduction Amount

-------------------------------------------------------------
                 Appraisal         Cumulative    Most Recent
Loan             Reduction            ASER         App. Red.
Number            Effected           Amount          Date
-------------------------------------------------------------





-------------------------------------------------------------
Total
-------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 5 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                           Cash Reconciliation Detail


Total Funds Collected

    Interest:

         Interest paid or advanced                                             0.00
         Interest reductions due to Non-Recoverability Determinations          0.00
         Interest Adjustments                                                  0.00
         Deferred Interest                                                     0.00
         Net Prepayment Interest Shortfall                                     0.00
         Net Prepayment Interest Excess                                        0.00
         Extension Interest                                                    0.00
         Interest Reserve Withdrawal                                           0.00
                                                                                   -------------
                Total Interest Collected                                                    0.00


    Principal:
         Scheduled Principal                                                   0.00
         Unscheduled Principal                                                 0.00
              Principal Prepayments                                            0.00
              Collection of Principal after Maturity Date                      0.00
              Recoveries from Liquidation and Insurance Proceeds               0.00
              Excess of Prior Principal Amounts paid                           0.00
              Curtailments                                                     0.00
         Negative Amortization                                                 0.00
         Principal Adjustments                                                 0.00
                                                                                   -------------
              Total Principal Collected                                                     0.00


Other:
         Prepayment Penalties/Yield Maintenance                                0.00
         Repayment Fees                                                        0.00
         Borrower Option Extension Fees                                        0.00
         Equity Payments Received                                              0.00
         Net Swap Counterparty Payments Received                               0.00
                                                                                   -------------
              Total Other Collected                                                         0.00
                                                                                   -------------
Total Funds Collected                                                                       0.00
                                                                                   =============

Total Funds Distributed
     Fees:
          Servicing Fee                                                        0.00
          Trustee Fee                                                          0.00
          Certificate Administration Fee                                       0.00
          Insurer Fee                                                          0.00
          Miscellaneous Fee                                                    0.00
                                                                                   -------------
                  Total Fees                                                                0.00

     Additional Trust Fund Expenses:
        Reimbursement for Interest on Advances                               0.00
        ASER Amount                                                          0.00
        Special Servicing Fee                                                0.00
        Rating Agency Expenses                                               0.00
        Attorney Fees & Expenses                                             0.00
        Bankruptcy Expense                                                   0.00
        Taxes Imposed on Trust Fund                                          0.00
        Non-Recoverable Advances                                             0.00
        Other Expenses                                                       0.00
                                                                                   -------------
                  Total Additional Trust Fund Expenses                                      0.00


     Interest Reserve Deposit                                                               0.00

     Payments to Certificateholders & Others:
        Interest Distribution                                                0.00
        Principal Distribution                                               0.00
        Prepayment Penalties/Yield Maintenance                               0.00
        Borrower Option Extension Fees                                       0.00
        Equity Payments Paid                                                 0.00
        Net Swap Counterparty Payments Paid                                  0.00
                                                                                   -------------
               Total Payments to Certificateholders & Others                                0.00
                                                                                   -------------
Total Funds Distributed                                                                     0.00
                                                                                   =============


Copyright , Wells Fargo Bank, N.A.                                  Page 6 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                                 Ratings Detail

--------------------------------------------------------------------------------------------------------------------------
                                         Original Ratings                                  Current Ratings (1)
                        --------------------------------------------------------------------------------------------------
Class       CUSIP          Fitch             Moody's           S & P           Fitch            Moody's           S & P
--------------------------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
A-1-A
B
C
D
E
F
G
H
J
K
L
M
N
O
P
X-1
X-2
--------------------------------------------------------------------------------------------------------------------------



NR- Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed rating agencies.


Copyright , Wells Fargo Bank, N.A.                                  Page 7 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                              Mortgage Loan Detail

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Anticipated                    Neg.
Loan                   Property                           Interest      Principal     Gross     Repayment     Maturity       Amort
Number      ODCR       Type (1)      City       State      Payment       Payment      Coupon      Date          Date         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
            Beginning         Ending         Paid        Appraisal      Appraisal        Res.     Mod.
Loan        Scheduled       Scheduled        Thru        Reduction      Reduction       Strat.    Code
Number       Balance         Balance         Date           Date          Amount         (2)       (3)
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


                            (1) Property Type Code
                            ----------------------

MF - Multi-Family                    OF - Office
RT - Retail                          MU - Mixed Use
HC - Health Care                     LO - Lodging
IN - Industrial                      SS - Self Storage
WH - Warehouse                       OT - Other
MH - Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification          6 -  DPO                      10 - Deed In Lieu Of
2 - Foreclosure             -  REO                           Foreclosure
3 - Bankruptcy              -  Resolved                 11 - Full Payoff
4 - Extension               -  Pending Return           12 - Reps and Warranties
5 - Note Sale                  to Master Servicer       13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                          1 - Maturity Date Extension
                          2 - Authorization Change
                          3 - Principal Write-Off
                          4 - Combination


Copyright , Wells Fargo Bank, N.A.                             Page 8 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                          Principal Prepayment Detail

----------------------------------------------------------------------------------------------------------------------------------
                                          Principal Prepayment Amount                      Prepayment Penalties
              Offering Document    -----------------------------------------------------------------------------------------------
Loan Number    Cross-Reference        Payoff Amount    Curtailment Amount       Percentage Premium   Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 9 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                               Historical Detail

--------------------------------------------------------------------------------------------------------------------
                                                    Delinquencies
--------------------------------------------------------------------------------------------------------------------
Distribution       30-59 Days       60-89 Days     90 Days or More     Foreclosure          REO        Modifications
    Date          #    Balance     #    Balance     #    Balance      #     Balance    #    Balance     #    Balance
--------------------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
                           Prepayments                   Rate and Maturities
----------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
    Date           #    Balance     #    Balance      Coupon   Remit           WAM
----------------------------------------------------------------------------------








----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


Copyright , Wells Fargo Bank, N.A.                                 Page 10 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                            Delinquency Loan Detail

-------------------------------------------------------------------------------------------------------------------------
                   Offering           # of                        Current      Outstanding     Status of      Resolution
                   Document          Months      Paid Through      P & I          P & I         Mortgage       Strategy
Loan Number    Cross-Reference       Delinq.         Date         Advances      Advances **     Loan (1)       Code (2)
-------------------------------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------------------------------------
Totals


----------------------------------------------------------------------------------------------------
                                                Current     Outstanding
                 Servicing      Foreclosure    Servicing     Servicing                         REO
Loan Number    Transfer Date        Date        Advances      Advances      Bankruptcy Date    Date
----------------------------------------------------------------------------------------------------






----------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------


                         (1) Status of Mortgage Loan
                         ---------------------------

A   -  Payments Not Received               2  -  Two Months Delinquent
       But Still in Grace Period           3  -  Three or More Months Delinquent
                                           4  -  Assumed Scheduled Payment
B   -  Late Payment But Less                     (Performing Matured Loan)
       Than 1 Month Delinquent             7  -  Foreclosure
0   -  Current                             9  -  REO
1   -  One Month Delinquent



                         (2) Resolution Strategy Code
                         ----------------------------

1 -    Modification        6 -  DPO                    10 -  Deed In Lieu Of
2 -    Foreclosure           -  REO                          Forclosure
3 -    Bankruptcy            -  Resolved               11 -  Full Payoff
4 -    Extension             -  Pending Return         12 -  Reps and Warranties
5 -    Note Sale                to Master Servicer     13 -


Copyright , Wells Fargo Bank, N.A.                                 Page 11 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                    Specially Serviced Loan Detail - Part 1

-----------------------------------------------------------------------------------------------------------------------------
                              Offering        Servicing     Resolution
Distribution      Loan        Document        Transfer       Strategy     Scheduled    Property            Interest   Actual
    Date         Number   Cross-Reference       Date         Code (1)      Balance     Type (2)    State     Rate     Balance
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                   Net                                                Remaining
Distribution    Operating   NOI                  Note     Maturity   Amortization
    Date         Income     Date      DSCR       Date       Date         Term
-----------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------



                          (1) Resolution Strategy Code
                          ----------------------------

1 -  Modification       6 - DPO                      10  - Deed In Lieu Of
2 -  Foreclosure          - REO                            Foreclosure
3 -  Bankruptcy           - Resolved                 11  - Full Payoff
4 -  Extension            - Pending Return           12  - Reps and Warranties
5 -  Note Sale              to Master Servicer       13  - Other or TBD


                             (2) Property Type Code
                             ----------------------

                    -  Multi-Family                    -  Office
               RT   -  Retail                       MU -  Mixed use
                    -  Health Care                  LO -  Lodging
               IN   -  Industrial                   SS -  Self Storage
               WH   -  Warehouse                    OT -  Other
                    -  Mobile Home Park


Copyright , Wells Fargo Bank, N.A.                                 Page 12 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                    Specially Serviced Loan Detail - Part 2

------------------------------------------------------------------------------------------------------------------------------------
                            Offering       Resolution      Site
Distribution    Loan        Document       Strategy     Inspection                Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)        Date     Phase 1 Date     Date       Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification           6 - DPO                     10 - Deed In Lieu Of
2 - Foreclosure              - REO                          Foreclosure
3 - Bankruptcy               - Resolved                11 - Full Payoff
4 - Extension                - Pending Return          12 - Reps and Warranties
5 - Note Sale                  to Master Servicer      13 - Other or TBD


Copyright , Wells Fargo Bank, N.A.                                 Page 13 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                              Modified Loan Detail

------------------------------------------------------------------------------------------------------------------
                Offering
Loan             Document          Pre-Modification
Number       Cross-Reference            Balance             Modification Date             Modification Description
------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                 Page 14 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                             Liquidated Loan Detail

------------------------------------------------------------------------------------------------------------------------------
                        Final Recovery          Offering
Loan                     Determination          Document          Appraisal      Appraisal       Actual         Gross
Number                       Date           Cross-Reference          Date          Value         Balance       Proceeds
------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                   Gross Proceeds         Aggregate            Net             Net Proceeds                        Repurchased
Loan                 as a % of           Liquidation       Liquidation          as a % of           Realized        by Seller
Number             Actual Balance         Expenses *        Proceeds          Actual Balance          Loss            (Y/N)
------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright , Wells Fargo Bank, N.A.                                 Page 15 of 15

                                   EXHIBIT G-2

        FORM OF STATEMENT TO CERTIFICATEHOLDERS OF CLASS SHP CERTIFICATES

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Securities Administration Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004


--------------------------------------------------------------------------------
                        Strategic Hotel Portfolio B Note

Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------
                                                                                Yield
            Original    Beginning     Scheduled   Unscheduled    Interest    Maintenance   Collateral     Total        Ending
Class       Balance      Balance      Principal    Principal     Payment       Charges      Support   Distribution     Balance
-------------------------------------------------------------------------------------------------------------------------------
SHP-1          0.00         0.00         0.00         0.00         0.00         0.00         0.00%         0.00         0.00
SHP-2          0.00         0.00         0.00         0.00         0.00         0.00         0.00%         0.00         0.00
SHP-3          0.00         0.00         0.00         0.00         0.00         0.00         0.00%         0.00         0.00
SHP-4          0.00         0.00         0.00         0.00         0.00         0.00         0.00%         0.00         0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals         0.00         0.00         0.00         0.00         0.00         0.00                       0.00         0.00
-------------------------------------------------------------------------------------------------------------------------------



Factor Detail

--------------------------------------------------------------------------------

            Original    Beginning   Interest    Principal    Ending
Class       Balance      Balance    Payment       Payment    Balance
--------------------------------------------------------------------------------

SHP-1         0.00   0.00000000   0.00000000   0.00000000   0.00000000
SHP-2         0.00   0.00000000   0.00000000   0.00000000   0.00000000
SHP-3         0.00   0.00000000   0.00000000   0.00000000   0.00000000
SHP-4         0.00   0.00000000   0.00000000   0.00000000   0.00000000



-----------------------------------------
       Other Required Information

Aggregate Amount of
Servicing Advances                $0.00



Aggregate Amount of P&I
Advances                          $0.00

Stated Principal Balance
of B Note                         $0.00

-----------------------------------------

                                   EXHIBIT G-3

           FORM OF STATEMENT TO CERTIFICATEHOLDERS FILED WITH THE SEC



                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004


                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

--------------------------------------------------------------------------------
STATEMENT SECTIONS                                                     PAGE(s)
------------------                                                     -------

Certificate Distribution Detail                                           2
Certificate Factor Detail                                                 3
Reconciliation Detail                                                     4
Other Required Information                                                5
Cash Reconciliation Detail                                                6
Ratings Detail                                                            7
Mortgage Loan Detail                                                      8
Principal Prepayment Detail                                               9
Historical Detail                                                         10
Delinquency Loan Detail                                                   11
Specially Serviced Loan Detail                                         12 - 13
Modified Loan Detail                                                      14
Liquidated Loan Detail                                                    15

--------------------------------------------------------------------------------


                 Depositor
--------------------------------------------
GE Capital Commercial Mortgage Corp.
292 Long Ridge Road
Stamford, CT 06927



Contact:        General Information Number
Phone Number:   (203) 357-4000
--------------------------------------------



                  Servicer
--------------------------------------------
GEMSA Loan Services, L.P.
1500 City West Blvd.
Suite 200
Houston, TX 77042
Contact:             Shelly Shrimpton
Phone Number:        (713) 458-7380
--------------------------------------------




              Special Servicer
--------------------------------------------
Lennar Partners, Inc.
760 N.W. 107th Avenue
Miami, FL 33172

Contact:                 Steve Bruha
Phone Number:            (305) 229-6614
--------------------------------------------


This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright , Wells Fargo Bank, N.A.                                  Page 1 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004


                         Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------
                                                                                                        Realized Loss/
                  Pass-Through    Original    Beginning     Principal       Interest      Prepayment   Additional Trust
Class    CUSIP        Rate        Balance      Balance    Distribution    Distribution     Premium       Fund Expenses
-----------------------------------------------------------------------------------------------------------------------
A-1                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-2                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-3                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-4                0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
A-1-A              0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
B                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
C                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
D                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
E                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
F                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
G                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
H                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
J                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
K                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
L                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
M                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
N                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
O                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
P                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
S                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
R                  0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
LR                 0.000000%        0.00         0.00         0.00            0.00           0.00            0.00
-----------------------------------------------------------------------------------------------------------------------
Totals                              0.00         0.00         0.00            0.00           0.00            0.00
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
                                         Current
                Total        Ending   Subordination
Class        Distribution    Balance    Level (1)
----------------------------------------------------
A-1              0.00          0.00        0.00
A-2              0.00          0.00        0.00
A-3              0.00          0.00        0.00
A-4              0.00          0.00        0.00
A-1-A            0.00          0.00        0.00
B                0.00          0.00        0.00
C                0.00          0.00        0.00
D                0.00          0.00        0.00
E                0.00          0.00        0.00
F                0.00          0.00        0.00
G                0.00          0.00        0.00
H                0.00          0.00        0.00
J                0.00          0.00        0.00
K                0.00          0.00        0.00
L                0.00          0.00        0.00
M                0.00          0.00        0.00
N                0.00          0.00        0.00
O                0.00          0.00        0.00
P                0.00          0.00        0.00
S                0.00          0.00        0.00
R                0.00          0.00        0.00
LR               0.00          0.00        0.00
----------------------------------------------------
Totals           0.00          0.00        0.00
----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                      Original     Beginning                                                   Ending
                     Pass-Through     Notional     Notional      Interest      Prepayment       Total         Notional
Class     CUSIP          Rate          Amount       Amount     Distribution     Premium      Distribution      Amount
----------------------------------------------------------------------------------------------------------------------
X-1                    0.000000         0.00         0.00          0.00          0.00            0.00           0.00
X-2                    0.000000         0.00         0.00          0.00          0.00            0.00           0.00
----------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright , Wells Fargo Bank, N.A.                                  Page 2 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                            Certificate Factor Detail

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Realized Loss/
                      Beginning         Principal           Interest         Prepayment      Additional Trust           Ending
Class      CUSIP       Balance         Distribution       Distribution        Premium          Fund Expenses            Balance
------------------------------------------------------------------------------------------------------------------------------------
A-1                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-2                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-3                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-4                   0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
A-1-A                 0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
B                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
C                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
D                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
E                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
F                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
G                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
H                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
J                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
K                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
L                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
M                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
N                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
O                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
P                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
S                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
R                     0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
LR                    0.00000000        0.00000000         0.00000000        0.00000000         0.00000000            0.00000000
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                     Beginning                                              Ending
Class     CUSIP       Notional         Interest          Prepayment        Notional
                       Amount        Distribution         Premium           Amount
--------------------------------------------------------------------------------------
X-1                  0.00000000       0.00000000         0.00000000       0.00000000
X-2                  0.00000000       0.00000000         0.00000000       0.00000000
--------------------------------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 3 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                              Reconciliation Detail

       Advance Summary                                                        Servicing Fee Summary

P & I Advances Outstanding                    0.00         Current Period Accrued Servicing Fees                       0.00

Servicing Advances Outstanding                0.00         Less Servicing Fees on Delinquent Payments                  0.00

Reimbursements for Interest on P & I          0.00         Less Reductions to Servicing Fees                           0.00
Advances paid from general collections                     Plus Servicing Fees on Delinquent Payments Received         0.00
Reimbursements for Interest on Servicing      0.00         Plus Adjustments for Prior Servicing Calculation            0.00
Advances paid from general collections                     Total Servicing Fees Collected                              0.00


Certificate Interest Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
             Accrued             Uncovered                                 Certificate             Unpaid        Optimal Interest
           Certificate          Prepayment          Indemnification     Deferred Interest         Interest         Distribution
Class        Interest        Interest Shortfall        Expenses              Amount           Shortfall Amount        Amount
------------------------------------------------------------------------------------------------------------------------------------
A-1            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-2            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-3            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-4            0.00                0.00                 0.00                 0.00                   0.00               0.00
A-1-A          0.00                0.00                 0.00                 0.00                   0.00               0.00
B              0.00                0.00                 0.00                 0.00                   0.00               0.00
C              0.00                0.00                 0.00                 0.00                   0.00               0.00
D              0.00                0.00                 0.00                 0.00                   0.00               0.00
E              0.00                0.00                 0.00                 0.00                   0.00               0.00
F              0.00                0.00                 0.00                 0.00                   0.00               0.00
G              0.00                0.00                 0.00                 0.00                   0.00               0.00
H              0.00                0.00                 0.00                 0.00                   0.00               0.00
J              0.00                0.00                 0.00                 0.00                   0.00               0.00
K              0.00                0.00                 0.00                 0.00                   0.00               0.00
L              0.00                0.00                 0.00                 0.00                   0.00               0.00
M              0.00                0.00                 0.00                 0.00                   0.00               0.00
N              0.00                0.00                 0.00                 0.00                   0.00               0.00
O              0.00                0.00                 0.00                 0.00                   0.00               0.00
P              0.00                0.00                 0.00                 0.00                   0.00               0.00
X-1            0.00                0.00                 0.00                 0.00                   0.00               0.00
X-2            0.00                0.00                 0.00                 0.00                   0.00               0.00
------------------------------------------------------------------------------------------------------------------------------------
Total          0.00                0.00                 0.00                 0.00                   0.00               0.00
------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------
             Interest
            Shortfall      Interest
Class         Amount     Distribution
-------------------------------------
A-1            0.00          0.00
A-2            0.00          0.00
A-3            0.00          0.00
A-4            0.00          0.00
A-1-A          0.00          0.00
B              0.00          0.00
C              0.00          0.00
D              0.00          0.00
E              0.00          0.00
F              0.00          0.00
G              0.00          0.00
H              0.00          0.00
J              0.00          0.00
K              0.00          0.00
L              0.00          0.00
M              0.00          0.00
N              0.00          0.00
O              0.00          0.00
P              0.00          0.00
X-1            0.00          0.00
X-2            0.00          0.00
-------------------------------------
Total          0.00          0.00
-------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 4 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                           Other Required Information

Available Distribution Amount                                                   0.00



Principal Distribution Amount
                                                                                0.00
          (a) Principal portion of Monthly Payments
              and any Assumed Monthly Payments                          0.00

          (b) Principal Prepayments                                     0.00

          (c) Collection of Principal on a Balloon                      0.00
              Loan after its stated Maturity Date

          Plus the excess of the prior Principal Distribution           0.00
          Amount over the principal paid to the Sequential
          Pay Certificates


Aggregate Number of Outstanding Loans                                              0

Aggregate Unpaid Principal Balance of Loans                                     0.00

Aggregate Stated Principal Balance of Loans                                     0.00


Aggregate Amount of Servicing Fee                                               0.00

Aggregate Amount of Special Servicing Fee                                       0.00

Aggregate Amount of Trustee Fee                                                 0.00

Aggregate Trust Fund Expenses                                                   0.00


Interest Reserve Deposit                                                        0.00

Interest Reserve Withdrawl                                                      0.00


Excess Liquidation Proceeds Account Balance                                     0.00


Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                                                   0
     Aggregate Unpaid Principal Balance                                         0.00



Appraisal Reduction Amount

-------------------------------------------------------------
                 Appraisal         Cumulative    Most Recent
Loan             Reduction            ASER         App. Red.
Number            Effected           Amount          Date
-------------------------------------------------------------





-------------------------------------------------------------
Total
-------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 5 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                           Cash Reconciliation Detail


Total Funds Collected

    Interest:

         Interest paid or advanced                                             0.00
         Interest reductions due to Non-Recoverability Determinations          0.00
         Interest Adjustments                                                  0.00
         Deferred Interest                                                     0.00
         Net Prepayment Interest Shortfall                                     0.00
         Net Prepayment Interest Excess                                        0.00
         Extension Interest                                                    0.00
         Interest Reserve Withdrawal                                           0.00
                                                                                   -------------
                Total Interest Collected                                                    0.00


    Principal:
         Scheduled Principal                                                   0.00
         Unscheduled Principal                                                 0.00
              Principal Prepayments                                            0.00
              Collection of Principal after Maturity Date                      0.00
              Recoveries from Liquidation and Insurance Proceeds               0.00
              Excess of Prior Principal Amounts paid                           0.00
              Curtailments                                                     0.00
         Negative Amortization                                                 0.00
         Principal Adjustments                                                 0.00
                                                                                   -------------
              Total Principal Collected                                                     0.00


Other:
         Prepayment Penalties/Yield Maintenance                                0.00
         Repayment Fees                                                        0.00
         Borrower Option Extension Fees                                        0.00
         Equity Payments Received                                              0.00
         Net Swap Counterparty Payments Received                               0.00
                                                                                   -------------
              Total Other Collected                                                         0.00
                                                                                   -------------
Total Funds Collected                                                                       0.00
                                                                                   =============

Total Funds Distributed
     Fees:
          Servicing Fee                                                        0.00
          Trustee Fee                                                          0.00
          Certificate Administration Fee                                       0.00
          Insurer Fee                                                          0.00
          Miscellaneous Fee                                                    0.00
                                                                                   -------------
                  Total Fees                                                                0.00

     Additional Trust Fund Expenses:
        Reimbursement for Interest on Advances                               0.00
        ASER Amount                                                          0.00
        Special Servicing Fee                                                0.00
        Rating Agency Expenses                                               0.00
        Attorney Fees & Expenses                                             0.00
        Bankruptcy Expense                                                   0.00
        Taxes Imposed on Trust Fund                                          0.00
        Non-Recoverable Advances                                             0.00
        Other Expenses                                                       0.00
                                                                                   -------------
                  Total Additional Trust Fund Expenses                                      0.00


     Interest Reserve Deposit                                                               0.00

     Payments to Certificateholders & Others:
        Interest Distribution                                                0.00
        Principal Distribution                                               0.00
        Prepayment Penalties/Yield Maintenance                               0.00
        Borrower Option Extension Fees                                       0.00
        Equity Payments Paid                                                 0.00
        Net Swap Counterparty Payments Paid                                  0.00
                                                                                   -------------
               Total Payments to Certificateholders & Others                                0.00
                                                                                   -------------
Total Funds Distributed                                                                     0.00
                                                                                   =============


Copyright , Wells Fargo Bank, N.A.                                  Page 6 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                                 Ratings Detail

--------------------------------------------------------------------------------------------------------------------------
                                         Original Ratings                                  Current Ratings (1)
                        --------------------------------------------------------------------------------------------------
Class       CUSIP          Fitch             Moody's           S & P           Fitch            Moody's           S & P
--------------------------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
A-1-A
B
C
D
E
F
G
H
J
K
L
M
N
O
P
X-1
X-2
--------------------------------------------------------------------------------------------------------------------------



NR- Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed rating agencies.


Copyright , Wells Fargo Bank, N.A.                                  Page 7 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                              Mortgage Loan Detail

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Anticipated                    Neg.
Loan                   Property                           Interest      Principal     Gross     Repayment     Maturity       Amort
Number      ODCR       Type (1)      City       State      Payment       Payment      Coupon      Date          Date         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
            Beginning         Ending         Paid        Appraisal      Appraisal        Res.     Mod.
Loan        Scheduled       Scheduled        Thru        Reduction      Reduction       Strat.    Code
Number       Balance         Balance         Date           Date          Amount         (2)       (3)
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


                            (1) Property Type Code
                            ----------------------

MF - Multi-Family                    OF - Office
RT - Retail                          MU - Mixed Use
HC - Health Care                     LO - Lodging
IN - Industrial                      SS - Self Storage
WH - Warehouse                       OT - Other
MH - Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification          6 -  DPO                      10 - Deed In Lieu Of
2 - Foreclosure           7 -  REO                           Foreclosure
3 - Bankruptcy            8 -  Resolved                 11 - Full Payoff
4 - Extension             9 -  Pending Return           12 - Reps and Warranties
5 - Note Sale                  to Master Servicer       13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                          1 - Maturity Date Extension
                          2 - Authorization Change
                          3 - Principal Write-Off
                          4 - Combination


Copyright , Wells Fargo Bank, N.A.                                  Page 8 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                          Principal Prepayment Detail

----------------------------------------------------------------------------------------------------------------------------------
                                          Principal Prepayment Amount                      Prepayment Penalties
              Offering Document    -----------------------------------------------------------------------------------------------
Loan Number    Cross-Reference        Payoff Amount    Curtailment Amount       Percentage Premium   Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                  Page 9 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                               Historical Detail

--------------------------------------------------------------------------------------------------------------------
                                                    Delinquencies
--------------------------------------------------------------------------------------------------------------------
Distribution       30-59 Days       60-89 Days     90 Days or More     Foreclosure          REO        Modifications
    Date          #    Balance     #    Balance     #    Balance      #     Balance    #    Balance     #    Balance
--------------------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
                           Prepayments                   Rate and Maturities
----------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
    Date           #    Balance     #    Balance      Coupon   Remit           WAM
----------------------------------------------------------------------------------








----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


Copyright , Wells Fargo Bank, N.A.                                 Page 10 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                            Delinquency Loan Detail

-------------------------------------------------------------------------------------------------------------------------
                   Offering           # of                        Current      Outstanding     Status of      Resolution
                   Document          Months      Paid Through      P & I          P & I         Mortgage       Strategy
Loan Number    Cross-Reference       Delinq.         Date         Advances      Advances **     Loan (1)       Code (2)
-------------------------------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------------------------------------
Totals


----------------------------------------------------------------------------------------------------
                                                Current     Outstanding
                 Servicing      Foreclosure    Servicing     Servicing                         REO
Loan Number    Transfer Date        Date        Advances      Advances      Bankruptcy Date    Date
----------------------------------------------------------------------------------------------------






----------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------


                         (1) Status of Mortgage Loan
                         ---------------------------

A   -  Payments Not Received               2  -  Two Months Delinquent
       But Still in Grace Period           3  -  Three or More Months Delinquent
                                           4  -  Assumed Scheduled Payment
B   -  Late Payment But Less                     (Performing Matured Loan)
       Than 1 Month Delinquent             7  -  Foreclosure
0   -  Current                             9  -  REO
1   -  One Month Delinquent



                         (2) Resolution Strategy Code
                         ----------------------------

1 -    Modification        6 -  DPO                    10 -  Deed In Lieu Of
2 -    Foreclosure         7 -  REO                          Forclosure
3 -    Bankruptcy          8 -  Resolved               11 -  Full Payoff
4 -    Extension           9 -  Pending Return         12 -  Reps and Warranties
5 -    Note Sale                to Master Servicer     13 -  Other or TBD


Copyright , Wells Fargo Bank, N.A.                                 Page 11 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                    Specially Serviced Loan Detail - Part 1

-----------------------------------------------------------------------------------------------------------------------------
                              Offering        Servicing     Resolution
Distribution      Loan        Document        Transfer       Strategy     Scheduled    Property            Interest   Actual
    Date         Number   Cross-Reference       Date         Code (1)      Balance     Type (2)    State     Rate     Balance
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                   Net                                                Remaining
Distribution    Operating   NOI                  Note     Maturity   Amortization
    Date         Income     Date      DSCR       Date       Date         Term
-----------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------



                          (1) Resolution Strategy Code
                          ----------------------------

1 -  Modification       6 - DPO                      10  - Deed In Lieu Of
2 -  Foreclosure        7 - REO                            Foreclosure
3 -  Bankruptcy         8 - Resolved                 11  - Full Payoff
4 -  Extension          9 - Pending Return           12  - Reps and Warranties
5 -  Note Sale              to Master Servicer       13  - Other or TBD


                             (2) Property Type Code
                             ----------------------

               MF   -  Multi-Family                 OF -  Office
               RT   -  Retail                       MU -  Mixed use
               HC   -  Health Care                  LO -  Lodging
               IN   -  Industrial                   SS -  Self Storage
               WH   -  Warehouse                    OT -  Other
               MH   -  Mobile Home Park


Copyright , Wells Fargo Bank, N.A.                                 Page 12 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                    Specially Serviced Loan Detail - Part 2

------------------------------------------------------------------------------------------------------------------------------------
                            Offering       Resolution      Site
Distribution    Loan        Document       Strategy     Inspection                Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)        Date     Phase 1 Date     Date       Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification           6 - DPO                     10 - Deed In Lieu Of
2 - Foreclosure            7 - REO                          Foreclosure
3 - Bankruptcy             8 - Resolved                11 - Full Payoff
4 - Extension              9 - Pending Return          12 - Reps and Warranties
5 - Note Sale                  to Master Servicer      13 - Other or TBD


Copyright , Wells Fargo Bank, N.A.                                 Page 13 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                              Modified Loan Detail

------------------------------------------------------------------------------------------------------------------
                Offering
Loan             Document          Pre-Modification
Number       Cross-Reference            Balance             Modification Date             Modification Description
------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------


Copyright , Wells Fargo Bank, N.A.                                 Page 14 of 15

                                                                                           For Additional Information please contact
[WELLS                                                                                              CTSLink Customer Service
 FARGO                                     GE Commercial Mortgage Corporation                            (301) 815-6600
 LOGO]                                Commercial Mortgage Pass-Through Certificates          Reports Available on the World Wide Web
Wells Fargo Bank, N.A.                              Series 2004-C3                                   @ www.ctslink.com/cmbs
Corporate Trust Services
9062 Old Annapolis Road                                                                           Payment Date:      08/10/2004
Columbia, MD 21045-1951                                                                           Record Date:       07/30/2004

                             Liquidated Loan Detail

------------------------------------------------------------------------------------------------------------------------------
                        Final Recovery          Offering
Loan                     Determination          Document          Appraisal      Appraisal       Actual         Gross
Number                       Date           Cross-Reference          Date          Value         Balance       Proceeds
------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                   Gross Proceeds         Aggregate            Net             Net Proceeds                        Repurchased
Loan                 as a % of           Liquidation       Liquidation          as a % of           Realized        by Seller
Number             Actual Balance         Expenses *        Proceeds          Actual Balance          Loss            (Y/N)
------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright , Wells Fargo Bank, N.A.                                 Page 15 of 15

                                    EXHIBIT H

                           FORM OF OMNIBUS ASSIGNMENT

            [NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the "Assignor") for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto "[_______________], as trustee for the registered holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3" (the "Assignee"), having an office at [_______________], Attn: Corporate Trust Administrator/GE Commercial Mortgage Corporation, Series 2004-C3, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the "Security Instrument"), and that certain Promissory Note (the "Note"), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit A, and that certain assignment of leases and rents given in connection therewith and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

            IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [ ], 20[__].

                                       [NAME OF CURRENT ASSIGNOR]

                                       By:____________________________
                                       Name:
                                       Title:

                                   EXHIBIT I-1

                       FORM OF CLOSING DATE CERTIFICATION

                                  July __, 2004


GE Commercial Mortgage Corp.                  Standard & Poor's Rating Services
292 Long Ridge Road                           55 Water Street
Stamford, Connecticut  06927                  New York, New York  10041

Lennar Partners, Inc.                         Moody's Investors Services, Inc.
1601 Washington Avenue                        99 Church Street
Suite 800                                     New York, New York  10007
Miami Beach, Florida  33139

General Electric Capital Corporation          Bank of America, N.A.
125 Park Avenue, 10th Floor                   214 North Tryon Street
New York, New York  10017                     NC1-027-21-02
                                              Charlotte, North Carolina 28255

German American Capital Corporation
60 Wall Street
New York, New York  10005

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
                  -----------------------------------------

            In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, GEMSA Loan Services, L.P., as Servicer, Lennar Partners, Inc., as Special Servicer and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all Mortgage Notes or an appropriate lost note affidavit and indemnification, a copy of the Mortgage, a copy of any related ground leases, the originals of any related letters of credit and the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) and, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter due on the Closing Date have been delivered (with any exceptions noted),
(b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (c) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) to determine whether any of the documents specified in clauses
(v), (vi), (vii), (viii), (x) and (xiv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                       [____________________]
                                       Corporate Trust Officer

                                   EXHIBIT I-2

                          FORM OF INITIAL CERTIFICATION

                                     [DATE]

GE Commercial Mortgage Corp.                  Standard & Poor's Rating Services
292 Long Ridge Road                           55 Water Street
Stamford, Connecticut  06927                  New York, New York  10041

Lennar Partners, Inc.                         Moody's Investors Services, Inc.
1601 Washington Avenue                        99 Church Street
Suite 800                                     New York, New York  10007
Miami Beach, Florida  33139

General Electric Capital Corporation          Bank of America, N.A.
125 Park Avenue, 10th Floor                   214 North Tryon Street
New York, New York  10017                     NC1-027-21-02
                                              Charlotte, North Carolina 28255

German American Capital Corporation
60 Wall Street
New York, New York  10005

            Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
                  -----------------------------------------

            In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Agreement") among GE Commercial Mortgage Corporation as Depositor, GEMSA Loan Services, L.P., as Servicer, Lennar Partners, Inc., as Special Servicer and the undersigned as Trustee, the Trustee hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, subject to the terms of the Agreement and to any exceptions listed on Schedule B, (a) the Trustee has in its possession all of the documents specified in clauses (i) through (v), (ix) through (xii), (xvi) through (xix) and (xxv) through (xxvi) of the definition of "Mortgage File", (to the extent the Trustee has actual knowledge that such documents are supposed to be in the Mortgage File) (or, with respect to clause
(xix), a copy of such letter of credit if the Servicer has the original or an officer's certificate as contemplated by the final sentence of Section 2.01(b) of the Agreement), (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (c) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of "Mortgage Loan Schedule" is correct.

            Pursuant to the Agreement, the Trustee is under no duty or obligation (a) beyond review of the Mortgage Loan Checklist and confirmation that the listed documents are present, to determine whether any of the documents specified in clauses (v), (vi), (vii), (viii), (x) and (xiv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person or (b) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee

                                       _________________________________________
                                       [____________________]
                                       Corporate Trust Officer

                                    EXHIBIT J

                                   [Reserved]

                                    EXHIBIT K

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

GEMSA Loan Services, L.P.
1500 City West Boulevard, Suite 200

Houston, Texas  77042

Attention: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through
           Certificates, Series 2004-C3

      Re: Information regarding GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            --------------------------------------------------

Ladies and Gentlemen:

            In connection with the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 (the "Certificates"), we acknowledge that we will be furnished by the [Servicer] [Special Servicer] (and may have been previously furnished) with certain information (the "Information"), provided by Wells Fargo Bank, N.A., as trustee (the "Trustee"), GE Commercial Mortgage Corporation, as depositor (the "Depositor") and the borrowers under certain of the Mortgage Loans. For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a nonconfidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a nonconfidential basis prior to its disclosure to us by you.

            Notwithstanding anything to the contrary contained herein, we (and each of our employees, representative or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the above-referenced Certificates, any fact relevant to understanding the federal tax treatment or tax structure of the above-referenced Certificates, and all materials of any kind (including opinions or other tax analysis) relating to such federal tax treatment or tax structure other than the identity of the Depositor and information that would permit the identification of the Depositor.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of July 1, 2004, by and among the Depositor, the Trustee, GEMSA Loan Services, L.P., as Servicer (the "Servicer") and Lennar Partners, Inc., as Special Servicer (the "Special Servicer").

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                       Very truly yours,
                                          [NAME OF ENTITY]



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT L

                         FORM OF INVESTOR CERTIFICATION

                                                      Dated:
Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113

Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

            In accordance with the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Agreement"), by and among GE Commercial Mortgage Corporation, as Depositor, GEMSA Loan Services, L.P., as Servicer, Lennar Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner or prospective purchaser of the Class __ Certificates.

            2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


Re:   Certificate Owner or Prospective Purchaser

                                       By:____________________________________


                                       Title:_________________________________


                                       Company:_______________________________


                                       Phone:_________________________________

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GEMSA Loan Services, L.P.
1500 City West Boulevard, Suite 200
Houston, Texas  77042

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            ----------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of July 1, 2004, by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Directing Certificateholder] [acquired its Purchase Option from the Directing Certificateholder on ___________] [is the Special Servicer] [acquired its Purchase Option from the Special Servicer].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section [3.18(c)] of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Servicer in exchange for the release of the Mortgage Loan[, the related Mortgaged Property and delivery of the related Mortgage File].

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan [__], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and, further, that upon receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    [Option Holder]

                                    By:
                                    Name:
                                    Title:

            [By  signing  this  letter  in  the  space  provided  below,   the
[Directing Certificateholder] [Special Servicer] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].


[_______________________]


By:______________________
Name:

Title:]

                                   EXHIBIT M-2

         FORM OF STRATEGIC HOTEL PORTFOLIO B NOTE PURCHASE OPTION NOTICE

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS) - GECMC 2004-C3

GEMSA Loan Services, L.P.
1500 City West Boulevard, Suite 200
Houston, Texas  77042

      Re: GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            ----------------------------

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase the Strategic Hotel Portfolio B Note from the Trust Fund, pursuant to Section 3.18(m) of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of July 1, 2004, by and among GE commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            The undersigned, holder of the Purchase Option (the "Option Holder"), [is the Class SHP Directing Certificateholder] [acquired its Purchase Option from the Class SHP Directing Certificateholder on ________________].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $__________, which amount equals or exceeds the Strategic Hotel Portfolio B Note Option Price, as defined in Section 3.18(m) of the Pooling and Servicing Agreement. Within ten (10) Business Days of its receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, [the undersigned Option Holder] [___________, an Affiliate of the undersigned Option Holder] will deliver the Strategic Hotel Portfolio B Note Option Price to or at the direction of the Servicer in exchange for the release of the Strategic Hotel Portfolio B Note [and the related Mortgage Note][, the related Mortgaged Property and delivery of the related Mortgage File.]

            The undersigned Option Holder agrees that it shall prepare and provide the Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of the Strategic Hotel Portfolio B Note Mortgage Loan [___], together with such other documents or instruments as the Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option may not be revoked and, further, that upon receipt of the Servicer's notice confirming that the exercise of its Purchase Option is effective, the undersigned Option Holder, or its designee, shall be obligated to close its purchase of the Strategic Hotel Portfolio B Note is accordance with the terms and conditions of this letter and of the Pooling and Servicing Agreement.

                                       Very truly yours,

                                       [Option Holder]

                                       By:____________________________________
                                          Name:
                                          Title:

            [By signed this letter in the space provided below, the Class SHP Directing Certificateholder hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on

[________________].

[________________]



By:____________________________________
   Name:
   Title:]

                                    EXHIBIT N

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S

             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

                       GE Commercial Mortgage Corporation,
                 Commercial Mortgage Pass-Through Certificates,
                   Series 2004-C3, Class (the "Certificates")

Wells Fargo Bank, N.A.
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

TO:   [Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Services]

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 Class
            -----------------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[_______] aggregate [Certificate Balance][Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. __________) to be held with [Euroclear] [Clearstream]* (Common Code No. ____________) through the Depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],**

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

            (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].*

-----------
* Select appropriate depository.

* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Dated:

                                    EXHIBIT O

                        FORM OF TRANSFER CERTIFICATE FOR
                RULE 144A BOOK-ENTRY CERTIFICATE TO REGULATION S
                  BOOK-ENTRY CERTIFICATE AFTER THE RELEASE DATE

     (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Book-Entry Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Book-Entry Certificate (Common Code No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:

                                    Dated:
-----------

** Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT P

                        FORM OF TRANSFER CERTIFICATE FOR
                       REGULATION S BOOK-ENTRY CERTIFICATE
                       TO RULE 144A BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

      (Pursuant to Section 5.02(b) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[________] aggregate [Certificate Balance] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Book-Entry Certificate (CUSIP No. _______) with [Euroclear] [Clearstream]* (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Book-Entry Certificate (CUSIP No.____________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and the Initial Purchaser of the offering of the Certificates.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

---------------
* Select appropriate depository

                                    EXHIBIT Q

         FORM OF TRANSFER CERTIFICATE FOR TRANSFERS WITHIN REGULATION S
             BOOK-ENTRY CERTIFICATE ON OR PRIOR TO THE RELEASE DATE

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            -----------------------------------------

Ladies and Gentlemen:

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Balance] [Notional Amount] in a Book-Entry Certificate on or prior to the Release Date to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Book-Entry Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 of Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Dated:

                                   EXHIBIT R-1

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                         ON OR PRIOR TO THE RELEASE DATE

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            -----------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance] [Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];**

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:


-----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.


** Select appropriate depository.

                                   EXHIBIT R-2

             FORM OF TRANSFER CERTIFICATE FOR DEFINITIVE CERTIFICATE
                     TO REGULATION S BOOK-ENTRY CERTIFICATE
                             AFTER THE RELEASE DATE

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            -----------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of $__________________ [Certificate Balance][Notional Amount] of Certificates, in fully registered form (such transferred interest being the "Transferred Interest") to ___________ (the "Transferee"), who will take delivery in the form of a beneficial interest in such [Certificate Balance] [Notional Amount] in the Regulation S Book-Entry Certificate maintained by the Depository Trust Company or its successor as Depository under the Pooling and Servicing Agreement.

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:


-------------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT S

             FORM OF TRANSFER CERTIFICATE FOR BOOK-ENTRY CERTIFICATE
                     TO REGULATION S DEFINITIVE CERTIFICATE

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)-- GECMC 2004-C3

GE Commercial Mortgage Corporation
292 Long Ridge Road
Stamford, Connecticut  06297
Attention:  Legal Department (Real Estate)

      Re: Transfer of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
            -----------------------------------------

Ladies and Gentlemen:

            This certificate is delivered pursuant to Section 5.02(b) the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), by and among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the holders of GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") of a beneficial interest in $__________________ [Certificate Balance] [Notional Amount] of Book-Entry Certificates to _________ (the "Transferee"), who will take delivery in fully registered form (such transferred interest being the "Transferred Interest").

            In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Transferred Interest was not made to a person in the United States;

            (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Name of Transferor]

                                       By:____________________________________
                                          Name:
                                          Title:



                                       Dated:

---------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT T

                               WHOLE LOANS REPORT

-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
                                                                                                  Original Split
                                                                                 Original Total       Amount
                       Prosupp                                                    Loan Amount       Included in    Split Amount as
        Tran ID        Loan ID      Contributor             Loan Name           (same for each)        Trust       of Closing Date
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
COMM 2004-LNB3                 2          GACC     731 Lexington                $400,000,000      $125,000,000     $125,000,000
                                                   Avenue-Bloomberg
                                                   Headquarters
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
GE 2004-C3                     2          GACC     731 Lexington                $400,000,000      $65,000,000      $65,000,000
                                                   Avenue-Bloomberg
                                                   Headquarters
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                                       GACC     731 Lexington                $400,000,000              N/A      $50,000,000
                                                   Avenue-Bloomberg
                                                   Headquarters
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                                       GACC     731 Lexington                $400,000,000              N/A      $74,000,000
                                                   Avenue-Bloomberg
                                                   Headquarters
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                                       GACC     731 Lexington                $400,000,000              N/A      $86,000,0001
                                                   Avenue-Bloomberg
                                                   Headquarters
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
COMM 2004-LNB3               N/A          GACC     731 Lexington                $400,000,000              N/A      $86,000,000
                                                   Avenue-Bloomberg
                                                   Headquarters
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------


-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
                                                                                        P&I         T&I / PPA
                     Paid Thru Date   Split Loan ID                                  Advancing      Advancing
                      as of Closing   (A-1, A-2, B,                     Master       Servicer       Servicer       Special
        Tran ID           Date            Mezz)       Paying Agent     Servicer     (Y, N, n/a)    (Y, N, n/a)     Servicer
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
COMM 2004-LNB3            6/1/2004          A-1         LaSalle        Midland            Y              Y         Lennar
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
GE 2004-C3                6/1/2004         A-2           Wells          GEMSA             Y              N         Lennar
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-3             N/A            N/A           N/A            N/A            N/A
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-4             N/A            N/A           N/A            N/A            N/A
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-X             N/A            N/A           N/A            N/A            N/A
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
COMM 2004-LNB3            6/1/2004           B         LaSalle        Midland             N              Y         Lennar
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------


-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
                                                                                                  Original Split
                                                                                 Original Total       Amount
                       Prosupp                                                    Loan Amount       Included in    Split Amount as
        Tran ID        Loan ID      Contributor             Loan Name           (same for each)        Trust       of Closing Date
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
COMM 2004-LNB3                 3          GACC     DDR-Macquarie Portfolio      $215,000,000      $75,000,000      $75,000,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
GE 2004-C3                     1          GACC     DDR-Macquarie Portfolio      $215,000,000      $66,000,000      $66,000,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                          N/A          GACC     DDR-Macquarie Portfolio      $215,000,000              N/A      $24,250,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                          N/A          GACC     DDR-Macquarie Portfolio      $215,000,000              N/A      $49,750,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------


-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- --------------
                                                                                        P&I         T&I / PPA
                     Paid Thru Date   Split Loan ID                                  Advancing      Advancing
                      as of Closing   (A-1, A-2, B,                     Master       Servicer       Servicer        Special
        Tran ID           Date            Mezz)       Paying Agent     Servicer     (Y, N, n/a)    (Y, N, n/a)     Servicer
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- --------------
COMM 2004-LNB3            6/1/2004         A-1          LaSalle        Midland            Y              Y         Lennar
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
GE 2004-C3                6/1/2004         A-2           Wells          GEMSA             Y              N         Lennar
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-3             N/A            N/A           N/A            N/A            N/A
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-4             N/A            N/A           N/A            N/A            N/A
-------------------- ---------------- --------------- -------------- ------------- -------------- -------------- -------------


-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
                                                                                                  Original Split
                                                                                 Original Total       Amount
                       Prosupp                                                    Loan Amount       Included in    Split Amount as
        Tran ID        Loan ID      Contributor             Loan Name           (same for each)        Trust       of Closing Date
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
GE 2004-C3                     4          GACC     Strategic Hotel Portfolio    $208,000,000      $50,000,000      $50,000,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                          N/A          GACC     Strategic Hotel Portfolio    $208,000,000              N/A      $62,500,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
N/A                          N/A          GACC     Strategic Hotel Portfolio    $208,000,000              N/A      $62,500,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------
GE 2004-C3                   N/A          GACC     Strategic Hotel Portfolio    $208,000,000      $33,500,000      $33,500,000
-------------------- ------------- --------------- ---------------------------- ----------------- ---------------- -----------------


-------------------- ---------------- ----------------- ------------ ------------- -------------- -------------- -------------
                                                                                        P&I         T&I / PPA
                     Paid Thru Date    Split Loan ID                                 Advancing      Advancing
                      as of Closing    (A-1, A-2, B,      Paying        Master       Servicer       Servicer       Special
        Tran ID           Date             Mezz)           Agent       Servicer     (Y, N, n/a)    (Y, N, n/a)     Servicer
-------------------- ---------------- ----------------- ------------ ------------- -------------- -------------- -------------
GE 2004-C3                6/1/2004         A-1             Wells        GEMSA             Y              Y         Lennar
-------------------- ---------------- ----------------- ------------ ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-2               N/A          N/A           N/A            N/A            N/A
-------------------- ---------------- ----------------- ------------ ------------- -------------- -------------- -------------
N/A                       6/1/2004         A-3               N/A          N/A           N/A            N/A            N/A
-------------------- ---------------- ----------------- ------------ ------------- -------------- -------------- -------------
GE 2004-C3                6/1/2004           B             Wells        GEMSA             Y              Y         Lennar
-------------------- ---------------- ----------------- ------------ ------------- -------------- -------------- -------------

--------

1 The A-X Note is an interest-only note with a notional amount of $86,000,000 but no principal balance.

                                    EXHIBIT U

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                       GE Commercial Mortgage Corporation
                       Trust, Series 2004-C3 (the "Trust")

I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

            4. I am responsible for reviewing the activities performed by the servicer and the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under the pooling and servicing agreement, and except as disclosed in the reports, the servicer and special servicer have fulfilled their obligations under the pooling and servicing agreement; and

            5. The reports disclose all significant deficiencies relating to the servicer's or special servicer's compliance with the minimum servicing standards, based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GEMSA Loan Services, L.P., as Servicer, Lennar Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee.


Date:__________________________

_______________________________
[Signature]
[Title]

                                   EXHIBIT V-1

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE SERVICER

                   CERTIFICATION OF GEMSA LOAN SERVICES, L.P.

                    GE Commercial Mortgage Corporation Trust,
                          Series 2004-C3 (the "Trust")

1. Based on our knowledge, the servicing reports furnished by the Servicer to the Trustee, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the servicing reports in light of the circumstances under which such servicing reports were furnished, not misleading as of the last day of the period covered by such servicing reports;

2. The activities performed by the Servicer under the Pooling and Servicing Agreement have been reviewed and based upon our knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the Officer's Certificate prepared pursuant to
      Section 3.13 of the Pooling and Servicing Agreement, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

3. The Servicer has disclosed to its certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard, as set forth in the Pooling and Servicing Agreement and such deficiencies are included in such independent public accountants' report.

                 [SIGNATURE COMMENCES ON THE FOLLOWING PAGE]

Date:   ___________________________


                                       GEMSA LOAN SERVICES, L.P.



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT V-2

                           FORM OF CERTIFICATION TO BE
                  PROVIDED TO DEPOSITOR BY THE SPECIAL SERVICER

                    GE Commercial Mortgage Corporation Trust,
                          Series 2004-C3 (the "Trust")

1. Based on our knowledge, the servicing reports furnished by the Special Servicer to the Servicer, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the servicing reports in light of the circumstances under which such servicing reports were furnished, not misleading as of the last day of the period covered by such servicing reports;

2. The activities performed by the Special Servicer under the Pooling and Servicing Agreement have been reviewed and based upon our knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the Officer's Certificate prepared pursuant to Section 3.13 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

3. The Special Servicer has disclosed to its certified public accountants all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard, as set forth in the Pooling and Servicing Agreement and such deficiencies are included in such independent public accountants' report.

Date:   ___________________________


                                       LENNAR PARTNERS, INC.



                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT V-3

                           FORM OF CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

      Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GE Commercial Mortgage Corporation, as depositor (the "Depositor"), GEMSA Loan Services, L.P., as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            I, [identify the certifying individual], certify to the Depositor [and the Trustee] [add for certifications signed by an officer of the Servicer or the Special Servicer], and [its][their] [add for certifications signed by an officer of the Servicer or the Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

      2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

      3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

      4. [To be certified by the Master Servicer and the Special Servicer] [I am responsible for reviewing the activities performed by the [Servicer] [Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required under Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section 3.13 of the Pooling and Servicing Agreement, the [Servicer] [Special Servicer] has fulfilled its material obligations under the Pooling and Servicing Agreement; and]

      5. [To be certified by the Servicer and the Special Servicer] [I have disclosed to the [Servicer's][Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the [Servicer] [Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

Date: _________________________

_______________________________________
[Signature]
[Title]

                                    EXHIBIT W

                    FORM OF MASTER SERVICER REMITTANCE RECAP


GEMSA Loan Services, L.P.
GECC 2004-C3 (Inv. 472): REMITTANCE RECAP
MONTH YYYY - AS OF mm/dd/yyyy

Scheduled Information                        PRINCIPAL         INTEREST          TOTAL
---------------------
Scheduled Amount Due                            0.00              0.00              0.00
Other Principal/Interest Adjustment             0.00              0.00              0.00
Unsched Principal Collected (Curtail/Liq)(+)    0.00                                0.00
Neg Am/Deferred Interest Amount                 0.00                                0.00
Current ASER Amount Not Advanced (-)                              0.00              0.00
Current ASER Amount Rec'd                                         0.00              0.00
Interest Reserves (- to hold/+ to p/t)
Prepay Interest Excess/Shortfall (+ reported)                     0.00              0.00                    LC Offset Detail
Prepay Interest Excess/Shortfall (- if due MS)                    0.00              0.00   loan# 00-0000000         0.00
Interest on P&J Advances (-)                                      0.00              0.00   loan# 00-0000000         0.00
Interest on T&J Advances (-)                                      0.00              0.00   loan# 00-0000000         0.00
Interest on Other Servicing Advances (-)                          0.00              0.00   loan# 00-0000000         0.00
Reimb to Trust for Prior Interest on                                                                        ----------------
  Advances(LC Offset)(+)                                          0.00              0.00                            0.00
Prepay Prem/Yield Maint Collected (+ reported)                    0.00              0.00
Prepay Prem/Yield Maint Collected (- if due MS)                                                             *SS FEE DETAILS
Trustee Fee (-)                                                   0.00              0.00                            0.00
Scheduled Sub-Servicing Fee (-)                                   0.00              0.00                            0.00
Scheduled Non-Cash Sub-Servicing Fee (-)                          0.00              0.00                            0.00
Scheduled Master Servicing Fee (-)                                0.00              0.00                            0.00
------------------------------------------------------------------------------------------                  ---------------
TOTAL                                                             0.00              0.00                            0.00

                                           (-) SPECIAL SERVICING FEES*              0.00
                                                       TRUSTEE FEE (+)              0.00
                                                      ----------------------------------
                                                         WIRE TO TRUST              0.00

                                    EXHIBIT X

                   FORM OF NOTICE AND CERTIFICATION REGARDING
                           DEFEASANCE OF MORTGAGE LOAN

     For Mortgage Loans either (a) (i) having a Stated Principal Balance of $20,000,000 or less or (ii) having an aggregate Stated Principal Balance of 5%
or less of all of the Mortgage Loans, whichever is less or (b) that are not, as of the dated hereof, one of the ten largest loans by Stated Principal Balance

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York  10041
      Attn:  Commercial Mortgage Surveillance

From: GEMSA Loan Services, L.P., in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, N.A. as Trustee, and others.

Date: _________, 20___

Re:   GE Commercial Mortgage Corporation
      Commercial Mortgage Pass-Through Certificates Series 2004-C3
      ------------------------------------------------------------

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: ________________
                                            ________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire principal balance;

            2. Certify that each of the following is true[, subject to those exceptions set forth with explanatory notes on Exhibit A hereto], which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b.    The defeasance was consummated on __________, 20__.

                  c.    The defeasance  collateral consists of securities that
                        (i) constitute  "government  securities" as defined in
                        Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                                 CUSIP     RATE     MAT     PAY DATES     ISSUED
                                ------------------------------------------------

                  d. The Servicer received an Opinion of Counsel (from counsel approved by Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  e. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                        ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                        ____  the    related     Mortgagor     designated    a
                              Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                        ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f.    The   Servicer    received   a   broker   or   similar
                        confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                  h. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with the accepted Servicing Standard stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and
                        (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Servicer received opinions from counsel, who were approved by the Servicer in accordance with accepted master servicing practices or accepted special servicing practices, as applicable, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted,
                        (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $___________, which is [$20,000,000 or less or five percent or less of the aggregate Stated Principal Balance of all Mortgage
                        Loans, whichever is less] [not, as of the date hereof, one of the ten largest Mortgage Loans by Stated Principal Balance]*, as of the date of the most recent Statement to Certificateholders received by us (the "Current Report").

                  l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            3. Certify that, in addition to the foregoing, the Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the accepted Servicing Standard.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the Servicer's Mortgage File.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the accepted Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

            6. Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed on [Exhibit B] hereto to you upon request.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:___________________________

                                       By:____________________________________
                                          Name:
                                          Title:


------------

* Insert appropriate clause.

                                    EXHIBIT Y

                    CMSA SUPPLEMENTAL ADVANCE RECOVERY REPORT

MONTHLY ADVANCE RECOVERY REPORT
AS PART OF CMSA SUPPLEMENTAL PACKAGE
APPLICABLE TO WORK-OUT DELAYED REIMBURSEMENT AMOUNTS AND THE RECOVERY OF PREVIOUSLY ADVANCED AMOUNTS FROM POOL PRINCIPAL

DEAL NAME:
DISTRIBUTION DATE:

----------------------------------------------------------------------------------------------
                            lp48             new              new      new            new
----------------------------------------------------------------------------------------------
                                                                    Servicer Information
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                          Unreimbursed Advances
-----------------------------------------------------------------------------------------------

                        Modification     WODRA / Deemed                          Initial
Prospectus  Servicer    Date             Non-Recoverable    Initial   Advance    reimbursement
ID          Loan #     (if applicable)   Date               Amount    Interest   Date

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
totals
-----------------------------------------------------------------------------------------------
            *Unreimbursed(in process),  N=(G + H) - (K + M)
-----------------------------------------------------------------------------------------------
FIELD NUMBERS (FOR CROSS REFERENCE IN ACCOMPANYING ADVANCE RECOVERY REPORT DOCUMENT)
-----------------------------------------------------------------------------------------------
        1          2               3                   4          5          6               7
-----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 new         calc      new         calc                 calc
--------------------------------------------------------------------------------
                              Servicer Information
--------------------------------------------------------------------------------
                         Reimbursed Advances
--------------------------------------------------------------------------------
                  Principal              Interest
                 Collections            Collections
--------------------------------------------------------------------------------
Prospectus
ID           Current   Cumulative  Current   Cumulative   Amounts Still Due *
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
totals
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FIELD NUMBER
--------------------------------------------------------------------------------
        1          8            9       10           11                  12
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 new             new             calc              new                      new      new      lp36            lp11
------------------------------------------------------------------------------------------------------------------------------------
              Borrower Information
------------------------------------------------------------------------------------------------------------------------------------
                                                                            If nonrecoverable
                                                                            advances reimbursed
            Unliquidated   Current        Unliquidated   Is it still        from principal,
            Advances       Principal      Advances       recoverable        Realized                        Actual         ARD
Prospectus  Beginning      Amounts Paid   Ending         or                 Loss                            Loan      Date/Maturity
ID          Balance        by borrower    Balance        nonrecoverable     Amount              Comments    Balance       Date

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
totals
------------------------------------------------------------------------------------------------------------------------------------
FIELD NUMBERS (FOR CROSS REFERENCE IN ACCOMPANYING ADVANCE RECOVERY REPORT DOCUMENT)
------------------------------------------------------------------------------------------------------------------------------------
        1         13              14               15               16                       17       18        19              20
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT Z

                    FORM OF NOTICE FROM THE TRUSTEE REGARDING
                           THE [_______] MORTGAGE LOAN

                                  July 23, 2004

[SERVICER]

[TRUSTEE]

Re: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 and the [_____] Mortgage Loan
      ----------------------------------------------------------

Ladies and Gentlemen:

            GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3 (the "Trust Fund") is the A-[__] Noteholder, as such term is defined under the A Notes Intercreditor Agreement, dated as of [_____], by and among [_______________________], as each of the [A-1
Noteholder], the [A-2 Noteholder] and the [A-[___] Noteholder] (the "Intercreditor Agreement"). In connection with the deposit of the A-[__] Note into the Trust Fund, attached is the contact information for each of the parties thereto is set forth on Schedule I attached hereto.

            The A-1 Note is being serviced pursuant to the terms of a Pooling and Servicing Agreement dated as of [________], among [_____], as depositor, [_____], as master servicer, [_____], as special servicer, and [_____], as trustee, as from time to time amended, supplemented or modified (the "[_____] Pooling and Servicing Agreement"). [_____], as trustee for the registered holders of the Trust Fund, hereby directs the applicable parties to the [_____] Pooling and Servicing Agreement as follows:

            (i)___[SERVICER], as master servicer under the [_____] Pooling Agreement, shall remit all amounts payable in accordance with the Intercreditor Agreement due to the [A-[__] Noteholder] on such days as specified in the [_____] Pooling and Servicing Agreement to GEMSA Loan Services, L.P., as servicer of the Trust Fund, to the collection account set forth on Schedule II attached hereto in accordance with the terms of the [_____] Pooling and Servicing Agreement; and

            (ii)__[SERVICER] and [TRUSTEE] shall forward, deliver or otherwise make available, as the case may be, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the [A-[__] Noteholder] in accordance with the Intercreditor Agreement and the [_____] Pooling and Servicing Agreement to GEMSA Loan Services, L.P., as servicer of the Trust Fund.

            Thank you for your attention to this matter.

                                       WELLS FARGO BANK, N.A.,
                                          as Trustee for the Holders of the
                                          GE Commercial Mortgage Corporation,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2004-C3



                                       By:_________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I
                                   ----------

GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: Capital Markets/Daniel Vinson.

GEMSA Loan Services, L.P., 1500 City West Boulevard, Suite 200, Houston, Texas 77042, Attention: General Counsel, Telecopy Number: (713) 458-7500.

Lennar Partners, Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Ronald Schrager, Vice President, facsimile number

(305) 695-5539.

Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0123; Attention Corporate Trust Services (CMBS), GECMC 2004-C3.

                                   SCHEDULE II
                                   -----------

DEUTSCHE BANK (NEW YORK, NY)
ABA# 021001033
ACCT#  00-437-560
ACCT NAME:  GECC 2004-C3 INV 481 CERT P&I ACCT
REF:  MIDLAND REMIT FOR INV 481 GECC 2004-C3 FOR mm/yy
NOTIFY: SHELLY SHRIMPTON (713)458-7380

                                   SCHEDULE 1
                                   ----------

Computerized Database Information
[to be conformed to CMSA Set-Up File]
Field
Identification Number
Property Type
Property City and State
Year Built
Year Renovated
Occupancy Rate as Of ___
Total Square Feet
Number of units
Original Principal Balance
Prepayment Premium
Note Rate
Annual Debt Service
Current DSCR
Appraised Value (MAI)
Cut-off LTV (MAI)
LTV at Maturity (MAI)
Annual Reserves per Square Foot/Unit
Origination Date
Maturity Date
(Original) Loan Balance Per SF or Per Unit
Current Unpaid Principal Balance
2004 Actual or Rolling 12 Month NOI
Actual Current Annual Net Operating Income
Current Statement Date
Originator

                                   SCHEDULE 2
                                   ----------

                    MORTGAGE LOANS CONTAINING ADDITIONAL DEBT


GE 2004-C3

                                                                     Existing Additional      Existing Additional
ID                 Existing Additional Debt                             Debt Amount             Debt Description
------------------------------------------------------------------------------------------------------------------------------------
   1                        No
  1.1
  1.2
  1.3
  1.4
------------------------------------------------------------------------------------------------------------------------------------
  1.5
  1.6
  1.7
  1.8
  1.9
------------------------------------------------------------------------------------------------------------------------------------
  1.10
   2                       Yes                                             86,000,000               B-Note
   3                        No
   4                       Yes                                             33,500,000               B-Note
  4.1
------------------------------------------------------------------------------------------------------------------------------------
  4.2
  4.3
   5                        No
  5.1
  5.2
------------------------------------------------------------------------------------------------------------------------------------
  5.3
  5.4
  5.5
  5.6
   6                        No
------------------------------------------------------------------------------------------------------------------------------------
  6.1
  6.2
  6.3
  6.4
  6.5
------------------------------------------------------------------------------------------------------------------------------------
  6.6
  6.7
  6.8
  6.9
  6.10
------------------------------------------------------------------------------------------------------------------------------------
   7                        No
   8                        No
  8.1
  8.2
  8.3
------------------------------------------------------------------------------------------------------------------------------------
  8.4
   9                        No
   10                       No
   11                       No
   12                       No
------------------------------------------------------------------------------------------------------------------------------------
   13                       No
   14                      Yes                                              1,200,000               TIF
  14.1
  14.2
   15                       No
------------------------------------------------------------------------------------------------------------------------------------
   16                       No
   17                       No
   18                       No
   19                       No
   20                      Yes                                              1,100,000               MezzCap B-Note
------------------------------------------------------------------------------------------------------------------------------------
                            No
   21                       No
   22                       No
   23                       No
   24                       No
------------------------------------------------------------------------------------------------------------------------------------
   25                       No
   26                       No
   27                       No
   28                       No
   29                       No
------------------------------------------------------------------------------------------------------------------------------------
  29.1
  29.2
  29.3
  29.4
   30                       No
------------------------------------------------------------------------------------------------------------------------------------
   31                       No
   32                       No
   33                       No
   34                      Yes                                              2,250,000               Unsecured Debt
  34.1
------------------------------------------------------------------------------------------------------------------------------------
  34.2
  34.3
  34.4
  34.5
  34.6
------------------------------------------------------------------------------------------------------------------------------------
  34.7
  34.8
   35                       No
  35.1
  35.2
------------------------------------------------------------------------------------------------------------------------------------
  35.3
  35.4
  35.5
  35.6
  35.7
------------------------------------------------------------------------------------------------------------------------------------
  35.8
   36                       No
   37                       No
   38                       No
   39                       No
------------------------------------------------------------------------------------------------------------------------------------
   40                       No
   41                       No
   42                       No
   43                       No
   44                       No
------------------------------------------------------------------------------------------------------------------------------------
   45                       No
   46                       No
   47                       No
   48                       No
   49                       No
------------------------------------------------------------------------------------------------------------------------------------
   50                       No
   51                       No
   52                       No
   53                       No
   54                       No
------------------------------------------------------------------------------------------------------------------------------------
   55                       No
   56                       No
   57                       No
   58                       No
   59                       No
------------------------------------------------------------------------------------------------------------------------------------
   60                       No
   61                       No
   62                       No
   63                       No
   64                       No
------------------------------------------------------------------------------------------------------------------------------------
   65                       No
   66                       No
   67                       No
   68                       No
   69                       No
------------------------------------------------------------------------------------------------------------------------------------
  69.1
  69.2
   70                       No
   71                       No
   72                       No
------------------------------------------------------------------------------------------------------------------------------------
   73                       No
                            No
   74                       No
  74.1
  74.2
------------------------------------------------------------------------------------------------------------------------------------
   75                       No
   76                       No
   77                       No
   78                       No
   79                       No
------------------------------------------------------------------------------------------------------------------------------------
   80                       No
   81                       No
   82                       No
   83                       No
  83.1
------------------------------------------------------------------------------------------------------------------------------------
  83.2
   84                       No
   85                      Yes                                                326,500               B-Note
   86                       No
   87                       No
------------------------------------------------------------------------------------------------------------------------------------
   88                       No
   89                       No
   90                       No
   91                       No
   92                       No
------------------------------------------------------------------------------------------------------------------------------------
   93                       No
   94                       No
   95                       No
   96                       No
   97                       No
------------------------------------------------------------------------------------------------------------------------------------
   98                       No
   99                       No
  100                       No
  101                       No
  102                       No
------------------------------------------------------------------------------------------------------------------------------------
  103                       No
  104                       No
  105                       No
  106                       No
  107                       No
------------------------------------------------------------------------------------------------------------------------------------
  108                       No
  109                       No
  110                       No
  111                       No
------------------------------------------------------------------------------------------------------------------------------------
  112                       No
  113                       No
  114                       No
  115                       No
  116                       No
------------------------------------------------------------------------------------------------------------------------------------
  117                       No
  118                       No
  119                       No
  120                       No
  121                       No
------------------------------------------------------------------------------------------------------------------------------------
  122                       No
  123                       No
  124                       No
  125                       No
  126                       No
------------------------------------------------------------------------------------------------------------------------------------
  127                       No

                                   SCHEDULE 3
                                   ----------

                MORTGAGE LOANS WHICH INITIALLY PAY INTEREST ONLY


GE 2004-C3


                     Original        Remaining
                   Interest Only   Interest Only
      ID           Period (mos.)   Period (mos.)
----------------------------------------------------
           1             60             59
         1.1             --             --
         1.2             --             --
         1.3             --             --
         1.4             --             --
----------------------------------------------------
         1.5             --             --
         1.6             --             --
         1.7             --             --
         1.8             --             --
         1.9             --             --
----------------------------------------------------
        1.10             --             --
           2             24             20
           3             --             --
           4             --             --
         4.1             --             --
----------------------------------------------------
         4.2             --             --
         4.3             --             --
           5             24             24
         5.1             --             --
         5.2             --             --
----------------------------------------------------
         5.3             --             --
         5.4             --             --
         5.5             --             --
         5.6             --             --
           6             --             --
----------------------------------------------------
         6.1             --             --
         6.2             --             --
         6.3             --             --
         6.4             --             --
         6.5             --             --
----------------------------------------------------
         6.6             --             --
         6.7             --             --
         6.8             --             --
         6.9             --             --
        6.10             --             --
----------------------------------------------------
           7             --             --
           8             24             24
         8.1             --             --
         8.2             --             --
         8.3             --             --
----------------------------------------------------
         8.4             --             --
           9             24             24
          10             --             --
          11             --             --
          12             --             --
----------------------------------------------------
          13             --             --
          14             --             --
        14.1             --             --
        14.2             --             --
          15             24             23
----------------------------------------------------
          16             24             22
          17             24             23
          18             --             --
          19             --             --
          20             --             --
----------------------------------------------------
                          -              -
          21             --             --
          22             --             --
          23             --             --
          24             --             --
----------------------------------------------------
          25             --             --
          26             --             --
          27             --             --
          28            120            119
          29             --             --
----------------------------------------------------
        29.1             --             --
        29.2             --             --
        29.3             --             --
        29.4             --             --
          30             60             60
----------------------------------------------------
          31             --             --
          32             --             --
          33             37             36
          34             --             --
        34.1             --             --
----------------------------------------------------
        34.2             --             --
        34.3             --             --
        34.4             --             --
        34.5             --             --
        34.6             --             --
----------------------------------------------------
        34.7             --             --
        34.8             --             --
          35             --             --
        35.1             --             --
        35.2             --             --
----------------------------------------------------
        35.3             --             --
        35.4             --             --
        35.5             --             --
        35.6             --             --
        35.7             --             --
----------------------------------------------------
        35.8             --             --
          36             --             --
          37             --             --
          38             --             --
          39             --             --
----------------------------------------------------
          40             12             11
          41             --             --
          42             --             --
          43             --             --
          44             --             --
----------------------------------------------------
          45             --             --
          46             --             --
          47             36             34
          48             --             --
          49             --             --
----------------------------------------------------
          50             --             --
          51             --             --
          52             --             --
          53             25             24
          54             60             60
----------------------------------------------------
          55             --             --
          56             --             --
          57             --             --
          58             --             --
          59             --             --
----------------------------------------------------
          60             --             --
          61             --             --
          62             --             --
          63             --             --
          64             --             --
----------------------------------------------------
          65             --             --
          66             --             --
          67             --             --
          68             --             --
          69             --             --
----------------------------------------------------
        69.1             --             --
        69.2             --             --
          70             36             32
          71             --             --
          72              3              1
----------------------------------------------------
          73             --             --
                          -              -
          74             --             --
        74.1             --             --
        74.2             --             --
----------------------------------------------------
          75             --             --
          76             --             --
          77             --             --
          78             --             --
          79             --             --
----------------------------------------------------
          80             --             --
          81             --             --
          82             --             --
          83             --             --
        83.1             --             --
----------------------------------------------------
        83.2             --             --
          84             --             --
          85             --             --
          86             --             --
          87             --             --
----------------------------------------------------
          88             --             --
          89             --             --
          90             --             --
          91             --             --
          92             --             --
----------------------------------------------------
          93             25             25
          94             --             --
          95             --             --
          96             --             --
          97             --             --
----------------------------------------------------
          98             --             --
          99             --             --
         100             --             --
         101             --             --
         102             --             --
----------------------------------------------------
         103             --             --
         104             --             --
         105             --             --
         106             --             --
         107             24             21
----------------------------------------------------
         108             --             --
         109             --             --
         110             --             --
         111             --             --
----------------------------------------------------
         112             --             --
         113             24             23
         114             24             23
         115             12             11
         116             24             24
----------------------------------------------------
         117             --             --
         118             --             --
         119             --             --
         120             --             --
         121             --             --
----------------------------------------------------
         122             --             --
         123             --             --
         124             --             --
         125             --             --
         126             --             --
----------------------------------------------------
         127             --             --

                                   SCHEDULE 4
                                   ----------

              MORTGAGE LOANS WITH ENVIRONMENTAL INSURANCE POLICIES


                    Environmental
        ID            Insurance
------------------------------------
           1             No
         1.1             No
         1.2             No
         1.3             No
         1.4             No
 ------------------------------------
         1.5             No
         1.6             No
         1.7             No
         1.8             No
         1.9             No
 ------------------------------------
        1.10             No
           2             No
           3             No
           4             No
         4.1             No
 ------------------------------------
         4.2             No
         4.3             No
           5             No
         5.1             No
         5.2             No
 ------------------------------------
         5.3             No
         5.4             No
         5.5             No
         5.6             No
           6             No
 ------------------------------------
         6.1             No
         6.2             No
         6.3             No
         6.4             No
         6.5             No
 ------------------------------------
         6.6             No
         6.7             No
         6.8             No
         6.9             No
        6.10             No
 ------------------------------------
           7             No
           8             No
         8.1             No
         8.2             No
         8.3             No
 ------------------------------------
         8.4             No
           9            Yes
          10             No
          11             No
          12             No
 ------------------------------------
          13             No
          14             No
        14.1             No
        14.2             No
          15             No
 ------------------------------------
          16             No
          17             No
          18             No
          19             No
          20             No
 ------------------------------------
                         No
          21             No
          22             No
          23             No
          24             No
 ------------------------------------
          25             No
          26             No
          27             No
          28             No
          29             No
 ------------------------------------
        29.1             No
        29.2             No
        29.3             No
        29.4             No
          30             No
 ------------------------------------
          31             No
          32             No
          33             No
          34             No
        34.1             No
 ------------------------------------
        34.2             No
        34.3             No
        34.4             No
        34.5             No
        34.6             No
 ------------------------------------
        34.7             No
        34.8             No
          35             No
        35.1             No
        35.2             No
 ------------------------------------
        35.3             No
        35.4             No
        35.5             No
        35.6             No
        35.7             No
 ------------------------------------
        35.8             No
          36             No
          37             No
          38             No
          39             No
 ------------------------------------
          40             No
          41             No
          42             No
          43             No
          44             No
 ------------------------------------
          45             No
          46             No
          47             No
          48             No
          49             No
 ------------------------------------
          50             No
          51             No
          52             No
          53             No
          54             No
 ------------------------------------
          55             No
          56             No
          57             No
          58             No
          59             No
 ------------------------------------
          60             No
          61             No
          62             No
          63             No
          64             No
 ------------------------------------
          65             No
          66             No
          67             No
          68             No
          69             No
 ------------------------------------
        69.1             No
        69.2             No
          70             No
          71             No
          72             No
 ------------------------------------
          73             No
                         No
          74             No
        74.1             No
        74.2             No
 ------------------------------------
          75             No
          76             No
          77             No
          78             No
          79             No
 ------------------------------------
          80             No
          81             No
          82             No
          83             No
        83.1             No
 ------------------------------------
        83.2             No
          84             No
          85             No
          86             No
          87             No
 ------------------------------------
          88             No
          89             No
          90             No
          91             No
          92             No
 ------------------------------------
          93             No
          94             No
          95             No
          96             No
          97             No
 ------------------------------------
          98             No
          99             No
         100             No
         101             No
         102             No
 ------------------------------------
         103             No
         104             No
         105             No
         106             No
         107             No
 ------------------------------------
         108             No
         109             No
         110             No
         111             No
 ------------------------------------
         112             No
         113             No
         114             No
         115             No
         116             No
 ------------------------------------
         117             No
         118             No
         119             No
         120             No
         121             No
 ------------------------------------
         122             No
         123             No
         124             No
         125             No
         126             No
 ------------------------------------
         127             No

                                   SCHEDULE 5
                                   ----------

                         RATES TO BE USED IN DETERMINING
                      CLASS X-1 AND X-2 PASS-THROUGH RATES

            Distribution Date                         Reference Rate
            -----------------                         --------------
            August 10, 2004                              5.3858%
           September 10, 2004                            5.3858%
            October 10, 2004                             5.2176%
           November 10, 2004                             5.3859%
           December 10, 2004                             5.2177%
            January 10, 2005                             5.2193%
           February 10, 2005                             5.2193%
             March 10, 2005                              5.2151%
             April 10, 2005                              5.3860%
              May 10, 2005                               5.2178%
             June 10, 2005                               5.3860%
             July 10, 2005                               5.2178%
            August 10, 2005                              5.3860%
           September 10, 2005                            5.3861%
            October 10, 2005                             5.2179%
           November 10, 2005                             5.3861%
           December 10, 2005                             5.2180%
            January 10, 2006                             5.2196%
           February 10, 2006                             5.2196%
             March 10, 2006                              5.2154%
             April 10, 2006                              5.3861%
              May 10, 2006                               5.2181%
             June 10, 2006                               5.3862%
             July 10, 2006                               5.2181%
            August 10, 2006                              5.3862%
           September 10, 2006                            5.3862%
            October 10, 2006                             5.2182%
           November 10, 2006                             5.3862%
           December 10, 2006                             5.2182%
            January 10, 2007                             5.2198%
           February 10, 2007                             5.2198%
             March 10, 2007                              5.2157%
             April 10, 2007                              5.3862%
              May 10, 2007                               5.2182%
             June 10, 2007                               5.3862%
             July 10, 2007                               5.2182%
            August 10, 2007                              5.3862%
           September 10, 2007                            5.3862%
            October 10, 2007                             5.2183%
           November 10, 2007                             5.3862%
           December 10, 2007                             5.2183%
            January 10, 2008                             5.3862%
           February 10, 2008                             5.2199%
             March 10, 2008                              5.2170%
             April 10, 2008                              5.3862%
              May 10, 2008                               5.2183%
             June 10, 2008                               5.3862%
             July 10, 2008                               5.2184%
            August 10, 2008                              5.3861%
           September 10, 2008                            5.3861%
            October 10, 2008                             5.2184%
           November 10, 2008                             5.3861%
           December 10, 2008                             5.2184%
            January 10, 2009                             5.2200%
           February 10, 2009                             5.2200%
             March 10, 2009                              5.2261%
             April 10, 2009                              5.3904%
              May 10, 2009                               5.2415%
             June 10, 2009                               5.4153%
             July 10, 2009                               5.3361%
            August 10, 2009                              5.5741%
           September 10, 2009                            5.5785%
            October 10, 2009                             5.3960%
           November 10, 2009                             5.5786%
           December 10, 2009                             5.3960%
            January 10, 2010                             5.3978%
           February 10, 2010                             5.3978%
             March 10, 2010                              5.3936%
             April 10, 2010                              5.5788%
              May 10, 2010                               5.3962%
             June 10, 2010                               5.5789%
             July 10, 2010                               5.3963%
            August 10, 2010                              5.5790%
           September 10, 2010                            5.5791%
            October 10, 2010                             5.3964%
           November 10, 2010                             5.5791%
           December 10, 2010                             5.3965%
            January 10, 2011                             5.3983%
           February 10, 2011                             5.3983%
             March 10, 2011                              5.3942%
             April 10, 2011                              5.5794%
              May 10, 2011                               5.4251%
             June 10, 2011                               5.6087%
             July 10, 2011                               5.4404%